SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Under Rule 14a-12	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

COURTSIDE ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock of Courtside Acquisition Corp.

(2)	Aggregate number of securities to which transaction applies:

2,192,982 (maximum) shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Average of the bid and ask price as of                             , 2007 ($            )

(4)	Proposed maximum aggregate value of transaction:

$206,000,000

(5)	Total fee paid:

$6,324.20

Fee paid previously with preliminary materials: $5,065.50

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This proxy statement is dated                 , 2007 and is first being mailed to Courtside stockholders on or about                     , 2007.

COURTSIDE ACQUISITION CORP.
1700 Broadway, 17th Floor
New York, New York 10019

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE     , 2007

TO THE STOCKHOLDERS OF COURTSIDE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of annual meeting of stockholders of Courtside Acquisition Corp. (‘‘Courtside’’), a Delaware corporation, will be held at 10:00 a.m. eastern time, on June     , 2007, at the offices of Graubard Miller, Courtside’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1)    to consider and vote upon a proposal to approve the Asset Purchase Agreement, dated as of January 24, 2007, among Courtside, American Community Newspapers LLC (‘‘ACN’’), and ACN Holding LLC, as amended on May 2, 2007, which, among other things, provides for the acquisition of substantially all of the assets, and the assumption of certain liabilities, of ACN for a total consideration of $203,762,997 (of which up to $12,500,000 may be paid in shares of Courtside common stock valued at $5.70 per share and the balance will be paid in cash), subject to certain increases or decreases, including adjustments for working capital, plus, if certain newspaper cash flow and Courtside stock price targets are achieved, up to an additional $25,000,000 – we refer to this proposal as the acquisition proposal;

(2)    to consider and vote upon a proposal to approve an amendment to the certificate of incorporation of Courtside to change the name of Courtside from ‘‘Courtside Acquisition Corp.’’ to ‘‘American Community Newspapers Inc.’’ – we refer to this proposal as the name change amendment;

(3)    to consider and vote upon a proposal to approve an amendment to the certificate of incorporation of Courtside to remove provisions that are no longer applicable to Courtside – we refer to this proposal as the Article Sixth amendment;

(4)    to consider and vote upon a proposal to approve an equity-based incentive compensation plan for directors, officers, employees, consultants and others – we refer to this proposal as the incentive compensation plan proposal;

(5)    to elect seven directors to Courtside’s board of directors, of whom two will serve until the annual meeting to be held in 2008, three will serve until the annual meeting to be held in 2009 and two will serve until the annual meeting to be held in 2010 and, in each case, until their successors are elected and qualified – we refer to this proposal as the director election proposal; and

(6)    to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Courtside is not authorized to consummate the acquisition – we refer to this proposal as the adjournment proposal.

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Courtside common stock at the close of business on                     , 2007 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The acquisition proposal must be approved by the holders of a majority of the outstanding shares of Courtside common stock sold in its initial public offering (‘‘IPO’’), including holders who purchased such shares subsequent to the IPO, present in person or represented by proxy and entitled to vote at the special meeting. We refer to such shares as the ‘‘Public Shares.’’ The name change amendment and Article Sixth amendment proposals must each be approved by the holders of a majority of all outstanding shares of Courtside common stock. The incentive compensation plan proposal must be approved by the holders of a majority of all outstanding shares of Courtside common stock present in person or represented by proxy and entitled to vote at the meeting. Those directors who receive a plurality of votes cast for the respective positions will be elected. If the acquisition proposal is not approved, the other proposals, including the election of directors, will not be presented to the stockholders for a vote.

Each Courtside stockholder who holds Public Shares has the right to vote against the acquisition proposal and at the same time demand that Courtside convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Courtside’s IPO was deposited. See the section entitled ‘‘Special Meeting of Courtside Stockholders – Conversion Rights’’ for the procedures to be followed if you wish to convert your shares into cash. The conversion price will be the amount equal to the funds in the trust account, determined as of two business days prior to the consummation of the acquisition, divided by the number of Public Shares on such date. No fees or expenses of any nature will be deducted from or charged to the trust account. Courtside’s board of directors will review and confirm the calculation. On                     , 2007, the record date for the meeting of stockholders, the conversion price (calculated in such manner) would have been $         in cash for each Public Share. Public Shares owned by Courtside stockholders who validly exercise their conversion rights will be converted into cash only if the acquisition is consummated. If, however, the holders of 20% (2,760,000) or more of the Public Shares vote against the acquisition proposal and demand conversion of their shares, Courtside will not consummate the acquisition. Prior to exercising conversion rights, Courtside stockholders should verify the market price of Courtside’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of Courtside’s common stock are listed on the American Stock Exchange under the symbol CRB. On                     , 2007, the record date, the last sale price of Courtside common stock was $                .

Courtside’s initial stockholders, who purchased their shares of common stock prior to its IPO and presently own an aggregate of approximately 17.9% of the outstanding shares of Courtside common stock, have agreed to vote all of the shares they purchased prior to the IPO on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of Public Shares. As a consequence, the voting of such shares will not have any effect on the outcome of the vote on the acquisition proposal. The initial stockholders have also indicated that they will vote such shares ‘‘FOR’’ the approval of the name change amendment, the Article Sixth amendment and the incentive compensation plan proposal and in favor of the director nominees and will vote any shares they acquired after the IPO for all of the proposals and the director nominees.

After careful consideration, Courtside’s board of directors has determined that the acquisition proposal and the other proposals are fair to and in the best interests of Courtside and its stockholders and unanimously recommends that you vote or give instruction to vote ‘‘FOR’’ the approval of all of the proposals and the persons nominated by Courtside’s management for election as directors.

All Courtside stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Courtside common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the name change amendment and the Article Sixth amendment.

A complete list of Courtside stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at the principal executive offices of Courtside for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors
Richard D. Goldstein Chairman of the Board and Chief Executive Officer

                , 2007

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

SEE ‘‘RISK FACTORS’’ FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION.

i

SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION

•	The parties to the acquisition are Courtside Acquisition Corp. and American Community Newspapers LLC. See the section entitled ‘‘The Acquisition Proposal.’’

•	ACN is a community newspaper publisher with operations in four major U.S. markets – Minneapolis – St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio. The Columbus operations were acquired by ACN on April 30, 2007. In these markets, it publishes three daily, and 83 weekly newspapers, each serving a specific community, and 14 niche publications, with a combined circulation of approximately 1,386,000 households as of April 30, 2007. See the section entitled ‘‘Business of ACN.’’

•	Pursuant to the purchase agreement, Courtside will pay to ACN consideration of:

•	$203,762,997 (of which up to $12,500,000 may be paid in shares of Courtside common stock valued at $5.70 per share and the balance will be paid in cash), plus an amount equal to the working capital of the business associated with the Columbus assets on April 30, 2007, the date of acquisition, and ACN’s capitalized expenses incurred in connection with such acquisition, for substantially all of ACN’s assets at the closing, subject to certain adjustments, including working capital. See ‘‘The Acquisition Proposal – Acquisition Consideration – Purchase Price.’’ As of , 2007, on a pro forma basis after giving effect to the Columbus acquisition, such adjustments (including an estimated working capital payment in respect of the Columbus business of $1,886,245). would have increased the purchase price by $ .

•	$1,000,000 if ACN’s newspaper cash flow (‘‘NCF’’) for 2008 is equal to or greater than $19,000,000, with such payment increasing to $15,000,000, in specified increments, if ACN’s NCF for 2008 equals or exceeds $21,000,000. NCF is a measurement of cash flow frequently used in evaluating newspaper operations and is equal to earnings before interest expense, taxes on income, depreciation and amortization expense and corporate overhead expense subject to adjustment for nonrecurring and extraordinary items.

•	$10,000,000 if, during any 20 trading days within any 30 trading day period through July 7, 2009, the last reported sale price of Courtside common stock exceeds $8.50 per share (equitably adjusted to account for stock combinations, stock splits, stock dividends and the like).

•	Courtside will also assume ACN’s contractual liabilities (including the liabilities that ACN assumed in the Columbus acquisition) arising after the closing and other liabilities, to the extent such other liabilities are taken into account in the calculation of the working capital adjustments, but in no event will it assume ACN’s liabilities for indebtedness for borrowed money or capital leases. See the section entitled ‘‘The Acquisition Proposal – Acquisition Consideration – Assumed Liabilities.’’ On a pro forma basis, after giving effect to the Columbus acquisition, such liabilities that are capable of being quantified total approximately $500,000 for the period July 1, 2007 through December 31, 2007 and approximately $700,000 for the year ending December 31, 2008.

•	Upon execution of the purchase agreement, Courtside placed $700,000 in escrow with an independent escrow agent as a deposit. If the acquisition is not consummated, all or a portion of the deposit will be paid to ACN or returned to Courtside, depending on the reason that the acquisition was not consummated. See the section entitled ‘‘The Acquisition Proposal – Acquisition Consideration – Purchase Price Deposit.’’

•	Courtside has received financing commitments for up to $152,000,000 ($20,000,000 of which is a revolving credit facility), which will be used to pay $133,352,700 (less up to $12,500,000 to the extent that shares of Courtside common stock are issued in lieu of cash) of the purchase price (including working capital payments and transaction and finance fees) in excess of the amount available from the funds to be released to Courtside from the trust account (assuming no conversions) at the closing of the acquisition and also for working capital, future acquisitions and other corporate purposes. Cash interest payments will be due on approximately $106.3 million of such indebtedness and will be approximately $9,555,000 per year, assuming interest at 8.61% per annum for certain portions and 8.86% per annum for the remainder and no repayment of principal. See the section entitled ‘‘The Acquisition Proposal – Financing Commitments.’’

•	To provide a fund for payment to Courtside with respect to its post-closing rights to indemnification under the purchase agreement for breaches of representations and warranties and covenants by ACN and liabilities not assumed by Courtside, there will be placed in escrow (with an independent escrow agent) $12,500,000 of the purchase price payable to ACN at closing (‘‘Escrow Fund’’). Claims for indemnification, other than those arising out of the acquisition of the Columbus operations, may be asserted against ACN by Courtside once its damages exceed $500,000 and will be reimbursable to the extent damages exceed such amount, except that claims made with respect to certain representations and warranties will not be subject to such deductible. Indemnification claims may be made until the later of (i) one year from the closing date and (ii) 45 days after the earlier of (A) the date that Courtside files its Annual Report on Form 10-K for the year ending December 31, 2007 and (B) the date on which Courtside’s audited financial statements for such year have been completed, or for such further period as may be required pursuant to the Escrow Agreement, after which any monies remaining in the escrow fund shall be released to ACN, except that ACN shall continue to be responsible to pay Courtside, but no more than an amount equal to the funds so released, for indemnified losses resulting from breaches of specified representations of ACN and made prior to the expiration of the thirtieth day after the applicable statute of limitations. ACN and Courtside have also agreed that following Courtside’s acquisition of ACN’s assets, any claims for indemnification in respect of the Columbus operations will only be made by Courtside against the seller under the Columbus purchase agreement and not against ACN under the purchase agreement with Courtside. Under the Columbus purchase agreement, $3,063,410 of the purchase price was placed in escrow with an independent escrow agent to provide a fund in respect of post-closing rights to indemnification under the Columbus purchase agreement for breaches of representations and warranties and covenants of the seller. Any monies remaining in the escrow on April 30, 2008 will be released to the seller, except that the seller will continue to be responsible for indemnified losses resulting from claims made with respect to certain representations and warranties made prior to the expiration of the applicable statute of limitation, but only in an aggregate amount not to exceed the purchase price paid for the Columbus operations (less the amount of any other indemnifiable claims paid). See the section entitled ‘‘The Acquisition Proposal – Indemnification of Courtside.’’

•	In addition to voting on the acquisition, the stockholders of Courtside will vote on proposals to change its name to American Community Newspapers Inc., to amend its charter to delete certain provisions that will no longer be applicable after the acquisition, to approve the incentive compensation plan, to elect seven directors to Courtside’s board of directors and, if necessary, to approve an adjournment of the meeting. See the sections entitled ‘‘Name Change Amendment Proposal,’’ ‘‘Article Sixth Amendment Proposal,’’ ‘‘Adjournment Proposal,’’ ‘‘2007 Incentive Equity Plan Proposal’’ and ‘‘Director Election Proposal.’’

•	After the acquisition, if management’s nominees are elected, the directors of Courtside will be Eugene (Gene) Carr, Richard D. Goldstein, Bruce M. Greenwald, Dennis H. Leibowitz, Peter R. Haje, Robert H. Bloom and John A. Erickson. Upon completion of the acquisition, certain officers of ACN will become officers of Courtside holding positions similar to the positions such officers held with ACN. These officers are Gene Carr, who will become chairman of the board, president and chief executive officer of Courtside, Daniel J. Wilson, who will become vice-president and chief financial officer of Courtside, and Jeffrey Coolman, who will become vice-president of sales and Minnesota group publisher of Courtside. Messrs. Carr, Wilson and Coolman have each entered into an employment agreement with Courtside, effective upon the acquisition. See the section entitled ‘‘Director Election Proposal – Employment Agreements.’’

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?	A.	Courtside and ACN have agreed to a business combination under the terms of the Asset Purchase Agreement dated as of January 24, 2007, and amended on May 2, 2007, that is described in this proxy statement. This agreement, as amended, is referred to as the purchase agreement. Copies of the purchase agreement and the amendment are attached to this proxy statement as Annex A, which we encourage you to read.
You are being asked to consider and vote upon a proposal to approve the purchase agreement, which, among other things, provides for the acquisition by Courtside of substantially all of the assets, and the assumption by Courtside of contractual liabilities arising after the closing and other liabilities of ACN to the extent they are taken into account in the adjustments for working capital but not liabilities for indebtedness for borrowed money and capital leases. You are also being requested to vote to approve (i) an amendment to Courtside’s certificate of incorporation to change the name of Courtside from ‘‘Courtside Acquisition Corp.’’ to ‘‘American Community Newspapers Inc.,’’ (ii) an amendment to Courtside’s certificate of incorporation to make certain modifications to Article Sixth thereof, and (iii) the incentive compensation plan, but such approvals are not conditions to the acquisition. If the acquisition proposal is not approved by Courtside’s stockholders, the other proposals will not be presented to the stockholders for a vote. Courtside’s amended and restated certificate of incorporation, as it will appear if all amendments to its certificate of incorporation are approved, is annexed as Annex B hereto. The incentive compensation plan is annexed as Annex C hereto. In addition to the foregoing proposals, the stockholders will also be asked to consider and vote upon the election of seven directors of Courtside, which proposal will not be presented for a vote if the acquisition proposal is not approved. The stockholders will also be asked to consider and vote upon a proposal to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Courtside would not have been authorized to consummate the acquisition.

Courtside will hold a special meeting of its stockholders to consider and vote upon these proposals. This proxy statement contains important information about the proposed acquisition and the other matters to be acted upon at the special meeting. You should read it carefully.
Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.
Q.	Why is Courtside proposing the acquisition?	A.	Courtside was organized to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business.
ACN is a privately-owned publisher of community newspapers. Based on its due diligence investigations of ACN and the community newspaper industry, including the financial and other information provided by ACN in the course of their negotiations, Courtside believes that ACN’s management has successful experience in the community newspaper industry and that ACN has in place the infrastructure for strong business operations and to achieve growth both organically and through accretive strategic acquisitions. As a result, Courtside also believes that a business combination with ACN will provide Courtside stockholders with an opportunity to participate in a company with significant growth potential. See the section entitled ‘‘The Acquisition Proposal – Factors Considered by Courtside’s Board of Directors.’’
Q.	Do I have conversion rights?	A.	If you are a holder of Public Shares, you have the right to vote against the acquisition proposal and demand that Courtside convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Courtside’s IPO are held. We sometimes refer to these rights to vote against the acquisition and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.
Q.	How do I exercise my conversion rights?	A.	If you wish to exercise your conversion rights, you must (i) vote against the acquisition proposal, (ii) demand that Courtside convert your shares into cash, (iii) continue to hold your shares through the closing of the acquisition and (iv) then deliver your certificate to our transfer agent. In lieu of delivering your stock certificate, you may deliver your shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System.
Any action that does not include an affirmative vote against the acquisition will prevent you from exercising your conversion rights. Your vote on any proposal other than the acquisition proposal will have no impact on your right to seek conversion.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Gregg H. Mayer, vice president, controller and secretary of Courtside, at the address listed at the end of this section. If you (i) initially vote for the acquisition proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the acquisition proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Courtside to exercise your conversion rights, or (iii) initially vote against the acquisition but later wish to vote for it, you may request Courtside to send you another proxy card on which you may indicate your intended vote and, if that vote is against the acquisition proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Courtside at the phone number or address listed at the end of this section.
Any corrected or changed proxy card or written demand of conversion rights must be received by Courtside prior to the special meeting. No demand for conversion will be honored unless the holder’s stock certificate has been delivered (either physically or electronically) to the transfer agent after the meeting.
If, notwithstanding your negative vote, the acquisition is completed, then, if you have also properly exercised your conversion rights, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the date of the consummation of the acquisition. As of the record date, there was approximately $ in trust, which would amount to approximately $ per share upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of Courtside common stock for cash and will no longer own these shares.
See the section entitled ‘‘Special Meeting of Courtside Stockholders – Conversion Rights’’ for the procedures to be followed if you wish to convert your shares into cash.
Exercise of your conversion rights does not result in either the conversion or a loss of any Courtside warrants that you may hold. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock unless we do not consummate the acquisition. A registration statement must be in effect to allow you to exercise any warrants you may hold or to allow Courtside to call the warrants for redemption if the redemption conditions are satisfied.

Q.	Do I have appraisal rights if I object to the proposed acquisition?	A.	No. Courtside stockholders do not have appraisal rights in connection with the acquisition under the General Corporation Law of the State of Delaware (‘‘DGCL’’).
Q.	What happens to the funds deposited in the trust account after consummation of the acquisition?	A.	After consummation of the acquisition, Courtside stockholders who properly exercise their conversion rights will receive their pro rata portion of the funds in the trust account promptly after the special meeting. The balance of the funds in the trust account will be released to Courtside and used by Courtside, together with funds that it will borrow, to pay the purchase price for the acquired assets to ACN and expenses it incurred in pursuing its business combination.
Q.	What happens if the acquisition is not consummated?	A.	Courtside must liquidate if it does not consummate the acquisition by July 7, 2007. In any liquidation of Courtside, the funds deposited in the trust account, plus any interest earned thereon, will be distributed pro rata to the holders of Courtside’s Public Shares. Holders of Courtside common stock issued prior to the IPO, including all of Courtside’s officers and directors, have waived any right to any liquidation distribution with respect to those shares.
Q.	When do you expect the acquisition to be completed?	A.	It is currently anticipated that the acquisition will be consummated promptly following the Courtside special meeting on June , 2007.
For a description of the conditions for the completion of the acquisition, see the section entitled ‘‘The Purchase Agreement – Conditions to the Closing of the Acquisition.’’
Q.	What do I need to do now?	A.	Courtside urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the acquisition will affect you as a stockholder of Courtside. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.
Q.	How do I vote?	A.	If you are a holder of record of Courtside common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in ‘‘street name,’’ which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	If my shares are held in ‘‘street name,’’ will my broker, bank or nominee automatically vote my shares for me?	A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.
Q.	May I change my vote after I have mailed my signed proxy card?	A.	Yes. Send a later-dated, signed proxy card to Courtside’s secretary at the address set forth below prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Courtside’s secretary, which must be received by Courtside’s secretary prior to the special meeting.
Q.	What should I do with my stock certificates?	A.	Courtside stockholders who do not elect to have their shares converted into the pro rata share of the trust account should not submit their stock certificates now or after the acquisition, because their shares will not be converted or exchanged in the acquisition. Courtside stockholders who vote against the acquisition and exercise their conversion rights must deliver their certificates to Courtside’s transfer agent (either physically or electronically) after the meeting.
Q.	What should I do if I receive more than one set of voting materials?	A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Courtside shares.
Q.	Who can help answer my questions?	A.	If you have questions about the acquisition or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Gregg H. Mayer
Vice President, Controller and Secretary
Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, New York    10019
Tel: (212) 641-5000
You may also obtain additional information about Courtside from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled ‘‘Where You Can Find More Information.’’

If you intend to vote against the acquisition and seek conversion of your shares, you will need to deliver your stock certificate (either physically or electronically) to our transfer agent at the address below after the meeting. If you have questions regarding the certification of your position or delivery of your stock certificate, please contact:

Mark Zimkind
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Tel: (212) 845-3287

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the acquisition, you should read this entire document carefully, including the purchase agreement attached as Annex A to this proxy statement. The purchase agreement is the legal document that governs the acquisition and the other transactions that will be undertaken in connection with the acquisition. It is also described in detail elsewhere in this proxy statement.

The Parties

Courtside

Courtside is a blank check company organized as a corporation under the laws of the State of Delaware on March 18, 2005. It was formed to effect a business combination with an unidentified operating business. In July 2005, it consummated an IPO of its equity securities, from which it derived net proceeds of approximately $75,691,000, including proceeds from the exercise of the underwriters’ over-allotment option. Approximately $73,764,000 of the net proceeds of the IPO was placed in a trust account. The funds deposited in the trust account, with the interest earned thereon, will be released to Courtside upon consummation of the acquisition, and used, together with funds to be borrowed by Courtside, to pay the balance of the cash portion of the purchase price to ACN and any amounts payable to Courtside stockholders who vote against the acquisition and exercise their conversion rights. Remaining proceeds, including borrowed funds, if any, will be used to repay loans made to Courtside by two of its officers and for working capital, which to the extent available will be used to fund organic growth and acquisitions.

The remainder of the net proceeds of the IPO, or approximately $1,927,000, was held outside of the trust account and has since been used by Courtside to pay the expenses incurred for business, legal and accounting due diligence on prospective business combinations, taxes and continuing general and administrative expenses. As of March 31, 2007, Courtside had incurred a total of approximately $1,955,000 of expenses for such purposes, of which approximately $457,000 was unpaid at that date. In addition, $700,000 was paid in escrow as a deposit upon execution of the purchase agreement. As a result of payments for these expenses and the deposit, Courtside had expended all of the non-trust account proceeds it received from the IPO by March 31, 2007 and, through May 4, 2007, had borrowed $318,000 from two of its officers to fund the excess. These officers, Richard Goldstein and Bruce Greenwald, have agreed to fund Courtside’s continuing operating expenses through the closing of the acquisition, with repayment to them to be made from funds, including borrowed funds, that will be released to Courtside upon the closing. Other than its IPO and the pursuit of a business combination, Courtside has not engaged in any business to date.

If Courtside does not complete the acquisition by July 7, 2007, upon approval of its stockholders, it will dissolve and promptly distribute to its public stockholders the amount in its trust account plus any remaining non-trust account funds after payment of its liabilities, including loans from officers. It is not expected that Courtside will have any remaining non-trust account funds except that, under certain circumstances, all or a portion of the $700,000 deposit may be returned to Courtside. To the extent any funds received from the return of the deposit are not required for the payment of Courtside’s liabilities, such funds will be available for distribution to its public stockholders. As of April 30, 2007, ACN had incurred approximately $400,000 of potentially reimbursable expenses. All of the $700,000 is expected to be reserved for payment of ACN’s reimbursable expenses that would be due to it if the reason for termination entitles it to such reimbursement.

The Courtside common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and two warrants to purchase common stock) are traded on the American Stock Exchange under the symbols CRB for the common stock, CRBWS for the warrants and CRBU for the units.

The mailing address of Courtside’s principal executive office is 1700 Broadway, New York, New York 10019. After the consummation of the acquisition, it will be 14875 Landmark Boulevard, Suite 110, Dallas, Texas 75254.

ACN

ACN is a community newspaper publisher having operations within four major U.S. markets – Minneapolis - St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio. In these markets, it publishes three daily, 83 weekly newspapers, each serving a specific community, and 14 niche publications, with a combined circulation of approximately 1,386,000 households as of April 30, 2007.

ACN’s principal executive offices are located at 14875 Landmark Boulevard, Suite 110, Dallas, Texas 75254.

The Acquisition

The purchase agreement provides for a business combination transaction by means of an acquisition by Courtside of substantially all of ACN’s assets and the assumption by Courtside of ACN’s contractual liabilities arising after the closing and other liabilities of ACN to the extent they are taken into account in the calculation of working capital adjustments but not any liabilities for indebtedness for borrowed money and capital leases. Courtside will also assume all liabilities assumed by ACN in connection with ACN’s recent acquisition of its Columbus operations, which consist of liabilities and obligations arising after the closing of that acquisition under agreements assigned to and assumed by ACN, as well as trade accounts payable and accrued expenses that constituted current liabilities and liabilities in respect of deferred subscription revenues and prepaid advertising and liabilities relating to ownership of the purchased assets and operation of the Columbus business prior to the closing of that acquisition, to the extent such liabilities were taken into account in the calculation of the working capital adjustment under the Columbus purchase agreement. While certain of ACN’s assets are not being acquired by Courtside, none of them is material to the operation of the ACN business and their exclusion from the purchase will have no material adverse impact upon Courtside’s ability to operate that business. Courtside has assigned its rights under the ACN purchase agreement to a wholly owned subsidiary formed to effect the acquisition. After the closing, the subsidiary will operate the business that was operated by ACN with the acquired assets. As used in this proxy statement, references to ACN include the subsidiary if the context requires. At the closing, $12,500,000 of the purchase price payable to ACN will be placed in escrow to provide a fund for the payment of claims under Courtside’s rights to indemnity set forth in the purchase agreement. Under the terms of the Columbus acquisition, $3,063,410 has been placed in escrow by the seller to provide a fund for the payment of claims arising as a result of the seller’s breaches of representations, warranties and covenants.

Courtside and ACN plan to complete the acquisition promptly after the Courtside special meeting, provided that:

•	Courtside’s stockholders have approved the acquisition proposal;

•	holders of fewer than 20% of Courtside’s Public Shares have voted against the acquisition proposal and demanded conversion of their shares into cash; and

•	the other conditions specified in the purchase agreement have been satisfied or waived.

The Certificate of Incorporation Amendments

The proposed amendments to Courtside’s certificate of incorporation would, upon consummation of the acquisition, change Courtside’s name and eliminate certain provisions that are applicable to Courtside only prior to its completion of a business combination. If the two proposals to amend

Courtside’s certificate of incorporation are approved, Courtside will be named ‘‘American Community Newspapers Inc.’’ and Article Sixth of its certificate of incorporation will address only its classified board of directors, with existing provisions that relate to it as a blank check company being deleted.

The Proposed 2007 Incentive Equity Plan

The proposed 2007 Incentive Equity Plan reserves 1,650,000 shares of Courtside common stock for issuance to executive officers (including executive officers who are also directors), employees and consultants in accordance with the plan’s terms, of which options for an aggregate of 1,122,000 shares will be granted to Messrs. Carr, Wilson and Coolman pursuant to their employment agreements, effective upon the closing of the acquisition. Based on the closing price of $5.57 per share of the Courtside common stock on April 19, 2007, such options would have had an aggregate value of approximately $2,200,000 if issued on that date, utilizing the Black-Scholes method of valuation. The plan also reserves an additional 100,000 shares of Courtside common stock for issuance to non-employee directors. The purpose of the plan is to provide Courtside’s directors, executive officers and other employees as well as persons who, by their position, ability and diligence are able to make important contributions to Courtside’s growth and profitability, with an incentive to assist Courtside in achieving its long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in Courtside. The plan is attached as Annex C to this proxy statement. We encourage you to read the plan in its entirety. If the plan is not approved by Courtside’s stockholders, Courtside will nevertheless issue the options to Messrs. Carr, Wilson and Coolman that it is obligated to issue pursuant to their employment agreements. However, such options will not have the income tax benefits they would have if the plan is approved by the stockholders.

The Director Election Proposal; Management of Courtside

At the special meeting, seven directors will be elected to Courtside’s board of directors, of whom two will serve until the annual meeting to be held in 2008, three will serve until the annual meeting to be held in 2009 and two will serve until the annual meeting to be held in 2010 and, in each case, until their successors are elected and qualified.

Upon consummation of the acquisition, if management’s nominees are elected, the directors of Courtside will be classified as follows:

•	in the class to stand for reelection in 2008: Eugene Carr and Robert H. Bloom;

•	in the class to stand for reelection in 2009: John A. Erickson, Bruce M. Greenwald, and Dennis H. Leibowitz; and

•	in the class to stand for reelection in 2010: Peter R. Haje and Richard D. Goldstein.

Upon the consummation of the acquisition, the executive officers of Courtside, and the Courtside subsidiary, will be Eugene Carr, chairman of the board, president and chief executive officer, Daniel J. Wilson, vice president and chief financial officer, and Jeffrey Coolman, vice president – sales and Minnesota group publisher. Each of Messrs. Carr, Wilson and Coolman is currently an executive officer of ACN.

If the acquisition is not approved by Courtside’s stockholders at the special meeting, the director election proposal will not be presented to the meeting for a vote and Courtside’s current directors will continue in office until Courtside is liquidated.

Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting authorize Courtside to consummate the acquisition, Courtiside’s board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled ‘‘The Adjournment Proposal.’’

Courtside Inside Stockholders

As of April 30, 2007 Richard D. Goldstein, Courtside’s chairman of the board and chief executive officer, Bruce M. Greenwald, Courtside’s president and a director, Carl D. Harnick, Courtside’s vice president and chief financial officer, Gregg H. Mayer, Courtside’s vice president, controller and secretary, Dennis H. Leibowitz, Peter R. Haje and Darren M. Sardoff, each a Courtside director, and Oded Aboodi, Courtside’s special advisor, and their affiliates (the ‘‘Courtside Inside Stockholders’’) beneficially owned and were entitled to vote 3,000,000 shares (‘‘Original Shares’’) or approximately 17.9% of Courtside’s outstanding common stock, which were issued to the Courtside Inside Stockholders prior to Courtside’s IPO. In connection with its IPO, Courtside and EarlyBirdCapital, Inc., the representative of the underwriters of the IPO, entered into agreements with each of the Courtside Inside Stockholders pursuant to which each Courtside Inside Stockholder agreed to vote his or its Original Shares on the acquisition proposal in accordance with the majority of the votes cast by the holders of the Public Shares. Accordingly, the vote of such shares has no bearing on the outcome of the acquisition proposal. The Courtside Inside Stockholders have also indicated that they intend to vote their Original Shares in favor of all other proposals being presented at the meeting. The Original Shares have no liquidation rights and will be worthless if no business combination is effected by Courtside. In connection with the IPO, the Courtside Inside Stockholders placed their Original Shares in escrow until June 30, 2008.

In addition to such shares of Courtside common stock, Messrs. Goldstein, Greenwald and Aboodi (and persons or entities affiliated or associated with such individuals) also own warrants to purchase an aggregate of 2,400,000 additional shares of Courtside common stock. These Courtside Inside Stockholders have agreed not to sell any of these warrants until after the consummation of a business combination and such warrants will be worthless if no business combination is effected by Courtside.

Acquisition Consideration

Pursuant to the purchase agreement, Courtside will pay ACN $203,762,997 (of which up to $12,500,000 may be paid in shares of Courtside common stock valued at $5.70 per share and the balance will be paid in cash), plus an amount equal to the working capital of the business operated with the Columbus assets on April 30, 2007, the date of their acquisition, and the capitalized expenses incurred by ACN in connection therewith, for substantially all of ACN’s assets at the closing, subject to post-closing increase or decrease to the extent that ACN’s Balance Sheet Working Capital is greater or less than the Target Working Capital. Pursuant to the purchase agreement, Balance Sheet Working Capital means ACN’s working capital (current assets less current liabilities), as of the closing date of the acquisition. If calculated as of April 30, 2007, Balance Sheet Working Capital (including the working capital of the Columbus operations) would have been approximately $                   . ‘‘Target Working Capital’’ is equal to $1,200,000 plus the amount of working capital of the Columbus operations on April 30, 2007, increased by the amount by which ACN’s actual paid time off accruals as of the closing date are less than $325,000 or decreased by the amount by which such accruals are greater than $325,000. If calculated as of April 30, 2007, Target Working Capital would have been approximately $               and the purchase price payable by Courtside to ACN as a result of the working capital adjustments would have been increased by $              . Courtside will also pay ACN an additional $1,000,000 if ACN’s NCF for 2008 is equal to or greater than $19,000,000, with such payment increasing to $15,000,000, in specified increments, if ACN’s NCF for 2008 equals or exceeds $21,000,000. Courtside will also pay ACN a further $10,000,000 if, during any 20 trading days within any 30 trading day period from the closing of the acquisition through July 7, 2009, the last reported sale price of Courtside common stock exceeds $8.50 per share (equitably adjusted to account for stock combinations, stock splits, stock dividends and the like). As this payment would be triggered by the same events that would allow Courtside to call its outstanding warrants for redemption (and thus induce the holders of the warrants to exercise), it is Courtside’s intention, in such circumstances, to issue a warrant redemption call and use the funds so obtained to make the payment.

With respect to ACN’s operations other than those in Columbus, Courtside will assume ACN’s contractual liabilities arising after the closing and other liabilities to the extent such other liabilities are taken into account in the calculation of ACN’s Balance Sheet Working Capital but will not assume obligations for indebtedness for borrowed money or capital leases. Courtside will also assume all liabilities assumed by ACN in connection with ACN’s recent acquisition of its Columbus operations, which consist of liabilities and obligations arising after the closing of that acquisition under agreements assigned to and assumed by ACN, as well as trade accounts payable and accrued expenses that constituted current liabilities and liabilities in respect of deferred subscription revenues and prepaid advertising and liabilities relating to ownership of the purchased assets and operation of the Columbus business occurring prior to the closing of that acquisition, to the extent such liabilities were taken into account in the calculation of the working capital adjustment under the Columbus purchase agreement. The post-closing contractual obligations of ACN that Courtside will assume that can be quantified will obligate Courtside to make payments aggregating approximately $500,000 for the six months ending December 31, 2007 and $700,000 for the year ending December 31, 2008. Courtside will have no net payment obligation for the obligations that it will assume that are taken into account in the determination of Balance Sheet Working Capital as their amounts equal the reductions made in such determination as a result of their existence. ACN’s existing credit facility and term loan facility will be repaid from the sale proceeds it receives from Courtside and not assumed by Courtside.

Concurrently with the execution of the purchase agreement on January 24, 2007, Courtside placed $700,000 in escrow (with Continental Stock Transfer & Trust Company) as a deposit on the purchase price. The deposit will be used to reimburse ACN for its reasonable out-of-pocket expenses if the purchase agreement is terminated because of the failure of Courtside’s stockholders to approve the acquisition or the holders of 20% or more of the Public Shares vote against the acquisition and seek conversion of their shares into a pro-rata portion of Courtside’s trust account, so long as such failure was not the result of a material adverse effect on ACN. The deposit is also payable to ACN as liquidated damages upon termination of the purchase agreement for failure of the acquisition to be consummated by the termination date specified in the purchase agreement as a result of certain uncured breaches by Courtside if, at such time, ACN is not in material breach of its obligations under the purchase agreement. Upon closing of the acquisition, the deposit will be applied against payment of the purchase price. The deposit escrow agreement is attached as Annex D hereto. We encourage you to read the deposit escrow agreement in its entirety. See also ‘‘Summary of the Proxy Statement – Termination, Amendment and Waiver,’’ below.

Financing Commitments

Courtside has received funding commitments from the Bank of Montreal for financing of up to $152 million, of which $20 million will be for a secured revolving credit facility, $35 million and $70 million will be for two secured term loans and $27 million will be in the form of senior notes to be issued by Courtside. The commitments are subject to execution of definitive agreements and other conditions. The revolving credit facility and the $35 million term loan will have a floating rate of interest equal to the London Interbank Offering Rate for Eurodollar deposits (LIBOR) plus 3.25% per annum and will mature on the sixth anniversary of the closing date and the $70 million term loan will have a floating rate of interest equal to LIBOR plus 3.50% per annum and will mature on the six and one-half year anniversary of the closing date. The senior notes will bear interest at 15.5% per annum, payable in kind, quarterly in arrears, and mature seven years after the closing date. See the section entitled ‘‘The Acquisition Proposal – Financing Commitments.’’

Fairness Opinion

Pursuant to an engagement letter dated December 22, 2006, we engaged Capitalink, L.C. to render an opinion that our acquisition of substantially all of the assets, and assumption of certain of the liabilities, of ACN on the terms and conditions set forth in the purchase agreement is fair to our stockholders from a financial point of view and that the fair market value of ACN is at least equal to

80% of our net assets. Capitalink is an investment banking firm that regularly is engaged in the evaluation of businesses and their securities in connection with acquisitions, corporate restructuring, private placements and for other purposes. Our board of directors determined to use the services of Capitalink because it is a recognized investment banking firm that has substantial experience in similar matters. On April 16, 2007, in anticipation of the possibility that ACN would be acquiring newspaper operations in Columbus, Ohio, we further engaged Capitalink to render an additional opinion that our acquisition, taking into account the acquisition of the Columbus operations and the increase in the purchase price we will pay to ACN as a result thereof, continued to be fair to our stockholders from a financial point of view and that the fair market value of ACN, after giving effect to the Columbus acquisition, is at least equal to 80% of our net assets. The engagement letters provide that we will pay Capitalink a total fee of $147,500 (which has been paid) and will reimburse Capitalink for its reasonable out-of-pocket expenses, including attorneys’ fees. We have also agreed to indemnify Capitalink against certain liabilities that may arise out of the rendering of the opinion.

Capitalink delivered its initial written opinion to our board of directors on January 22, 2007, which stated that, as of such date, and based upon and subject to the assumptions made, matters considered and limitations on its review as set forth in the opinion, (i) the consideration then agreed to be paid by us in the acquisition was fair to our stockholders from a financial point of view, and (ii) the fair market value of ACN was at least equal to 80% of our net assets. Such opinion did not take into account the subsequent Columbus acquisition by ACN. Capitalink delivered its second opinion to our board on May 2, 2007, which stated that, in its opinion, as of such date, the purchase price to be paid by us for the assets we will acquire from ACN, including those relating to its Columbus operations, is fair, from a financial point of view, to our stockholders and that the fair market value of ACN, after giving effect to the Columbus acquisition, is at least equal to 80% of our net assets.

The amount of the consideration to be paid by us to ACN was determined pursuant to negotiations between us and ACN and not pursuant to recommendations of Capitalink. The full texts of Capitalink’s written opinions, attached hereto as Annex E, are incorporated by reference into this proxy statement. You are encouraged to read the Capitalink opinions carefully and in their entirety for descriptions of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering them. However, it is Capitalink’s view that its duties in connection with its fairness opinions extend solely to Courtside’s board of directors and that it has no legal responsibilities in respect thereof to any other person or entity (including Courtside stockholders) under the law of the State of Florida, which is the governing law under the terms of the engagement letters between Courtside and Capitalink. The summaries of the Capitalink opinions set forth in this proxy statement are qualified in their entirety by reference to the full texts of the opinions. See the section entitled ‘‘The Acquisition Proposal – Fairness Opinions.’’

Indemnification of Courtside

To provide a fund for payment to Courtside with respect to its post-closing rights to indemnification under the purchase agreement for breaches of representations and warranties and covenants by ACN and liabilities not assumed by Courtside, other than arising out of ACN’s acquisition of the Columbus operations, there will be placed in escrow (with Continental Stock Transfer & Trust Company) $12,500,000 of the purchase price payable to ACN at closing. Claims for indemnification may be asserted by Courtside against ACN once its damages exceed $500,000 and will be reimbursable to the extent damages exceed such amount, except that claims made with respect to representations and warranties relating to title to property, employee benefit plans, taxes and environmental matters and claims based on fraud or intentional misconduct and liabilities (to the extent not taken into account in the calculation of Balance Sheet Working Capital) for accounts payable and accrued expenses incurred in the ordinary course of business, employee compensation and benefit payments incurred by ACN in the ordinary course of business and income or other taxes measured or based on ACN’s gross income will not be subject to such threshold or deductible.

Indemnification claims may be made until the later of (i) one year from the closing date and (ii) 45 days after the earlier of (A) the date that Courtside files its Annual Report on Form 10-K for the year ending December 31, 2007 and (B) the date on which Courtside’s audited financial statements for such year have been completed, or for such further period as may be required pursuant to the escrow agreement, after which any monies remaining in the escrow fund shall be released to ACN. However, notwithstanding such release from escrow, ACN shall continue to be responsible to pay Courtside, but not in excess of an amount equal to the funds so released, for established indemnification claims resulting from breaches of specified representations of ACN and made prior to the expiration of the thirtieth day after the respective statutes of limitations applicable to the subject matter of such representations. The escrow agreement is attached as Annex F hereto. We encourage you to read the escrow agreement in its entirety.

ACN and Courtside have also agreed that following Courtside’s acquisition of ACN’s assets, any claims for indemnification in respect of the Columbus operations will only be made by Courtside against the seller under the Columbus purchase agreement and not against ACN under the purchase agreement with Courtside. Under the Columbus purchase agreement, $3,063,410 of the purchase price was placed in escrow with an independent escrow agent to provide a fund in respect of post-closing rights to indemnification under the Columbus purchase agreement for breaches of representations and warranties and covenants of the seller. Any monies remaining in the escrow on April 30, 2008 will be released to the seller except that the seller will continue to be responsible to pay ACN for indemnified losses resulting from claims made prior to the expiration of the applicable statute of limitation with respect to representations and warranties relating to title to property, employee benefit plans, taxes and environmental matters and claims based on seller’s specified covenants but only in an aggregate amount not to exceed the purchase price paid for the Columbus operations (less the amount of any other indemnifiable claims paid).

See the section entitled ‘‘The Acquisition Proposal – Indemnification of Courtside.’’

Date, Time and Place of Special Meeting of Courtside’s Stockholders

The special meeting of the stockholders of Courtside will be held at 10:00 a.m., eastern time, on June     , 2007, at the offices of Graubard Miller, Courtside’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174 to consider and vote upon the acquisition proposal, the name change amendment, the Article Sixth amendment, the incentive compensation plan proposal and the director election proposal. A proposal to adjourn the meeting to a later date or dates may be presented, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Courtside is not authorized to consummate the acquisition. See the section entitled ‘‘The Adjournment Proposal.’’

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Courtside common stock at the close of business on                      2007, which is the record date for the special meeting. You will have one vote for each share of Courtside common stock you owned at the close of business on the record date. Courtside warrants do not have voting rights. On the record date, there were 16,800,000 shares of Courtside common stock outstanding.

Approval of ACN Member

The sole member of ACN has approved the purchase agreement and the transactions contemplated thereby by consent action for purposes of the Delaware Limited Liability Act. Accordingly, no further action by ACN’s member is needed to approve the acquisition.

Quorum and Vote of Courtside Stockholders

A quorum of Courtside stockholders is necessary to hold a valid meeting. A quorum will be present at the Courtside special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

•	Pursuant to Courtside’s charter, the approval of the acquisition proposal will require the affirmative vote of the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting. There are currently 16,800,000 shares of Courtside common stock outstanding, of which 13,800,000 are Public Shares. The acquisition will not be consummated if the holders of 20% or more of the Public Shares (2,760,000 shares or more) exercise their conversion rights.

•	The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Courtside common stock on the record date.

•	The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Courtside common stock on the record date.

•	The approval of the incentive compensation plan will require the affirmative vote of the holders of a majority of the shares of Courtside common stock represented in person or by proxy and entitled to vote at the meeting.

•	The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the special meeting. ‘‘Plurality’’ means that the individuals who receive the largest number of votes cast ‘‘FOR’’ are elected as directors. Consequently, any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

•	The approval of an adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Courtside common stock represented in person or by proxy and entitled to vote at the meeting.

Courtside’s certificate of incorporation requires the favorable vote of holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting for the approval of the acquisition proposal. The Delaware General Corporation Law requires the favorable vote of holders of a majority of the outstanding common stock of Courtside for the approval of the name change amendment and the Article Sixth amendment. Under Courtside’s bylaws, matters not addressed by its certificate of incorporation or state law, including the incentive compensation plan proposal and an adjournment proposal, must be approved by the vote of holders of a majority of its common stock represented in person or by proxy and entitled to vote on the proposal at the special meeting. A consequence of the difference in these voting requirements is that the vote of holders of fewer shares may be required for the approval of the acquisition proposal, the incentive compensation plan proposal and an adjournment proposal than for the approval of the other matters being presented at the special meeting.

Abstentions will have the same effect as a vote ‘‘AGAINST’’ the acquisition proposal and the proposals to amend the certificate of incorporation and to adopt the incentive compensation plan and an adjournment proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of votes against the proposals to amend the certificate of incorporation, but will have no effect on the acquisition proposal, the incentive compensation plan proposal or an adjournment proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the acquisition proposal.

The acquisition is not conditioned upon approval of the name change amendment, the Article Sixth amendment, the incentive compensation plan proposal or the director election proposal. However, those proposals will not be presented for a vote at the special meeting if the acquisition proposal is not approved.

Conversion Rights

Pursuant to Courtside’s certificate of incorporation, a holder of Public Shares may, if the stockholder affirmatively votes against the acquisition, demand that Courtside convert such shares into cash. See the section entitled ‘‘Special Meeting of Courtside Stockholders – Conversion Rights’’ for the procedures to be followed if you wish to convert your shares into cash. If properly demanded, Courtside will convert each Public Share into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the acquisition. As of the record date, this would amount to approximately $             per share. If you exercise your conversion rights, then you will be exchanging your shares of Courtside common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the acquisition, properly demand conversion and, after the meeting, tender your stock certificate (either physically or electronically) to our transfer agent. If the acquisition is not completed, these shares will not be converted into cash. However, if Courtside is unable to complete the acquisition by July 7, 2007, it will be forced to liquidate and all holders of shares issued in the IPO will receive at least the amount they would have received if they sought conversion of their shares and Courtside did consummate the acquisition, as both the per share liquidation price and the per share conversion price are equal to the amount of funds in the trust account divided by the number of Public Shares but there will greater earned interest in the account at the time of a liquidation distribution because it would occur at a later date than a conversion.

The acquisition will not be consummated if the holders of 20% or more of the Public Shares (2,760,000 shares or more) exercise their conversion rights.

Appraisal Rights

Courtside stockholders do not have appraisal rights in connection with the acquisition under the DGCL.

Proxies

Proxies may be solicited by mail, telephone or in person. Courtside has engaged                             to assist in the solicitation of proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting. You may also change your vote by submitting a later-dated proxy.

Interests of Courtside’s Directors and Officers in the Acquisition

When you consider the recommendation of Courtside’s board of directors in favor of approval of the acquisition proposal, you should keep in mind that Courtside’s executive officers and members of Courtside’s board have interests in the acquisition transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	If the acquisition is not approved, Courtside will be required to liquidate. In such event, the 3,000,000 shares of common stock held by the Courtside Inside Stockholders, including Courtside’s officers and directors and their affiliates and other persons, that were acquired prior to the IPO for an aggregate purchase price of $25,000 will be worthless because the Courtside Inside Stockholders are not entitled to receive any liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $ based on the last sale price of $ on the American Stock Exchange on , 2007, the record date.

•	Following Courtside’s IPO, Richard D. Goldstein, Bruce M. Greenwald and Oded Aboodi (or persons or entities affiliated or associated with such individuals) purchased 2,400,000 warrants for an aggregate purchase price of $1,185,151 (or approximately $0.49 per warrant), pursuant to agreements between them and EarlyBirdCapital, Inc. entered into in connection with Courtside’s IPO. These 2,400,000 warrants had an aggregate market value of $ based upon the last sale price of $ on the American Stock Exchange on , 2007, the record date. All of the warrants will become worthless if the acquisition is not consummated.

•	If Courtside liquidates prior to the consummation of a business combination, Messrs. Goldstein and Greenwald will be personally liable to pay debts and obligations to vendors and other entities that are owed money by Courtside for services rendered or products sold to Courtside, or to any target business, to the extent such creditors bring successful claims that would otherwise require payment from moneys in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of creditors. As of March 31, 2007, Courtside had accounts payable and accrued liabilities of approximately $457,000. It estimates that it will incur additional expenses of approximately $700,000 that would be required to be paid if the acquisition is not consummated. Of such total of $1,157,000, vendors and service providers to whom approximately $681,000 is or would be owed have waived their rights to make claims for payment from amounts in the trust account. Messrs. Goldstein and Greenwald would be obligated to indemnify Courtside for the balance of approximately $476,000 that would be owed to vendors and service providers that have not given such waivers to the extent that they successfully claim against the trust account funds. Such amount would be reduced by payments from funds available to Courtside that will be provided by Messrs. Goldstein and Greenwald to fund Courtside’s operating expenses and from the return to it of all or part of the $700,000 deposit it has made on the purchase price of the acquisition. Messrs. Goldstein and Greenwald have no reason to believe that they will not be able to fulfill their indemnity obligations to Courtside.

•	As of , 2007, the record date, Messrs Goldstein and Greenwald have loaned Courtside approximately $ to fund its expenses. The loans are evidenced by promissory notes that bear interest at the rate of 5% per annum and are non-recourse against the trust account. If a business combination is not consummated, Courtside will not have any remaining non-trust account funds to repay the loans except that, under certain circumstances, all or a portion of the $700,000 deposit may be returned to Courtside. As of April 30, 2007, ACN had incurred approximately $400,000 of potentially reimbursable expenses. All of the $700,000 is expected to be reserved for payment of ACN’s reimbursable expenses if the reason for termination entitles it to such reimbursement.

•	Pursuant to a letter agreement dated January 24, 2007 between ACN and Messrs. Goldstein and Greenwald, if the purchase agreement is terminated because either the acquisition proposal is not approved by Courtside’s stockholders or 20% or more of the holders of the Public Shares vote against the acquisition proposal and seek conversion of their shares into cash, Messrs. Goldstein and Greenwald will have the right, upon payment of $5,000,000 to ACN, to enter into an agreement providing for the sale to them (or an entity controlled by the current principals of Alpine Capital LLC) by ACN of substantially all of ACN’s assets on substantially the same terms and conditions as those contained in the purchase agreement except that the purchase price will be the amount that would have been paid by Courtside to ACN plus $10,000,000, payable in cash at closing, with additional consideration of up to $15,000,000 based on NCF, but with no provision requiring an additional payment based on Courtside’s stock price.

Recommendation to Stockholders

Courtside’s board of directors believes that the acquisition proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Courtside’s stockholders and unanimously recommends that its stockholders vote ‘‘FOR’’ each of the proposals.

Conditions to the Closing of the Acquisition

General Conditions

Consummation of the acquisition is conditioned on (i) the holders of the Courtside Public Shares, at a meeting called for these purposes, approving the purchase agreement and (ii) the holders of fewer than 20% of the Public Shares voting against the acquisition and exercising their right to convert their Public Shares into a pro-rata portion of the trust fund, calculated as of two business days prior to the anticipated consummation of the acquisition.

In addition, the consummation of the transactions contemplated by the purchase agreement is conditioned upon, among other things, (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the purchase agreement have been materially complied with by each party, (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings, and (v) Courtside’s common stock being listed for trading on the American Stock Exchange or Nasdaq or quoted on the OTC Bulletin Board.

ACN’s Conditions to Closing

The obligations of ACN to consummate the transactions contemplated by the purchase agreement also are conditioned upon, among other things, there being no material adverse change in the business of Courtside since the date of the purchase agreement.

Courtside’s Conditions to Closing

The obligations of Courtside to consummate the transactions contemplated by the purchase agreement also are conditioned upon each of the following, among other things:

(i)	At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of ACN, its subsidiaries or their businesses since the date of the purchase agreement; and

(ii)	Messrs. Carr and Wilson being ready, willing and able to perform under their respective employment agreements.

Termination, Amendment and Waiver

The purchase agreement may be terminated at any time, but not later than the closing, as follows:

•	By mutual written consent of Courtside and ACN;

•	By either Courtside or ACN if the acquisition is not consummated on or before the later of (A) May 31, 2007 and (B) 30 days after this proxy statement has been approved for distribution by the Securities and Exchange Commission, and in any event by July 7, 2007, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the acquisition to be consummated before such date and such action or failure to act is a breach of the purchase agreement;

•	By either Courtside or ACN if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order, decree, judgment, ruling or other action is final and nonappealable;

•	By either Courtside or ACN if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and

•	By either Courtside or ACN if, at the Courtside stockholder meeting, the purchase agreement shall fail to be approved by the affirmative vote of the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting or the holders of 20% or more of the Public Shares exercise conversion rights.

Other than in the circumstances addressed by payment of the deposit described in ‘‘Acquisition Consideration’’ above, the purchase agreement does not specifically address the rights of a party in the event of a material breach by a party of its covenants or warranties or a refusal or wrongful failure of the other party to consummate the acquisition. However, the non-wrongful party would be entitled to assert its legal rights for breach of contract against the wrongful party.

If permitted under the applicable law, either ACN or Courtside may waive any inaccuracies in the representations and warranties made to such party contained in the purchase agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the purchase agreement. The condition requiring that the holders of fewer than 20% of the Public Shares affirmatively vote against the acquisition proposal and demand conversion of their shares into cash may not be waived. We cannot assure you that any or all of the conditions will be satisfied or waived.

Tax Consequences of the Acquisition

Courtside has received an opinion from its counsel, Graubard Miller, that, for federal income tax purposes:

•	A stockholder of Courtside who exercises conversion rights and effects a termination of the stockholder’s interest in Courtside will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of Courtside for cash, if such shares were held as a capital asset on the date of the acquisition. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Courtside common stock; and

•	No gain or loss will be recognized by non-converting stockholders of Courtside.

The tax opinion is attached to this proxy statement as Annex G. Graubard Miller has consented to the use of its opinion in this proxy statement. For a description of the material federal income tax consequences of the acquisition, please see the information set forth in ‘‘The Acquisition Proposal – Material Federal Income Tax Consequences of the Acquisition.’’

Anticipated Accounting Treatment

The acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (‘‘U.S. GAAP’’), with Courtside being the acquiror. Accordingly, for accounting purposes, the net assets of ACN will be stated at their fair value based on an appraisal of the principal ACN assets acquired and liabilities assumed. It is anticipated that a substantial portion of the purchase price will be allocated to amortizable intangibles and non-amortizable goodwill and intangibles. To the extent that any portion or all of the contingent purchase price becomes payable, additional intangible assets will be recorded.

Regulatory Matters

The acquisition and the transactions contemplated by the purchase agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the purchase agreement.

Risk Factors

In evaluating the acquisition proposal, the name change amendment, the Article Sixth amendment, the incentive compensation plan proposal, the director election proposal and the adjournment proposal, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled ‘‘Risk Factors.’’

SELECTED HISTORICAL FINANCIAL INFORMATION

The following financial information is provided to assist you in your analysis of the financial aspects of the acquisition. Courtside’s historical information is derived from (i) its audited financial statements at December 31, 2006 and 2005, and for the year ended December 31, 2006, the period from March 18, 2005 (inception) to December 31, 2005 and (ii) its unaudited financial statements at March 31, 2007 and 2006, and for the three months ended March 31, 2007 and March 31, 2006 and the cumulative period from March 18, 2005 (inception) to March 31, 2007. ACN’s and its subsidiary’s historical information is derived from (i) its audited financial statements at December 31, 2006 and January 1, 2006 and for each of the years then ended and for the period December 10, 2004 (inception) to December 26, 2004 and consolidated statements of operations, stockholder’s equity and cash flows of American Community Newspapers, Inc. and Subsidiaries for the period December 29, 2003 to December 9, 2004 and (ii) its unaudited financial statements at April 1, 2007 and April 2, 2006 and for the three months ended April 1, 2007 and April 2, 2006.

The information is only a summary and should be read in conjunction with each of ACN’s and Courtside’s historical consolidated financial statements and related notes and ‘‘Plan of Operations’’ and ‘‘ACN’s Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of ACN or Courtside.

Courtside Acquisition Corp.
(a development stage company)
(amounts in thousands except share data and per share data)

	Three Months March 31, 2007 (unaudited)	Three Months March 31, 2006 (unaudited)	Year Ended December 31, 2006	From Inception (March 18, 2005) to December 31, 2005	From Inception (March 18, 2005) to March 31, 2007 (unaudited)
Statement of Operations Data:
Operating expenses	$82	$96	$563	$175	$820
Net income	$330	$243	$1,046	$411	$1,787
Earnings per share:
Basic and diluted	$0.02	$0.01	$0.06	$0.04
Weighted Average shares:
Basic and diluted	16,800,000	16,800,000	16,800,000	11,474,740

	March 31, 2007 (unaudited)	December 31, 2006	December 31, 2005
Balance Sheet Data:
Total assets	$78,933	$78,354	$76,390
Long-term debt	—	—	—
Common stock subject to possible conversion for cash inclusive of deferred dividends	$15,528	$15,399	$14,916
Total stockholders’ equity	$62,758	$62,428	$61,382

American Community Newspapers LLC and Subsidiary
(a wholly owned subsidiary of ACN Holding LLC)
(amounts in thousands)

	Three Months April 1, 2007 (unaudited)	Three Months April 2, 2006 (unaudited)	Year ended December 31, 2006	Year ended January 1, 2006	Year ended December 26, 2004(1)	Period from December 10 through December 26, 2004	Period from December 29, 2003 through December 9, 2004(2)
Statement of Operations Data:
Net sales	$12,500	$10,638	$52,194	$39,546	$34,195	$1,401	$32,794
Operating income	$1,611	$1,207	$9,554	$6,562	$5,234	$33	$5,201
Net income (loss) from continuing operations	$376	$34	$4,628	$2,306	$1,122	$(140)	$1,262
Net income (loss)	$376	$34	$4,626	$6,898	$1,828	$(60)	$1,888
Earnings per share:	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	As of April 1, 2007 (unaudited)	As of December 31, 2006	As of January 1, 2006
Balance Sheet Data:
Current Assets	$6,528	$6,474	$5,386
Total assets	$95,249	$95,964	$90,287
Current Liabilities	$10,415	$10,789	$8,664
Long-term liabilities	$46,940	$47,656	$48,730
Member’s equity	$37,894	$37,519	$32,893

(1)	The year ended December 26, 2004 includes the combined operations of ACN and its predecessor, American Community Newspapers, Inc.
(2)	Information from the operations of ACN’s predecessor, American Community Newspapers, Inc.

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this proxy.

The unaudited pro forma condensed consolidated balance sheet information combines the historical unaudited balance sheets of Courtside and the Printing and Publishing Divisions of C.M. Media, Inc. (‘‘CMM’’) as of March 31, 2007, and the unaudited balance sheet of ACN as of April 1, 2007, giving effect to the transactions described in the purchase agreement (with purchase accounting applied to the acquired ACN assets (including assets of CMM and related financing) as if they had occurred on the last day of the period.

The unaudited pro forma condensed consolidated statement of income information combines (i) the historical audited statements of income of Courtside, ACN and CMM for the year ended December 31, 2006 and (ii) the historical unaudited statements of income of Courtside and CMM for the three months ended March 31, 2007, and the unaudited statement of income of ACN for the three months ended April 1, 2007, giving effect to the transactions described in the purchase agreement (with purchase accounting applied to the acquired ACN assets (including assets of CMM) and related financing) as if they had occurred on January 1, 2006 with respect to Courtside and CMM and January 2, 2006 with respect to ACN (ACN’s fiscal year typically ends on the Sunday closest to December 31st).

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The purchase price allocation has not been finalized and is subject to change based upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of the principal ACN assets.

The unaudited pro forma condensed consolidated balance sheet information at March 31, 2007 and unaudited pro forma condensed consolidated statement of income information for the three months ended March 31, 2007 and year ended December 31, 2006 and have been prepared using two different levels of approval of the transaction by the Courtside stockholders, as follows:

•	Assuming No Conversions: This presentation assumes that none of the Courtside stockholders exercise their conversion rights and assumes either (i) that Courtside issues $12.5 million of shares to ACN or (ii) that Courtside issues no shares to ACN; and

•	Assuming Maximum Conversions: This presentation assumes that 19.99% of the Courtside stockholders exercise their conversion rights and assumes either (i) that Courtside issues $12.5 million of shares to ACN or (ii) that Courtside issues no shares to ACN.

Courtside is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Courtside Acquisition Corp.
Unaudited Pro Forma Condensed Consolidated Balance Sheet Information
(amounts in thousands)

	As of March 31, 2007
	No Share Conversions Assumes No Share Issuance	Maximum Share Conversions Assumes No Share Issuance	No Share Conversions Assumes $12.5 million Share Issuance	Maximum Share Conversions Assumes $12.5 million Share Issuance
Current assets	$9,283	$9,283	$9,658	$9,658
Total assets	$217,712	$218,151	$217,712	$218,151
Current liabilities	$5,337	$5,337	$5,337	$5,337
Long-term debt	$133,353	$149,320	$120,853	$136,820
Total stockholders’ equity	$78,286	$62,758	$90,786	$75,258

Courtside Acquisition Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Income Information
(amounts in thousands except share data and per share data)

	Three Months Ended March 31, 2007				Year Ended December 31, 2006
	No Share Conversions Assumes No Share Issuance	Maximum Share Conversions Assumes No Share Issuance	No Share Conversions Assumes $12.5 million Share Issuance	Maximum Share Conversions Assumes $12.5 million Share Issuance	No Share Conversions Assumes No Share Issuance	Maximum Share Conversions Assumes No Share Issuance	No Share Conversions Assumes $12.5 million Share Issuance	Maximum Share Conversions Assumes $12.5 million Share Issuance
Net sales	$18,027	$18,027	$18,027	$18,027	$75,446	$75,446	$75,446	$75,446
Operating income (loss)	$1,958	$1,958	$1,958	$1,958	$11,572	$11,572	$11,572	$11,572
Net income	$(1,579)	$(2,189)	$(1,081)	$(1,691)	$(2,576)	$(5,015)	$(585)	$(3,024)

Earnings per share:
Basic	$(0.09)	$(0.16)	$(0.06)	$(0.10)	$(0.15)	$(0.36)	$(0.03)	$(0.19)
Diluted	$(0.08)	$(0.13)	$(0.05)	$(0.09)	$(0.14)	$(0.32)	$(0.03)	$(0.17)

Weighted-average number of shares outstanding:
Basic	16,800,000	14,041,380	18,992,982	16,234,362	16,800,000	14,041,380	18,992,982	16,234,362
Diluted	19,178,208	16,419,558	21,371,190	18,612,570	18,536,193	15,777,573	20,729,175	17,970,555

	Comparative Per Share Data Three Months Ended March 31, 2007
				Pro forma Combined Company
	Courtside	ACN	CMM	No Share Conversions Assumes No Share Issuance	Maximum Share Conversions Assumes No Share Issuance	No Share Conversions Assumes $12.5 million Share Issuance	Maximum Share Conversions Assumes $12.5 million Share Issuance
Book Value per share	$4.47[1]	N/A	N/A	$4.66	$4.47	$4.78	$4.64
Cash dividends declared per share	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Income from continuing operations per share	$0.02	N/A	N/A	$(0.09)	$(0.16)	$(0.06)	$(0.10)

[1]	Assuming maximum conversion of common stock

	Comparative Per Share Data Year Ended December 31, 2006
				Pro forma Combined Company
	Courtside	ACN	CMM	No Share Conversions Assumes No Share Issuance	Maximum Share Conversions Assumes No Share Issuance	No Share Conversions Assumes $12.5 million Share Issuance	Maximum Share Conversions Assumes $12.5 million Share Issuance
Cash dividends declared per share	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Income from continuing operations per share	$0.06	N/A	N/A	$(0.15)	$(0.36)	$(0.03)	$(0.19)

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the acquisition proposal.

Risks Related to our Business and Operations Following the Acquisition with ACN

The value of your investment in Courtside following consummation of the acquisition will be subject to the significant risks inherent in the community newspaper business. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement. If any of the events described below occur, Courtside post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of its common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

ACN depends to a great extent on the economies and the demographics of the local communities that it serves and is also susceptible to general economic downturns, which could have a material and adverse impact on its revenues and profitability.

ACN’s advertising revenues, which accounted for 94% of ACN’s 2006 revenues (94% of ACN’s revenues for the three months ending April 1, 2007; 91% of ACN’s 2006 revenues assuming Columbus was acquired on the first day of ACN’s fiscal year 2006; and 89% of ACN’s revenues for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s fiscal year 2007), and, to a lesser extent, circulation, depend upon a variety of factors specific to the communities that its publications serve. These factors include, among others, the size and demographic characteristics of the local population, local economic conditions in general and the economic condition of the retail segments of the communities that the publications serve. If the local economy, population or prevailing retail environment of a community ACN serves experiences a downturn, ACN’s publications, revenues and profitability in that market would be adversely affected. ACN’s advertising revenues are also susceptible to negative trends in the general economy that affect consumer spending. The advertisers in ACN’s newspapers and other publications and related websites include many businesses that can be significantly affected by regional or national economic downturns and other developments.

Our indebtedness could adversely affect our financial health and reduce the funds available to us for other purposes, including acquisitions and dividend payments.

After the offering, we will have a significant amount of indebtedness, which we estimate will be approximately $133 million, assuming that none of the Courtside stockholders exercise their conversion rights ($149 million, assuming that 19.99% of the Courtside stockholders exercise their conversion rights, with such additional indebtedness bearing interest at a fixed rate paid in kind). Each of the foregoing amounts also assumes that the entire purchase price will be paid in cash, without the issuance of any shares of Courtside common stock. This indebtedness could adversely affect our financial health in the following ways:

•	most of the debt will carry a floating rate of interest with only half of the principal amount thereof protected by interest rate swaps, interest caps or similar arrangements; thus we will be subject to the risk of paying greater interest if interest rates rise. Assuming $53 million of indebtedness is unprotected by interest rate swaps, if interest rates change by 0.125% for a full year, interest expense would change by $66,470 for such year;

•	a substantial portion of our cash flow from operations must be dedicated to the payment of interest on our outstanding indebtedness, thereby reducing the funds available to us for other purposes. Annual cash interest expense is expected to be $9,555,000 ($9,666,000 if the maximum number of shares are converted), assuming no annual repayment of outstanding indebtedness and interest rates on the revolving credit facility, term A senior secured loan and term B senior secured loan are charged at 8.61%, 8.61% and 8.86% per annum, respectively (assuming a 3-month LIBOR rate of 5.36% as of April 19, 2007);

•	approximately 50% of our excess cash flow (cash flow from operations, investing activities and financing activities before such excess cash flow indebtedness payment) must be dedicated to the payment of our outstanding indebtedness, thereby reducing the funds available to us for other purposes;

•	our substantial degree of leverage could make us more vulnerable in the event of a downturn in general economic conditions or other adverse events in our business;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes maybe impaired; and

•	there would be a material and adverse effect on our business and financial condition if we are unable to service our indebtedness or obtain additional financing, as needed.

As Courtside’s obligations under the purchase agreement are not conditioned on its ability to obtain adequate outside funding, a failure by Courtside to close because it could not get such funding will be a breach by Courtside of its obligations.

We intend to continue to pursue acquisition opportunities, which may subject us to considerable business and financial risk.

ACN has grown, and we anticipate that we will continue to grow, in part through acquisitions of weekly and some daily newspapers and niche publications and free circulation and total market coverage publications. We will evaluate potential acquisitions on an ongoing basis and regularly pursue acquisition opportunities (although we are not party to any agreements for future acquisitions), some of which could be significant. We may not be successful in identifying acquisition opportunities, assessing the value, strengths and weaknesses of these opportunities or in consummating acquisitions on acceptable terms. Also, we may not be able to generate sufficient cash flow or borrow sufficient funds to finance desired acquisitions. If completed, on the other hand, acquisitions may expose us to particular business and financial risks that include, but are not limited to:

•	diversion of our management’s attention, as integrating the operations and assets of the acquired businesses will require a substantial amount of our management’s time;

•	difficulties associated with obtaining the level of cooperation of the employees in the acquired businesses with our integration efforts and assimilating the operations of the acquired businesses, including billing and customer information systems;

•	incurring unexpected costs of integration;

•	the inability to achieve operating and financial synergies anticipated to result from the acquisitions;

•	failing to retain key personnel, readers and customers of acquired companies.

•	incurring significant additional capital expenditures, transaction and operating expenses and non-recurring acquisition-related charges; and

•	experiencing an adverse impact on our earnings from the amortization or write-off of acquired goodwill and other intangible assets.

We cannot assure you that we will be successful in finding and effecting suitable acquisitions or in integrating acquired assets into our current businesses. The failure to find and effect new acquisitions and to successfully integrate the acquired businesses would have a material adverse effect on our business, financial condition, results of operations and cash flow.

If there is a significant increase in the price of newsprint or a reduction in the availability of newsprint, our results of operations and financial condition may suffer.

The basic raw material for ACN’s publications is newsprint. In 2006, ACN, in its production facilities, consumed approximately 6,500 metric tons (1,700 metric tons in the three months ending April 1, 2007; 9,300 metric tons in 2006 assuming the Columbus operations had been acquired on the first day of ACN’s 2006 fiscal year; and 2,400 metric tons in the three months ending April 1, 2007 assuming the Columbus operations had been acquired on the first day of ACN’s 2007 fiscal year) of newsprint (including for commercial printing) and the cost of such newsprint consumption totaled approximately $4.1 million, which was approximately 7.9% of its 2006 total revenue ($1.0 million, or 8.1% of total revenues, for the three months ending April 1, 2007; $6.0 million, or 8% of total revenues, for the year ended December 31, 2006 assuming the Columbus operations had been acquired on the first day of ACN’s 2006 fiscal year; $1.5 million, or 8.3% of total revenues, for the three months ending April 1, 2007 assuming the Columbus operations had been acquired on the first day of ACN’s 2007 fiscal year). ACN generally maintains only a 30-day inventory of newsprint, although participation in a newsprint-buying consortium helps ensure adequate supply. An inability to obtain an adequate supply of newsprint at a favorable price in the future could have a material adverse effect on our ability to produce our publications. Historically, the price of newsprint has been volatile, reaching a high of approximately $750 per metric ton in 1995 and dropping to a low of almost $410 per metric ton in 2002. The industry average price of newsprint for 2006 was approximately $655 per metric ton. Significant increases in newsprint costs could have a material adverse effect on our financial condition and results of operations. See ‘‘Business of ACN – Newsprint.’’

Newer forms of media communications, such as the Internet, are increasingly competing with newspapers and magazines for advertising revenue and are drawing such revenue away from such traditional media.

Many newspapers, particularly those serving large national or metropolitan readerships, have been adversely affected by loss of advertising revenue and paid circulation subscriptions to other media forms, particularly Internet-based publications. There can be no assurance that this trend will not continue or that community newspapers and, more particularly, the ACN newspapers will not be adversely affected by it.

We could be adversely affected by declining circulation.

According to the Newspaper Association of America, overall daily newspaper circulation, including national and urban newspapers, has declined at an average annual rate of 1.0% since 1996 and 2.0% during the period from 2002 to 2005. Circulation represented 4% of ACN’s total revenue in 2006 (4% of ACN’s revenues for the three months ended April 1, 2007; 4% of ACN’s 2006 revenues assuming Columbus was acquired on the first day of ACN’s 2006 fiscal year; and 5% of ACN’s revenues for the three months ended April 1, 2007 assuming the Columbus operations had acquired on the first day of ACN’s 2007 fiscal year). ACN’s circulation revenue is derived from home delivery sales to subscribers and single copy sales at retail stores and vending racks and boxes. There can be no assurance that ACN’s circulation will not decline in the future which would negatively affect ACN’s circulation revenue. In addition, declines in circulation could impair ACN’s ability to maintain or increase its advertising prices, cause purchasers of advertising in its publications to reduce or discontinue those purchases and discourage potential new advertising customers which could have a material adverse effect on its business, financial condition, results of operations or cash flows.

Our business will be subject to seasonal and other fluctuations, which will affect our revenues and operating results.

The business we will acquire from ACN is subject to seasonal fluctuations that we expect to be reflected in our operating results in future periods. The first fiscal quarter of the year tends to be the weakest quarter because advertising volume is at its lowest levels following the holiday season. Other factors that will affect our quarterly revenues and operating results may be beyond our control, including changes in the pricing policies of our competitors, the hiring and retention of key personnel, wage and cost pressures, distribution costs, changes in newsprint prices and general economic factors.

We will be subject to environmental and employee safety and health laws and regulations that could cause us to incur significant compliance expenditures and liabilities.

Our operations will be subject to federal, state and local laws and regulations pertaining to the environment, storage tanks and the management and disposal of wastes at our facilities, including ink and certain chemicals. Under various environmental laws, an owner or operator of real property may be liable for contamination resulting from the release or threatened release of hazardous or toxic substances or petroleum at that property. Such laws often impose liability on the owner or operator without regard to fault and the costs of any required investigation or cleanup can be substantial. Our operations will also be subject to various employee safety and health laws and regulations, including those pertaining to occupational injury and illness, employee exposure to hazardous materials and employee complaints. Environmental and employee safety and health laws tend to be complex, comprehensive and frequently changing. As a result, we may be involved from time to time in administrative and judicial proceedings and investigations related to environmental and employee safety and health issues. These proceedings and investigations could result in substantial costs to us, divert our management’s attention and adversely affect our ability to sell, lease or develop our real property. Furthermore, if it is determined we are not in compliance with applicable laws and regulations, or if our properties are contaminated, it could result in significant liabilities, fines or the suspension or interruption of the operations of specific printing facilities. Future events, such as changes in existing laws and regulations, new laws or regulations or the discovery of conditions not currently known to us, may give rise to additional compliance or remedial costs that could be material.

We will depend on key personnel and we may not be able to operate and grow our business effectively if we lose the services of any of our key personnel or are unable to attract qualified personnel in the future.

We will be dependent upon the efforts of our key personnel and our ability to retain them and hire other qualified employees. In particular, we will dependent upon the management and leadership of Eugene Carr, who will be our chief executive officer, Daniel J. Wilson, who will be our chief financial officer, and Jeffrey Coolman, who will be our vice president – sales and Minnesota group publisher. The loss of any of them or other key personnel could affect our ability to run our business effectively.

Competition for senior management personnel is intense and we may not be able to retain our personnel even though we have entered into employment agreements with certain of them. Other than a $4.5 million policy on the life of Mr. Carr, we will not have key man insurance for any of our management or other key personnel. The loss of any key personnel requires the remaining key personnel to divert immediate and substantial attention to seeking a replacement. An inability to find a suitable replacement for any departing executive officer on a timely basis could adversely affect our ability to operate and grow our business.

Production and distribution of our various publications and the generation of advertising revenue will also require skilled and experienced employees. A shortage of such employees, or our inability to retain such employees, could have an adverse impact on our productivity and costs, our ability to expand, develop and distribute new products, generate advertising sales and our entry into new markets. The cost of retaining or hiring such employees could exceed our expectations.

Risks Related to the Acquisition

Our existing cash will not be sufficient to pay the purchase price that is due at closing and we will be required to borrow significant funds to complete the acquisition. While we have received commitments from a large and reputable financial institution to provide such financing, there is no assurance that we will be able to negotiate favorable definitive documentation with the lender or that we will be able to fulfill the conditions included in that documentation to be able to receive the financing. Without such financing being available at the closing of the acquisition, we would be in breach of our obligations to close under the purchase agreement, which are not contingent upon the receipt of financing.

While the purchase price payable at closing will be $203,762,997 plus an amount equal to the working capital of the Columbus business at April 30, 2007 and ACN’s capitalized expenses incurred in connection with the acquisition, and subject to working capital adjustments, we will have only approximately $78 million of our own funds available for such payment and will have to borrow the balance, together with other funds required for transaction expenses, working capital and other corporate purposes. We expect that the total borrowings we will require at the time of closing will be approximately $133 million, assuming that none of the Courtside stockholders exercise their conversion rights and the purchase price is paid totally in cash, with no issuance of shares of Courtside common stock. Although we have commitments from the Bank of Montreal to provide such funds, we have yet to negotiate the definitive loan documents and it is possible that matters could arise in the course of negotiation that will not be able to be resolved favorably or at all. Also, it is possible that the definitive documents could contain conditions that we won’t be able to satisfy because of unforeseen events between the time they are signed and the closing of the acquisition. If, for any of such reasons, or others, we are not able to receive the necessary financing at the closing, we would be unable to meet our obligation to close the acquisition and would be in breach under the purchase agreement, as our obligation to close is not contingent upon receipt of financing. In the event of a breach for this or other reasons, ACN would be entitled to receive, as liquidated damages, the entire $700,000 deposit we put in escrow on the signing of the purchase agreement. As of April 30, 2007, approximately $400,000 was reserved for payment of ACN reimbursable expenses if the reason for termination entitles it to such payment. It is expected that such expenses will ultimately total in excess of $700,000.

Our working capital will be reduced if Courtside stockholders exercise their right to convert their shares into cash. This will require us to obtain further debt or equity financing to be able to close the acquisition and, in any event, would reduce our cash reserve after the acquisition.

Pursuant to our certificate of incorporation, holders of Public Shares may vote against the acquisition proposal and demand that we convert their shares, calculated as of two business days prior to the anticipated consummation of the acquisition, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. We and ACN will not consummate the acquisition if holders of 2,760,000 or more Public Shares exercise these conversion rights. To the extent the acquisition is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to us. Conversions in excess of approximately 1.7% ($1,350,000) will likely require us to seek further debt or equity financing to be able to close the acquisition. We presently have no commitments from any financial institution or otherwise to obtain funds needed to pay for conversions in excess of such amount, although, if all or any portion of the shares of Courtside common stock that may be issued to ACN are actually issued, then additional funds (up to $12,500,000) would be available to fund such conversions. As of                     , 2007, the record date, assuming the acquisition proposal is adopted, the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their conversion rights is approximately $        , or approximately 20% of the funds held in the trust account. Any payment upon exercise of conversion rights will reduce our cash after the acquisition, which may limit our ability to implement our business plan. Although Courtside believes that such financing will be available on reasonably commercial terms, there can be no assurance that this will be the case.

Our outstanding warrants and underwriter’s purchase options may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding redeemable warrants to purchase an aggregate of 27,600,000 shares of common stock issued in the IPO will become exercisable after the consummation of the acquisition. These will be exercised only if the $5.00 per share exercise price is below the market price of our common stock. In addition, in connection with the IPO, we granted EarlyBirdCapital an option to purchase, at $7.50 per unit, 600,000 units, each consisting of one share of common stock and two warrants (exercisable at $6.65 per share), which units and underlying warrants, if fully exercised, would result in an additional 1,800,000 shares of common stock being outstanding. To the extent such warrants or options (or the warrants underlying the options) are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

If Courtside stockholders fail to vote or abstain from voting on the acquisition proposal, or fail to deliver their shares to our transfer agent, they may not exercise their conversion rights to convert their shares of common stock of Courtside into a pro rata portion of the trust account.

Courtside stockholders holding Public Shares who affirmatively vote against the acquisition proposal may, at the same time, demand that we convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the acquisition. Courtside stockholders who seek to exercise this conversion right must affirmatively vote against the acquisition and deliver their stock certificates (either physically or electronically) to our transfer agent after the special meeting. Any Courtside stockholder who fails to vote or who abstains from voting on the acquisition proposal or who fails to deliver his stock certificate may not exercise his conversion rights and will not receive a pro rata portion of the trust account for conversion of his shares. See the section entitled ‘‘Special Meeting of Courtside Stockholders – Conversion Rights’’ for the procedures to be followed if you wish to convert your shares to cash.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are listed on the American Stock Exchange. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. Additionally, in connection with the acquisition, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our ability to request indemnification from ACN for damages arising out of the acquisition is limited to those claims where damages exceed $500,000.

At the closing of the acquisition, $12,500,000 of the purchase price we will pay to ACN will be deposited in escrow to provide a fund for payment to Courtside with respect to its post-closing rights to indemnification under the purchase agreement for breaches of representations and warranties and covenants by ACN and liabilities not assumed by Courtside. Claims for indemnification may only be asserted by Courtside once the damages exceed $500,000 and are indemnifiable only to the extent that damages exceed $500,000 and recoveries may not exceed $12,500,000. Accordingly, it is possible that Courtside will not be entitled to indemnification even if ACN is found to have breached its representations and warranties and covenants contained in the purchase agreement if such breach would only result in damages to Courtside of less than $500,000. Similarly, Courtside will not be entitled to indemnification for damages in excess of $12,500,000. The foregoing limitations will not apply to claims for indemnification that Courtside may have in respect of the Columbus operations, as Courtside and ACN have agreed that Courtside will only be entitled to make such claims against the Columbus seller under the Columbus acquisition agreement and not against ACN.

Our current directors and executive officers own shares of common stock and warrants that will be worthless if the acquisition is not approved. Such interests may have influenced their decision to approve the business combination with ACN.

All of our officers and directors and/or their affiliates beneficially own stock in Courtside that they purchased prior to our IPO. Additionally, Messrs. Richard D. Goldstein, our chairman of the board and chief executive officer, Bruce M. Greenwald, our president and a director, and Oded Aboodi, our special advisor (and persons and entities affiliated or associated with such individuals) purchased 2,400,000 warrants in the public market after our IPO. Our executive officers and directors and their affiliates are not entitled to receive any of the cash proceeds that may be distributed upon our liquidation with respect to shares they acquired prior to our IPO. Therefore, if the acquisition is not approved and we are forced to liquidate, such shares held by such persons will be worthless, as will the warrants.

In addition, if Courtside liquidates prior to the consummation of a business combination, Messrs. Goldstein and Greenwald will be personally liable to pay the debts and obligations to vendors and other entities that are owed money by Courtside for services rendered or products sold to Courtside, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account. As of March 31, 2007 Courtside had accounts payable and accrued liabilities of approximately $457,000. It estimates that it will incur additional expenses of approximately $700,000 that would be required to be paid if the acquisition is not consummated. Of such total of $1,157,000, vendors and service providers to whom approximately $681,000 is or would be owed have waived their rights to make claims for payment from amounts in the trust account. Messrs. Goldstein and Greenwald would be obligated to indemnify Courtside for the balance of approximately $476,000 that would be owed to vendors and service providers that have not given such waivers to the extent that they successfully claim against the trust account funds. Such amount would be reduced by payments from funds available to Courtside that will be provided by Messrs. Goldstein and Greenwald to fund Courtside’s operating expenses and from the return to it of all or part of the $700,000 deposit it has made on the purchase price of the acquisition. Messrs. Goldstein and Greenwald have no reason to believe that they will not be able to fulfill their indemnity obligations to Courtside.

Through May 4, 2007, Messrs. Goldstein and Greenwald advanced Courtside approximately $318,000 to fund its current expenses. Such advances are evidenced by promissory notes that bear interest at the rate of 5% per annum and are non-recourse to the trust account. If a business combination is not consummated, Courtside will not have any remaining non-trust account funds to repay the loans except that, under certain circumstances, all or a portion of the $700,000 deposit may be returned to Courtside. As of April 30, 2007, ACN had incurred approximately $400,000 of potentially reimbursable expenses. All of the $700,000 is expected to be reserved for payment of ACN’s reimbursable expenses if the reason for termination entitles it to such reimbursement.

These personal and financial interests of our directors and officers may have influenced their decision to approve our business combination with ACN. In considering the recommendations of our board of directors to vote for the acquisition proposal and other proposals, you should consider these interests.

The exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in our stockholders’ best interest.

In the period leading up to the closing of the acquisition, events may occur that, pursuant to the purchase agreement, would require Courtside to agree to amendments to the purchase agreement, to consent to certain actions taken by ACN or to waive rights that Courtside is entitled to under the purchase agreement. Such events could arise because of changes in the course of ACN’s business, a request by ACN to undertake actions that would otherwise be prohibited by the terms of the purchase agreement or the occurrence of other events that would have a material adverse effect on ACN’s business and would entitle Courtside to terminate the purchase agreement. In any of such circumstances, it would be discretionary on Courtside, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described in the preceding risk factor may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Courtside and what he may believe is best for himself in determining whether or not to take the requested action.

If we are unable to complete the business combination with ACN and are forced to dissolve and liquidate, third parties may bring claims against us and, as a result, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than $         per share.

If we are unable to complete the business combination with ACN by July 7, 2007 and are forced to dissolve and liquidate, third parties may bring claims against us. Although we have obtained waiver agreements from certain vendors and service providers we have engaged and owe money to, and the prospective target businesses we have negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust fund, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust fund notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy or other claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $         per share.

If we do not consummate the business combination with ACN by July 7, 2007 and are forced to dissolve and liquidate, payments from the trust account to our public stockholders may be delayed.

If we do not consummate the business combination with ACN by July 7, 2007, we will dissolve and liquidate. We anticipate that, promptly after such date, the following will occur:

•	our board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	we will promptly file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to our stockholders, and, 10 to 20 days following the mailing of such definitive proxy statement, we will convene a meeting of our stockholders, at which they will vote on our plan of dissolution and liquidation; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days after the filing of such proxy statement. We would then mail the definite proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will vote on our plan of dissolution and liquidation.

We expect that a significant part or all of the costs associated with the implementation and completion of our plan of dissolution and liquidation will be funded (to the extent that the deposit paid by Courtside on execution of the purchase agreement is not returned to it) by Messrs. Goldstein and Greenwald, who will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000) and not seek reimbursement thereof.

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete the business combination with ACN, we will dissolve and liquidate pursuant to Section 275 of the DGCL. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provisions for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders in our dissolution might be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders as soon as possible after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the DGCL with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Risks if the Adjournment Proposal is not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the acquisition, Courtside’s board of directors will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the acquisition will not be approved and Courtside will be required to liquidate.

Courtside’s board of directors is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the acquisition. If the adjournment proposal is not approved, Courtside’s board will not have the ability to adjourn the special meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the acquisition. In such event, the acquisition would not be completed and Courtside would be required to liquidate.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as ‘‘may,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘intends,’’ and ‘‘continue’’ or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other ‘‘forward-looking’’ information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or ACN in such forward-looking statements, including among other things:

•	the number and percentage of our stockholders voting against the acquisition proposal and seeking conversion;

•	fluctuations in advertiser demand;

•	management of rapid growth;

•	general economic conditions;

•	ACN’s business strategy and plans; and

•	the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of Courtside, ACN or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Courtside and ACN undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the purchase agreement, you should be aware that the occurrence of the events described in the ‘‘Risk Factors’’ section and elsewhere in this proxy statement could have a material adverse effect on Courtside and/or ACN.

SPECIAL MEETING OF COURTSIDE STOCKHOLDERS

General

We are furnishing this proxy statement to Courtside stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting in lieu of annual meeting of Courtside stockholders to be held on June     , 2007, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                 , 2007 in connection with the vote on the acquisition proposal, the certificate of incorporation amendments, the incentive compensation plan proposal and the director election proposal. This document provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on June     , 2007, at 10:00 a.m., eastern time, at the offices of Graubard Miller, Courtside’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

Purpose of the Courtside Special Meeting

At the special meeting, we are asking holders of Courtside common stock to:

•	consider and vote upon a proposal to approve the purchase agreement and the transactions contemplated thereby (acquisition proposal);

•	consider and vote upon a proposal to approve an amendment to our certificate of incorporation to change our name from ‘‘Courtside Acquisition Corporation’’ to ‘‘American Community Newspapers Inc.’’ (name change amendment);

•	consider and vote upon a proposal to approve an amendment to our certificate of incorporation to remove the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the acquisition, as these provisions will no longer be applicable to us, and to redesignate section E of Article Sixth, which relates to the staggered board, as Article Sixth (Article Sixth amendment);

•	consider and vote upon a proposal to approve the adoption of the 2007 Incentive Equity Plan (incentive compensation plan proposal);

•	elect seven directors to Courtside’s board of directors, of whom two will serve until the annual meeting to be held in 2008, three will serve until the annual meeting to be held in 2009 and two will serve until the annual meeting to be held in 2010 and, in each case, until their successors are elected and qualified (director election proposal); and

•	consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the special meeting, Courtside would not have been authorized to consummate the acquisition (adjournment proposal).

Recommendation of Courtside Board of Directors

Our board of directors:

•	has unanimously determined that each of the acquisition proposal, the name change amendment, the Article Sixth amendment and the incentive compensation plan proposal is fair to and in the best interests of us and our stockholders;

•	has unanimously approved the acquisition proposal, the name change amendment, the Article Sixth amendment and the incentive compensation plan proposal;

•	unanimously recommends that our common stockholders vote ‘‘FOR’’ the acquisition proposal;

•	unanimously recommends that our common stockholders vote ‘‘FOR’’ the proposal to adopt the name change amendment;

•	unanimously recommends that our common stockholders vote ‘‘FOR’’ the proposal to adopt the Article Sixth amendment;

•	unanimously recommends that our common stockholders vote ‘‘FOR’’ the incentive compensation plan proposal;

•	unanimously recommends that our common stockholders vote ‘‘FOR’’ the persons nominated by our management for election as directors; and

•	unanimously recommends that our stockholders vote ‘‘FOR’’ an adjournment proposal if one is presented to the meeting.

Record Date; Who is Entitled to Vote

We have fixed the close of business on                     , 2007, as the ‘‘record date’’ for determining Courtside stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on                     , 2007, there were 16,800,000 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with us, the 3,000,000 shares of our common stock held by stockholders who purchased their shares of common stock prior to our IPO will be voted on the acquisition proposal in accordance with the majority of the votes cast at the special meeting on such proposal by the holders of the Public Shares. The vote of such shares will not effect the outcome of the vote on the proposal.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked ‘‘abstain’’ and proxies relating to ‘‘street name’’ shares that are returned to us but marked by brokers as ‘‘not voted’’ will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares on the acquisition proposal, the name change amendment, the Article Sixth amendment and the incentive compensation plan proposal. Since a stockholder must affirmatively vote against the acquisition proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. See the information set forth in ‘‘Special Meeting of Courtside Stockholders – Conversion Rights.’’

Vote of Our Stockholders Required

The approval of the acquisition proposal will require the affirmative vote for the proposal by the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting. Abstentions will have the same effect as a vote ‘‘AGAINST’’ the acquisition proposal and broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the acquisition proposal. You cannot seek conversion unless you affirmatively vote against the acquisition proposal.

The name change amendment and the Article Sixth amendment will require the affirmative vote of the holders of a majority of Courtside common stock outstanding on the record date. Because each of these proposals to amend our charter requires the affirmative vote of a majority of the shares of common stock outstanding, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

The approval of the incentive compensation plan and an adjournment proposal, if presented, will require the affirmative vote of the holders of a majority of our common stock represented and entitled to vote at the meeting. Abstentions are deemed entitled to vote on such proposals. Therefore, they have the same effect as a vote against either proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposals.

Directors are elected by a plurality. ‘‘Plurality’’ means that the individuals who receive the largest number of votes cast ‘‘FOR’’ are elected as directors. Consequently, any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Voting Your Shares

Each share of Courtside common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of Courtside common stock at the special meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your ‘‘proxy,’’ whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board ‘‘FOR’’ the acquisition proposal, the name change amendment, the Article Sixth amendment, the incentive compensation plan proposal, the persons nominated by Courtside’s management for election as directors and, if necessary, an adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Gregg H. Mayer, our vice president, controller and secretary, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call                                             , our proxy solicitor, at                                             , or Gregg H. Mayer, our vice president, controller and secretary at (212) 641-5000.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the acquisition proposal, the name change amendment, the Article Sixth amendment, the incentive compensation plan proposal and the election of directors. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting. An adjournment or postponement of the special meeting may occur to solicit additional votes if an adjournment proposal is presented and approved.

Conversion Rights

Any of our stockholders holding Public Shares as of the record date who affirmatively votes his or her Public Shares against the acquisition proposal may also demand that we convert such shares into a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the acquisition. If demand is properly made and the acquisition is consummated, we will convert these shares into a pro rata portion of funds deposited in the trust account plus interest, calculated as of such date.

Courtside stockholders who seek to exercise this conversion right (‘‘converting stockholders’’) must affirmatively vote against the acquisition proposal. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must deliver their stock certificates (either physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System) to our transfer agent promptly after the meeting.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash.

The closing price of our common stock on                     , 2007 (the record date) was $         and the per-share, pro-rata cash held in the trust account on the record date was approximately $        . Prior to exercising conversion rights, stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. We cannot assure our stockholders that they will be able to sell their shares of Courtside common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in our securities when our stockholders wish to sell their shares.

If the holders of at least 2,760,000 or more Public Shares (an amount equal to 20% or more of the Public Shares), vote against the acquisition proposal and properly demand conversion of their shares, we will not be able to consummate the acquisition.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the acquisition proposal, properly demand conversion, and deliver your stock certificate (either physically or electronically) to our transfer agent promptly after the meeting.

Appraisal Rights

Stockholders of Courtside do not have appraisal rights in connection the acquisition under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

We have hired                              to assist in the proxy solicitation process. We will pay                              a fee of approximately $         plus disbursements. Such fee will be paid with non-trust account funds.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Courtside Inside Stockholders

As of April 30, 2007, Richard D. Goldstein, Courtside’s chairman of the board and chief executive officer, Bruce M. Greenwald, Courtside’s president and a director, Carl D. Harnick, Courtside’s vice president and chief financial officer, Gregg H. Mayer, Courtside’s vice president, controller and secretary, Dennis H. Leibowitz, Peter R. Haje and Darren M. Sardoff, each a Courtside director, and Oded Aboodi, Courtside’s special advisor, and their affiliates, to whom we collectively refer as the Courtside Inside Stockholders, beneficially owned and were entitled to vote 3,000,000 shares (‘‘Original Shares’’) or approximately 17.9% of the then outstanding shares of our common stock, which were issued to the Courtside Inside Stockholders prior to Courtside’s IPO. In connection with its IPO, Courtside and EarlyBirdCapital, Inc., the representative of the underwriters of the IPO, entered into agreements with each of the Courtside Inside Stockholders pursuant to which each Courtside Inside Stockholder agreed to vote his or its Original Shares on the acquisition proposal in accordance with the majority of the votes cast by the holders of Public Shares. The Courtside Inside Stockholders have also indicated that they intend to vote their Original Shares in favor of all other proposals being presented at the meeting. The Original Shares have no liquidation rights and will be worthless if no business combination is effected by Courtside. In connection with the IPO, the Courtside Inside Stockholders placed their shares issued prior to the IPO in escrow until June 30, 2008.

In addition to such shares of Courtside common stock, Messrs. Goldstein, Greenwald and Aboodi (and individuals or entities affiliated or associated with such individuals) also own warrants to purchase an aggregate of 2,400,000 additional shares of Courtside common stock. These Courtside Inside Stockholders have agreed not to sell any of these warrants until after the consummation of a business combination and such warrants will be worthless if no business combination is effected by Courtside.

THE ACQUISITION PROPOSAL

The discussion in this document of the acquisition and the principal terms of the purchase agreement by and among Courtside, ACN and, for limited purposes, ACN Holding LLC, is subject to, and is qualified in its entirety by reference to, the purchase agreement. A copy of the purchase agreement is attached as Annex A to this proxy statement.

General Description of the Acquisition

On January 24, 2007, Courtside entered into an asset purchase agreement with ACN providing for the purchase by Courtside (or a subsidiary of Courtside to be formed for such purchase) of substantially all of ACN’s assets and the assumption by Courtside (or such subsidiary, without the release of Courtside from its obligations) of certain of ACN’s liabilities. ACN Holding LLC, the sole member of ACN, is also a party to the purchase agreement, solely for limited purposes, and has approved the purchase agreement and the transactions contemplated thereby in accordance with the Delaware Limited Liability Company Act. See the section entitled ‘‘Beneficial Ownership of Securities – Security Ownership of ACN’’ for information concerning the ownership of ACN Holding LLC.

ACN is a community newspaper publisher, having operations within four major U.S. markets – Minneapolis – St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio. In these markets, it publishes three daily and 83 weekly newspapers, each serving a specific community, and 14 niche publications, with a combined circulation of approximately 1,386,000 households as of April 30, 2007.

On April 30, 2007, ACN purchased the assets of C.M. Media, Inc.’s publishing and printing divisions that now constitute ACN’s Columbus operations. As a result of this acquisition and also because of the anticipated results for the second quarter of 2007 (see ‘‘Background to the Acquisition,’’ below), ACN and Courtside entered into an amendment to the purchase agreement on May 2, 2007, that provided, among other things, for changes in the purchase price that Courtside would pay to ACN for ACN’s assets, including those it acquired in the Columbus transaction.

Upon consummation of the acquisition, Eugene Carr, ACN’s chief executive officer, will become chairman of the board and chief executive officer of Courtside.

The acquisition is expected to be consummated in the second quarter of 2007, after the required approval by the stockholders of Courtside and the fulfillment of certain other conditions, as discussed herein.

Name; Headquarters; Stock Symbols

After completion of the acquisition:

•	the name of Courtside will be American Community Newspapers Inc.;

•	the corporate headquarters and principal executive offices of Courtside will be located at 14875 Landmark Boulevard, Suite 110, Dallas, Texas 75254, which are ACN’s corporate headquarters; and

•	Courtside’s common stock, warrants and units (each consisting of one share of common stock and two warrants) will continue to be traded on the American Stock Exchange under the symbols CRB, CRBWS and CRBU, respectively.

Acquisition Consideration

Acquired Assets

The purchase agreement provides that Courtside will acquire substantially all of ACN’s assets, including those used in the Columbus operations. Although not delineated in the purchase agreement, such acquired assets include owned real property, machinery and equipment, vehicles, inventories, contract rights and intangibles and all other of ACN’s assets necessary for the operation of its business. Excluded from the sale are cash and cash equivalents except insurance proceeds in respect of loss or damage to tangible property prior to the closing and not applied to repair or replacement thereof, ACN’s organizational records, ACN’s rights under the purchase agreement, claims relating to liabilities that are not being assumed by Courtside, accounts receivable, tax, insurance and other refunds which relate to the period prior to the closing and are not included in the calculation of Balance Sheet Working Capital and books and records relating exclusively to any of the foregoing. The exclusion of such assets from the transaction will not have any material adverse impact upon Courtside’s ability to operate the acquired business.

Purchase Price

Pursuant to the purchase agreement, Courtside will pay ACN $203,762,997 plus an amount equal to the working capital of the Columbus operations on April 30, 2007 and ACN’s capitalized expenses incurred in connection with its acquisition thereof, for substantially all of ACN’s assets at the closing, including those used in ACN’s Columbus operations, subject to increase or decrease to the extent that ACN’s Balance Sheet Working Capital is greater or less than Target Working Capital. As defined in the purchase agreement, Balance Sheet Working Capital means ACN’s working capital (current assets less current liabilities) as derived from a balance sheet for ACN as of the closing date of the acquisition. Target Working Capital is an amount equal to $1,200,000, increased by the amount by which actual paid time off (‘‘PTO’’) accruals of ACN as of the closing date are less than $325,000 or decreased by the amount by which actual PTO accruals of ACN as of the closing date are greater than $325,000. As a result of the Columbus acquisition, the Target Working Capital is also to be increased by the amount of any purchase price increase equal to the ‘‘Columbus Adjustment Amount’’ described in the following paragraph resulting from adjustments under the purchase agreement for the Columbus acquisition. If the Columbus Adjustment Amount has been finally determined by the closing, the actual amount thereof shall be used in the determination of the Target Working Capital. If it has not been finally determined, the Columbus Adjustment Amount shall be deemed to be $1,886,245. The determination of Balance Sheet Working Capital will be made after the closing of the purchase agreement pursuant to procedures that are described below in the subsection entitled ‘‘Purchase Price Adjustments.’’

The purchase price is also subject to increase to the extent that, at the close of business on April 30, 2007, the accounts receivable, inventory, prepaid expenses and (to the extent ACN or Courtside receives the value thereof after April 30, 2007) deposits of the Columbus operations exceeds the prepaid subscription and advertising deposits and other liabilities of the Columbus operations assumed by ACN (the ‘‘Columbus Adjustment Amount’’). At the closing of its acquisition of the Columbus operations, ACN made a preliminary payment of $1,886,245 to the seller in respect of the Columbus Adjustment Amount. The final determination of the Columbus Adjustment Amount is to be made by ACN and the Columbus seller pursuant to post-closing procedures that are described below in the subsection entitled ‘‘Purchase Price Adjustments.’’ If that determination is made prior to the closing of the ACN-Courtside transaction, Courtside will pay to ACN the actual Columbus Adjustment Amount due to the Columbus seller. If it is made after the closing of the ACN-Courtside transaction, Courtside will pay to ACN $1,886,245 at such closing and, if the actual Columbus Adjustment Amount is greater, will pay to the Columbus seller the excess or, if the Columbus Adjustment Amount is lower, will be entitled to receive the difference from the Columbus seller.

Courtside will also pay to ACN an additional $1,000,000 if ACN’s NCF for 2008 is equal to or greater than $19,000,000, with such payment increasing to $15,000,000, in specified increments, if ACN’s NCF for 2008 equals or exceeds $21,000,000, as follows;

If Combined Company Achieves 2008 NCF of:	Then 2008 NCF Earnout is:
$19,000,000	$1,000,000
19,100,000	1,400,000
19,200,000	1,800,000
19,300,000	2,200,000
19,400,000	2,600,000
19,500,000	3,000,000
19,600,000	3,800,000
19,700,000	4,600,000
19,800,000	5,400,000
19,900,000	6,200,000
20,000,000	7,000,000
20,100,000	7,800,000
20,200,000	8,600,000
20,300,000	9,400,000
20,400,000	10,200,000
20,500,000	11,000,000
20,600,000	11,800,000
20,700,000	12,600,000
20,800,000	13,400,000
20,900,000	14,200,000
21,000,000 and greater	15,000,000

Courtside will also pay to ACN a further $10,000,000 if, during any 20 trading days within any 30 trading day period from the closing of the acquisition through July 7, 2009, the last reported sale price of Courtside common stock exceeds $8.50 per share (equitably adjusted to account for stock combinations, stock splits, stock dividends and the like).

Concurrently with the execution of the purchase agreement, Courtside placed $700,000 in escrow (with Continental Stock Transfer & Trust Company) as a deposit on the purchase price. The deposit will be used to reimburse ACN for its reasonable out-of-pocket expenses if the purchase agreement is terminated because of the failure of Courtside’s stockholders to approve the acquisition or the holders of 20% or more of the Public Shares vote against the acquisition and seek conversion of their shares into a pro-rata portion of Courtside’s trust account, so long as such failure was not the result of a material adverse effect on ACN. The deposit is also payable to ACN as liquidated damages upon termination of the agreement for failure of the acquisition to be consummated by the termination date specified in the purchase agreement as a result of certain uncured breaches by Courtside if, at such time, ACN is not in material breach of its obligations under the purchase agreement. Upon closing of the acquisition, the deposit will be applied against payment of the purchase price. The deposit escrow agreement is attached as Annex D hereto. We encourage you to read the deposit escrow agreement in its entirety. See also the section entitled ‘‘The Purchase Agreement – Termination.’’

Determination of NCF

By no later than April 15, 2009, Courtside is required to deliver to ACN Courtside’s audited financial statements for the year ending December 31, 2008, together with its calculation of the NCF, derived from the income statement included in such financial statements. The preparation of the financial information used in the calculation will be prepared by management, some of whom are potential payment beneficiaries, and then will be reviewed by Courtside’s audit committee. If ACN does not dispute such calculation, on the thirtieth day following such delivery, Courtside will pay ACN the amount of additional purchase price consideration associated with such amount of NCF, which will be $1,000,000 if the NCF is at least $19,000,000 and increasing in specified increments to $15,000,000 if the NCF is $21,000,000 or greater. If ACN disputes Courtside’s calculation, it must give notice to Courtside within 15 days after the 2008 audited financial statements are delivered to it. If the parties can’t resolve the disputed matters within 30 days after the dispute notice is delivered to Courtside, such matters will be determined by a recognized independent accounting firm chosen by mutual agreement of ACN and Courtside, whose fees shall be shared equally by ACN and Courtside. Payment of the additional purchase price consideration associated with the independent accounting firm’s determination of NCF shall be made not later than three business days after receipt of such determination by ACN and Courtside.

Assumed Liabilities

Courtside will also assume ACN’s contractual liabilities arising after the closing and other liabilities to the extent such other liabilities are taken into account in the calculation of ACN’s Balance Sheet Working Capital, but in no event will it assume liabilities for indebtedness for borrowed money or capital leases. As a result of ACN’s acquisition of the Columbus operations, ACN has assumed the Columbus seller’s liabilities and obligations arising after the closing of that acquisition under agreements assigned to and assumed by ACN as well as trade accounts payable and accrued expenses that constituted current liabilities and liabilities in respect of deferred subscription revenues and prepaid advertising and liabilities relating to ownership of the purchased assets and operation of the Columbus business from facts or circumstances occurring prior to the closing of that acquisition, to the extent such liabilities were taken into account in the calculation of the working capital adjustment under the Columbus purchase agreement. Pursuant to the terms of the purchase agreement, Courtside will assume such liabilities and obligations from ACN.

Payment of Purchase Price

In payment of the purchase price, Courtside will issue to ACN or its designees shares of its common stock having an aggregate value of up to $12,500,000 and will pay the balance to ACN in cash. The shares issued will be valued at $5.70 per share and the maximum number of shares that may be issued will be 2,192,982. To the extent that ACN or its affiliates purchase up to 2,192,982 shares of Courtside common stock in the public market or in private transactions with third parties prior to or concurrently with the closing of the transactions contemplated by the purchase agreement, the number of shares that Courtside will issue to ACN and its designees will be reduced share-for-share and the cash component of the purchase price will be increased by $5.70 per share. Shares of Courtside common stock issued in payment of the purchase price will be subject to restrictions on transfer for a period of one year following the closing of the transactions contemplated by the purchase agreement and the holders thereof will be entitled to demand and piggyback registration rights substantially identical to those granted by Courtside to the Courtside Inside Stockholders. The shares of Courtside common stock that will be issued to ACN and its designees will be delivered at the closing as will payment of the cash portion, representing the balance of the purchase price, less the $700,000 deposit previously made, with $12,500,000 of the cash payment to be placed in escrow pursuant to the escrow and indemnity provisions of the purchase agreement.

Purchase Price Adjustments

At the closing of the ACN acquisition, ACN will deliver to Courtside its estimate of its working capital as of the closing date (the ‘‘Closing Working Capital’’). If the Closing Working Capital is greater than the Target Working Capital, the purchase price payable to ACN and the amount to be paid by Courtside at the closing will be increased dollar-for-dollar by the amount of the difference. If the Closing Working Capital is less than the Target Working Capital, the purchase price payable to ACN and the amount to be paid by Courtside at the closing will be decreased dollar-for-dollar by the amount of the difference.

As promptly as practicable following the closing date, but not more than 45 days thereafter, Courtside shall prepare and deliver to ACN an unaudited balance sheet of the business acquired from ACN as of the closing date (the ‘‘Closing Balance Sheet’’) and Courtside’s calculation of the Closing Working Capital. If, within 15 days after delivery of the Closing Balance Sheet, Courtside’s calculation of the Closing Working Capital derived from the Closing Balance Sheet (which is the Balance Sheet Working Capital) is not disputed by ACN, Courtside will pay to ACN any excess of the amount of the Balance Sheet Working Capital over the amount of Closing Working Capital estimated by ACN at the closing, or, if the Closing Working Capital estimated by ACN at the closing is greater than Courtside’s determination of the Balance Sheet Working Capital, ACN will pay the difference to Courtside.

If, within 15 days after delivery by Courtside to ACN of the Closing Balance Sheet, ACN disputes the Closing Balance Sheet or Courtside’s calculation of the Balance Sheet Working Capital, and the parties are unable to resolve their differences within 30 days thereafter, the dispute shall be submitted to a recognized independent accounting firm for resolution and such firm’s resolution of the disputed items shall be binding on the parties. The fees and disbursements of such firm shall be shared equally by Courtside and ACN.

In calculating the final amount of any payment due with respect to such working capital adjustment, the parties will use the amount of the Columbus Adjustment Amount as finally determined in calculating such payment in lieu of the amount used at the closing in the determination of Target Working Capital, if it has been determined; otherwise the parties will use $1,886,245. The first $400,000 of any payment due to Courtside shall be paid from the $12,500,000 escrow fund and that fund shall be reduced by the amount of such payment (including payment after final resolution of any dispute).

To determine the Columbus Adjustment Amount, as promptly as practicable, but in no event later than 120 days following the closing of the Columbus acquisition, ACN will prepare and deliver to the Columbus seller a balance sheet of the Columbus business as of April 30, 2007, setting forth its calculation of the purchase price, together with the extent to which the Columbus Adjustment Amount is more or less than what was paid at closing based on the Columbus seller’s estimate of the Columbus Adjustment Amount at April 30, 2007. To the extent the $1,886,245 paid at the closing of the Columbus acquisition is less than the final Columbus Adjustment Amount calculated based on the April 30, 2007 balance sheet, ACN shall pay the difference between the two to the Columbus seller. To the extent the $1,886,245 paid at the closing of the Columbus acquisition is more that the Columbus Adjustment Amount calculated based on the April 30, 2007 balance sheet, the Columbus seller shall pay the difference between the two to ACN. If there is a dispute as to what the final purchase price should be, the seller and ACN have agreed to submit the dispute to Ernst & Young LLP for resolution. In addition, to the extent any accounts receivable of the Columbus business that were outstanding on April 30, 2007 remain unpaid at the time the Columbus Adjustment Amount is finally determined, ACN can require the seller of the Columbus business to repurchase them at their face value. If the final determination of the Columbus Adjustment Amount is not made until after the closing of Courtside’s acquisition of ACN, Courtside shall pay any amount due to the Columbus seller from ACN and the Columbus seller shall pay to Courtside any amount due to ACN.

Purchase Price Deposit

Concurrently with the execution of the purchase agreement, Courtside placed $700,000 in escrow as a deposit on the purchase price. The deposit will be used to reimburse ACN for its reasonable out-of-pocket expenses if the purchase agreement is terminated because of the failure of Courtside’s stockholders to approve the acquisition or the holders of 20% or more of the Public Shares vote against the acquisition and seek conversion of their shares into a pro-rata portion of Courtside’s trust fund, so long as such failure was not the result of a material adverse effect on ACN. The deposit is also payable to ACN as liquidated damages upon termination of the agreement for failure of the acquisition to be consummated by the termination date specified in the purchase agreement as a result of certain uncured breaches by Courtside if, at such time, ACN is not in material breach of its obligations under the purchase agreement. Upon closing of the acquisition, the deposit will be applied against payment of the purchase price. If the purchase agreement is terminated in circumstances that entitle ACN to reimbursement of its out-of-pocket expenses, it is expected that it will be entitled to receive the full $700,000 and that no part of the deposit will be returned to Courtside.

Indemnification of Courtside

To provide a fund for payment to Courtside with respect to its post-closing rights to indemnification under the purchase agreement for breaches of representations and warranties and covenants by ACN and liabilities not assumed by Courtside, there will be placed in escrow (with Continental Stock Transfer & Trust Company) $12,500,000 of the purchase price payable to ACN at closing. Claims for indemnification may be asserted by Courtside against ACN once its damages exceed $500,000 and will be reimbursable to the extent damages exceed such amount, except that claims made with respect to representations and warranties relating to title to property, employee benefit plans, taxes and environmental matters and claims based on fraud or intentional misconduct and liabilities (to the extent not taken into account in the calculation of Balance Sheet Working Capital) for accounts payable and accrued expenses incurred in the ordinary course of business, employee compensation and benefit payments incurred by ACN in the ordinary course of business and income or other taxes measured or based on ACN’s gross income will not be subject to such threshold or deductible. Any monies remaining in the escrow fund on the later of (i) one year from the closing date and (ii) the 45th day after the earlier of (A) the date that Courtside files its Annual Report on Form 10-K for the year ending December 31, 2007 and (B) the date on which Courtside’s audited financial statements for such year have been completed, or for such further period as may be required pursuant to the escrow agreement, shall be released to ACN. However, notwithstanding such release from escrow, ACN shall continue to be responsible to pay Courtside, but not in excess of an amount equal to the funds so released, for established indemnification claims resulting from breaches of ACN’s representations and warranties relating to title to property, employee benefit plans, taxes and environmental matters and claims based on fraud or intentional misconduct and liabilities and made prior to the expiration of the thirtieth day after the respective statutes of limitations applicable to the subject matter of such representations. Any payment due to Courtside as a result of the working capital adjustment described above under ‘‘Purchase Price Adjustments,’’ up to a maximum of $400,000, shall be paid from the funds held in escrow, thus reducing the amount available to pay indemnification claims by the amount of such payment. The escrow agreement is attached as Annex F hereto. We encourage you to read the escrow agreement in its entirety.

ACN and Courtside have also agreed that following Courtside’s acquisition of ACN’s assets, any claims for indemnification in respect of the Columbus operations will only be made by Courtside against the seller under the Columbus purchase agreement and not against ACN under the purchase agreement with Courtside. Under the Columbus purchase agreement, $3,063,410 of the purchase price was placed in escrow with an independent escrow agent to provide ACN with a fund in respect of ACN’s post-closing rights to indemnification under the Columbus purchase agreement for breaches of representations and warranties and covenants of the seller. Any monies remaining in the escrow on April 30, 2008, will be released to the seller. However, notwithstanding such release from escrow, the seller will continue to be responsible to pay ACN for indemnified losses resulting from claims made with respect to representations and warranties relating to title to property, employee benefit plans, taxes and environmental matters and claims based on seller’s specified covenants which are made prior to the expiration of the applicable statute of limitation, but only in an aggregate amount not to exceed the purchase price paid for the Columbus operations (less the amount of any other indemnifiable claims paid).

Financing Commitments

Courtside has received financing commitments for a total of $152,000,000 from Bank of Montreal, Chicago Branch, and BMO Capital Markets Corporation for funding to provide the balance of the purchase price payable to ACN that won’t be available from funds in its trust account, payment of related transaction expenses and for working capital and general corporate purposes, including acquisitions. Of the funding to be provided pursuant to such commitments, $125,000,000 will be senior secured credit facilities and $27,000,000 will in the form of senior notes of Courtside.

Bank of Montreal presently is one of the primary providers of financing to ACN. Courtside has also engaged BMO Capital Markets to assist it in analyzing, structuring, negotiating and effecting the acquisition, to provide financial and general advice as to the consideration to be offered to ACN and to assist in making presentations to Courtside’s board of directors concerning the acquisition, for which it will pay BMO Capital Markets an advisory fee if and when the acquisition is consummated.

The commitments are subject to the execution of definitive agreements and other conditions.

Senior secured credit facilities

The senior secured credit facilities will consist of a $20,000,000 secured revolving credit facility, a $35,000,000 term A secured loan and a $70,000,000 term B secured loan. The borrower will be Courtside’s subsidiary that has been formed to hold and operate the assets acquired from ACN.

The definitive agreements for the senior secured credit facilities will include the following terms and conditions, among others:

Maturity – The revolving credit facility and term loan A will mature on the sixth anniversary of the closing date. Term loan B will mature on the six and one-half year anniversary of the closing date.

Amortization – There will be no amortization on the revolving credit facility. Up to its full amount may be drawn, repaid and reborrowed at any time subject to compliance with the terms of the credit agreement. Amortization of term loan A will commence following a one-year grace period, in amounts to be determined. Amortization of term loan B will commence following a one-year grace period, at 1.0% per annum with the balance due at maturity.

Security – The bank will receive a perfected first priority security interests in all present and future acquired tangible and intangible assets and stock/ownership interests of Courtside and each of its direct and indirect subsidiaries.

Commitment Fees – 50 basis points (bps) per annum payable on the average daily unused portion of the revolving credit facility.

Interest – Interest on the revolving credit facility and term loan A will be determined according to a leverage-based grid as follows:

Total Leverage (excl pref. stock):	Interest Rate:
Greater than 5.50x	LIBOR plus 300 - 325 bps / Base Rate plus 175 – 200 bps*
Greater than 4.50x but less than or equal to 5.50x	LIBOR plus 275 - 300 bps / Base Rate plus 150 – 175 bps
Greater than 3.50x but less than or equal to 4.50x	LIBOR plus 250 - 275 bps / Base Rate plus 125 – 150 bps
Less than or equal to 3.50x	LIBOR plus 225 - 250 bps / Base Rate plus 100 – 125 bps

*	Fixed at this level for first six months.

Interest on term loan B will be at a rate equal to LIBOR plus 325-350 bps or Base Rate plus 200-225 bps, as Courtside may elect from time to time.

LIBOR (London Inter-Bank Offering Rate) means the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) at which Eurodollar deposits for the appropriate permitted interest period are offered in the interbank Eurodollar market. Base Rate means the higher of the prime rate of interest or the federal funds rate plus 0.5%.

All interest will be calculated based upon a year of 360 days for actual days elapsed and shall be payable at the end of each interest period, but not less than quarterly. After an event of default, interest will accrue at the rate otherwise applicable to Base Rate loans plus 2.00% per annum.

Optional prepayments or commitment reductions – The borrower may prepay the term loans or permanently reduce the unused revolving credit facility commitment at any time without penalty, subject to payment of any LIBOR breakage costs and minimum amounts to be agreed upon.

Mandatory prepayments – Subject to certain exceptions to be agreed upon, the borrower shall prepay the facilities by an amount equal to:

1)	100% of the net proceeds from asset sales (except ordinary course dispositions) and insurance proceeds, net of amounts used to repair or replace property, subject to a one year reinvestment period so long as an Event of Default shall not have occurred;

2)	100% of the net proceeds from future debt issuances, excluding the facilities and any debt permitted under the credit agreement;

3)	100% of net proceeds from the issuance of equity, except equity issued for a permitted acquisition and in connection with the Proposed Acquisition; and

4)	50% of the prior year excess cash flow (definition to be mutually agreed upon).

Mandatory prepayments will be applied pro rata among the term loan A, and the term loan B according to the actual outstanding principal amounts thereof, and, as to each such loan, pro rata among the remaining installments thereof. Following payment in full of such loans, any remaining mandatory prepayments shall be applied as a repayment of the outstanding revolving credit facility and as a concurrent equivalent permanent reduction thereof.

Interest rate and currency rate protection – Within 90 days after the first quarter end to occur after the closing date, the borrower shall enter into interest rate protection agreements reasonably satisfactory to the Administrative Agent to provide interest rate protection on at least 50% of the facilities for at least 2 years.

Conditions precedent to closing – Customary for transactions of this type, including:

a)	satisfactory legal financing documentation, including legal opinions;

b)	consummation of the acquisition of the assets of ACN in satisfactory form and substance;

c)	maximum pro forma funded total leverage of 6.25x on the closing date;

d)	funding of no less than $12,500,000 of mezzanine debt or preferred stock of Courtside upon satisfactory terms and conditions, the proceeds of which will be contributed to the borrower and used to finance the acquisition of the assets of ACN;

e)	minimum equity capital contribution to the borrower of no less than $75,000,000 on the closing date;

f)	minimum trailing twelve-month pro forma EBITDA (adjusted for the full year effect of public company costs) of $17,100,000 for the month preceding the closing of the Proposed Acquisition for which financial statements of ACN are delivered to the Administrative Agent;

g)	the borrower and its subsidiaries shall have no debt or liens other than debt under the facilities and such other debt or liens as the Lenders shall specifically permit, and Courtside shall have no debt or liens other than the mezzanine debt, if any, described herein and such other debt as the Lenders shall specifically permit;

h)	satisfaction with the legal, tax, and organizational structure of borrower and its subsidiaries;

i)	no material adverse change in the business, assets, condition (financial or otherwise), operations, operating performance or prospects of the borrower and its subsidiaries, or in the financial markets in general;

j)	evidence of satisfactory insurance, including casualty, property, liability and business interruption insurance;

k)	Arranger’s satisfaction with financial projections for the period beginning on the closing date to Maturity;

l)	payment of all fees and other amounts payable on the closing date

m)	satisfactory employment agreements for Gene Carr and Dan Wilson; and

n)	satisfactory key man life insurance of $4,500,000 on Gene Carr.

Conditions precedent to all loans – Usual and customary for transactions of this type, to include without limitation:

•	Representations and warranties shall be true and correct in all material respects as of the date of each loan.

•	No default or event of default with the giving of notice or passage of time would constitute an event of default shall exist or result from such loan.

•	No material adverse effect.

Representations and warranties – Usual and customary for financings of this type, generally.

Covenants – Usual and customary for financings of this type, including but not limited to the following:

Financial covenants:

(i)	total leverage not to exceed 6.75x, with step-downs to be determined (it being acknowledged that such leverage calculation shall exclude any mezzanine debt of Courtside subject to satisfactory terms, including PIK interest and a maturity date at least six months following the maturity date of the term loan B).

(ii)	minimum cash interest coverage to be determined;

(iii)	minimum fixed charge coverage to be determined.

All financial covenants will be measured quarterly, calculated using EBITDA for the most recently reported LTM period and finalized based upon financial projections covering the period from the closing date to Maturity, including quarterly projections for the first full year of the facilities. Interest expense shall be annualized for the first twelve months.

Other Covenants: Customary restrictions and limitations will apply (subject to customary exceptions to be mutually agreed) to, among other things: changes in the nature of the borrower’s and its subsidiaries’ business; changes in accounting treatment or reporting practices; sale of assets; mergers, permitted acquisitions, reorganizations and recapitalizations; liens; guarantees; indebtedness; dividends and other distributions; management fees; investments; debt; debt prepayments and modifications of subordinated and other debt instruments; capital expenditures; sale-leasebacks; transactions with affiliates; contingent obligations; joint ventures; use of proceeds; restricted payments; ERISA; and other covenants to be agreed upon. The borrower shall be permitted to pay the earnout to ACN as set forth in the ACN asset purchase agreement so long as no Event of Default shall have occurred and be continuing or shall result from such payment. Customary affirmative covenants will apply, including the reporting requirements described below, payment of taxes, continuation of existence and maintenance of material rights and privileges and compliance with laws.

Reporting Requirements: The borrower shall provide regular unaudited quarterly financial statements, compliance certificates, annual budgets, annual audited financial statements, and other information to the Administrative Agent for distribution to Lenders.

Assignments and participations – Any Lender may grant assignments or participations in all or any portion of its loans or commitments under the facilities. Assignments will be in minimum amounts of $1,000,000 and will be subject to the consent of the Administrative Agent, each such consent not to be unreasonably withheld or delayed. Assignees will have all of the rights and obligations of the assigning Lender.

Any Lender will have the right to sell participations in its rights and obligations under the facilities without prior consent, subject to customary restriction on participants’ voting and other rights.

Required lenders – Amendments and waivers of the provisions of the credit agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments thereunder representing more than 50.1% of the aggregate amount of loans and commitments thereunder; provided, however, that the approval of all of such Lenders shall be required with respect to (i) releases of all or substantially all of the collateral or all or substantially all of the Guarantors, (ii) changes to voting requirements, (iii) increases in the commitment of such Lenders, (iv) reductions of principal, interest, or fees and (v) extensions of times for payment.

Events of default – Customary for Administrative Agent’s loans of this type, including but not limited to the following:

1.	Non-payment of principal, interest, or any other obligation when due (subject to a three day grace period for interest and payment obligations other than principal);

2.	Cross-default to other debt;

3.	Material litigation and/or judgments;

4.	Impairment of any security interest or invalidity of any guarantee;

5.	Breach of covenant, provided that certain customary affirmative covenants shall include reasonable and customary notice and cure provisions;

6.	Voluntary or involuntary bankruptcy;

7.	ERISA event; and

8.	Change of Control (to be defined).

Yield protection – Yield provisions (i) protecting Lenders against increased costs or loss of yield resulting from changes in reserve, costs or loss of yield resulting from changes in reserve, tax, capital adequacy or other requirements of law and form the imposition of or changes in withholding or other taxes and (ii) indemnifying Lenders for ‘‘breakage costs’’ incurred in connection with the prepayment of a LIBOR loan other than the last day of an interest period in respect thereof.

Expenses – The expenses of the Administrative Agent and the Lead Arranger relating to the syndication, due diligence, and documentation of the transaction, including but not limited to legal fees and the charges of IntraLinks, will be for the account of and paid by the borrower.

Fees – An underwriting fee equal to 1.50% of the aggregate amount of the senior facilities, payable at closing. An additional underwriting fee equal to 0.25% for that portion of the senior facilities not committed by ACN’s existing senior facility lending group,also payable at closing. A $25,000 annual administrative agency fee.

Senior notes

Courtside will be the issuer of the senior notes. The definitive agreements for the senior notes will include the following terms and conditions, among others.

Term - Seven years.

Redemption at maturity – Courtside will redeem the notes at their face amount plus any accrued and unpaid interest in respect thereof.

Coupon – The notes will bear interest at a rate of 15.5% per annum and shall be payable in kind, quarterly in arrears.

Purchaser’s closing fee – 3.0% of the principal amount to be paid in cash on the closing date.

Security – None, unsecured.

Optional prepayment – Following the second anniversary of the closing date, Courtside may, at any time, redeem the notes, in whole or in part, at the following prices (expressed as a percentage of the principal amount prepaid), plus accrued and unpaid interest:

Year	Redemption Price
3	103.0%
4	102.0%
5	101.0%
6	Par
7	Par

In the event the aggregate principal amount of the notes decreases to less than $3,000,000, Courtside shall be required to redeem the remaining principal amount of the outstanding notes at the applicable redemption price.

Change of control – In the event that one person or a group of related persons acquires more than 50% of the voting stock of Courtside (other than the current principal shareholders or Courtside’s current senior management or trusts created for the benefit of the families of either the principal shareholders or the current senior management), a Change of Control will be deemed to have occurred. In the event of a Change of Control, the Purchaser shall have the right, but not the obligation, to require Courtside to redeem all or any part of the notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Ranking – The notes shall be senior obligations of Courtside.

Documentation – Sale of the notes shall be made pursuant to a note purchase agreement that will contain standard representations and warranties typically found in agreements evidencing securities similar to the notes.

Financial covenants – Courtside subsidiary will not create, incur, assume, guarantee or otherwise become responsible for payment of any indebtedness if, after giving pro forma effect to the incurrence thereof, the ratio of EBITDA to interest would have been at least [to be determined].

Covenants – The agreement will contain affirmative and negative covenants customary for transactions of this type including, without limitation, the following:

•	Maintain corporate existence, insurance, property and assets, and all requisite licenses, permits, franchises and other rights.

•	Comply with all requirements of law and contractual obligations, including without limitation all applicable environmental laws and regulations and ERISA, payment of taxes and other obligations.

•	Limitations on liens, dividends and equity repurchases.

Financial reporting – Courtside will provide: (i) quarterly (unaudited) consolidated financial statements within 45 days after the end of the first three quarterly periods, certified by an authorized officer; (ii) annual (audited) consolidated financial statements within 90 days after the end of each fiscal year; and (iii) quarterly compliance certificates, certified by an authorized officer.

Events of default – Standard events of default typically found in agreements evidencing securities similar to the notes.

Conditions precedent – The agreement will include conditions precedent customary for agreements of this nature and satisfactory to the purchaser, including without limitation:

•	Legal documentation satisfactory to the purchaser and Courtside.

•	Consummation of the acquisition of the assets of ACN in satisfactory form and substance.

•	Satisfaction with the legal, tax, and organizational structure of Courtside and its subsidiaries.

•	No material adverse change in the business, assets, condition (financial or otherwise), operations, operating performance or prospects of Courtside and its subsidiaries, or in the financial markets in general.

•	Evidence of satisfactory insurance, including casualty, property, liability and business interruption insurance.

•	Purchaser’s satisfaction with financial projections for the period beginning on the closing date to maturity.

•	Payment of all fees and other amounts payable on the closing date.

Expenses – All reasonable out-of-pocket costs and expenses incurred by the purchaser in connection with the transaction will be for the account of Courtside, whether or not the transaction is consummated.

Advisory Services

In addition to committing to provide the financing that Courtside requires, BMO Capital Markets has acted as an advisor to Courtside in connection with the acquisition. In this capacity, among other things, it assisted Courtside in the formulation of its negotiating strategy (although it did not participate directly in the negotiations), assisted in the financial analysis (comparable companies) utilized by Courtside’s board of directors, provided advice in the overall structuring of the financing and participated in the preparation of investor presentations. The work fee associated with advisory services will be $250,000.

Richard D. Goldstein, chairman of the board and chief executive officer of Courtside, and Bruce M. Greenwald, president and a director of Courtside, have agreed to lend Courtside funds it may require for operations prior to the closing of the acquisition. Such borrowings by Courtside are to be evidenced by unsecured promissory notes bearing interest at 5% per annum payable at the closing. Through                             , the record date, loans totaling $         have been made by Messrs. Goldstein and Greenwald.

Employment Agreements

On January 24, 2007. Courtside entered into employment agreements with three of ACN’s officers, to be effective upon the closing of the acquisition. Please see the section entitled ‘‘The Director Election Proposal – Employment Agreements’’ for the information regarding these agreements, which are attached to this proxy statement as Annexes H, I and J, respectively. We encourage you to read them in their entirely.

Background of the Acquisition

The terms of the purchase agreement are the result of arm’s-length negotiations between representatives of Courtside and ACN. The following is a brief discussion of the background of these negotiations, the purchase agreement and related transactions.

Courtside was formed on March 18, 2005 to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. Courtside completed its IPO on July 7, 2005, raising net proceeds, including proceeds from the exercise of the underwriters’ over-allotment option, of approximately $75,691,000. Of these net proceeds, $73,764,000 were placed in a trust account immediately following the IPO and, in accordance with Courtside’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Courtside. Courtside must liquidate unless it has consummated a business combination by July 7, 2007. As of                     , 2007, the record date, approximately $         was held in deposit in the trust account.

Promptly following Courtside’s IPO, we contacted industry executives, investment banking firms, private equity firms, business brokers, consulting firms, legal and accounting firms and numerous business relationships. In that connection, we sent out over 90 letters and multiple emails introducing Courtside and forwarding copies of our IPO prospectus to individuals with whom Courtside management had pre-existing relationships. In the course of drafting these communications in July of 2005, management concluded that they should indicate the approximate size of the businesses they would have interest in pursuing and determined that a suitable range of enterprise values that would be within Courtside’s financial capability would be from $100 million to $400 million, which was noted in the letters and emails.

Through these efforts and others, we identified and reviewed information on over 115 companies as possible acquisition candidates. We entered into approximately 40 non-disclosure agreements, a significant majority of which involved entertainment, media and communications companies. In narrowing the search, Courtside considered a number of factors and criteria, including:

•	Minimum enterprise value – Was the fair market value of the target business at least 80% of our net assets?

•	Credibility of management – Did the executive management have strong industry experience with solid reputations? Did they have the ability to manage a public company and communicate effectively with public shareholders and the financial community? Did the management have experience in integrating acquisitions? Did they have experience managing debt levels and dealing with financial institutions? Did management have a track record of meeting financial targets?

•	Credibility of the business model – Could the target business support substantial revenue and/or operating earnings growth? Could the target business serve as a platform for future expansion and could it deploy warrant proceeds in a manner likely to enhance shareholder value?

•	Credibility in the financial community – Did the target business have strong existing shareholders and respect in the financial community as evidenced by its banking and commercial relationships?

•	Valuation – Would the combined company carry an initial valuation that could make the stock an attractive investment to public market investors? Were there existing public companies that could be viewed as sufficiently comparable to provide investors with meaningful reference points? Were the target business’s valuation expectations consistent with Courtside’s preliminary assessments?

Our discussions with ACN began in October 2006 but we continued looking at other companies. By the last quarter of 2006, we had determined that a number of companies had fundamentals, including valuation, that met our criteria and expressed seriousness about considering a transaction with us. By December 2006 we had entered into substantive discussions and either provided a detailed term sheet or draft letter of intent to seven companies (excluding ACN):

•	In January 2006, we presented a draft letter of intent to a television broadcast company. Discussions ceased with this prospect because the company decided to pursue a competing bid.

•	In September 2006, we presented a detailed term sheet to an international film distribution company. We terminated discussions with this company when we encountered delays in receiving timely financial projections and the company informed us it would miss its 2006 operating income projections.

•	In September 2006, we presented a detailed term sheet to a consumer products company. While negotiating definitive documentation through the beginning of November 2006, the CEO of the company resigned, we were advised that the company’s 2006 results would fall short of original projections and the company decided to pursue an alternative financing.

•	In November 2006, we presented a draft letter of intent to a marketing services and software consulting firm. Discussions were terminated when the company decided not to pursue additional outside financing at this time.

•	In November 2006, we presented a draft letter of intent to a digital music company that was subsequently executed by both parties in December 2006. Discussions were suspended when we decided to pursue the ACN transaction on an exclusive basis.

•	In December 2006, we presented a draft letter of intent to an early childhood education company. We terminated discussions with this company when we decided to expend all our efforts in pursuing the ACN transaction.

•	In December 2006, we presented a draft letter of intent to an industrial packaging company. Discussions ceased with this prospect because the parties could not agree on valuation and other basic parameters of the transaction, and we decided to expend all our efforts in pursuing the ACN transaction.

Courtside’s activities in its search for a partner for a business combination were primarily conducted by Richard Goldstein, its and chief executive officer and a director, Bruce Greenwald, its president and a director, and Gregg Mayer, its vice president and controller. They were frequently assisted by Carl Harnick, Courtside’s vice president and chief financial officer. The non-executive directors, Dennis Liebowitz, Peter Haje and Darren Sardoff, were kept up-to-date on developments on an almost daily basis by telephone or personal meeting, particularly at times when activity was intense.

In September 2006, Mr. Goldstein discussed business combination opportunities with two persons with whom he had other business associations. During the course of the discussion, they inquired whether he had talked with Bruce Hernandez, the chairman of ACN and a principal of Spire Capital Partners L.P., a private equity firm that is one of the two principal owners of ACN, who was known to them through other business associations of their own. When Mr. Goldstein answered that he had not (other than in connection with another Spire-sponsored company that was in the process of being sold), they suggested that a luncheon be arranged. The luncheon, attended by Mr. Goldstein, Mr. Hernandez and their two mutual business associates, took place on October 3, 2006. At Mr. Goldstein’s request, Mr. Hernandez reviewed Spire’s portfolio companies. Mr. Goldstein asked for additional information on ACN. Mr. Hernandez made it clear that ACN was not for sale and that any information provided to Courtside would be on a confidential basis.

Messrs. Goldstein and Hernandez also had pre-existing relationships through common investments in private companies – LiveWire Systems (Alpine Equity Partners (‘‘AEP’’) affiliated with Mr. Goldstein, in 1999 invested $5 million. Waller Sutton Media Partners (‘‘Waller Sutton’’), affiliated with Mr. Hernandez, in 1999 invested $3 million); LiveWire Media (AEP in 1999 invested $750,000; Waller Sutton in 1999 invested $3.3 million); LiveWire Labs (AEP in 1999 invested $1.75 million; Waller Sutton in 1999 invested $500,000); and LiveWire Utilities (AEP in 2000 invested $1 million; Waller Sutton in 2000 invested $6 million). In addition, in 2001 Spire Capital Partners I, affiliated with Mr. Hernandez, invested $15 million in Encoda Systems Holdings, the successor to the operating subsidiary of LiveWire Media. The only contacts prior to October 3, 2006 between Mr. Hernandez and Mr. Goldstein relating to Courtside or SPACS in general occurred in July 2006. Mr. Goldstein called Mr. Hernandez on July 16th about a business to business publishing company owned by Spire that was being sold through an auction process. Mr. Goldstein expressed interest in this company and during the course of the conversation discussed Courtside and then emailed Mr. Hernandez a copy of the Courtside prospectus for his information. Courtside subsequently submitted its indication of interest in this media property by letter dated July 21, 2006. Mr. Goldstein had a follow-up discussion on July 26, 2006 with Mr. Hernandez, in which he continued to express his interest in the publishing property and urged that Courtside be selected to continue to participate in the auction. However, Courtside was not selected to continue to participate in the auction and Mr. Goldstein had follow-up conversations on July 27 and July 28 with Mr. Hernandez concerning that decision, which was not changed.

On October 9, 2006, Mr. Hernandez forwarded Mr. Goldstein an overview of ACN, together with certain financial information, on a confidential basis. After numerous attempts to contact each other, on November 8, 2006, Mr. Goldstein reached Mr. Hernandez by phone and Mr. Goldstein expressed a strong interest in moving forward with ACN, despite Mr. Hernandez’s prior statement that ACN was not for sale. Mr. Hernandez said he would send updated information on ACN and would sound out ACN management and the other principal owner, Wachovia Capital Partners.

On November 16, 2006, Mr. Hernandez forwarded Courtside updated financial information regarding ACN, on a confidential basis. On November 17, 2006, Mr. Hernandez informed Mr. Goldstein that ACN could be interested in a transaction if the terms were right and that, if any deal were to move ahead, the transaction would have to be for all or substantially all cash. Mr. Hernandez reported that he had preliminary discussions with Wachovia and senior management of ACN and that both had expressed some interest in pursuing a transaction on this basis.

On November 21, 2006, there was a conference call with Walker Simmons from Wachovia, Mr. Hernandez, Mr. Goldstein, Bruce M. Greenwald, president of Courtside and Gregg H. Mayer, vice president, controller and secretary of Courtside. The discussions dealt with ACN’s business, performance and the ability to finance a cash transaction

On November 22, 2006, Mr. Goldstein spoke to Mr. Gene M. Carr, CEO of ACN, to schedule a meeting at ACN’s corporate headquarters in Dallas, Texas. On November 28, 2006, Courtside and ACN entered into a customary non-disclosure agreement (dated November 22, 2006) in anticipation of Courtside’s trip to Dallas on November 29, 2006.

On November 29, 2006, Messrs. Goldstein, Greenwald and Mayer met with Messrs. Carr and Daniel Wilson in Texas. Messrs. Carr and Wilson made a presentation during the day on ACN and the Courtside officers visited the facilities. On November 30, 2006, Mr. Goldstein called

Mr. Hernandez with positive feedback on the meeting with management and informed Mr. Hernandez that a draft letter of intent would be forthcoming.

During the time period during which it was considering ACN, Courtside management had informal discussions with its board concerning ACN and its business, reviewed information on comparable public companies and spoke with industry contacts about the quality of ACN management. Although the negotiations regarding the letter of intent occurred during the last few months of the 18-month period during which Courtside was obligated to enter into a letter of intent to avoid being required to liquidate under the terms of its certificate of incorporation, Courtside’s directors and other management do not feel that the resulting time pressure caused them to make any material changes in their negotiation position or strategy or had any other adverse impact upon the terms they negotiated with ACN.

On December 4, 2006, Mr. Goldstein sent Mr. Hernandez a draft letter of intent providing, among other things, for (i) a proposed purchase price of $150 million payable at closing with contingent consideration of up to another $50 million depending on newspaper cash flow in 2007 and 2008; (ii) senior management to remain with ACN under employment agreements; (iii) a 45 day ‘‘no-shop’’ clause; (iv) ACN to waive any claim against Courtside’s trust account; and (v) an escrow fund of $15 million for indemnity claims.

On December 5, 2006, Mr. Hernandez expressed to Mr. Goldstein his disappointment with the structuring of the cash consideration and the length of the contingent consideration period. He said he would share the letter of intent with the other owners (including senior management of ACN) and report back to Courtside.

On December 6, 2006, Mr. Hernandez told Mr. Goldstein that he would support a transaction of $155 million in cash at closing plus contingent consideration up to an additional $40 million in cash all based upon 2007 newspaper cash flow.

On December 7, 2006, Mr. Goldstein informed Mr. Hernandez that Courtside was prepared to pay $165 million in cash at closing without any contingent consideration. Mr. Hernandez replied that he needed additional contingent consideration to make the deal possible.

On December 11, 2006, Mr. Goldstein told Mr. Hernandez that the deal could get done at $165 million and that any additional consideration must be based on 2008 newspaper cash flow to demonstrate continued significant growth in the business which is the premise of the acquisition. Mr. Carr also sent Courtside the 2007 budget on that date.

On December 11, 2006, Messrs. Goldstein and Greenwald also met with representatives of BMO Capital Markets regarding the transaction and their willingness to finance the debt portion of the capital structure. Bank of Montreal, the parent of BMO Capital Markets and a principal lender to ACN, indicated its willingness (subject to corporate approvals) to underwrite the debt portion of the transaction. BMO Capital Markets also assisted Courtside in crafting a contingent consideration proposal based on 2008 newspaper cash flow.

On December 12, 2006, Mr. Goldstein forwarded a revised letter of intent to Mr. Hernandez with a purchase price payable at closing of $165 million; contingent consideration of up to an additional $15 million based on 2008 newspaper cash flow (giving effect to acquisitions); an escrow fund of $12.5 million for indemnity claims; and otherwise similar to the December 4th draft letter of intent.

On December 13, 2006, Mr. Goldstein and Mr. Hernandez spoke about the meeting with BMO Capital Markets and the revised letter of intent. Mr. Hernandez said that basing the additional newspaper cash flow payment on 2008, rather than 2007, was satisfactory but that he needed further consideration to agree to the deal. Mr. Goldstein replied the only additional consideration that he could offer would be tied to the exercise of Courtside’s warrants, which are exercisable at $5.00 per share. Mr. Goldstein suggested that, if Courtside common stock traded at or above $8.50 a share for a specific period (which would enable Courtside to call for the redemption of the warrants and thus induce holders to exercise them), Courtside would be willing to provide additional contingent consideration of $10 million (since it could be expected that warrant proceeds of up to over $120 million would be received at that time).

On December 14, 2006, Mr. Hernandez reported to Courtside that the ACN ownership group was supportive of a transaction but he needed to have conversations with EarlyBirdCapital to discuss its view of the transaction and its judgment on the receptivity of the Courtside stockholders to the transaction and with BMO Capital Markets regarding the financing of the transaction. Mr. Hernandez noted that the survival period for representations and warranties should be after the receipt of the 2007 audited financial statements. Mr. Goldstein replied that the survival period should be the greater of one year or 45 days after the 2007 audited financial statements were available. Mr. Hernandez agreed with this suggestion. Mr. Hernandez then introduced the concept of a down payment of up to $1 million to reimburse ACN for its expenses if the deal were voted down by Courtside stockholders or as liquidated damages if Courtside defaulted under the acquisition agreement. Mr. Goldstein took objection to this proposal. On the same day, Mr. Goldstein forwarded Mr. Hernandez a revised draft of the letter of intent with the additional contingent consideration of $10 million based on Courtside common stock trading above $8.50 per share for a specified period, an indemnity period consistent with Mr. Goldstein’s suggestion and a provision providing that Courtside would be responsible for certain incremental expenses incurred by ACN as a result of the acquisition. Mr. Goldstein also told Mr. Hernandez that, in the unlikely event the Courtside stockholders did not approve the deal, he and Mr. Greenwald wanted an option exercisable following a negative stockholder vote in exchange for a payment of $5 million to purchase ACN on the same terms as Courtside (with appropriate modifications as a result of the purchasing entity not being a public company).

On December 15, 2006, Mr. Hernandez suggested the deal be structured as a purchase of LLC interests rather than an asset transaction. Mr. Goldstein resisted because of the potential exposure to undisclosed liabilities. Mr. Hernandez subsequently agreed to the asset purchase deal structure. Mr. Goldstein then emphasized the practical difficulties associated with a $1 million down payment requirement.

On December 18, 2006, counsel to ACN sent to Courtside a revised letter of intent with a $1 million down payment; a ‘‘deductible’’ for indemnity claims of $750,000; Courtside being responsible for any Hart-Scott Rodino filing fee; the cost of any additional audit or accounting work required as a result of Courtside being a public company to be paid by Courtside; and otherwise on the same basic terms as the December 14th draft letter of intent. Various discussions followed during which a $700,000 down payment was agreed to and the ‘‘deductible’’ was reduced to $500,000 (with customary exceptions). The letter of intent dated December 18, 2006 was then executed by the parties.

On December 20, 2006 Courtside held a board meeting, at which the terms of the letter of intent were approved and the actions of the officers in executing and delivering the letter of intent were ratified. The principal terms of the letter of intent approved by the board provided for (i) a cash purchase price of $165,000,000, of which $700,000 would be paid as a deposit at the time of executive of the definitive purchase agreement; (ii) additional consideration of $1,000,000 if 2008 NCF was at least $19,000,000, increasing in specified increments to $15,000,000 if 2008 NCF was $21,000,000 or more; (iii) additional consideration of $10,000,000 if the reported last sale price of Courtside’s common stock exceeds $8.50 for any 20 trading days within a 30 day trading period from the closing date through July 7, 2009; (iv) Messrs. Carr, Wilson and Coolman to serve as chief executive officer, chief financial officer and group publisher of Courtside after the acquisition and (v) an indemnity escrow fund of $12,500,000, subject to a $500,000 basket and deductible. The letter of intent also stated, among other things, that the definitive agreement would include customary representations and warranties, covenants and conditions and contained a waiver by ACN of its right to seek recourse against funds in the trust account for any reason whatsoever.

At the December 20 meeting, the engagement of Capitalink L.C. to render a fairness opinion was approved, as were the engagement of Graubard Miller (legal counsel), Ernst & Young LLP (financial due diligence) and BMO Capital Markets (financial advisor).

On the evening of December 20, 2006 Messrs. Goldstein and Greenwald met with Messrs. Carr, Wilson and Coolman. On December 21st, Messrs. Goldstein and Greenwald visited the Minneapolis offices of ACN and its production facilities.

On December 22, 2006, Courtside retained Capitalink and on January 2, 2007, it retained Ernst & Young. Ernst & Young was engaged to perform limited due diligence services regarding ACN’s historical financial statements, which had been audited by Grant Thornton LLP. The scope of Ernst & Young’s work was set at the direction of Courtside and consisted of reading Grant Thornton’s audit workpapers related to ACN’s audited financial statements, inquiries related to accounting policies and procedures and balance sheet and profit and loss trend analysis. The purpose of the review was to assist Courtside in its due diligence.

During the period following the signing of the letter of intent, our attorneys prepared a draft of the purchase agreement and drafts of the other transaction documentation. These were submitted to ACN and its attorneys and other representatives and were revised a number of times through the course of the negotiations among the parties and their counsel, which took place by personal meetings, email and teleconference over a period of about four weeks. Drafts prepared by our counsel, and those received from ACN’s counsel, were reviewed by our executive officers and discussed with our directors, as appropriate.

No substantive revisions to the terms contained in the letter of intent were made during the course of negotiations over the definitive transaction documents. The major negotiating issues arose from translating the broad language in the letter of intent into definitive contractual provisions, particularly with respect to the definitions of working capital and newspaper cash flow and the terms of the employment agreements for Messrs. Carr, Wilson and Coolman. Other issues addressed during this period included the terms of the non-solicitation provisions and the conditional option to be granted to Messrs. Goldstein and Greenwald.

The discussions over the terms of the employment agreements were largely conducted by Messrs. Goldstein, Greenwald and Carr. In addition to a number of telephonic discussions, a meeting in Virginia on January 18, 2007 covered this topic as well. The terms of the current agreements between ACN and Messrs. Carr, Wilson and Coolman were known to Courtside through its due diligence investigations. It was agreed that the executives would receive salaries higher than those they were receiving from ACN because of the additional responsibilities they would have as executives of a public company and an anticipated increase in the time they would need to spend on integrating recent and future acquisitions. It was also agreed that these executives and other members of management should be entitled to participate in an equity incentive plan that Courtside would establish, with the total number of awards under the plan for management to be no greater than 10% of Courtside’s then-outstanding common stock (16,800,000) shares. A plan providing for awards with respect to 1,650,000 shares for management awards and awards with respect to 100,000 shares for non-executive directors was finally agreed upon, with Messrs. Carr, Wilson and Coolman to receive, at the closing of the acquisition, options to purchase 544,500, 330,000 and 247,500 shares, respectively, of Courtside common stock. The options to be granted to Messrs. Carr, Wilson and Coolman will have an exercise price equal to the last sale price of the Courtside common stock on the closing date. It was further agreed that provisions regarding duties and responsibilities, health insurance and other benefits, non-competition, termination and severance arrangements, confidentiality and other matters would generally be along the lines of the executives’ current employment agreements with ACN. See the section entitled ‘‘The Purchase Agreement – Employment Agreements’’ for a more detailed description of the terms of the employment agreements. By the middle of January 2007, the parties had reached substantial agreement on all significant issues on the documentation and we scheduled a formal meeting of our board of directors to consider the proposed transaction.

Our board met for such purpose on January 22, 2007, at which time all of our directors were present in person, as were Carl Harnick, our vice president and chief financial officer, and Gregg Mayer, our vice president, controller and secretary. Also present in person were Gene Carr and Daniel Wilson of ACN, Andrew Buchholtz and Anissa Kelly of BMO Capital Markets, Steven Levine of EarlyBirdCapital, Lorraine Jackson, our assistant secretary and counsel, and Noah Scooler of Graubard Miller, our counsel. Present by conference telephone were Scott Salpeter and Kathy Welker of Capitalink and David Alan Miller and Jeffrey Gallant of Graubard Miller. Prior to the meeting, near-final drafts of all of the significant transaction documents were distributed to the directors, as well as copies of a draft presentation prepared by Capitalink, a draft of Capitalink’s proposed opinion and a draft of Ernst & Young’s financial due diligence findings. Copies of commitment letters with the Bank of Montreal regarding the acquisition financing were also provided to the directors.

After opening remarks and general discussion by Mr. Goldstein as to ACN and the other companies considered by us in the search for a business combination target, Messrs. Carr and Wilson gave a presentation about ACN, its history and business, which included a slide presentation, after which they left the meeting. The presentation by Messrs. Carr and Wilson included information based on ACN’s 2007 budget and projections, which had previously been given to the directors and also to Capitalink, but including updated information based on actual December 2006 results which had not been previously provided to the directors or Capitalink. Such information was premised on ACN having organic growth only, without further acquisitions. Also included in the presentation was a comparable company valuation analysis prepared by Courtside in conjunction with BMO Capital Markets, a copy of which is appended to this proxy statement as Annex K.

Further discussion among those present followed, after which Mr. Greenwald gave a summary of the financial due diligence performed by Ernst & Young. Mr. Salpeter and Ms. Welker of Capitalink then made a telephonic presentation of their review of ACN, during which they advised the board that Capitalink was of the opinion that the aggregate consideration was fair to our stockholders from a financial point of view and that the fair market value of ACN is at least 80% of our net assets. During the course of their presentation, Mr. Salpeter and Ms. Welker discussed at length with the board the different financial analyses performed by Capitalink and the manner by which Capitalink had arrived at its opinion. For a more detailed description of the Capitalink opinion, see the section entitled ‘‘The Acquisition Proposal – Fairness Opinion.’’

After Mr. Salpeter and Ms. Welker finished their presentation and responded to questions by members of the board, they left the meeting. The other persons not associated with Courtside left the meeting shortly thereafter, other than counsel. After considerable further review and discussion by the board, the purchase agreement and related documents were unanimously approved, subject to final negotiations and modifications, and the board determined to recommend approval of the purchase agreement and the other proposals to be presented to the stockholders at the special meeting. No other presentations or reports were prepared by our management or others or made at the board meeting or prior thereto. The due diligence summaries prepared by our attorneys, and reviewed by our officers earlier, were not presented to the meeting but were generally discussed.

Capitalink furnished its signed opinion on January 22, 2007. On January 23, 2007, the parties and their counsel met at ACN’s counsel’s offices and finalized the documentation. The purchase agreement was signed on January 24, 2007. Promptly thereafter, Courtside issued a press release announcing the execution of the purchase agreement and containing the terms of the purchase agreement and other information about the parties. A Current Report on Form 8-K reporting the signing of the purchase agreement and containing a presentation substantially similar to that made by Messrs. Carr and Wilson at the board meeting and an amendment thereto containing the remaining exhibits were both filed on January 25, 2007.

During the course of the negotiations with ACN, Courtside was informed of the possibility of the Columbus acquisition and, at the request of ACN, at the time the purchase agreement was signed on January 23, 2007, Courtside indicated that the terms set forth in the non-binding expression of interest between ACN and the Columbus owner would be satisfactory to it if the Columbus transaction were to proceed. Subsequent to the signing, Courtside was kept abreast of the status of the discussions with the Columbus principals, although it was advised by ACN management that, while negotiations were in progress, ACN had yet to complete its due diligence or financing arrangements and that it was not fully confident that the Columbus owner was, in fact, prepared to sell the business. Courtside was not involved in the ongoing negotiations with the Columbus principals. In early to mid April, however, ACN informed Courtside that, in its view, the Columbus transaction was likely to be consummated, with a proposed closing date on or about April 30, 2007.

On April 16, 2007, Courtside retained Capitalink to issue a new fairness opinion to give effect to the Columbus transaction and initiated discussions with BMO Capital Markets regarding the necessary revisions of its commitment letters to take into account the additional financing required by the transaction. Courtside also scheduled a Board meeting for Friday, April 27, 2007 to review the proposed Columbus transaction and its impact on the Courtside-ACN transaction, to formally approve the final terms of the Columbus acquisition by ACN and to consider certain related matters.

In preparation for the Board meeting, Courtside officials spoke to Gene Carr and Dan Wilson on the night of April 24th to get an update on the status of the Columbus transaction and to discuss with Messrs. Carr and Wilson a presentation that they would make to the Courtside board. During this discussion, Courtside was informed that, although ACN’s first quarter 2007 results were up substantially over first quarter 2006 (4.6% in revenues and 19.3% in EBITDA) on a pro forma basis. Revenue and EBITDA for ACN’s second quarter were estimated to be approximately flat as compared to the 2006 comparable period.

On April 25, 2007, Mr. Goldstein contacted Messrs. Haje, Leibowitz and Sardoff and informed them of ACN’s first quarter results and the expected results for the second quarter. Also on April 25th, Messrs. Goldstein, Greenwald and Mayer met with Mr. Hernandez to discuss the April shortfall and the possible ramifications on the transaction. The meeting concluded with Mr. Hernandez stating that he would discuss with his colleagues the situation and that he would try to get back to Courtside the next day (April 26) with any proposed modification to the ACN-Courtside transaction. Mr. Hernandez spoke with Mr. Goldstein and Mr. Greenwald on the 26th and offered to change the consideration from all cash (approximately $165 million if Columbus did not close or approximately $209 million if the Columbus transaction were to close, each amount subject to working capital adjustments) to cash and $10 million in stock, with senior ACN management participating in the stock consideration (Carr $500,000; Wilson $350,000 and Coolman $150,000). Subsequently, on that day, Mr. Goldstein suggested to Mr. Hernandez that the stock portion of the purchase price be increased to $15 million (with the possibility of some shares being acquired in the market), that $10 to $15 million of the cash purchase price be tied to a 2007 earn-out and the 2008 earn-out thresholds be increased by $2 to 2.5 million. Mr. Hernandez responded that he would talk to his colleagues but that he was not optimistic about any substantive changes other then retaining an equity interest in the public company because of his (and his colleagues) high level of confidence in ACN’s business and its management. Mr. Goldstein emphasized that in light of the expected April results the transaction required additional modifications.

The Board meeting on April 27, 2007, was attended, in person or by conference telephone, by all of Courtside’s directors, Oded Aboodi, Courtside’s special advisor, Carl Harnick, Gregg Mayer and Lorraine Jackson, officers of Courtside, David Miller and Noah Scooler, counsel to Courtside, Gene Carr and Dan Wilson of ACN and Dominic Petito, Andrew Buchholtz and Anissa Kelly of BMO Capital Markets. After attention to certain corporate matters by the Board, Messrs. Carr and Wilson presented the current status of ACN’s operations, with emphasis on the first quarter results and the outlook for the balance of 2007. Increases in revenue and EBITDA for the first quarter and a flat second quarter were noted and reviewed. Mr. Carr reported that the second quarter outlook, not taking into account the effects of the Columbus acquisition, represented a slow-down from the first quarter’s performance. This was reflective of certain non-recurring events, including adverse weather conditions in April, the acceleration of Easter advertising into the 2007 first quarter and certain second quarter 2006 customer advertising programs not continuing in 2007, as well as weakness in real estate advertising in certain markets. Mr. Carr then summarized certain initiatives to counter the shortfall.

Mr. Wilson proceeded with a presentation of the proposed purchase of the Columbus operation, which was scheduled to close during the following week. He discussed the assets (a monthly glossy magazine, twenty-two weekly community newspapers, and a niche publishing company – all currently operating as three individual companies); the ability to integrate the companies and the impact on revenue and expenses; the structure of the deal (a purchase price of $44 million cash plus working capital); the terms of an employment agreement with the principal owner ($60,000 annually for a twenty hour week); and the leasing of the current space of approximately 82,000 sq. ft. (which includes printing facilities with computer-to-plate technology) for $5.00/sq. ft. with a five year term and 2 five year options to renew (with the expectation of subleasing excess space after integration). Mr. Carr also indicated that ACN expected to shortly conclude negotiations with a new group publisher for the

Columbus cluster, who is expected to start June 1 and who had previously worked successfully with Messrs. Carr and Wilson. At this point, Messrs. Carr and Wilson then left the meeting.

Mr. Goldstein discussed the status of financing for the ACN transaction and efforts to obtain concessions in Courtside’s proposed transaction with ACN because of the April weakness and anticipated results for the second quarter. The meeting adjourned so the officers could continue their negotiations with ACN. It was agreed that it would be resumed no later than May 2, 2007.

After the Board meeting on April 27, 2007, Mr. Goldstein and Mr. Greenwald spoke with Mr. Hernandez. Mr. Hernandez rejected any change to the 2008 earn-out formula and stated that a 2007 earn-out would make the transaction overly complicated. He then stated ACN would agree to a $5 million reduction in the cash purchase price with $10 million of such reduced purchase price to be paid in stock (to the extent shares are not purchased in the market at or prior to the closing). After discussing Courtside’s other suggestions, the parties agreed to speak again over the weekend.

On Saturday, April 28, 2007, Messrs. Hernandez, Goldstein, Greenwald and Mayer spoke, during which conversation Courtside tried to further reduce the cash purchase price to a total of $7.5 to $8 million and to increase the stock portion of the consideration to $15 million. Mr. Hernandez responded that $5 million was the highest purchase price reduction that would be agreed to by ACN, but would take under advisement increasing the stock portion of the total consideration above $10 million. On Sunday, April 29, Mr. Hernandez left a message for Mr. Goldstein that ACN would agree to increase the stock portion of the purchase price to $12.5 million.

On Monday, April 30, Mr. Goldstein spoke to Mr. Hernandez and stated that he, Mr. Greenwald and the other officers of Courtside would recommend the revised transaction to the Courtside Board at the continuation of its April 27th Board Meeting scheduled to be held on Wednesday, May 2.

The Board meeting that was adjourned on April 27, 2007, was reconvened on May 2, 2007. Present in person or by conference telephone were all of the directors, Messrs. Aboodi and Mayer and Ms. Jackson, Mr. Scooler, Mr. Petito and Ms. Kelly, all of whom were present at the initial session of the meeting. Scott Salpeter and Kathy Welker of Capitalink were present by invitation and participated by conference telephone.

Mr. Goldstein opened the meeting by summarizing the matters discussed at the initial session of the meeting. He then advised the meeting that the Columbus transaction was closed on April 30 and discussed the terms of the agreement that had been reached with ACN regarding the changes in the terms of the transaction. The basic terms of such agreement provided that the previously agreed purchase price for ACN’s assets of $165 million would be reduced by $5 million, that the purchase price would be increased by the amount ACN paid for the Columbus operations and that up to $12.5 million of the purchase price would be paid by the issuance of Courtside common stock valued at $5.70 per share, with the actual number of shares to be reduced, and the cash portion concomitantly increased, by the number of shares of Courtside common stock that ACN and its affiliates purchase on the open market or in private transactions through the time of the closing.

Mr. Salpeter and Ms. Welker then made a presentation of the matters they considered and the conclusions reached by Capitalink in arriving at its opinion. Mr. Salpeter noted that the analysis and methodology were substantially similar to the presentation given at the January 22 Board meeting, with December 2006 and the first four months of 2007 now reflecting actual results and with the Columbus transaction reflected.

Mr. Salpeter reviewed the general nature of Capitalink’s presentation, noting that it contained distinct sections addressing the various analytical comparisons made by Capitalink as well as an overall valuation. He then described the matters reviewed and considered by Capitalink in arriving at its opinion.

Mr. Salpeter continued with an overview of the transaction, including the consideration to be issued by Courtside to ACN, taking into account the changes to be effected by the proposed amendment to the purchase agreement that had been described by Mr. Goldstein. He then discussed the financial overview that was included in Capitalink’s presentation, which was followed by a review of the three different valuation analyses used by Capitalink – comparable company analysis, comparable transaction analysis and discounted cash flow analysis and then discussed the three analyses in detail, which are described in the section entitled ‘‘The Acquisition Proposal – Fairness Opinion.’’

Mr. Salpeter then stated Capitalink’s conclusions – that the proposed acquisition consideration is fair, from a financial point of view, to Courtside’s stockholders and that the requirement that the fair market value of ACN be equal to at least 80% of the value of Courtside’s net assets (the ‘‘80% test’’) would be fulfilled. After responding to some questions from members of the Board, Mr. Salpeter and Ms. Welker left the meeting.

Mr. Goldstein summarized again the terms of the Columbus transaction. Mr. Mayer then distributed a comparable company analysis that Courtside had prepared with the assistance of BMO Capital Markets, which was reviewed with the Board and is included in Annex K to this proxy statement.

The Board then reviewed the material provisions of the proposed amendment to the purchase agreement, copies of which had been previously distributed. Among the matters addressed were the adjusted purchase price and an allocation of any Hart-Scott-Rodino filing fee; the decrease in the stock component and increase in the cash component to the same extent; that no matters arising out of ACN’s purchase agreement with Columbus shall be considered in connection with the representations and warranties of ACN in the purchase agreement for purposes of disclosure or determining whether or not there has been a breach; that indemnification provisions of the purchase agreement shall not apply to matters arising out of the Columbus transaction and the only remedies available following the closing shall be those set forth in the Columbus agreement; the extension of the date by which the transaction with ACN must be completed to July 7, 2007; and the terms of a lock-up and registration rights that would apply to the shares of Courtside common stock issued in the transaction. Mr. Goldstein noted that Courtside, as assignee of the Columbus agreement, would have the benefit of the Columbus owner’s representations and warranties and that there is an approximate $3 million in escrow for indemnification claims with the general survivability period extending until April 30, 2008. After further discussion during which the Board reviewed and reconsidered the factors they had previously considered in determining to do the transaction with ACN, the Board approved the terms of the amendment to the purchase agreement, which was signed by the parties on May 2, 2002. On May 3, 2007, Courtside issued a press release announcing the signing of the amendment and describing the Columbus transaction and subsequently filed a Current Report on Form 8-K to the same effect. A copy of the amendment is included in Annex A to this proxy statement.

Experience of Courtside’s Board of Directors

Our executive officers and members of our board of directors are very experienced in business and financial matters and we believe that they are capable of applying sophisticated judgment to financial projections and other financial information, as well as to management capabilities and other business factors. Biographical information about our directors, who have extensive experience (particularly in mergers, acquisitions and other business transactions) with eminent investment banking firms, other financial institutions, national accounting firms or law firms, and high-level executive experience with the world’s largest media company, is included in the section entitled ‘‘Directors and Executive Officers of Courtside Following the Acquisition.’’ Carl Harnick, our vice president and chief financial officer, was a partner for more than 30 years with Ernst & Young (and its predecessor firm, Arthur Young & Company). Gregg Mayer, our vice president, controller and secretary, prior to joining Alpine Capital LLC and its affiliated companies in 1998, was an investment banking analyst for Dillon Read & Co. Our executive officers and directors thus provide the extensive financial analysis, technical and due diligence investigation skills of the types necessary to evaluate ACN and the industry in which it operates.

Factors Considered by Courtside’s Board of Directors

Our board of directors has concluded that now is the proper time to acquire ACN. On an overall basis, the following factors were critical to our decisions at both our January 22nd and May 2nd board meetings:

•	The existence of a viable and sustainable business model. The board concluded that ACN had such a business model based on its operating history and recent trends and its successful history of sourcing and integrating acquisitions. The board also concluded that the capital and time needed to continue profitability and to increase it were within the scope and expectations of Courtside’s stockholders.

•	The quality of management and financial backers. During the course of the negotiations and investigations by Courtside, our board met with key members of ACN’s management team and reviewed their prior employment histories. Collectively, the senior management of ACN has over 80 years of experience in the community newspaper business. The board was also aware of, and viewed favorably, the reputations of the venture funds that had invested in ACN, which were known to be of high quality and very thorough in the due diligence they perform prior to making an investment.

•	The effect on Courtside’s stock price. Courtside’s directors believe that attention to stock price is fundamental to governance of the company. Based on the factors discussed above, including ACN’s projected revenue and EBITDA growth rates (ACN only on January 22nd and ACN including Columbus on May 2nd) and a comparison of ACN’s financial metrics and asset purchase price for ACN to the financial metrics and stock price of public companies deemed comparable at the times of the board meetings and Courtside management’s confidence in ACN’s management’s ability to achieve its projections, it concluded that, if the ACN business plan continued to be executed in the manner presented by ACN (which they believed at the times of the board meetings was reasonable to expect), there was a reasonable probability that Courtside’s stock price would rise over time. See the subsection entitled ‘‘Valuation’’ on page 64.

On a more detailed basis, the Courtside board of directors also considered the following factors, in addition to matters addressed in the section entitled ‘‘Risk Factors,’’ and reached the conclusions set forth within the discussion of each factor:

ACN operates in an industry originally targeted by Courtside management.

Courtside was formed to serve as a vehicle to effect a business combination with an operating business principally in the entertainment, media and communications industries. In the prospectus for its IPO, Courtside specifically mentioned newspaper publishing as one of the industries in which it would seek prospective targets.

ACN’s record of growth and expansion and high potential for future growth

Important criteria to Courtside’s board of directors in identifying an acquisition target were that it have established business operations, that it was generating current revenues, EBITDA (earnings before interest, taxes on income, depreciation and amortization) and cash flow, and that it has what the board believes to be a potential to experience rapid growth. Courtside’s board of directors believes that ACN has in place the infrastructure for strong business operations and to achieve growth both organically and through accretive strategic acquisitions. The board’s belief in ACN’s growth potential is based on ACN’s historical growth rate and potential future growth opportunities, including from acquisitions and startup of new publications. ACN has experienced a compounded annual growth rate of 7.1% in revenues (pro forma for acquisitions (dispositions) that occurred prior to December 31, 2006, as if such acquisitions (dispositions) took place as of the first day of the earliest fiscal year presented) from fiscal year 2004 to fiscal year 2006, growing revenues from $46.6 million to $53.5 million, and grew pro forma Adjusted EBITDA (as defined in the section entitled ‘‘ACN’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Adjusted EBITDA and Pro Forma Adjusted EBITDA’’) from $8.9 million to $12.9 million over such time period, for a 20.6% compounded annual growth rate. At the time of the January 22nd board meeting, ACN was projected to increase revenues to $62 million and EBITDA to $17 million in 2008, assuming it didn’t consummate any future acquisitions. After giving effect to the Columbus transaction and the anticipated results for the first six months of 2007, ACN’s revised projection called for revenues and

EBITDA to increase to $84.5 million and $22.1 million, respectively, in 2008, assuming it didn’t consummate any future acquisitions.

The experience of ACN’s management

Another important criteria to Courtside’s board of directors in identifying an acquisition target was that the target have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Courtside’s board of directors believes that ACN’s management has significant successful experience in the community newspaper industry, as demonstrated by ACN’s ability to operate and develop profitable business opportunities through both the start-up of new publications (such as the Plano Insider and Carrolton Leader, which were cash flow positive from inception) and the integration and management of acquired businesses (for the publications acquired through acquisition, such publications grew from approximately $1.5 million of EBITDA (for the twelve months prior to the acquisition by ACN) to approximately $3.3 million, or 120%, for the twelve month period ended December 31, 2006). The board was also favorably impressed by ACN’s management’s abilities to effectively manage debt financing (ACN, while executing on its operating plan, paid down its indebtedness and reduced its ratio of senior debt to EBITDA from 6.0x on December 10, 2004, which is when the current ownership group took over, to 4.0x on December 31, 2006) and to negotiate favorable acquisition terms in non-auction settings.

Financial condition and results of operations

ACN’s revenue, operating profit and financial performance were all reviewed in absolute terms at both board meetings and also in relation to other companies in the community newspaper industry (Lee Enterprises, Inc. (‘‘Lee’’), GateHouse Media, Inc. (‘‘GateHouse’’) and Journal Register Co. (‘‘Journal Register’’)) at the January 22nd meeting and were felt by the members of the board to be favorable both in absolute terms and in comparison. ACN generates significant recurring cash flow due to its stable revenue, EBITDA margins, low capital expenditure and working capital requirements and currently favorable tax position. The board believes that the net revenue growth potential coupled with continued strong margins will lead to high operating results that will reward Courtside stockholders.

At the January 22nd meeting, the board compared ACN’s financial metrics (revenue and EBITDA, both historical and projected from calendar year 2004-2008) against Lee, GateHouse and Journal Register as of the date of the board meeting. Revenue and EBITDA were normalized to exclude unusual and extraordinary expenses and income and to pro forma prior period figures for any acquisitions or dispositions which occurred in subsequent periods. Projections for comparable companies were derived from Wall Street research most recently available prior to January 22, 2007. The board used comparable company public filings and Wall Street research to adjust the financial figures for any acquisitions or dispositions prior to the date of the board meeting. ACN projections assumed that no future acquisitions were to be consummated.

At the time of the January 22nd meeting, for the calendar years 2004-2008, ACN was projected to increase revenues from $46.6 million to $62 million and EBITDA from $8.9 million to $17 million. During the same period, Lee was expected to increase revenues from $1.091 billion to $1.171 billion and decrease EBITDA from $306 million to $300 million; GateHouse was expected to increase revenues from $376 million to $411 million and EBITDA from $82 million to $104 million; and Journal Register was expected to decrease revenues from $563 million to $509 million and EBITDA from $147 million to $112 million. For a more comprehensive growth rate and margin comparison of ACN against the comparable companies utilized at the January 22nd board meeting included as part of Annex K. At the time of the May 2nd board meeting, for the calendar years 2004-2008, including the Columbus cluster, ACN was projected to increase revenues from $69.3 million to $84.5 million and EBITDA from $13.2 million to $22.1 million.

ACN’s emphasis on local content in attractive markets

Each of ACN’s markets exhibits affluent, desirable and high-growth demographics. Within its markets, ACN’s publications place great emphasis on providing extensive coverage of local news events. As a result, these publications have strong reader loyalty, which is highly valued by local advertisers who use the publications to make targeted overtures to reach their desired audiences and maximize the efficiency of their advertising expense. Reader loyalty is based on third party reader surveys of both ACN’s controlled circulation publications and paid circulation publications.

Opportunities for growth through acquisitions

The community newspaper industry is highly fragmented. Many community newspapers serve only a single town or other community or only a few communities in a relatively compact geographical area. The board believes that ACN has a strong platform for creating additional stockholder value through acquisitions both within its current markets and in new markets. At the May 2nd board meeting, the board recognized ACN management’s ability to make additional significant acquisitions such as Columbus in a non-auction setting. The opportunity for continued growth was an important factor in the board’s evaluation.

The board also believes that Courtside’s ability to make acquisitions for stock rather than cash will prove attractive to owners of newspapers who have a low tax basis in their companies and could receive stock in a transaction such as a tax-free transaction that would enable them to defer payment of federal income taxes.

Emphasis on expansion of Internet publications

ACN’s management believes that the use of the Internet as a platform for its publications can be a positive factor in its growth. As a result of its expansion of Internet publications, ACN’s advertising revenues from such publications have grown from 0.5% of total revenues in 2005 to a run rate of 3% of revenue at the end of 2006, without any significant drop-off in revenues from its traditional publications.

Valuation

The board considered the value of ACN (as of the date of the board meeting) in relation to its growth potential and found it to be attractive when compared to other companies in the community newspaper industry. As discussed above, management considered Lee, GateHouse and Journal Register to be comparable as they publish newspapers with varying degrees of emphasis on local and community content. None of the comparable companies have characteristics substantially similar to ACN.

Enterprise values as a multiple of projected calendar year 2006, 2007 and 2008 EBITDA were used in the analyses. To calculate enterprise value for the comparable companies, the share price as of the end of the trading day on January 19, 2007 was utilized for the January 22nd board meeting and the share price as of the end of the trading day on May 1st was utilized for the May 2nd board meeting. For the January 22nd board meeting, enterprise value for ACN was assumed to be $165,000,000 (which was to be the purchase price paid on the closing date excluding working capital adjustments prior to ACN’s acquisition of the Columbus operations). For the May 2nd board meeting, enterprise value for ACN was assumed to be approximately $206,000,000 (which was to be the purchase price paid on the closing date including the Columbus acquisition purchase price and actual payment to the Columbus seller for estimated working capital but excluding working capital adjustments for ACN). In addition, for the May 2nd board meeting, the board evaluated the impact of the Columbus acquisition on the 2008 NCF earnout and considered the likelihood of the earnout being achieved and its impact on the ACN enterprise value multiples (it was assumed that the full $15 million earnout will be achieved and paid in 2009 and added to current enterprise value by discounting the $15 million by ACN’s expected estimated weighted average cost of capital of 10%).

For ACN and its comparables, EBITDA was normalized to exclude unusual and extraordinary expenses and income and to pro forma prior period figures for any acquisitions or dispositions which occurred (as of the date of the board meeting) in subsequent periods. Projections for comparable companies were derived from Wall Street research most recently available prior to January 22, 2007 for the January 22nd meeting and prior to May 2, 2007 for the May 2nd meeting.

Courtside also utilized both the historical EBITDA growth rates (2004-2006 compounded annual growth rates), for the January 22nd meeting, and projected long term growth rates, for both board meetings, to compare ACN against the comparable companies. Projected long term growth rates for comparable companies were derived from Wall Street research most recently available prior to the applicable board meeting. ACN’s 2007-2008 projected EBITDA growth rate, which assumes no acquisitions in future years, was used as a proxy for ACN’s projected long term growth rate for the January 22nd board meeting. ACN’s average 2007 and 2008 projected EBITDA growth rate, which is pro forma for Columbus and assumes no acquisitions in future years, was used as a proxy for ACN’s projected long-term growth rate for the May 2nd meeting.

The following is a summary of the results for the January 22nd meeting:

Enterprise Value as a Multiple of EBITDA	Mean	Median	ACN
2006 EBITDA	10.8x	9.5x	12.8x
2007 EBITDA	10.5x	10.0x	11.3x
2008 EBITDA	10.3x	10.0x	9.9x

Growth Rates	Mean	Median	ACN
Historical	(2.3)%	0.5%	20.6%
Projected Long Term	5.0%	5.0%	18.2%

Enterprise Value /EBITDA as a Multiple of Projected Long Term Growth Rate	Mean	Median	ACN
2006 EBITDA	2.2x	2.2x	0.7x
2007 EBITDA	2.1x	2.0x	0.6x
2008 EBITDA	2.2x	2.0x	0.5x

The following is a summary of the results for the May 2nd board meeting:

Enterprise Value as a Multiple of EBITDA	Mean	Median	ACN	ACN(1)
2006 EBITDA	10.3x	8.8x	12.1x	12.9x
2007 EBITDA	10.1x	8.9x	10.9x	11.5x
2008 EBITDA	9.9x	9.0x	9.3x	9.8x

Growth Rates	Mean	Median	ACN	ACN(1)
Projected Long Term	4.3%	4.0%	14.4%	14.4%

Enterprise Value /EBITDA as a Multiple of Projected Long Term Growth Rate	Mean	Median	ACN	ACN(1)
2006 EBITDA	2.4x	2.4x	0.8x	0.9x
2007 EBITDA	2.4x	2.2x	0.8x	0.8x
2008 EBITDA	2.4x	2.3x	0.6x	0.7x

Note 1: Includes present value of earnout equal to approximately $12.4 million

Based on the valuation of these comparable companies, the board was able to derive an expected initial valuation of ACN in the public market. Based on this analysis and management’s and the board’s significant transaction experience, the board agreed upon and negotiated terms that it felt were in the best interest of Courtside’s stockholders. It concluded that, if the ACN business plan continued to be executed in the manner presented by ACN (which they believed was reasonable to expect), thus achieving growth rates consistent with projections, there was a reasonable probability that Courtside’s stock price would rise over time.

Access to the public markets can facilitate growth

The board believes that access to the public markets as well as the potential cash proceeds from the outstanding Courtside warrants can facilitate ACN’s growth strategy via acquisitions.

Costs associated with effecting the business combination

The board determined that the costs associated with effecting the acquisition with ACN would be of the same order of magnitude as would be encountered with most other business combinations.

ACN’s financial statements were audited in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Courtside anticipates that appropriate systems will be in place in a timely manner for it to meet its reporting obligations under the securities laws for periods beginning after the consummation of the acquisition. It estimates that the costs of doing so, largely for additional personnel and professional services (accounting and legal), will be approximately in the range of from $500,000 to $750,000.

Negative Factors

As might be expected, the board’s investigations did disclose some negative factors that could bear upon ACN’s ability to achieve its projected performance, including matters addressed in the section entitled ‘‘Risk Factors’’ and the following:

•	Economic downturn – The board took note of the fact that ACN depends to a great extent on the economies and demographics of the local communities that it serves and is also susceptible to general economic downturns that could have a material and adverse impact on its advertising revenues and profitably.

•	Need to attract and retain qualified personnel – The board considered that ACN’s success is dependent on its senior management team and ability to attract and retain qualified personnel. The board also considered that ACN’s finance and accounting departments will need additional resources to manage and administer public company reporting requirements.

•	Possible inability to continue to acquire companies at attractive values and integrate the operations – The board noted that ACN has grown, in part, via well-priced acquisitions, and that a significant part of ACN’s growth strategy is to continue to make acquisitions. The board considered that ACN might not be able to make accretive acquisitions as they have in the past, and that any acquisitions will need to be integrated into ACN, which could require significant time and focus of ACN’s management.

•	Lack of public comparables for stock evaluation – ACN’s principal public ‘‘comparables’’ do not demonstrate the strong growth characteristics that ACN exhibits. It may, therefore, be difficult for investors to measure ACN’s performance relative to its competitors, which could adversely affect the trading price of ACN’s common stock.

•	Negative trend in the newspaper industry – In recent years, newspapers, particularly those with a national or large metropolitan area readership, have experienced increased competition for advertising from other forms of media such as cable television and the Internet. While ACN does not appear to have experienced any significant detriment from this trend and, indeed, has taken active steps to incorporate Internet activities into its businesses, the board recognized that ACN might not be able to continue to counteract this trend indefinitely.

•	Second Quarter 2007 Anticipated Results – At the May 2nd board meeting, the board discussed at length the April results and the anticipated results for the first half of 2007 and, although it considered these results to be disappointing, it believed that management’s explanation for and response to the shortfall were credible and that the purchase price reduction as well as the ACN investors’ willingness to retain a meaningful equity stake, demonstrating its confidence in the business and ACN management, were positive changes, supporting the merits of the transaction.

Based on the foregoing, and notwithstanding the possible negative factors, our board of directors concluded that the purchase agreement with ACN is in the best interests of Courtside’s stockholders. As discussed, it also obtained a fairness opinion that came to the same conclusion prior to approving the purchase agreement. In light of the complexity of the various factors, the board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors. It should also be noted that individual members of the Courtside board may have given different weight to different factors.

Satisfaction of 80% Test

It is a requirement that any business acquired by Courtside have a fair market value equal to at least 80% of Courtside’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the value of ACN’s asset base, including goodwill, its historical earnings growth and other financial measures and other factors typically used in valuing businesses, the Courtside board of directors at both board meetings, based on the circumstances at the time, determined that this requirement was met. The Courtside board of directors believes, because of the financial skills and background of its members, it was qualified to conclude that the acquisition of ACN met this requirement. Courtside also received an opinion from Capitalink, L.C. that the 80% test has been met at the time of each board meeting.

Interests of Courtside’s Directors and Officers in the Acquisition

In considering the recommendation of the board of directors of Courtside to vote for the proposals to approve the purchase agreement, the certificate of incorporation amendments and the incentive compensation plan proposal, you should be aware that certain members of the Courtside board have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Courtside stockholders generally. In particular:

•	If the acquisition is not approved, Courtside will be required to liquidate. In such event, the 3,000,000 shares of common stock held by the Courtside Inside Stockholders, including Courtside’s officers and directors and their affiliates and other persons, that were acquired prior to the IPO for an aggregate purchase price of $25,000 will be worthless because Courtside’s Inside Stockholders are not entitled to receive any liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $ based on the last sale price of $ on the American Stock Exchange on , 2007, the record date.

•	Following Courtside’s IPO, Richard D. Goldstein, Bruce M. Greenwald and Oded Aboodi (or persons or entities affiliated or associated with such individuals) purchased 2,400,000 warrants for an aggregate purchase price of $1,185,151 (or approximately $0.49 per warrant), pursuant to agreements between them and EarlyBirdCapital, Inc., entered into in connection with Courtside’s IPO. These 2,400,000 warrants had an aggregate market value of $ based upon the last sale price of $ on the American Stock Exchange on , 2007, the record date. All of the warrants will become worthless if the acquisition is not consummated.

•	If Courtside liquidates prior to the consummation of a business combination, Messrs. Goldstein and Greenwald will be personally liable to pay debts and obligations to vendors and other entities that are owed money by Courtside for services rendered or products sold to Courtside, or to any target business, to the extent such creditors bring successful claims that would otherwise require payment from moneys in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of creditors. As of March 31, 2007, Courtside had unpaid obligations of $457,000 to its vendors and service providers. It estimates that it will incur additional expenses of $700,000 that would be required to be paid if the acquisition is not consummated. Of such total of $1,157,000, vendors and service providers to whom $681,000 is or would be owed have waived their rights to make claims for payment from amounts in the trust account. Messrs. Goldstein and Greenwald would be obligated to indemnify Courtside for the balance of approximately $476,000 that would be owed to vendors and service providers who have not given such waivers to the extent that they successfully claim against the trust account funds. Such amount would be reduced by payments from funds available to Courtside that will be provided by Messrs. Goldstein and Greenwald to fund Courtside’s operating expenses and from the return to it of all or part of the $700,000 deposit it has made on the purchase price of the acquisition. Messrs. Goldstein and Greenwald have no reason to believe that they will not be able to fulfill their indemnity obligations to Courtside.

•	As of , 2007, the record date, Messrs Goldstein and Greenwald have loaned

Courtside approximately $ to fund its expenses. The loans are evidenced by promissory notes that bear interest at the rate of 5% per annum and are non-recourse against the trust account. If a business combination is not consummated, Courtside will not have any remaining non-trust account funds to repay the loans except that, under certain circumstances, all or a portion of the $700,000 deposit may be returned to Courtside. As of April 30, 2007, ACN had incurred approximately $400,000 of potentially reimbursable expenses. All of the $700,000 was expected to be reserved for payment of ACN’s reimbursable expenses if the reason for termination entitles it to such reimbursement.

•	Pursuant to a letter agreement dated January 24, 2007 between ACN and Messrs. Goldstein and Greenwald, if the purchase agreement is terminated because either the acquisition proposal is not approved by Courtside’s stockholders or 20% or more of the holders of Courtside’s Public Shares vote against the acquisition proposal and seek conversion of their shares into cash, Messrs. Goldstein and Greenwald will have the right, upon payment of $5,000,000 to ACN, to enter into an agreement providing for the sale to them (or an entity controlled by the current principals of Alpine Capital LLC) by ACN of substantially all of ACN’s assets on substantially the same terms and conditions as those contained in the purchase agreement except that the purchase price will be the amount that would have been paid by Courtside to ACN plus $10,000,000, payable in cash at closing, with additional consideration of up to $15,000,000 based on NCF, but with no provision requiring an additional payment based on Courtside’s stock price.

Capitalink Fairness Opinions

In connection with its determination to approve the purchase agreement, initially at its meeting of January 22, 2007 and then, again, at its meeting of May 2, 2007, Courtside’s board of directors engaged Capitalink, L.C. to provide it with ‘‘fairness opinions’’ as to whether the acquisition consideration to be paid by Courtside is fair, from a financial point of view, to Courtside’s stockholders. Capitalink, which was founded in 1998 and is headquartered in Coral Gables, Florida, provides publicly and privately held businesses and emerging growth companies with a broad range of investment banking and advisory services. As part of its business, Capitalink regularly is engaged in the evaluation of businesses and their securities in connection with acquisitions, corporate restructurings, private placements, and for other purposes. Courtside selected Capitalink on the basis of Capitalink’s experience, recommendations from other companies that had experience with Capitalink for similar purposes, its ability to do the research and provide the fairness opinion within the required timeframe and the competitiveness of its fee, which was specified by Capitalink in its proposal to the board. Capitalink does not beneficially own any interest in either Courtside or ACN, has never provided either company with any other services and does not expect or contemplate any additional services or compensation.

Courtside has paid Capitalink fees totaling $147,500 in connection with the preparation and issuance of Capitalink’s opinions. In addition, we have also agreed to indemnify and hold Capitalink, its officers, directors, principals, employees, affiliates, and members, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses (collectively the ‘‘Losses’’) or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) arising out of, based upon, or in any way related or attributed to, (i) any breach of a representation, or warranty made by us in our agreement with Capitalink; or (ii) any activities or services performed under that agreement by Capitalink, unless such Losses were the result of the intentional misconduct or gross negligence of Capitalink.

In accordance with its engagement agreements, Capitalink’s opinions are addressed solely to our board for its use in connection with its review and evaluation of the acquisition. It is, therefore, Capitalink’s view that its duties in connection with its fairness opinions extend solely to Courtside’s board of directors and that it has no legal responsibilities in respect thereof to any other person or entity (including a Courtside stockholder) under the law of the State of Florida, the laws which have been selected by Capitalink and Courtside as governing the engagement letters. Capitalink would likely assert the substance of this view and the disclaimer described above as a defense to claims and allegations, if any, that might hypothetically be brought or asserted against it by any persons or entities other than Courtside’s board of directors with respect to the aforementioned opinion and the financial analyses thereunder. However, because no court has definitely ruled to date on the availability of this defense to a financial advisor who furnished to its client for its exclusive use of a fairness opinion, this issue necessarily would have to be judicially resolved on the merits in a final and non-appealable judgment of a court of competent jurisdiction. Furthermore, there can be no assurances that such a court would apply the laws of the State of Florida to the analyses and ultimate resolution of this issue if it were to be properly briefed by the relevant litigants and presented to the court. In all cases, the hypothetical assertion or availability of such a defense would have absolutely no effect on Capitalink’s rights and responsibilities under U.S. federal securities laws, or the rights and responsibilities of Courtside’s board of directors under applicable state law or under U.S. federal securities laws.

The Capitalink opinions are for the use and benefit of our board of directors in connection with its consideration of the transaction and are not intended to be and do not constitute recommendations to you as to how you should vote or proceed with respect to the transaction. Capitalink was not requested to opine as to, and its opinions do not in any manner address, the relative merits of the transaction as compared to any alternative business strategy that might exist for us, our underlying business decision to proceed with or effect the transaction, and other alternatives to the transaction that might exist for us. Capitalink does not express any opinion as to the underlying valuation or future performance of ACN or the price at which either Courtside’s or ACN’s securities might trade at any time in the future.

While we encourage you to read the Capitalink opinions to gain an understanding of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink, on which Courtside’s board of directors has relied, as discussed above, it is Capitalink’s view that its duties in connection with the opinion run solely to the board of directors and that others, including stockholders of Courtside, are not entitled to rely upon it.

In arriving at its opinions, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Further, Capitalink relied upon the assurances of Courtside and ACN management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Capitalink assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. The projections were solely used in connection with the rendering of Capitalink’s fairness opinions. Investors should not place reliance upon such projections, as they are not necessarily an indication of what our revenues and profit margins will be in the future. The projections were prepared by ACN management and are not to be interpreted as projections of future performance (or ‘‘guidance’’) by ACN. Capitalink did not evaluate the solvency or fair value of Courtside or ACN under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. Capitalink did not make a physical inspection of the properties and facilities of Courtside or ACN and did not make or obtain any evaluations or appraisals of either company’s assets and liabilities (contingent or otherwise). In addition, Capitalink did not attempt to confirm whether ACN had good title to its assets.

Capitalink assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. Capitalink assumes that the transaction will be consummated substantially in accordance with the terms set forth in the asset purchase agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to the stockholders of ACN.

Capitalink’s analyses and opinions are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, January 22, 2007 or May 2, 2007, as the case may be. Accordingly, although subsequent developments may affect its opinions, Capitalink has not assumed any obligation to update, review or reaffirm its opinions.

In connection with rendering its opinions, Capitalink performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Capitalink was carried out to provide a different perspective on the transaction, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the purchase price to Courtside’s stockholders. Further, the summaries of Capitalink’s analyses described below are not a complete description of the analyses underlying Capitalink’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinions, Capitalink made qualitative judgments as to the relevance of each analysis and factor that it considered. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink’s view of the value of ACN’s assets. The estimates contained in Capitalink’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Capitalink’s analyses and estimates are inherently subject to substantial uncertainty. Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinions.

The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink’s financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Capitalink.

The analyses performed were prepared solely as part of Capitalink’s analysis of the fairness, from a financial point of view, of the purchase price to our stockholders, and were provided to our board of directors in connection with the delivery of Capitalink’s opinions on January 22, 2007 and May 2, 2007, as applicable. The opinions of Capitalink were just one of the many factors taken into account by our board of directors in making its determination to approve the transaction, including those described elsewhere in this proxy statement.

Fairness Opinion for the January 22, 2007 Courtside Board Meeting

(All information under this caption reflects the original asset purchase agreement, the original purchase price, budgeted results of ACN for December 2006 and projections of ACN for periods subsequent to December 2006 (without taking the Columbus operations into account)).

Capitalink made a presentation to our board of directors on January 22, 2007 and subsequently delivered its written opinion to the board of directors, which stated that, as of January 22, 2007, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the purchase price is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of ACN is at least equal to 80% of our net assets. The amount of the purchase price was determined pursuant to negotiations between us and ACN and not pursuant to recommendations of Capitalink. The full text of the written opinion of Capitalink is attached as part of Annex E and is incorporated by reference into this proxy statement. The summary of the Capitalink opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Capitalink:

•	Reviewed the purchase agreement.

•	Reviewed publicly available financial information and other data with respect to the Courtside that we deemed relevant, including the Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Quarterly Report on Form 10-QSB for the nine months ended September 30, 2006.

•	Reviewed non-public information and other data with respect to ACN, including audited and pro forma financial statements for the five years ended December 31, 2005, unaudited financial statements for the eleven months ended November 30, 2006, financial projections for the five years ending December 31, 2010, and other internal financial information and management reports.

•	Considered the historical financial results and present financial condition of ACN.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for Courtside’s common stock and units.

•	Reviewed and analyzed ACN’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to ACN.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of ACN.

•	Reviewed and compared the net asset value of Courtside to the indicated enterprise value range of ACN.

•	Reviewed and discussed with representatives of Courtside and ACN management certain financial and operating information furnished by them, including financial projections and analyses with respect to ACN’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

Valuation Overview

Capitalink generated an indicated valuation range for ACN based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Capitalink weighted the three approaches equally and arrived at an indicated enterprise value range from approximately $163.0 million to approximately $180.0 million. Capitalink noted that the purchase price falls within ACN’s indicated enterprise value range.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

Capitalink utilized the forecasts provided by ACN management, which project gradual future growth in revenues from FY2006 (actual through November and estimated for December) to FY2010 from approximately $53.4 million (pro forma for prior acquisitions and divestitures) to $68.9 million, respectively. This represents a compound average growth rate or CAGR of approximately 6.7% over the period. This projected rate is lower than the historical revenue compounded annual growth rate of 7.1% that ACN achieved for the 2004 to 2006 period, as ACN desired to be conservative in its presentation. The increase in revenue is expected to be driven by organic growth resulting from launching new publications, increasing the circulation of existing publications, and increased advertising revenue from ACN websites but does not assume any future acquisitions. ACN plans to continue its acquisition strategy and believes that is will be able to achieve superior performance to that reflected in its current projections.

The projections also project an improvement in EBITDA from FY2006 to FY2010, from approximately $12.1 million to $20.1 million, respectively. This represents an improvement in ACN’s EBITDA margin from 22.6% to 29.2% and a CAGR of 16.0%. This improvement in EBITDA is expected to be driven by increasing economies of scale and synergies realized companies acquired in 2005 and 2006, further operational enhancements and economies of scale resulting from increase in organic growth. For purposes of Capitalink’s analyses, ‘‘EBITDA’’ means earnings before interest, taxes, depreciation and amortization adjusted for ACN’s expected public company costs and pro forma for acquisitions previously made in 2005 and 2006.

In order to arrive at a present value, Capitalink utilized discount rates ranging from 10.0% to 12.0%. This was based on an estimated weighted average cost of capital of 10.8% (based on ACN’s estimated weighted average cost of debt of 9.3% and a 14.7% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor of 1.0%, reflecting the risk associated with increased leverage and achieving projected sales growth and margins throughout the projection period.

Capitalink presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples of between 9.0x and 10.0x of EBITDA. Capitalink then calculated a range of indicated enterprise values by discounting the terminal value and the periodic unlevered free cash flows to derive an indicated enterprise value range of approximately $168.0 million to approximately $192.0 million. For purposes of Capitalink’s analyses, ‘‘enterprise value’’ means equity value plus all interest-bearing debt less cash.

Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to ACN with respect to business and revenue model, operating sector, size and target customer base.

Capitalink identified the following four companies that it deemed comparable to ACN with respect to their industry sector and operating model. All of the comparable companies publish newspapers with a focus on local and community content.

•	Lee Enterprises, Inc.

•	GateHouse Media, Inc.

•	Journal Register Co.

•	Sun-Times Media Group, Inc.

All of the comparable companies are substantially larger than ACN, with latest twelve months, or LTM, revenue ranging from approximately $385.0 million to approximately $818.9 million, compared with approximately $53.2 million for ACN.

Capitalink noted that, except for Lee Enterprises, ACN is more profitable than the comparable companies, with last twelve months (LTM) EBITDA margins ranging from approximately (4.8%) to approximately 28.9%, compared with approximately 22.6% for ACN. ACN has higher historical and projected organic EBITDA growth rates than the comparable companies. The average organic

EBITDA growth rates for 2005 and 2007 are approximately 3.9% and 3.0% for the comparable companies, respectively, compared with 15.4% and 15.9%, respectively, for ACN.

Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

Capitalink generated a number of multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean	Median	High	Low
LTM EBITDA	8.6x	8.6x	9.0x	8.3x
2006 EBITDA	10.7x	9.9x	13.9x	8.3x
2007 EBITDA	10.3x	9.9x	12.5x	8.6x
2008 EBITDA	10.2x	9.9x	11.8x	8.8x

Capitalink selected an appropriate multiple range for ACN by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Capitalink noted that ACN is most comparable to GateHouse Media from an overall EBITDA growth perspective and selected valuation multiples around GateHouse Media’s multiples.

Based on the above factors, Capitalink applied the following multiples to the respective statistics:

•	Multiples of 13.5x to 14.5x 2006 EBITDA

•	Multiples of 11.5x to 12.5x 2007 EBITDA

•	Multiples of 10.5x to 11.5x 2008 EBITDA

and calculated a range of enterprise values for ACN of approximately $164.5 million to approximately $178.5 million.

None of the comparable companies has characteristics identical to ACN. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to ACN. The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be ‘‘material’’ for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Capitalink located 17 transactions announced since January 2004 involving target companies that are in the newspaper publishing industry and for which detailed financial information was available.

Target	Acquiror
Rural Press Ltd.	Fairfax Holdings
Journal Register – 7 Papers	GateHouse Media
Dow Jones & Co. – 6 Papers	Community Newspapers
Philadelphia Newpapers	Private Buyer
Enterprise NewsMedia	GateHouse Media
CP Media	GateHouse Media
MediaNews Group	McClatchy Co. – 4 Papers
Amendment One	ACN
Knight-Ridder Inc.	McClatchy Co.
Sun Gazette – Suburban Washington Newspapers	ACN
McKinney Courier-Gazette	ACN
Monticello Times	ACN
GateHouse Media	Fortress Investment Grp.
Pulitzer	Lee Enterprises
21st Century Newspapers	Journal Register
Telegraph Group Ltd.	Hollyrood Holdings
Merced Group	McClatchy Co.

Based on the information disclosed with respect to the targets in the each of the comparable transactions, Capitalink calculated and compared the enterprise values as a multiple of LTM EBITDA.

Capitalink noted the following with respect to the multiples generated:

Multiple of enterprise value to	Mean	Median	High	Low
LTM EBITDA	12.7x	11.9x	21.1x	9.1x

Capitalink expects ACN to be valued moderately above the mean of the comparable transactions multiples. Of the 17 targets, Capitalink deemed nine targets more comparable to ACN in terms of the targets’ focus on local and community content. These nine targets, however, generally exhibited lower historical revenue and EBITDA growth than ACN. The mean EBITDA multiple for such transactions was approximately 13.0x, moderately higher than the overall mean. Capitalink also noted that most of the targets were private companies and therefore no public company costs were included in their respective EBITDA. On the other hand, ACN’s EBITDA was adjusted to include future public company costs.

Based on the above factors, Capitalink applied multiples of 13.0x to 14.0x to ACN’s LTM EBITDA and calculated an enterprise value range for ACN of approximately $156.6 million to approximately $168.7 million.

None of the target companies in the comparable transactions have characteristics identical to ACN. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

80% Test

Courtside’s initial business combination must be with a target business whose fair market value is at least equal to 80% of Courtside’s net assets at the time of such acquisition.

Capitalink reviewed and estimated Courtside’s net assets based on its stockholders’ equity as of September 30, 2006 and compared that to ACN’s indicated range of enterprise value. Capitalink noted that the fair market value of ACN exceeds 80% of Courtside’s net asset value.

Based on the information and analyses set forth above, Capitalink delivered its written opinion to our board of directors, which stated that, as of January 22, 2007, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the purchase price is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of ACN is at least equal to 80% of our net assets.

Fairness Opinion for the May 2, 2007 Courtside Board Meeting

(All information under this caption reflects the amended asset purchase agreement and the revised purchase price; all analyses include the actual results of December 2006 and the first four months of 2007 and the updated projections of ACN, including the Columbus operations)

Capitalink made a presentation to our board of directors on May 2, 2007 and subsequently delivered its written opinion to the board of directors, which stated that, as of May 2, 2007, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the purchase price is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of ACN is at least equal to 80% of our net assets. The amount of the purchase price was determined pursuant to negotiations between us and ACN and not pursuant to recommendations of Capitalink. The full text of the written opinion of Capitalink is attached as part of Annex E and is incorporated by reference into this proxy statement. The summary of the Capitalink opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Capitalink:

•	Reviewed the purchase agreement, as to be amended by agreement dated May 2, 2007.

•	Reviewed publicly available financial information and other data with respect to the Courtside that we deemed relevant, including the Annual Report on Form 10-KSB for the year ended December 31, 2006 and the draft Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

•	Reviewed non-public information and other data with respect to ACN, including audited and pro forma financial statements for the six years ended December 31, 2006, financial projections for the four years ending December 31, 2010, and other internal financial information and management reports. Projections utilized by Capitalink include the CM Media acquisition and have been updated to take into account ACN’s actual performance for December 2006 and the first four months of 2007.

•	Considered the historical financial results and present financial condition of ACN.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for Courtside’s common stock and units.

•	Reviewed and analyzed ACN’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to ACN.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of ACN.

•	Reviewed and compared the net asset value of Courtside to the indicated enterprise value range of ACN.

•	Reviewed and discussed with representatives of Courtside and ACN management certain financial and operating information furnished by them, including financial projections and analyses with respect to ACN’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

Purchase Price Overview

The purchase price is approximately $206 million (including the actual estimated working capital payment for the Columbus operations), to be increased by an earnout based on ACN reaching certain newspaper cash flow targets in 2008 and an additional payment upon Courtside’s stock price reaching certain price levels. Based on the projections received from ACN, Capitalink assumed the purchase price will be increased by the earnout in the amount of $15 million in 2009. Assuming the earnout is paid in May 2009, the present value of the earnout is approximately $10.9 million. Based on the projections received from ACN, Capitalink assumed the purchase price will not be increased by the stock price payment. Thus, the indicated value of the purchase price used in Capitalink’s analysis ranged from approximately $206.0 million to approximately $217.0 million.

Valuation Overview

Capitalink generated an indicated valuation range for ACN based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Capitalink weighted the three approaches equally and arrived at an indicated enterprise value range from approximately $216.0 million to approximately $239.0 million. Capitalink noted that ACN’s indicated enterprise value range is higher than the purchase price range.

For purposes of Capitalink’s analyses, ‘‘enterprise value’’ means equity value plus all interest-bearing debt less cash.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

Capitalink utilized the updated forecasts provided by ACN management, which project gradual future growth in revenues from FY2006 to FY2010 from approximately $76.8 million (pro forma for prior acquisitions and divestitures, including CM Media) to $95.1 million, respectively. This represents a compound average growth rate or CAGR of approximately 5.5% over the period. The increase in revenue is expected to be driven by organic growth resulting from launching new publications, increasing the circulation of existing publications, and increased advertising revenue from ACN websites but does not assume any future acquisitions. ACN plans to continue its acquisition strategy and believes that is will be able to achieve superior performance to that reflected in its current projections.

The projections also project an improvement in EBITDA from FY2006 to FY2010, from approximately $16.4 million to $27.8 million, respectively. This represents an improvement in ACN’s EBITDA margin from 21.3% to 29.2% and a CAGR of 14.1%. This improvement in EBITDA is expected to be driven by increasing economies of scale and synergies realized companies acquired, including CM Media, further operational enhancements and economies of scale resulting from increase in organic growth. For purposes of Capitalink’s analyses, ‘‘EBITDA’’ means earnings before interest, taxes, depreciation and amortization adjusted for ACN’s expected public company costs and pro forma for acquisitions previously made in 2005 and 2006, and the acquisition of CM Media in 2007.

In order to arrive at a present value, Capitalink utilized discount rates ranging from 11.0% to 13.0%. This was based on an estimated weighted average cost of capital of 12.0% (based on ACN’s estimated weighted average cost of debt of 9.6% and a 16.7% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor of 3.0%, reflecting the risk associated with increased leverage, integration of CM Media and achieving projected sales growth and margins throughout the projection period.

Capitalink presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples of between 9.0x and 10.0x of EBITDA. Capitalink then calculated a range of indicated enterprise values by discounting the terminal value and the periodic unlevered free cash flows to derive an indicated enterprise value range of approximately $222.3 million to approximately $254.2 million.

Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to ACN with respect to business and revenue model, operating sector, size and target customer base.

Capitalink identified the following four companies that it deemed comparable to ACN with respect to their industry sector and operating model. All of the comparable companies publish newspapers with a focus on local and community content.

•	Lee Enterprises, Inc.

•	GateHouse Media, Inc.

•	Journal Register Co.

•	Sun-Times Media Group, Inc.

All of the comparable companies are substantially larger than ACN, with calendar year, or CY 2006 revenue ranging from approximately $418.7 million to approximately $1.1 billion, compared with approximately $76.8 million for ACN.

Capitalink noted that ACN’s CY2006 EBITDA margin of 21.3% is higher than the mean for the comparable companies of 17.8%. ACN has higher historical and projected organic EBITDA growth rates than the comparable companies. The average organic EBITDA growth rates for 2006 and 2007 are approximately (30.0)% and (0.5)% for the comparable companies, respectively, compared with 23.2% and 11.9%, respectively, for ACN.

Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

Capitalink generated a number of multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean	Median	High	Low
2006 EBITDA	10.2x	8.2x	14.4x	8.2x
2007 EBITDA	10.1x	9.1x	12.9x	8.4x
2008 EBITDA	10.0x	9.4x	12.3x	8.4x

Capitalink selected an appropriate multiple range for ACN by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Capitalink noted that ACN is most comparable to GateHouse Media from an overall EBITDA growth perspective and selected valuation multiples around GateHouse Media’s multiples.

Based on the above factors, Capitalink applied the following multiples to the respective statistics:

•	Multiples of 13.5x to 14.5x 2006 EBITDA

•	Multiples of 12.0x to 13.0x 2007 EBITDA

•	Multiples of 10.5x to 11.5x 2008 EBITDA

and calculated a range of enterprise values for ACN of approximately $222.3 million to approximately $241.0 million.

None of the comparable companies has characteristics identical to ACN. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to ACN. The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be ‘‘material’’ for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Capitalink located 19 transactions announced since January 2004 involving target companies that are in the newspaper publishing industry and for which detailed financial information was available. Of these transactions, EBITDA data was available for 16 targets.

Target	Acquiror
American Consolidated Media LP	Macquarie Media Group
The Star Tribune Company	Avista Capital Holdings
Rural Press Ltd.	Fairfax Holdings
Journal Register – 7 Papers	GateHouse Media
Dow Jones & Co. – 6 Papers	Community Newspapers
Philadelphia Newpapers	Private Buyer
Enterprise NewsMedia	GateHouse Media
CP Media	GateHouse Media
MediaNews Group	McClatchy Co. – 4 Papers
Amendment One	ACN
Knight-Ridder Inc.	McClatchy Co.
Sun Gazette – Suburban Washington Newspapers	ACN
McKinney Courier-Gazette	ACN
Monticello Times	ACN
GateHouse Media	Fortress Investment Grp.
Pulitzer	Lee Enterprises
21st Century Newspapers	Journal Register
Telegraph Group Ltd.	Hollyrood Holdings
Merced Group	McClatchy Co.

Based on the information disclosed with respect to the targets in the each of the comparable transactions, Capitalink calculated and compared the enterprise values as a multiple of LTM EBITDA.

Capitalink noted the following with respect to the multiples generated:

Multiple of enterprise value to	Mean	Median	High	Low
LTM EBITDA	12.6	11.7x	21.1x	9.1x

Capitalink expects ACN to be valued moderately above the mean of the comparable transactions multiples. Of the 19 targets, Capitalink deemed 10 targets more comparable to ACN in terms of the targets’ focus on local and community content. These 10 targets however generally exhibited lower historical revenue and EBITDA growth than ACN. The mean EBITDA multiple for such transactions was approximately 12.6x, around the overall mean. Capitalink also noted that most of the targets were private companies and therefore no public company costs were included in their respective EBITDA. On the other hand, ACN’s EBITDA was adjusted to include future public company costs.

Based on the above factors, Capitalink applied multiples of 12.5x to 13.5x to ACN’s 2006 EBITDA and calculated an enterprise value range for ACN of approximately $204.5 million to approximately $220.9 million.

None of the target companies in the comparable transactions have characteristics identical to ACN. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

80% Test

Courtside’s initial business combination must be with a target business whose fair market value is at least equal to 80% of Courtside’s net assets at the time of such acquisition.

Capitalink reviewed and estimated Courtside’s net assets based on its stockholders’ equity as of March 31, 2007 and compared that to ACN’s indicated range of enterprise value. Capitalink noted that the fair market value of ACN exceeds 80% of Courtside’s net asset value.

Based on the information and analyses set forth above, Capitalink delivered its written opinion to our board of directors, which stated that, as of May 2, 2007, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the purchase price is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of ACN is at least equal to 80% of our net assets.

Material Federal Income Tax Consequences of the Acquisition

The following section is a summary of the opinion of Graubard Miller, counsel to Courtside, regarding material United States federal income tax consequences of the acquisition to holders of Courtside common stock. This discussion addresses only those Courtside security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold Courtside common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	persons who are not citizens or residents of the United States.

The Graubard Miller opinion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither Courtside nor ACN intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the acquisition.

It is the opinion of Graubard Miller that no gain or loss will recognized by Courtside or by the stockholders of Courtside if their conversion rights are not exercised.

It is also the opinion of Graubard Miller that a stockholder of Courtside who exercises conversion rights and effects a termination of the stockholder’s interest in Courtside will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Courtside for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Courtside common stock. This gain or loss will generally be a capital gain or loss if such shares were held as a capital asset on the date of the acquisition and will be a long-term capital gain or loss if the holding period for the share of Courtside common stock is more than one year. The tax opinion issued to Courtside by Graubard Miller, its counsel, is attached to this proxy statement as Annex G. Graubard Miller has consented to the use of its opinion in this proxy statement.

This discussion is intended to provide only a general summary of the material United States federal income tax consequences of the acquisition. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the acquisition. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the acquisition.

Anticipated Accounting Treatment

The acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles, with Courtside being the acquiror. Accordingly, for accounting purposes, the net assets of ACN will be stated at their fair value based on an appraisal of the principal ACN assets acquired and liabilities assumed. It is anticipated that a substantial portion of the purchase price will be allocated to amortizable intangibles and non-amortizable goodwill and intangibles. To the extent that any portion or all of the contingent purchase price becomes payable, additional intangible assets will be recorded.

Regulatory Matters

The acquisition and the transactions contemplated by the purchase agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the acquisition proposal.

Required Vote

The approval of the acquisition proposal will require the affirmative vote of the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE ACQUISITION PROPOSAL.

THE PURCHASE AGREEMENT

For a discussion of the purchase price, purchase price adjustment and indemnification provisions of the purchase agreement, including provisions resulting by the purchase by ACN of its Columbus operations, see the section entitled ‘‘The Acquisition Proposal.’’ Such discussion and the following summary of other material provisions of the purchase agreement is qualified by reference to the complete text of the purchase agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the purchase agreement in its entirety for a more complete description of the terms and conditions of the acquisition.

Closing and Effective Time of the Acquisition

The closing of the acquisition will take place promptly following the satisfaction of the conditions described below under ‘‘The Purchase Agreement – Conditions to the Closing of the Acquisition,’’ unless Courtside and ACN agree in writing to another time. The acquisition is expected to be consummated promptly after the special meeting of Courtside’s stockholders described in this proxy statement.

Representations and Warranties

The purchase agreement contains representations and warranties of each of ACN and Courtside relating, among other things, to:

•	proper organization and similar limited liability and corporate matters;

•	capital structure of each constituent company;

•	the authorization, performance and enforceability of the purchase agreement;

•	licenses and permits;

•	taxes;

•	financial information and absence of undisclosed liabilities;

•	holding of leases and ownership of other properties, including intellectual property;

•	accounts receivable;

•	contracts;

•	title to, and condition of, properties and assets and environmental and other conditions thereof;

•	absence of certain changes;

•	employee matters;

•	compliance with laws;

•	litigation; and

•	regulatory matters.

Covenants

Courtside and ACN have each agreed to take such actions as are necessary to consummate the acquisition. Each of them has also agreed, subject to certain exceptions, to continue to operate its business in the ordinary course prior to the closing and not to take the following actions, among others, without the prior written consent of the other party:

•	waive any stock repurchase rights, accelerate, amend or (except as specifically provided for in the purchase agreement) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

•	grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement;

•	transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event will license on an exclusive basis or sell any of its intellectual property;

•	amend its charter documents in a manner adverse to Courtside;

•	acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

•	sell, lease, license, encumber or otherwise dispose of any properties or assets, except (i) sales of services and licenses of software in the ordinary course of business consistent with past practice, (ii) sales of inventory in the ordinary course of business consistent with past practice, and (iii) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

•	except with respect to borrowings under ACN’s existing credit facilities, incur any indebtedness for borrowed money in excess of $500,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any ‘‘keep well’’ or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

•	adopt or amend any employee benefit plan, policy or arrangement, any employee acquisition or employee incentive compensation plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable ‘‘at will’’), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the purchase agreement) in amounts in excess of $100,000 other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities previously disclosed in financial statements to the other party in connection with the purchase agreement or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which it is a party or of which it is a beneficiary which failure is materially adverse to such party;

•	except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract, or waive, delay the exercise of, release or assign any material rights or assign any material rights or claims thereunder;

•	except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

•	except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

•	make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;

•	settle any litigation (i) where there will be material consideration given by ACN that is other than monetary or (ii) which would have precedential value that is reasonably likely to result in a material adverse effect;

•	make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

•	take any action which would be reasonably anticipated to have a material adverse effect; or

•	agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The purchase agreement also contains additional covenants of the parties, including covenants providing for:

•	the parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the purchase agreement;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	Courtside to prepare and file this proxy statement;

•	the waiver by ACN of its rights to make claims against Courtside to collect from the trust account established for the benefit of the holders of Courtside’s Public Shares for any moneys that may be owed to it by Courtside for any reason whatsoever, including breach by Courtside of the purchase agreement or its representations and warranties therein;

•	the hiring by Courtside of ACN’s employees; and

•	ACN to deliver specified financial information to Courtside.

Conditions to Closing of the Acquisition

General Conditions

Consummation of the acquisition and the related transactions is conditioned on the Courtside stockholders, at a meeting called for these purposes, approving the purchase agreement and the transactions contemplated thereby. The Courtside stockholders will also be asked to (i) approve the change of Courtside’s name, (ii) approve the removal of all of the provisions of Article Sixth of Courtside’s certificate of incorporation other than the paragraph relating to Courtside’s classified board of directors, and (iii) adopt the incentive compensation plan, but the consummation of the acquisition is not conditioned on the approval of any of such actions or the election of directors.

In addition, the consummation of the transactions contemplated by the purchase agreement is conditioned upon normal closing conditions in a transaction of this nature, including:

•	holders of fewer than twenty percent (20%) of the Public Shares and outstanding immediately before the consummation of the acquisition shall have properly exercised their rights to convert their shares into a pro rata share of the trust account in accordance with Courtside’s certificate of incorporation;

•	the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects as of the closing and all covenants contained in the purchase agreement have been materially complied with by the delivering party;

•	the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings;

•	Courtside’s common stock being listed for trading on the American Stock Exchange or Nasdaq or quoted on the OTC Bulletin Board; and

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting, in whole or in part, the consummation of such transactions;

ACN’s Conditions to Closing

The obligations of ACN to consummate the transactions contemplated by the purchase agreement also are conditioned upon, among other things, there being no material adverse change in the business of Courtside since the date of the purchase agreement.

Courtside’s Conditions to Closing

The obligations of Courtside to consummate the transactions contemplated by the purchase agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to ACN since the date of the purchase agreement;

•	Messrs. Carr and Wilson being ready, willing and able to perform under their respective employment agreements;

•	ACN shall have repaid all indebtedness for borrowed money;

•	Courtside shall have received a legal opinion substantially in the form annexed to the purchase agreement, which is customary for transactions of this nature, from Sonnenschein Nath & Rosenthal LLP, counsel to ACN; and

•	Courtside shall have received a ‘‘comfort’’ letter from Grant Thornton LLP, independent certified public accountants, in the customary form and dated the closing date with respect to certain financial statements and other information regarding ACN included in the proxy statement.

If permitted under applicable law, either ACN or Courtside may waive any inaccuracies in the representations and warranties made to such party contained in the purchase agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the purchase agreement. The condition requiring that the holders of fewer than 20% of the Public Shares affirmatively vote against the acquisition proposal and demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived.

Termination

The purchase agreement may be terminated at any time, but not later than the closing as follows:

•	By mutual written consent of Courtside and ACN;

•	By either Courtside or ACN if the acquisition is not consummated on or before the later of (A) May 31, 2007 and (B) 30 days after this proxy statement has been approved for distribution by the Securities and Exchange Commission, and in any event by July 7, 2007, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the acquisition to be consummated before such date and such action or failure to act is a breach of the purchase agreement;

•	By either Courtside or ACN if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order, decree, judgment, ruling or other action is final and nonappealable;

•	By either Courtside or ACN if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and

•	By either Courtside or ACN if, at the Courtside stockholder meeting, the purchase agreement shall fail to be approved by the affirmative vote of the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting or the holders of 20% or more of such shares exercise conversion rights.

Effect of Termination

In the event of proper termination by either Courtside or ACN, the purchase agreement will become void and have no effect, without any liability or obligation on the part of Courtside or ACN, except that:

•	the confidentiality obligations set forth in the purchase agreement will survive;

•	the waiver by ACN of all rights against Courtside to collect from the trust account any moneys that may be owed to it by Courtside for any reason whatsoever, including but not limited to a breach of the purchase agreement, and the acknowledgement that ACN will not seek recourse against the trust account for any reason whatsoever, will survive;

•	the rights of the parties to bring actions against each other for breach of the purchase agreement will survive; and

•	the fees and expenses incurred in connection with the purchase agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that the $700,000 deposit made by Courtside upon execution of the purchase agreement shall be used to reimburse ACN for its reasonable out-of-pocket expenses if the purchase agreement is terminated because of the failure of Courtside’s stockholders to approve the acquisition or the holders of 20% or more of the Public Shares vote against the acquisition and seek conversion of their shares into a pro-rata portion of Courtside’s trust account, so long as such failure was not the result of a material adverse effect on ACN. The deposit is also payable to ACN as liquidated damages upon termination of the agreement for failure of the acquisition to be consummated by the termination date specified in the purchase agreement as a result of certain uncured breaches by Courtside if, at such time, ACN is not in material breach of its obligations under the purchase agreement.

Other than in the circumstances addressed by payment of the deposit described above, the purchase agreement does not specifically address the rights of a party in the event of a material breach by a party of its covenants or warranties or a refusal or wrongful failure of the other party to consummate the acquisition. However, the non-wrongful party would be entitled to assert its legal rights for breach of contract against the wrongful party.

Fees and Expenses

Except to the extent that they are payable to ACN from the $700,000 deposit made by Courtside upon execution of the purchase agreement, all fees and expenses incurred in connection with the purchase agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the purchase agreement is consummated except that the deposit shall be used to pay the filing fee in connection with any filings required by the Hart-Scott-Rodino Antitrust Improvements Act. Courtside has also agreed, if the purchase agreement is terminated for any reason, to reimburse ACN for the cost of any special audit or additional accounting work on the books and records of ACN required as a result of Courtside being a reporting company under the securities laws. As of April 30, 2007, ACN had incurred special audit and accounting fees of approximately $120,000. Additional fees will be incurred prior to the mailing of this proxy statement. The special audit and accounting services were required in connection with the preparation of the proxy statement, including audits of several of the businesses previously acquired by ACN that did not have certain audited financial statements. The parties also have agreed to each pay one-half of any sales tax payable in connection with the acquisition.

As of March 31, 2007, Courtside had accounts payable and accrued liabilities that totaled approximately $457,000. It estimates that it will incur additional expenses of approximately $700,000 that would be required to be paid if the acquisition is not consummated. Of such total of approximately $1,157,000, vendors and service providers to whom $680,829 is or would be owed (of which the $180,250 would be owed to Alpine Capital) have waived their rights to make claims for payment from amounts in the trust account. Messrs. Goldstein and Greenwald would be obligated to indemnify Courtside for the balance of approximately $476,000 that would be owed to vendors and service providers who have not given such waivers to the extent that they successfully claim against the trust account funds. Any obligations of Messrs. Goldstein and Greenwald to pay such amounts would be reduced by payments to them from amounts available to Courtside from the return to it of all or part of the $700,000 deposit it has made on the purchase price of the acquisition and funds provided by Messrs. Goldstein and Greenwald to fund Courtside’s operating expenses. Any of Courtside’s accounts payable and accrued liabilities that are outstanding upon the consummation of the acquisition will be paid by the combined company following the acquisition. If the acquisition is consummated, Courtside will also incur further additional expenses of approximately $3,500,000 for advisory fees and other expenses related to financing for the acquisition, which will be paid by the combined company following the acquisition.

Confidentiality; Access to Information

Courtside and ACN will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the acquisition reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Courtside and ACN will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the purchase agreement.

Amendments

The purchase agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. As used in this proxy statement the term ‘‘purchase agreement’’ means the asset purchase agreement dated January 24, 2007, as amended by the amendment thereto dated May 2, 2007.

Extension; Waiver

At any time prior to the closing, any party to the purchase agreement may, in writing, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

•	waive any inaccuracies in the representations and warranties made to such party contained in the purchase agreement or in any document delivered pursuant to the purchase agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the purchase agreement, except that the condition requiring that the holders of fewer than 20% of the Public Shares affirmatively vote against the acquisition proposal and demand conversion of their shares into cash may not be waived.

Public Announcements

Courtside and ACN have agreed that until closing or termination of the purchase agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the purchase agreement and the transactions governed by it; and

•	not issue or otherwise make any public announcement or communication pertaining to the purchase agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable law or court process.

Arbitration

Any disputes or claims arising under or in connection with purchase agreement or the transactions contemplated thereunder will be resolved by binding arbitration. Arbitration will be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (‘‘AAA’’). The arbitration will be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. Each party consents to the exclusive jurisdiction of the federal and state courts located in the New York, New York, for such purpose. The arbitration shall be conducted in New York, New York. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator shall be assessed against the losing party.

SELECTED UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the historical unaudited balance sheets of Courtside and CMM as of March 31, 2007, and the unaudited balance sheet of ACN as of April 1, 2007, giving effect to the transactions described in the Purchase Agreement (with purchase accounting applied to the acquired ACN assets (including assets of CMM and related financing) as if they had occurred on the last day of the period.

The following unaudited pro forma condensed consolidated statement of income combines (i) the historical audited statements of income of Courtside, ACN and CMM for the year ended December 31, 2006 and (ii) the historical unaudited statements of income of Courtside and CMM for the three months ended March 31, 2007, and the unaudited statement of income of ACN for the three months ended April 1, 2007, giving effect to the transactions described in the Purchase Agreement (with purchase accounting applied to the acquired ACN assets (including assets of CMM) and related financing) as if they had occurred on January 1, 2006 with respect to Courtside and CMM and January 2, 2006 with respect to ACN (ACN’s fiscal year typically ends on the Sunday closest to December 31st).

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The purchase price allocation has not been finalized and is subject to change based upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of the principal ACN assets.

The unaudited pro forma condensed consolidated balance sheet at March 31, 2007 and unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2007 and the year ended December 31, 2006 have been prepared using two different levels of approval of the transaction by the Courtside stockholders, as follows:

•	Assuming No Conversions: This presentation assumes that none of the holders of Public Shares exercise their conversion rights and assumes either (i) that Courtside issues $12.5 million of shares to ACN or (ii) that Courtside issues no shares to ACN; and

•	Assuming Maximum Conversions: This presentation assumes that 19.99% of the holders of Public Shares exercise their conversion rights and assumes either (i) that Courtside issues $12.5 million of shares to ACN or (ii) that Courtside issues no shares to ACN.

Courtside is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
At March 31, 2007
(amounts in thousands except share data)

	(1) Courtside	(2) ACN	(3) CMM	(4) Pro Forma Adjustments (assuming no conversions and assumes no equity issuance)		(5) (1+2+3+4) Pro Forma (assuming no conversions and assumes no equity issuance)	(6) Pro Forma Adjustments (assuming maximum conversions and assumes no equity issuance)		(7) (5+6) Pro Forma (assuming maximum conversions and assumes no equity issuance)	(8) Pro Forma Adjustments (assumes $12.5mm equity issuance)		(9) (5+8) Pro Forma (assuming no conversions and assumes $12.5mm equity issuance)	(10) (7+8) Pro Forma (assuming maximum conversions and assumes $12.5mm equity issuance)
Assets
Current assets:
Cash and cash equivalents	$1	$197		$77,683	A	$1	$(439)	F	$1	$375	Q	$376	$376
				(208,651)	B		15,967	F		12,500	Q
				(197)	B		(14,745)	F		(12,500)	Q
				133,353	C		(783)	F
				(3,213)	C
				828	D
Cash equivalents held in Trust Fund	77,683			(77,683)	A
Accounts receivable, net		5,579	2,280	(91)	B	7,768			7,768			7,768	7,768
Inventories, net		319	682			1,001			1,001			1,001	1,001
Prepaid expenses and other	37	433	27	16	B	513			513			513	513
Total current assets	77,721	6,528	2,989	(77,955)		9,283			9,283	375		9,658	9,658
Plant, property and equipment, net		5,688	521	2,138	B	8,347			8,347			8,347	8,347
Deferred acquisition and finance costs	1,212			(1,212)	D	3,213	439	F	3,652	(375)	Q	2,838	3,277
				3,213	C
Intangible assets and other assets, net		23,212	1	16,917	B	40,130			40,130			40,130	40,130
Goodwill		59,821	55	96,863	B	156,739			156,739			156,739	156,739
Total assets	$78,933	$95,249	$3,566	$39,964		$217,712	$439		$218,151			$217,712	$218,151
Liabilities and Stockholders’ Equity/Member’s Equity/ Division Equity
Current liabilities:
Accounts payable	$191	$1,274	$379	$(135)	B	$1,539	$—		$1,539	$—		$1,539	$1,539
				(170)	D
Accrued expenses	266	2,140	265	(353)	B	2,104			2,104			2,104	2,104
				(214)	D
Current portion long-term debt		6,105		(6,105)	B
Deferred revenue		842	302	306	B	1,450			1,450			1,450	1,450
Taxes payable	10	54	22	(22)	B	64			64			64	64
Notes payable	180					180			180			180	180
Deferred dividends	783			(783)	E
Total current liabilities	1,430	10,415	968	(7,476)		5,337	—		5,337	—		5,337	5,337
Long-term debt, less current portion		46,294		(46,294)	B	133,353	15,967	F	149,320	(12,500)	Q	120,853	136,820
				133,353	C
Unearned Revenues, net of current portion			90			90			90			90	90
Deferred tax liability		646				646			646			646	646
Total liabilities	1,430	57,355	1,058	79,583		139,426	15,967		155,393	(12,500)		126,926	142,893
Common stock, subject to possible conversion, 2,758,620 shares	14,745			(14,745)	E
Stockholders’ equity:
Preferred stock − $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding
Common stock − $.0001 par value; 50,000,000 shares authorized; 16,800,000 shares issued and outstanding (including 2,758,620 shares of common stock subject to possible conversion)	2					2			2			2	2
Additional paid-in capital	60,969			14,745	E	75,714	(14,745)	F	60,969	12,500	Q	88,214	73,469
Income accumulated during the development stage	1,787			783	E	2,570	(783)	F	1,787			2,570	1,787
Member’s equity/division equity		37,894	2,508	(40,402)	B
Total stockholders’ equity / member’s equity/division equity	62,758	37,894	2,508	(24,874)		78,286	(15,528)		62,758	12,500		90,786	75,258
Total liabilities and stockholders’ equity / member’s equity/division equity	$78,933	$95,249	$3,566	$39,964		$217,712	$439		$218,151			$217,712	$218,151

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year ended December 31, 2006
(amounts in thousands except share data and per share data)

	(1) Courtside	(2) ACN	(3) CMM	(4) Pro Forma Adjustments (assuming no conversions and assumes no equity issuance)		(5) (1+2+3+4) Pro Forma (assuming no conversions and assumes no equity issuance)	(6) Pro Forma Adjustments (assuming maximum conversions and assumes no equity issuance)		(7) (5+6) Pro Forma (assuming maximum conversions and assumes no equity issuance)	(8) Pro Forma Adjustments (assumes $12.5mm equity issuance)		(9) (5+8) Pro Forma (assuming no conversions and assumes $12.5mm equity issuance)	(10) (7+8) Pro Forma (assuming maximum conversions and assumes $12.5mm equity issuance)
Net sales	$—	$52,194	$23,252	$—		$75,446	$—		$75,446	$—		$75,446	$75,446
Operating costs and expenses:
Operating costs		21,808	12,853			34,661			34,661			34,661	34,661
Selling, general and administrative	503	17,599	6,374	112	N	25,135			25,135			25,135	25,135
				545	N
				(318)	P
				410	P
				(90)	O
State capital tax	60			105	I	165			165			165	165
Depreciation and amortization		3,349	301	379	J	4,029			4,029			4,029	4,029
(Gain) on sale of asset		(116)				(116)			(116)			(116)	(116)
Operating expenses	563	42,640	19,528	1,143		63,874	—		63,874	—		63,874	63,874

Operating income (loss)	(563)	9,554	3,724	(1,143)		11,572			11,572			11,572	11,572
Other (income) expense:
Interest on borrowings		4,926		9,310	K	14,236	2,439	L	16,675	(1,991)	R	12,245	14,684
Interest and dividend income on cash and cash equivalents	(1,997)			1,997	H
Total other (income) expense	(1,997)	4,926		11,307		14,236	2,439		16,675	(1,991)		12,245	14,684
Income (loss) before provision for income taxes	1,434	4,628	3,724	(12,450)		(2,664)	(2,439)		(5,103)	1,991		(673)	(3,112)
Provision for income taxes	388	2	75	(553)	I	(88)			(88)			(88)	(88)
Net income (loss)	$1,046	$4,626	$3,649	$(11,897)		$(2,576)	$(2,439)		$(5,015)	$1,991		$(585)	$(3,024)
Earnings per share:
Basic	$0.06					$(0.15)			$(0.36)			$(0.03)	$(0.19)
Diluted	$0.06					$(0.14)			$(0.32)			$(0.03)	$(0.17)
Weighted-average number of shares outstanding:
Basic	16,800,000					16,800,000M			14,041,380M	2,192,982	Q	18,992,982M	16,234,362M
Diluted	16,800,000					18,536,193M			15,777,573M	2,192,982	Q	20,729,175M	17,970,555M

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months ended March 31, 2007
(amounts in thousands except share data and per share data)

	(1) Courtside	(2) ACN	(3) CMM	(4) Pro Forma Adjustments (assuming no conversions and assumes no equity issuance)		(5) (1+2+3+4) Pro Forma (assuming no conversions and assumes no equity issuance)	(6) Pro Forma Adjustments (assuming maximum conversions and assumes no equity issuance)		(7) (5+6) Pro Forma (assuming maximum conversions and assumes no equity issuance)	(8) Pro Forma Adjustments (assumes $12.5mm equity issuance)		(9) (5+8) Pro Forma (assuming no conversions and assumes $12.5mm equity issuance)	(10) (7+8) Pro Forma (assuming maximum conversions and assumes $12.5mm equity issuance)
Net sales	$—	$12,501	$5,526	$—		$18,027	$—		$18,027	$—		$18,027	$18,027
Operating costs and expenses:
Operating costs		6,091	3,182			9,273			9,273			9,273	9,273
Selling, general and administrative	67	3,923	1,547	28	N	5,748			5,748			5,748	5,748
				136	N
				(78)	P
				102	P
				23	O
State capital tax	15			26	I	41			41			41	41
Depreciation and amortization		876	76	55	J	1,007			1,007			1,007	1,007
(Gain) on sale of asset
Operating expenses	82	10,890	4,805	292		16,069	—		16,069	—		16,069	16,069

Operating income (loss)	(82)	1,611	721	(292)		1,958			1,958			1,958	1,958
Other (income) expense:
Interest on borrowings		1,235	0	2,324	K	3,559	610	L	4,169	(498)	R	3,061	3,671
Interest and dividend income on cash and cash equivalents	(521)			521	H
Total other (income) expense	(521)	1,235	0	2,845		3,559	610		4,169	(498)		3,061	3,671
Income (loss) before provision for income taxes	439	376	721	(3,137)		(1,601)	(610)		(2,211)	498		(1,103)	(1,713)
Provision for income taxes	109		15	(146)	I	(22)			(22)			(22)	(22)
Net income (loss)	$330	$376	$706	$(2,991)		$(1,579)	$(610)		$(2,189)	$498		$(1,081)	$(1,691)
Earnings per share:
Basic	$0.02					$(0.09)			$(0.16)			$(0.06)	$(0.10)
Diluted	$0.02					$(0.08)			$(0.13)			$(0.05)	$(0.09)
Weighted-average number of shares outstanding:
Basic	16,800,000					16,800,000M			14,041,380M	2,192,982	Q	18,992,982	16,234,362
Diluted	16,800,000					19,178,208M			16,419,558M	2,192,982	Q	21,371,190	18,612,570

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(amounts in thousands except share data and per share data)

Descriptions of the adjustments included in the unaudited pro forma balance sheet and statements of income are as follows:

(A)	To record the reclassification of funds held in trust by Courtside.

(B)	To record the payment for the acquisition of ACN (including CMM), the estimated working capital adjustment, the transaction costs, and the allocation of the purchase price to the assets acquired and liabilities assumed as follows:

	(1) ACN	(2) CMM	(1) + (2) Combined ACN/CMM
Calculation of Allocable Purchase Price*:
Cash	$160,000	$43,763	$203,763
Working capital adjustment	679	1,886	2,565
Transaction costs	1,663	660	2,323
Total allocable purchase price	$162,342	$46,309	$208,651
Estimated Allocation of Purchase Price**:
Accounts receivable, net	$5,579	$2,189	$7,768
Inventories	319	682	1,001
Prepaid expenses and other current assets	433	43	476
Property, plant and equipment	5,688	2,659	8,347
Intangible assets and other assets	28,430	11,700	40,130
Goodwill	126,761	29,978	156,739
Deferred revenues	(842)	(608)	(1,450)
Accounts payable	(1,274)	(244)	(1,518)
Accrued expenses	(2,052)		(2,052)
Taxes payable	(54)		(54)
Unearned Revenues, net of current portion		(90)	(90)
Deferred tax liability	(646)		(646)
Net assets acquired	$162,342	$46,309	$208,651

*	The pro forma financial statements have been presented using the estimated purchase price for the assets of ACN of $208,651, the components of which are reflected above. In addition, there are two contingent earn-out payments which, if paid, would increase the purchase price and result in an increase to goodwill. The first contingent earn-out payment will be $1,000 if ACN’s NCF for 2008 is equal to or greater than $19,000, with such payment increasing to $15,000, in specified increments, if ACN’s NCF for 2008 equals or exceeds $21,000. The second contingent earn-out payment of $10,000 is payable if, during any 20 trading days within any 30 trading day period through July 7, 2009, the last reported sale price of Courtside common stock exceeds $8.50 per share (equitably adjusted to account for stock combinations, stock splits, stock dividends and the like).
**	The purchase price allocation for accounting purposes has not been finalized and is subject to change upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of the principal assets. The purchase price allocation will be finalized when all necessary information is obtained which is expected to occur within one year of the consummation of the transaction.

	(1) ACN	(2) Adjustments		(3) (1 + 2) Adjusted ACN	(4) CMM	(5) Adjustments		(6) (4 + 5) Adjusted CMM	(7) (2 + 5) Combined Adjustments	(8) (3 + 6 + 7) Adjusted Combined ACN/ CMM
Assets
Current assets:
Cash	$197	$(197	)(i)	$—	$—			$—	$(197)	$—
Accounts receivable, net	5,579	—	(ii)	5,579	2,280	(91	)(i)	2,189	(91)	7,768
Inventories, net	319	—	(ii)	319	682		(ii)	682		1,001
Prepaid expenses and other	433	—	(ii)	433	27	16	(i)	43	16	476
Total current assets	6,528	(197)		6,331	2,989	(75)		2,914	(272)	9,245
Plant, property and equipment, net	5,688	—	(ii)	5,688	521	2,138	(iii)	2,659	2,138	8,347
Intangible assets and other	23,212	5,218	(iii)	28,430	1	11,699	(iii)	11,700	16,917	40,130
Goodwill	59,821	66,940	(iv)	126,761	55	29,923	(iv)	29,978	96,863	156,739
Total assets	$95,249	$71,961		$167,210	$3,566	$43,685		$47,251	$115,646	$214,461

Liabilities and Member’s/ Division equity
Current liabilities:
Accounts payable	$1,274	$—	(ii)	$1,274	$379	$(135	)(i)	$244	$(135)	$1,518
Accrued expenses	2,140	(88	)(i)	2,052	265	(265	)(i)		(353)	2,052
Deferred revenue	842	—	(ii)	842	302	306	(i)	608	306	1,450
Taxes payable	54	—	(ii)	54	22	(22	)(i)		(22)	54
Current portion of long-term debt	6,105	(6,105	)(i)						(6,105)	—
Total current liabilities	10,415	(6,193)		4,222	968	(116)		852	(6,309)	5,074
Long-term debt, net of current portion	46,294	(46,294	)(i)						(46,294)	—
Unearned Revenues, net of current portion					90		(i)	90		90
Deferred tax liability	646	—	(ii)	646						646
Total liabilities	57,355	(52,487)		4,868	1,058	(116)		942	(52,603)	5,810
Member’s/Division equity	37,894	124,448		162,342	2,508	43,801		46,309	168,249	208,651
Total liabilities and Member’s/Division equity	$95,249	$71,961		$167,210	$3,566	$43,685		$47,251	$115,646	$214,461

(i)	To record adjustment for ACN and CMM assets and liabilities not acquired or assumed.
(ii)	Recorded at book value carried on ACN’s and CMM’s books, which is estimated by ACN management to approximate fair value.
(iii)	To record adjustment to reflect ACN management’s estimate of fair value for property and equipment for CMM ($2,659) to be depreciated using the straight-line method over the following estimated useful lives: buildings – 10 years; leasehold improvements – shorter of lease term or estimated useful life of 10 years; equipment – 5 years; and furniture and fixtures – 5 years. To record adjustment to reflect ACN management’s estimate of fair value for identifiable intangible assets of ACN (and CMM) to be acquired by Courtside consisting of $21,100 ($15,200 for ACN and $5,900 for CMM) for customer contracts and relationships to be amortized using the straight line method over the weighted average expected life of 10 years, $1,630 ($1,130 for ACN and $500 for CMM for noncompete agreements which are to be amortized using the straight-line method over the term of the agreements and $17,400 ($12,100 for ACN and $5,300 for CMM) for mastheads which are not amortizable as they have an indefinite life. These estimates are ACN management’s best estimates and are subject to change pending completion of appraisals of ACN’s (and CMM’s) principal assets by experts upon completion of the purchase.
(iv)	To record adjustment to reflect excess of purchase price over estimated fair value of identifiable ACN (and CMM) net assets acquired, pending completion of appraisals of ACN’s (and CMM) principal assets.

(C)	To record the receipt of $133,353 of borrowings, consisting of $1,353 borrowed against the $20,000 revolving credit facility, $105,000 of senior secured credit facilities and $27,000 of senior unsecured notes on terms consistent with commitment letters that Courtside has received from BMO Capital Markets and Bank of Montreal. To record deferred financing costs ($3,213) paid upon the consummation of the acquisition related to the borrowings described in the previous sentence based on terms consistent with the commitment letters and estimates by ACN’s management. See the section entitled ‘‘The Purchase Agreement – Financing Commitments.’’ Please refer to Paragraph (K) below for the information regarding the effect on income of variance in interest rates.
(D)	To eliminate Courtside deferred acquisition costs ($1,212), of which $828 was already paid.
(E)	Assuming no conversions, to reclassify common stock subject to conversion to permanent equity ($14,745) and to record related deferred dividends as retained earnings ($783 since inception – $171 for the period ended December 31, 2005, $483 for the period ended December 31, 2006, and $129 for the three months ended March 31, 2007).
(F)	Assuming maximum conversion, to record refund of funds ($14,745) and related deferred dividends ($783 since inception) to converting shareholders. To record the receipt of $15,967 of additional borrowings, consisting of $1,356 borrowed against the $20,000 revolving credit facility (as described in paragraph (C)) and $14,611 of senior unsecured notes (to which Courtside has not to date received commitments but it is assumed that such notes will be financed on similar terms to the senior unsecured notes referred to in Paragraph (C)). To record additional deferred financing costs ($439) paid upon the consummation of the acquisition related to the borrowings described in the previous sentence based on terms consistent with the commitment letters referred to in Paragraph (C).
(G)	Courtside anticipates an additional $600 to 800 of annual recurring general and administrative costs at the corporate level for public company costs. However, since these costs are estimates and not currently factually supportable, they have not been included as pro forma adjustments.
(H)	To eliminate interest and dividend income (year ended December 31, 2006 – $1,997; three months ended March 31, 2007 – $521) on cash and cash equivalents.
(I)	To record adjustment to reflect income tax credit (year ended December 31, 2006 – $88; three months ended March 31, 2007 – $22) (due to deferred tax amortization) and state capital taxes (year ended December 31, 2006 – $165; three months ended March 31, 2007 – $41) due to pro forma income adjustments, incorporation of ACN assets and move of corporate office to Dallas, Texas.
(J)	To record adjustment to reflect amortization of customer contract and relationships intangible assets (year ended December 31, 2006 – $2,110; three months ended March 31, 2007 – $527), which are recorded using the weighted average expected life of 10 years. To record adjustment to reflect amortization of noncompete agreements (year ended December 31, 2006 – $420; three months ended March 31, 2007 – $105), which are recorded using the straight-line method over the term of the agreements (approximately 4 years remain). To record adjustment to reflect depreciation of property and equipment (year ended December 31, 2006 – $1,499; three months ended March 31, 2007 – $375) using the straight-line method over the following estimated useful lives: buildings – 10 years; leasehold improvements – shorter of lease term or estimated useful life of 10 years; equipment – 5 years; and furniture and fixtures – 5 years.
(K)	To record adjustment to reflect interest and bank fee amortization expense and annual commitment fees on the total borrowings described in paragraph (C). Interest expense recorded for the year ended December 31, 2006 and three months ended March 31, 2007 on the revolving credit facility, term A senior secured loan, term B senior secured loan and the senior unsecured notes was charged at the rate of 8.61%, 8.61%, 8.86% and 15.5% (paid in kind) per annum respectively (amounting to $13,740 for the year ended December 31, 2006; $3,435 for the three months ended March 31, 2007), assuming a 3-month LIBOR rate of 5.36% as of 4/19/07. For the year ended December 31, 2006 and three months ended March 31, 2007, annual bank commitment fees and amortization of deferred financing costs were $496 and $124, respectively (amortized using the straight-line method over the term of each of the borrowings). If interest rates had changed by 0.125%, interest expense would change by $133 for the year ended December 31, 2006 and $33 for the three months ended March 31, 2007. Although the cash flows are projected to be sufficient to cover operating costs without the use of the full amount of the revolving credit facility, the company may draw down on the facility. In the event that the company does utilize additional loans from the revolving credit facility, interest charges will increase.
(L)	To record adjustment to reflect additional interest and bank fee amortization expense and annual commitment fees on the $15,967 of borrowings described in paragraph (F). Additional interest expense recorded for the year ended December 31, 2006 and three months ended March 31, 2007 on the revolving credit facility and the senior unsecured notes was charged at the rate of 8.61% and 15.5% (paid in kind) per annum respectively (amounting to $2,376 for the year ended December 31, 2006; $594 for the three months ended March 31, 2007), assuming a 3-month LIBOR rate of 5.36% as of 4/19/07. For the year ended December 31, 2006 and three months ended March 31, 2007, additional annual bank commitment fees and amortization of deferred financing costs were $63 and $16, respectively (amortized using the straight-line method over the term of each of the borrowings).
(M)	Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares as follows:

	Year ended December 31, 2006
	Assuming no conversions (0%)	Assuming maximum conversions (19.99%)
Courtside pro forma weighted average shares	16,800,000	14,041,380
Incremental shares on exercise of warrants*	1,736,193	1,736,193
Courtside pro form weight average shares – diluted	18,536,193	15,777,573

*	Assuming treasury method of accounting using the average closing price of Courtside stock for the year ended December 31, 2006 of $5.34 per share.

	Three months ended March 31, 2007
	Assuming no conversions (0%)	Assuming maximum conversions (19.99%)
Courtside pro forma weighted average shares	16,800,000	14,041,380
Incremental shares on exercise of warrants*	2,378,208	2,378,208
Courtside pro form weight average shares – diluted	19,178,208	16,419,588

*	Assuming treasury method of accounting using the average closing price of Courtside stock for the three months ended March 31, 2007 of $5.47 per share.
(N)	To record incremental payroll (year ended December 31, 2006 – $112; quarter ended March 31, 2007 – $28) and non-cash stock based compensation expense (year ended December 31, 2006 – $545; three months ended March 31, 2007 – $136) related to employment agreements entered into by the three senior ACN executives, which will become effective upon consummation of the acquisition. The non-cash stock-based compensation expense was calculated using the Black-Scholes model using the following assumptions: strike price – $5.57 (Courtside closing share price as of 4/19/07); volatility – 23.45% (average volatility of comparable companies, Lee Enterprises Inc. and Journal Register Co.); vesting period – 4 years; average life – 6 1/8 years; risk free rate – 4.50% (5-year treasury bond yield as of 4/19/07).
(O)	To eliminate the fee (year ended December 31, 2006 – $90; three months ended March 31, 2007 – $23) that, per agreement, Alpine Capital LLC (an affiliate of Messrs. Goldstein, Greenwald, Mayer and Aboodi, our special advisor) charges Courtside for general and administrative services. This agreement will be terminated in accordance with its terms upon consummation of the acquisition.
(P)	To record net payroll reduction (year ended December 31, 2006 – $318; three months ended March 31, 2007 – $78) related to termination of the agreements with prior owners of Columbus as full time employees and to record additional contractual rent payment (year ended December 31, 2006 – $410; three months ended March 31, 2007 – $102) relating to the Columbus facility.
(Q)	To record for the issuance by Courtside of $12,500 of common stock (2,192,982 shares) to ACN and the corresponding reduction of borrowings against the senior unsecured notes referred to in Paragraph (C). To record a reduction of deferred financing costs ($375) paid upon the consummation of the acquisition related to the reduction in borrowings described in the previous sentence.
(R)	To record adjustment to reflect reduced interest and bank fee amortization expense on the $12,500 reduction of borrowings described in paragraph (Q). Reduced interest expense recorded for the year ended December 31, 2006 and three months ended March 31, 2007 on the senior unsecured notes was charged at the rate of 15.5% (paid in kind) per annum (amounting to $1,937 for the year ended December 31, 2006; $484 for the quarter ended March 31, 2007). For the year ended December 31, 2006 and three months ended March 31, 2007, reduced annual bank commitment fees and amortization of deferred financing costs were $54 and $14, respectively (amortized using the straight-line method over the term of each of the borrowings).

NAME CHANGE AMENDMENT PROPOSAL

Pursuant to the purchase agreement, we will change our corporate name from ‘‘Courtside Acquisition Corporation’’ to ‘‘American Community Newspapers Inc.’’ upon consummation of the acquisition. If the acquisition proposal is not approved, the name change amendment will not be presented at the meeting.

In the judgment of our board of directors, the change of our corporate name is desirable to reflect our acquisition with ACN. The ACN name has been a recognized name in the community newspaper industry for many years.

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Courtside common stock on the record date.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE NAME CHANGE AMENDMENT.

ARTICLE SIXTH AMENDMENT PROPOSAL

Pursuant to the purchase agreement, we will remove the preamble and sections A through D, inclusive, of Article Sixth of Courtside’s certificate of incorporation and to redesignate section E of Article Sixth as Article Sixth upon consummation of the acquisition. If the acquisition proposal is not approved, the Article Sixth amendment will not be presented at the meeting.

In the judgment of our board of directors, the Article Sixth amendment is desirable, as sections A through D relate to the operation of Courtside as a blank check company prior to the consummation of a business combination. Such sections will not be applicable upon consummation of the acquisition.

The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Courtside common stock on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE ARTICLE SIXTH AMENDMENT.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Courtside’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In no event will Courtside solicit proxies to adjourn the special meeting or consummate the acquisition beyond the date by which it may properly do so under its certificate of incorporation and Delaware law.

Consequences if Adjournment Proposal is not Approved

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, Courtside’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In such event, Courtside will be required to liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Courtside’s common stock represented in person or by proxy at the meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

Our board of directors unanimously recommends that our stockholders vote ‘‘FOR’’ the approval of an adjournment proposal.

2007 LONG-TERM INCENTIVE EQUITY PLAN PROPOSAL

Background

Courtside’s ‘‘2007 Long-Term Incentive Equity Plan’’ has been approved by Courtside’s board of directors and will take effect upon consummation of the acquisition, provided that it is approved by the stockholders at the special meeting. We are submitting the plan to our stockholders for their approval in order to comply with American Stock Exchange policy and so that options granted under the plan may qualify for treatment as incentive stock options. If the acquisition proposal is not approved, the incentive compensation plan proposal will not be presented at the meeting.

The plan reserves 1,650,000 shares of Courtside common stock for issuance to executive officers (including executive officers who are also directors), employees and consultants in accordance with its terms, of which options for 1,122,000 shares will be granted to Messrs. Carr, Wilson and Coolman pursuant to their employment agreements. The plan also reserves an additional 100,000 shares of Courtside common stock for issuance to non-employee directors. The purpose of the plan is to enable Courtside to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Courtside have been, are or will be important to the success of Courtside, an opportunity to acquire a proprietary interest in Courtside. The various types of incentive awards that may be provided under the plan will enable Courtside to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All officers, directors and employees of ACN and Courtside will be eligible to be granted awards under the plan. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group, except, that under their employment agreements, Messrs. Carr, Wilson and Coolman will be awarded options to purchase 544,500, 330,000 and 247,500 shares, respectively, of Courtside common stock upon the closing of the acquisition at the price of Courtside’s common stock as of the closing. Except for these awards, which were approved by Courtside’s board of directors at a time when Courtside did not yet have its compensation committee in place, all awards will be subject to the recommendations of the compensation committee and approval by the board of directors or the compensation committee. If the plan is not approved by Courtside’s stockholders, Courtside will nevertheless issue the options to Messrs. Carr, Wilson and Coolman that it is obligated to issue pursuant to their employment agreements. However, such options will not have the income tax benefits they would have if the plan is approved by the stockholders.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Annex C.

Administration

The plan is administered by our board or our compensation committee. Subject to the provisions of the plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

At no time shall the aggregate number of shares of common stock subject to awards granted and outstanding under the plan exceed 1,650,000 for all participants other than non-executive directors or exceed 100,000 for non-executive directors. Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then in the board’s or the committee’s discretion, the number of shares available under the plan may be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option.

Under the plan, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the board or committee may determine whether the change requires equitably adjusting the terms of the award or the aggregate number of shares reserved for issuance under the plan.

Eligibility

We may grant awards under the plan to employees, directors, officers and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Options.    The plan provides both for ‘‘incentive’’ stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options that may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

An incentive stock option may only be granted within a ten-year period from the date of the adoption of the plan and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the board or committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of one year from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that has vested on the date of termination may be exercised for the lesser of three months after termination of employment or the balance of the stock option’s term.

Stock Appreciation Rights.    Under the plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.    Under the plan, we may award shares of restricted stock either alone or in addition to other awards granted under the plan. The board or committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Deferred Stock.    Under the plan, we may award shares of deferred stock either alone or in addition to other awards granted under the plan. The board or committee determines the eligible persons to whom, and the time or times at which, deferred stock will be awarded, the number of shares of deferred stock to be awarded to any person, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of deferred stock awards. As with the other types of awards under the plan, grants of deferred stock will be used to provide incentives to the recipients by providing them with a potential equity interest in Courtside.

Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable deferral period. The holder shall not have any rights of a stockholder until the expiration of the applicable deferral period and the issuance and delivery of the certificates representing the common stock. The holder may request to defer the receipt of a deferred stock award for an additional specified period or until a specified event. This request must generally be made at least one year prior to the expiration of the deferral period for the deferred stock award.

Other Stock-Based Awards.    Under the plan, we may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of our other plans.

Accelerated Vesting and Exercisability.    Unless otherwise provided in the grant of an award, if, as provided for under the Securities and Exchange Act of 1934, as amended (‘‘Exchange Act’’), a ‘‘person’’ is or becomes the ‘‘beneficial owner,’’ directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding voting securities, and our board of directors does not authorize or approve the acquisition, the options and awards granted and outstanding under the plan will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award.

Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions which has been approved by our board of directors, accelerate the vesting of any and all stock options and other awards outstanding under the plan.

Repurchases.    Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of acquisition or reorganization, which has been approved by our board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.

Award Limitation.    No participant may be granted awards for more than 600,000 shares in any calendar year.

Competition; Solicitation of Customers and Employees; Disclosure of Confidential Information

Subject to the terms of any holder’s option agreement. If a holder’s employment with us or a subsidiary of ours is terminated for any reason whatsoever, and within 12 months after the date of termination, the holder either:

•	accepts employment with any competitor of, or otherwise engages in competition with, us,

•	solicits any of our customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated or to which the holder renders services, or

•	uses or discloses to anyone outside our company any of our confidential information or material in violation of our policies or any agreement between us and the holder,

the board or the committee may require the holder to return to us the economic value of any award that was realized or obtained by the holder at any time during the period beginning on the date that is 12 months prior to the date the holder’s employment with us is terminated.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to us an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the date of the consummation of the acquisition. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive stock options.    Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above: the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

Non-Incentive stock options.    With respect to non-incentive stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock appreciation rights.    Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted stock.    A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

Deferred stock.    A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption ‘‘Restricted stock.’’

Other stock-based awards.    The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Certain Awards Deferring or Accelerating the Receipt of Compensation.    Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to ‘‘nonqualified deferred compensation plans.’’ If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Options to Executive Officers

Pursuant to their employment agreements, Messrs. Eugene Carr, Daniel Wilson and Jeffrey Coolman will be granted options to purchase 544,500, 330,000 and 247,500 shares, respectively, of Courtside common stock, effective as of the closing of the acquisition. The value of these awards will be as follows:

Optionee	Value[1]

Eugene M. Carr	$1,058,027
Daniel J. Wilson	$641,228
Jeffrey B. Coolman	$480,921

[1]	Calculated using the Black-Scholes model using the following assumptions: strike price – $5.57 (Courtside closing share price as of April 19, 2007); volatility – 23.45% (average volatility of comparable companies, Lee Enterprises Inc. and Journal Register Co.); vesting period – 4 years; average life – 6-1/8 years; risk free rate – 4.50% (5-year treasury bond yield as of April 19, 2007).

Recommendation and Vote Required

Approval of our incentive compensation plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE 2007 INCENTIVE EQUITY PLAN.

THE DIRECTOR ELECTION PROPOSAL

Election of Directors

Courtside’s board of directors is divided into three classes, each of which serves for a term of three years, with only one class of directors being elected in each year. The nominees have been nominated as candidates for election as follows:

in the class to stand for reelection in 2008: Eugene Carr and Robert H. Bloom;

in the class to stand for reelection in 2009: Richard D. Goldstein, Bruce M. Greenwald and Dennis H. Leibowitz; and

in the class to stand for reelection in 2010: Peter R. Haje and John Erickson.

The election of directors requires a plurality vote of the share of common stock present in person or represented by proxy and entitled to vote at the special meeting. ‘‘Plurality’’ means that the individuals who receive the largest number of votes cast ‘‘FOR’’ are elected as directors. Consequently, any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Unless authority is withheld, the proxies solicited by the board of directors will be voted ‘‘FOR’’ the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

If the acquisition proposal is not approved, the director election proposal will not be submitted to the stockholders for a vote and Courtside’s current directors will continue in office until Courtside is liquidated.

At the effective time of the acquisition and assuming the election of the individuals set forth above, the board of directors and executive officers of Courtside will be as follows:

Name	Age	Position
Eugene M. Carr	51	Chairman of the Board, President and Chief Executive Officer
Richard D. Goldstein	55	Director
Bruce M. Greenwald	60	Director
Dennis H. Leibowitz	64	Director
Peter R. Haje	72	Director
Robert H. Bloom	73	Director
John A. Erickson	67	Director
Daniel J. Wilson	43	Chief Financial Officer
Jeffrey B. Coolman	47	Vice President – Sales and Minnesota Group Publisher

Information about the Nominees

Eugene M. Carr, who is currently chief executive officer and a director of ACN, joined ACN in August 2001 as president and group publisher of the Minneapolis – St. Paul group and was promoted to chief executive officer in June 2002. From November 2000 to August 2001, he was chief executive officer of the western division of Brown Publishing Company and then became chief executive officer of its southern division. From 1994 to November 2001, he was vice president of sales and marketing for Trinity Holdings and also served as the publisher of the Morning Journal. From 1991 to 1994, he was president of Profits through Marketing. Previously, he also served as executive vice president of Arundel Communications (Arcom) and executive sales director of the Cincinnati Suburban Press. He is a director of Suburban Newspapers of America and a former director of Village Voice Media. Carr has served in numerous community roles including president of the Loudoun County Chamber of Commerce and numerous other non-profit organizations.

Richard D. Goldstein has served as chairman of the board and chief executive officer since our inception. Mr. Goldstein has been associated with Alpine Capital LLC (and its affiliated entities), a specialized investment/merchant banking firm that performs general merger and advisory services for its clients and limited investment activities, since January 1990, currently as a senior managing director. From 1976 until he joined Alpine Capital, Mr. Goldstein was an attorney at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, becoming a partner of such firm in 1984, where he specialized in mergers and acquisitions and corporate securities. Mr. Goldstein is a member of the executive committee (and a former chairman) of the Queens College Foundation. Mr. Goldstein is also a vice chairman, a member of the executive committee and chairman of the governance and of the legal affairs committees of The North Shore-Long Island Jewish Health System and its constituent hospitals. Mr. Goldstein received a B.A. (summa cum laude, Phi Beta Kappa) from Queens College and a J.D. (magna cum laude) from Harvard Law School.

Bruce M. Greenwald has served as president and a member of our board of directors since our inception. Mr. Greenwald has been associated with Alpine Capital and its affiliated entities since September 1989, currently as a senior managing director. Prior to joining Alpine Capital, Mr. Greenwald was a partner with Arthur Young & Company (a predecessor to Ernst & Young) where, in addition to serving a broad base of the firm’s Fortune 500 clients as well as a number of media and entertainment clients, he served as the firm’s director of taxes for the Northeast Region and also was a member of the firm’s national tax operating committee. Mr. Greenwald is a member of the Simon School of Business Executive Advisory Committee and a trustee of the Washington Institute for Near East Policy. Mr. Greenwald received a B.S. and an M.B.A. from the University of Rochester.

Dennis H. Leibowitz has served as a member of our board of directors since our inception. Since March 2002, Mr. Leibowitz has served as managing general partner and chief investment officer of Act II Partners, a private hedge fund that specializes in media and communications companies, and in which Messrs. Goldstein, Greenwald and Aboodi are limited partners, with a less than a 1% interest therein. From October 2000 to September 2001, Mr. Leibowitz served as a managing director of Credit Suisse First Boston where he was a media strategist covering the advertising, broadcasting, cable television and entertainment industries. From 1977 until he joined Credit Suisse First Boston, Mr. Leibowitz was a senior vice president and securities analyst at Donaldson, Lufkin & Jenrette, Inc., a private investment banking firm. Institutional Investor magazine has given Mr. Leibowitz its highest ranking for a research analyst twenty-five times since it began grading securities analysts in its All-American Research Team in 1972. Mr. Leibowitz serves on the board of advisors of Centre Palisades Ventures, LP and New Mountain Capital, LLC, both private equity funds. He is a past president of the Media & Entertainment Analysts Society of New York and the Cable Television Analysts’ Group. He is currently a member of the New York Society of Security Analysts and has served on the board of directors of the International Radio & Television Society. Mr. Leibowitz received a B.S. from The Wharton School of Finance and Commerce of The University of Pennsylvania.

Peter R. Haje has served as a member of our board of directors since our inception. Since January 2000, Mr. Haje has been engaged in private business and legal activities, including acting as a consultant for AOL/Time Warner Inc. and as general counsel emeritus for Time Warner Inc. from January 2000 to December 2002. From October 1990 to December 1999, Mr. Haje served as executive vice president and general counsel of Time Warner Inc. and served as secretary from May 1993 to December 1999. Prior to joining Time Warner, Mr. Haje was an associate and later a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Haje received an A.B. from Cornell University and an L.L.B. from Harvard Law School.

Robert H. Bloom will become a director effective upon the closing of the acquisition. From June 1994 to February 2003, Mr. Bloom served as United States Chairman/Chief Executive Officer of Publicis Group SA, the Paris-based international media, marketing and advertising company and fourth largest global communications firm. In that capacity, he was responsible for twelve domestic offices, a staff of over 1,000 and a roster of well-known domestic and international clients. Since February 2003, he has been an author and a strategic marketing consultant to companies in a wide variety of industries and has performed such services for ACN and Spire Capital Partners. Mr. Bloom has a BS from the University of Oklahoma.

John A. Erickson, a certified public accountant, will become a director effective upon the closing of the acquisition. During his 35-year career with Ernst & Young LLP (and Arthur Young & Company, a predecessor firm), from which he retired in 1999, Mr. Erickson specialized in financial accounting and auditing, forensic and other investigative financial analyses, insolvent company reorganizations and liquidations and litigation support to major law firms. His career includes 15 years of international financial auditing experience in various Arthur Young offices in Southeast Asia and the Middle East. Mr. Erickson currently serves as a director and chairman of the audit committee of Alpine Capital Bank. He also currently provides financial advisory services to commercial, educational, hospital and community athletic organizations and condominium boards in the New York area. Mr. Erickson received a BA from Harvard College and an MBA from Rutgers University.

Other Executive Officers

Daniel J. Wilson, who is currently chief financial officer and a director of ACN, joined ACN in that position in May 2002. From October 2002 through December 2004, he also served as president and group publisher of ACN’s Dallas newspaper group. From March 2000 to April 2002, he held various positions with Novo Networks, Inc., including executive vice president and chief financial officer and senior vice president – corporate development. From March 1999 to March 2000, he was a partner and co-founder of Marcus and Partners, an investment and management advisory firm. From October 1998 to March 1999, he was vice president – strategic development of AMFM Corporation (formerly known as Chancellor Media Corporation), a radio and outdoor advertising company. From January 1995 to October 1998, he was senior vice president – finance and corporate development and vice president – finance and corporate development of Marcus Cable Company, L.P. and from November 1991 to January 1995 he was director of finance and corporate development of Crown Cable. From December 1989 to November 1991, he was senior financial analyst with Cencom Cable. From August 1986 to December 1989, he held various positions with Arthur Anderson & Co. He is a former director of the Texas Community Newspaper Association and Marcus Cable Properties, Inc. He received his Bachelor of Science in Business Administration degree, cum laude, with majors in Finance and Accounting from Saint Louis University.

Jeffrey B. Coolman, who is currently ACN’s vice president – sales and Minnesota group publisher, joined ACN as advertising director of the Minneapolis – St. Paul newspaper group in December 2001. In October 2002, he took on additional responsibilities as vice president and general manager of the group and was named group publisher in March 2004. From January, 2000 to November, 2001, he was with Brown Publishing as Group Advertising & Marketing Director. From August, 1998 to December, 1999, he was with The Morning Journal (Trinity Holdings) serving most recently as Publisher and previously holding the position of Advertising Director. From August, 1993 to July, 1998, he was with the Battle Creek Enquirer (Gannett) serving most recently as the Advertising Manager. During this time he also held positions of Major Accounts Manager and Account Executive.

Meetings and Committees of the Board of Directors of Courtside

During the fiscal year ended December 31, 2006, Courtside’s board of directors held six meetings. It has standing nominations and audit committees. Although Courtside does not have any formal policy regarding director attendance at annual stockholder meetings, Courtside will attempt to schedule its annual meetings so that all of its directors can attend. Courtside expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of Courtside’s current directors attended at least 75% of the aggregate number of meetings of the board and of each committee of which he was a member held in 2006.

Independence of Directors

As a result of its securities being listed on the American Stock Exchange, Courtside adheres to the rules of that exchange in determining whether a director is independent. The board of directors of

Courtside also will consult with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The American Stock Exchange listing standards define an ‘‘independent director’’ generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The exchange requires that a majority of the board of directors of a company be independent, as determined by the board. Consistent with these considerations, the board of directors of Courtside has affirmatively determined that, upon election to the board of directors of Courtside on the closing of the acquisition, Messrs. Leibowitz, Haje, Bloom and Erickson will be the independent directors of Courtside for the ensuing year.

Courtside currently has a majority of independent directors.

Audit Committee Information

Our audit committee, which met four times during 2006, consists of Mr. Sardoff, as chairman, Mr. Leibowitz and Mr. Haje, each an independent director under American Stock Exchange listing standards. Upon consummation of the acquisition, the audit committee will consist of Messrs. Erickson, Haje and Leibowitz, with Mr. Erickson serving as its chairman. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•	reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Sardoff satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the Securities and Exchange Commission. Our board has also determined that, following the completion of the acquisition, Mr. Erickson will satisfy the American Stock Exchange’s definition of financial sophistication and also qualify as an ‘‘audit committee financial expert,’’ as defined und the rules and regulations of the Securities and Exchange Commission.

Independent Auditors’ Fees

The firm of Goldstein Golub Kessler LLP (‘‘GGK’’) acts as Courtside’s principal accountant. Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services Inc. (TBS), from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provide non-audit services. Subsequent to September 30, 2005, this relationship ceased and the firm established a similar relationship with RSM McGladrey, Inc. (RSM). GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. The following is a summary of fees paid or to be paid to GGK and RSM for services rendered.

Audit Fees

During the fiscal year ended December 31, 2006, we paid our principal accountant $19,000 for the services they performed in connection with our 2005 Annual Audit and the review of one of our 2006 Quarterly Reports on Form 10-QSB. Additionally, we paid our principal accountant $23,000 for the services they performed in connection with the audit of our financial statements included in the Annual Report and two 2006 Quarterly Reports. During the fiscal year ended December 31, 2005, we paid our principal accountant $30,000 for the services they performed in connection with our initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2005, and $8,500 in connection with the review of our Quarterly Reports on Form 10-QSB

Grant Thornton LLP will serve as principal accountant effective upon the closing of the acquisition, upon approval of the audit committee and Grant Thornton LLP. It will perform the audit for Courtside’s fiscal year ending December 31, 2007. ACN paid Grant Thornton LLP $83,000 for audit fees for the services they performed in connection with the audit for the year ended December 31, 2006.

Neither GGK nor Grant Thornton LLP has waived its right to make claims against the funds in Courtside’s trust account for fees of any nature owed to them.

Audit-Related Fees

During 2005, except as described above, our principal accountant did not render any audit assurance and related services reasonably related to the performance of the audit or review of financial statements. In 2007, we paid our principal accountant $2,500 for services rendered in 2006 in reviewing accounting issues and filing requirements for proposed business combinations. ACN paid Grant Thornton LLP $63,000 for audit-related fees incurred principally as a result of the Courtside transaction for the year ended December 31, 2006.

Tax Fees

During 2007, we paid our principal accountant $4,500 for services rendered to us in 2006 for tax compliance, tax advice and tax planning. We did not pay any such fees in 2005. ACN paid Grant Thornton LLP $22,000 for compliance and tax related fees for the year ended December 31, 2006.

All Other Fees

During 2005 and 2006, there were no fees billed for products and services provided by the principal accountant other than those set forth above. We paid $9,000 for proxy related services on May 1, 2007.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Courtside engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

Code of Ethics

In July 2005, our board of directors adopted a code of ethics that applies to Courtside’s directors, officers and employees as well as those of its subsidiaries. A copy of our code of ethics may be obtained free of charge by submitting a request in writing to Courtside Acquisition Corp., 1700 Broadway, 17th Floor, New York, New York 10019.

Compensation Committee Information

Upon consummation of the acquisition, the board of directors of Courtside will establish a compensation committee with Messrs. Haje, Leibowitz and Bloom as its members, with Mr. Haje serving as chairman, each an independent director under American Stock Exchange listing requirements. The purpose of the compensation committee will be to review and approve compensation paid to our officers and directors and to administer Courtside’s incentive compensation plans, including authority to make and modify awards under such plans. Initially, the only plan will be the 2007 Incentive Equity Plan.

Nominations Committee Information

We have a nominations committee consisting of Mr. Haje, as chairman, Mr. Leibowitz and Mr. Sardoff, each of whom is an independent director under the American Stock Exchange’s listing standards. Upon consummation of the acquisition, the nominations committee will consist of Messrs. Liebowitz, Haje and Erickson, with Mr. Leibowitz serving as chairman. The nominations committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominations committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominations Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominations committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominations committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominations committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation of Officers and Directors

No executive officer of Courtside has received any cash or non-cash compensation for services rendered to Courtside. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

Through the closing of the acquisition, Courtside has and will continue pay Alpine Capital LLC, an affiliate of Messrs. Goldstein, Greenwald, Mayer and Aboodi, a fee of $7,500 per month fee for providing Courtside with office space and certain office and secretarial services. This arrangement is solely for our benefit and is not intended to provide Messrs. Goldstein, Greenwald, Mayer and Aboodi compensation in lieu of a salary.

Additionally, we held the proceeds of our IPO not placed in the trust account in an account at Alpine Capital Bank, an affiliate of Alpine Capital. Upon the closing of its IPO, Courtside deposited approximately $1,927,000, representing the net proceeds remaining from the IPO after offering expenses and the deposit in the trust account, in an account at Alpine Capital Bank, which were invested in United States treasury bills, upon which interest of approximately $94,000 was earned cumulatively through March 31, 2007. On January 18, 2007, the remaining treasury bills were redeemed and the proceeds were placed in a money market account at Alpine Capital Bank and used to pay Courtside’s expenses. Through March 31, 2007, interest of approximately $1,800 was earned on this account and no balance remained in the account as of that date. Alpine Capital Bank has not charged Courtside any customary banking charges or other fees for the banking services it has provided to Courtside.

Other than the $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, have been or will be paid to any of Courtside’s officers or their affiliates. However, Courtside’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on Courtside’s behalf such as identifying potential target business and performing due diligence on suitable business combinations. As of March 31, 2007, an aggregate of approximately $55,000 has been reimbursed to them for such expenses. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we generally do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. As of May 4, 2007, Messrs. Goldstein and Greenwald have loaned Courtside $318,000. The loan is unsecured, bears interest at 5% per annum and is non-recourse to the trust account and will be repaid on the consummation of the acquisition by Courtside.

Courtside’s directors do not currently receive any cash compensation for their service as members of the board of directors. Upon consummation of the acquisition, Courtside’s non-employee directors (other than Messrs. Goldstein and Greenwald) will each receive an annual cash fee of $25,000, an additional $1,000 fee for each board and committee meeting that they attend in person or by telephonic participation ($500 for each meeting attended by telephonic participation if the duration of such meeting is less than one hour). In addition, the chair of our audit committee will receive an additional $15,000 for the chair’s service and the chairs of our compensation nominating committees will each receive an additional $5,000 for the chair’s services. All cash payments to directors will be made quarterly in arrears. Courtside’s non-employee directors (other than Messrs. Goldstein and Greenwald) will also receive options to acquire 10,000 shares of Courtside common stock to be granted upon consummation of the acquisition (or for those subsequently elected or appointed, the first business day following election or appointment), which will vest semi-annually over three years.

In addition, each such then current non-employee director will receive a grant of options to acquire 10,000 shares of Courtside common stock on the first business day following each annual meeting of stockholders at which he or she is re-elected to the board, which will also vest semi-annually over three years. The per share exercise price of these options will be equal to the market price of Courtside’s common stock on the date of grant.

Employment Agreements

On January 24, 2007, Courtside entered into employment agreements with three of ACN’s officers, to be effective upon the closing of the acquisition.

The employment agreement with Eugene M. Carr, ACN’s current president and chief executive officer, provides for him to be employed as chairman of the board and chief executive officer of Courtside upon consummation of the acquisition at an annual salary of $295,000. It also provides for him to be eligible to receive an annual bonus targeted at half of his annual salary and for the grant to him at closing of options to purchase 544,500 shares of Courtside common stock pursuant to the incentive compensation plan.

The employment agreement with Daniel J. Wilson, ACN’s current chief financial officer, provides for him to be employed as chief financial officer of Courtside upon consummation of the acquisition at an annual salary of $235,000. It also provides for him to be eligible to receive an annual bonus target at half of his annual salary and for the grant to him at closing of options to purchase 330,000 shares of Courtside common stock pursuant to the incentive compensation plan.

The employment agreement with Jeffrey B. Coolman, ACN’s current vice president of sales and Minnesota group publisher, provides for him to be employed as vice president of sales and Minnesota group publisher of Courtside upon consummation of the acquisition at an annual salary of $175,000. It also provides for him to be eligible to receive an annual bonus targeted at $80,000 and for the grant to him at closing of options to purchase 247,500 shares of Courtside common stock pursuant to the incentive compensation plan.

Each executive will also hold the same position with the operating subsidiary of Courtside that will be formed to hold the acquired assets and operate the ACN business after the acquisition as he will hold with Courtside. The options granted under the employment agreements will be exercisable for a period of ten years from the closing date of the acquisition at a per share price equal to the last sale price of Courtside’s common stock on the American Stock Exchange on the closing date and will vest in eight equal semi-annual installments over the terms of employment.

ACN has established the bonus guidelines for the executives for 2007, which are described below and will be reviewed and reconsidered by Courtside’s compensation committee after the closing of the acquisition, taking into account the Columbus acquisition and other changed factors. Achievement of the key objective bonuses will be determined by Courtside’s compensation committee in its sole discretion for Messrs. Carr and Wilson and, for Mr. Coolman, by Courtside’s chief executive officer in his sole discretion. Mr. Carr’s targeted 2007 bonus is $147,500 and his key objectives require him to achieve 100% of the 2007 consolidated financial budget, continue to implement the acquisition strategy, hire and train a new human resource sales recruiting manager and jointly develop with the New Media Business Development Manager the next phase of the internet and new media strategy. Mr. Wilson’s targeted 2007 bonus is $117,500 and his key objectives require him to achieve 100% of the 2007 consolidated financial budget, assist the chief executive officer in acquisition planning, reduce company-wide days sales outstanding and align compensation to achieve desired results. Mr. Coolman’s targeted 2007 bonus is $80,000 and his key objectives require him to achieve the Minnesota net quarterly 2007 total revenue and EBITDA budgets, achieve the Minnesota 2007 total annual net revenue and EBITDA budgets, conduct scheduled monthly meetings with specified officers, make on-site visits to other locations for training and informational purposes and to prepare a written plan on the hiring and training of a general manager for the Minnesota Group. Each specified task is assigned a date by which it is to be accomplished and a portion of the total targeted bonus that will be earned if the task is achieved in a timely manner.

Each employment agreement provides the executive with premium-paid health, hospitalization, disability, dental, life and other insurance as Courtside may have in effect from time to time, together with enhanced long-term disability and term life insurance substantially on the same terms as in effect under the plans maintained by ACN at the time of the closing. Each executive is entitled to reimbursement for all business travel and other out-of-pocket expenses reasonably incurred in the performance of his services. Each executive is also entitled to participate in all other company-wide benefit plans, as they may be made available, to receive 5 weeks (4 weeks for Mr. Coolman) of paid vacation per calendar year and a car allowance of $1,000 per month.

The term of each executive’s employment is four years from the date of the closing of the acquisition, unless sooner terminated because of the executive’s death or disability or by Courtside for ‘‘cause’’ (as defined in the agreements) or by the executive for ‘‘good reason’’ (as defined in the agreements). Courtside may also terminate the employment of an executive ‘‘without cause.’’ If employment is terminated by the executive for good reason or by Courtside without cause, the executive will be entitled to continue to be paid, as a severance payment, his salary and targeted bonus for the remainder of the then-current term of the agreement, subject to termination of such payment if the executive breaches the non-competition, inventions or confidentiality provisions of the agreement.

Each agreement provides that, during the period of his employment and for a period of one year if his employment is terminated by Courtside for cause or as a result of his disability or for the period that he is entitled to receive the severance payment if his employment is terminated by him for good reason or by Courtside without cause, the executive may not (i) in the case of Messrs. Carr and Wilson, engage in any newspaper publishing business, and in the case of Mr. Coolman, engage in any business that sells advertising for any publication, direct mail advertiser, newspaper, radio or cable television that is located, in each case, within 75 miles of any market in which Courtside does business in, or intends to do business in, at the time of termination, (ii) solicit any person who is an employee of Courtside or was an employee in the preceding 12 months for the purpose of hiring such person (unless such person was terminated by Courtside more than 6 months prior thereto), (iii) call upon any person who then is or was within the preceding year a customer of Courtside for the purpose of selling such person services or products competitive to those of Courtside or (iv) call upon any prospective acquisition or investment candidate known by the executive to have, with the preceding 12 months, been called upon by Courtside or for which Courtside made an acquisition or investment analysis or contemplated a joint marketing or joint venture arrangement with, for the purpose of acquiring or investing or enticing such entity into joint marketing or joint venture arrangement. The agreements also provide that the executive shall disclose and assign to Courtside all conceptions and ideas for inventions and the like that are conceived by the executive, jointly or with another, during the period of employment that are directly related to the business or activities of Courtside and that are conceived as a result of his employment. Each executive is also required to maintain the confidentiality of Courtside’s ‘‘Confidential Information’’ (as defined in the agreements).

The employment agreements with Messrs. Carr, Wilson and Coolman are attached to this proxy statement as Annexes H, I and J, respectively. We encourage you to read them in their entirety.

OTHER INFORMATION RELATED TO COURTSIDE

Business of Courtside

Courtside was formed on March 18, 2005, to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Prior to executing the purchase agreement with ACN, Courtside’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

Courtside consummated its IPO on July 7, 2005. The net proceeds of the offering, including proceeds from the exercise of the underwriters’ over-allotment option, and after payment of underwriting discounts and expenses were approximately $75,691,000. Of that amount, $73,764,000 was placed in the trust account and invested in government securities. The remaining proceeds have been used by Courtside in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Courtside. The trust account contained approximately $         as of                         , 2007, the record date. If the acquisition with ACN is consummated, the trust account will be released to Courtside, less the amounts paid to holders of Public Shares who vote against the acquisition and elect to convert their shares of common stock into their pro-rata share of the trust account.

The holders of Public Shares will be entitled to receive funds from the trust account only in the event of Courtside’s liquidation or if the stockholders seek to convert their respective shares into cash and the acquisition is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Fair Market Value of Target Business

Pursuant to the underwriting agreement for Courtside’s IPO, the initial target business that Courtside acquires must have a fair market value equal to at least 80% of Courtside’s net assets at the time of such acquisition. Courtside’s board of directors determined that this test was met in connection with its acquisition of ACN both prior to and after the Columbus acquisition. Further, Courtside has received opinions from Capitalink, L.C. that this test has been met in both instances.

Stockholder Approval of Business Combination

Courtside will proceed with the acquisition of ACN only if the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting is voted in favor of the acquisition proposal. The Courtside Inside Stockholders have agreed to vote their common stock issued prior to the IPO on the acquisition proposal in accordance with the vote of holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting. If the holders of 20% or more of the Public Shares vote against the acquisition proposal and properly demand that Courtside convert their Public Shares into their pro rata share of the trust account, then Courtside will not consummate the acquisition. In this case, Courtside will be forced to liquidate.

Liquidation If No Business Combination

Courtside’s certificate of incorporation provides for mandatory liquidation of Courtside if Courtside does not consummate a business combination within 18 months from the date of consummation of its IPO, or 24 months from the consummation of the IPO if certain extension criteria have been satisfied. Such dates are January 7, 2007 and July 7, 2007, respectively. Courtside signed a letter of intent with ACN on December 18, 2006 and signed a definitive purchase agreement with ACN on January 24, 2007. As a result of having signed the letter of intent, Courtside satisfied the extension criteria and now has until July 7, 2007 to complete the acquisition.

If Courtside does not complete the acquisition by July 7, 2007, Courtside will be dissolved pursuant to Section 275 of the Delaware General Corporation Law. In connection with such dissolution, the expected procedures of which are set forth below, Courtside will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus remaining assets. Courtside’s stockholders who obtained their Courtside stock prior to Courtside’s IPO have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to Courtside’s warrants.

We anticipate that, if we are unable to complete the business combination with ACN, the following will occur:

•	our board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	we will promptly file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to our stockholders, and 10-20 days following the mailing of such definitive proxy statement, we will convene a meeting of our stockholders, at which they will vote on our plan of dissolution and liquidation; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days after the filing of such proxy statement. We would then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will vote on our plan of dissolution and liquidation.

We expect that a significant part or all of the costs associated with the implementation and completion of our plan of dissolution and liquidation will be funded (to the extent that the deposit paid by Courtside on execution of the purchase agreement is not returned to it) by our management, who will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000) and not seek reimbursement thereof.

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

Courtside expects to have expended all of the net proceeds of the IPO, other than the proceeds deposited in the trust account. Accordingly, the per-share liquidation price as of                     , 2007, the record date, is approximately $        , or $         less than the per-unit offering price of $6.00 in Courtside’s IPO. The proceeds deposited in the trust account could, however, become subject to the claims of Courtside’s creditors and there is no assurance that the actual per-share liquidation price will not be less than $        , due to those claims. If Courtside liquidates prior to the consummation of a business combination, Richard D. Goldstein, chairman of the board and chief executive officer, and Bruce M. Greenwald, president and a director, will be personally liable to pay debts and obligations to vendors and other entities that are owed money by Courtside for services rendered or products sold to Courtside, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account. There is no assurance, however, that they would be able to satisfy those obligations. We cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $        , plus interest, due to claims of creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Also, in any such case, any distributions received by stockholders in our dissolution might be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders as soon as possible after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. In addition, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

To the extent any bankruptcy or other claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $         per share.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with the foregoing provisions, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers to whom we owe money and potential target businesses, all of whom we’ve received agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Nevertheless, such agreements may or may not be enforceable. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Facilities

Courtside maintains executive offices at 1700 Broadway, New York, New York. The cost for this space is included in a $7,500 per-month fee that Alpine Capital LLC., an affiliate of Messrs. Goldstein and Greenwald and of Gregg H. Mayer, our vice president, controller and secretary, and Oded Aboodi, our special advisor, charges Courtside for general and administrative services. Through March 31, 2007, an aggregate of approximately $158,000 has been incurred for such services. Courtside believes, based on rents and fees for similar services in the New York City area, that the fees charged by Alpine Capital LLC are at least as favorable as Courtside could have obtained from an unaffiliated person. Courtside considers its current office space adequate for current operations. Upon consummation of the acquisition, the principal executive offices of Courtside will be located at 14875 Landmark Boulevard, Suite 110, Dallas, Texas 75254.

Employees

Courtside has four executive officers and five directors (of whom two are also executive officers). These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to our affairs. Courtside does not intend to have any full time employees prior to the consummation of the acquisition.

Periodic Reporting and Audited Financial Statements

Courtside has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, Courtside’s annual reports contain financial statements audited and reported on by Courtside’s independent accountants. Courtside has filed with the Securities and Exchange Commission its Annual Report on Form 10-KSB covering the fiscal year ended December 31, 2006 and its Quarterly Report on Form 10-Q covering the quarter ended March 31, 2007.

Legal Proceedings

There are no legal proceedings pending against Courtside.

Courtside’s Plan of Operations

The following discussion should be read in conjunction with Courtside’s financial statements and related notes thereto included elsewhere in this proxy statement.

Overview

We were formed on March 18, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize a combination of cash derived from the proceeds of our public offering and loans, and our capital stock in effecting the ACN business combination.

Comparison of the three months ended March 31, 2007 to the three months ended March 31, 2006

For the three months ended March 31, 2007, we had net income of $330,467 consisting of interest and dividend income less operating expenses and state and local income and capital taxes. Our interest and dividend income includes dividend income of $516,923 and $415,026 for the three months ended March 31, 2007 and March 31, 2006, respectively, and our deferred dividends of $783,315 and $654,165 at March 31, 2007 and December 31, 2006, respectively, were derived from money market funds which are exempt from federal income taxes. The increase in dividend income was attributable to the increase in funds held in the Trust Fund, as well as the increase in interest rates in the 2007 quarter as compared to the 2006 quarter. For the quarter ended March 31, 2007, our expenses consisted of operating costs, which were $66,815, state capital taxes in the quarter of $15,000, and state and local income taxes of $109,000, compared to such expenses of $73,728, $22,500, and $91,000, respectively for the quarter ended March 31, 2006.

Discussion of the period from March 18, 2005 (inception) to March 31, 2007.

For the period from March 18, 2005 (inception) through March 31, 2007 we had net income of $1,787,177 attributable to dividend and interest income less formation and operating expenses and state and local income and capital taxes. Courtside’s interest and dividend income of $3,229,036 and Courtside’s deferred dividends of $783,315 were principally derived from money market funds which are exempt from federal income taxes. Courtside’s expenses consisted of formation and operating costs of $698,911, state capital taxes of $121,348 and state and local income taxes of $621,600.

We consummated our initial public offering on July 7, 2005. On July 11, 2005, we consummated the closing of an additional 1,800,000 units that were subject to the underwriters’ over-allotment option. Gross proceeds from our initial public offering were $82,800,000. We paid a total of $6,516,000 in underwriting discounts and commissions, and approximately $593,000 was paid for costs and expenses related to the offering. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the offering were approximately $75,691,000 of which $73,764,000 was deposited in the trust account (or approximately $5.35 per share sold in the offering). As of March 31, 2007, there was $77,682,536 held in trust (approximately $5.63 per share sold in the offering).

Courtside has incurred the following expenses through March 31, 2007 as compared to the Use of Proceeds disclosure in Courtside’s Form S-1:

Use of net proceeds not held in trust	Actual	Per S-1
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination (recorded as deferred acquisition cost) (1)	$512,690	$300,000
Due diligence of prospective target businesses	267,360	300,000
Payment of administrative fee to Alpine Capital LLC ($7,500 per month for two years)	157,750	180,000
Legal and accounting fees relating to SEC reporting obligations	48,274	40,000
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	968,475	1,095,000
Total	1,954,549	1,915,000	(2)

(1)	Excludes $700,000 paid as a deposit in escrow in accordance with the purchase agreement
(2)	Actual net proceeds amounted to $1,927,000

All of the expenditures incurred to March 31, 2007 have been consistent with the estimates made for the Use of Proceeds in Courtside’s Form S-1 except for the costs of the ACN acquisition. Costs of the ACN acquisition have exceeded Courtside’s original estimate because of Courtside’s decision to obtain a fairness opinion and because legal and accounting fees for due diligence and negotiating the asset purchase agreement, employment agreements and preparing the proxy have exceeded Courtside’s original estimates.

Liquidity and Capital Resources

We have used the net proceeds of our initial public offering not held in trust to identify and evaluate prospective acquisition candidates, select our target business, and structure, negotiate and consummate our business combination. At March 31, 2007, we had cash outside of the trust account of $915, prepaid expenses of $37,345, current liabilities of $1,430,127 and deferred acquisition coasts of $1,212,690. Richard D. Goldstein, our chairman of he board and chief executive officer, and Bruce M. Greenwald, our president, have agreed that, if we are unable to complete the business combination with ACN and are forced to liquidate, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us, or to any target business, to the extent they have successful claims against the funds in our trust account.

As of March 31, 2007, Courtside had accounts payable and accrued liabilities that totaled approximately $457,000. Courtside estimates that it will incur additional expenses of approximately

$700,000 that would be required to be paid if the acquisition is not consummated. Of such total of approximately $1,157,000, vendors and service providers to whom $680,829 is or would be owed (of which $32,250 would be owed to Alpine Capital for rent and reimbursement of expenses advanced on behalf of Courtside) have waived their rights to make claims for payment from amounts in the trust account. Messrs. Goldstein and Greenwald would be obligated to indemnify Courtside for the balance of approximately $476,000 that would be owed to vendors and service providers who have not given such waivers to the extent that they successfully claim against the trust account funds. Any obligations of Messrs. Goldstein and Greenwald to pay such amounts would be reduced by payments to them from amounts available to Courtside from the return to it of all or part of the $700,000 deposit it has made on the purchase price of the acquisition and funds provided by Messrs. Goldstein and Greenwald to fund Courtside’s operating expenses. Any of Courtside’s accounts payable and accrued liabilities that are outstanding upon the consummation of the acquisition will be paid by the combined company following the acquisition. If the acquisition is consummated, Courtside will also incur further additional expenses of approximately $3,664,000 for fees and other expenses related to financing for the acquisition and completing the transaction, which will be paid by the combined company following the acquisition.

On January 24, 2007, Courtside signed the purchase agreement (which was amended on May 2, 2007) to acquire the business and substantially all of the assets of American Community Newspapers LLC, a publisher of community newspapers now operating within the following markets: Minneapolis - St. Paul, Dallas, Northern Virginia (suburban Washington D.C.) and Columbus, Ohio. The purchase price is approximately $206,000,000, (including the Columbus estimated working capital payment), subject to working capital adjustments (of which up to $12,500,000 may be paid in shares of Courtside common stock valued at $5.70 per share and the balance will be paid in cash) plus up to $15,000,000 based on 2008 newspaper cash flow and $10,000,000 if during any 20 trading days within any 30 trading day period through July 7, 2009 the last reported sale price of our common stock exceeds $8.50 per share. Concurrently with the execution of the purchase agreement, Courtside placed $700,000 in escrow as a deposit on the purchase price.

We consummated our initial public offering of 12,000,000 units on July 7, 2005. On July 11, 2005, we consummated the closing of an additional 1,800,000 units that were subject to the over-allotment option. Each unit consisted of one share of our common stock and two warrants, each to purchase one share of our common stock at an exercise price of $5.00 per share. Under the terms of the warrant agreement governing the terms of the warrants between us and the Continental Stock Transfer & Trust Company, as warrant agent, we are required to use our best efforts to register these warrants and maintain such registration. After evaluating our financial statement treatment with respect to the accounting for derivative financial instruments pursuant to the Financial Accounting Standards Board’s Emerging Issues Task Force Issue No. 00-19, we entered into a clarification agreement dated October 25, 2006 with Continental Stock Transfer & Trust Company. The clarification agreement made explicit that effective as of the date of our initial public offering, we are not obligated to pay cash or other consideration to the holders of warrants or otherwise ‘‘net-cash settle’’ any warrant exercise if we are unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933 as amended with respect to the common stock is not effective. The clarification agreement clarifies that net-cash settlement was never intended to be a remedy for registered warrant holders, based on the intent of the parties as set forth in the warrant agreement and our final prospectus for our initial public offering. Such clarification is entirely consistent with the terms of the warrant agreement and the disclosure contained in our prospectus. Based on the foregoing, we believe our accounting of our warrants as permanent equity is fully justified and supported.

In connection with our initial public offering we issued to the underwriters, for $100 an option to purchase up to a total of 600,000 units. The units issuable upon exercise of this purchase option are identical to the units we sold in our initial public offering except that the warrants included in the option have an exercise price of $6.65. We estimated that the fair value of this option was approximately $1,224,000 ($2.04 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the underwriter was estimated as of the date of grant using the following assumptions: (1) expected volatility of 40.995%, (2) risk-free interest rate of 3.72% and (3) expected life of 5 years. The option may be exercised for cash or on a ‘‘cashless’’ basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. On October 25, 2006, in connection with the clarification agreement with respect to our warrants discussed above, we similarly clarified the terms of the options granted to the underwriters. In doing so, we clarified, as the date of our initial public offering, that (i) if we are unable to deliver any securities pursuant to the exercise of the options, we will have no obligation to pay such holder any cash or otherwise ‘‘net-cash settle’’ the option or the warrants underlying the option and (ii) there was no specified liability for our failure to satisfy our registration requirements. As discussed above, the foregoing clarification was based on the disclosure set forth in the warrant agreement and the final prospectus. Such clarification is entirely consistent with the terms of the warrant agreement and the disclosure contained in our prospectus. Based on the foregoing, we believe our accounting of the option as permanent equity is fully justified and supported.

As of May 4, 2007, Courtside has borrowed $318,000 from Messrs. Goldstein and Greenwald. The loan is unsecured, bears interest at the rate of 5% per annum, is non-recourse to the trust account and will be paid on the consummation by Courtside of a business combination. However, if a business combination is not consummated, it is not expected that Courtside will have any remaining non-trust account funds to pay the loan except that, under certain circumstances, all or a portion of the $700,000 deposit may be returned to Courtside. As of April 30, 2007, approximately $400,000 of the $700,000 was reserved for payment of ACN’s reimbursable expenses. It is expected that such expenses will ultimately total in excess of $700,000.

As indicated in our accompanying financial statements, such financial statements have been prepared assuming that we will continue as a going concern. We are required to consummate a business combination by July 7, 2007. The possibility that our acquisition with ACN will not be consummated raises substantial doubt about our ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Commencing on June 30, 2005 and ending upon the acquisition of a target business, we began incurring a fee from Alpine Capital LLC, an affiliate of Richard D. Goldstein, our chairman of the board and the chief executive officer, Bruce M. Greenwald, our president and a member of our board of directors, Gregg H. Mayer, our vice president and controller, and Oded Aboodi, our special advisor, of $7,500 per month for providing us with office space and certain general and administrative services. In addition, in April and May 2005, Richard D. Goldstein advanced an aggregate of $100,000 to us for payment on our behalf of offering expenses. These loans were repaid following our initial public offering from the proceeds of the offering.

Courtside reimburses its officers and directors for any reasonable out-of-pocket expenses incurred by them in connection with certain activities on Courtside’s behalf such as identifying and investigating possible target businesses and business combinations. From Courtside’s inception in March 2005, through March 31, 2007, Courtside reimbursed its officers and directors in the aggregate amount of approximately $55,000 for expense incurred by them on its behalf, including travel, meals and entertainment.

Off-Balance Sheet Arrangements

Options and warrants issued in conjunction with our IPO are equity-linked derivatives and accordingly represent off-balance sheet arrangements. The options and warrants meet the scope exception in paragraph 11(a) of Financial Accounting Standard (FAS) 133 and are accordingly not accounted for as derivatives for purposes of FAS 133 but instead are accounted for as equity. See Note 2 of the notes to our financial statements for more information.

BUSINESS OF ACN

General Overview

ACN is a community newspaper publisher in the United States, operating within four major U.S. markets: Minneapolis – St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio, which rank as the 16th, 8th, 4th and 32nd largest Metropolitan Statistical Areas, or MSAs, respectively. MSAs are geographic entities defined by the U.S. Office of Management and Budget for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. These markets are some of the most affluent, high growth markets in the United States, with ACN strategically positioned in the wealthiest counties within each market, including Hennepin County in Minnesota, Collin County in Texas, Fairfax, Arlington and Loudoun Counties in Northern Virginia and Delaware and Union Counties in Columbus, Ohio. ACN’s goal is to be the preeminent provider of local content and advertising in any market its serves. ACN was organized in Delaware in 2004 for purposes of acquiring substantially all of the assets of a predecessor entity known as American Community Newspapers, Inc. (See ‘‘History,’’ below, for additional information.)

ACN’s publications provide high quality local content to its readers and mirror the goings-on and happenings of the local community. The publications provide community news about local governments, high school and local sports, board of education/school news, local events, local police/fire/rescue and local businesses, which are consistently overlooked by major metropolitan daily newspapers, radio stations and television stations. ‘‘In the Community, With the Community, For the Community’’, which serves as ACN’s tagline, is central to ACN’s editorial and operating philosophy. ACN’s extensive regional footprint within the markets it serves provides it with the ability to create targeted advertising packages for local and national advertisers, allowing advertisers the choice to advertise locally in only a few communities, or throughout entire markets.

ACN’s publications reach approximately 1,386,000 households in its communities (as of April 30, 2007). ACN’s products include:

•	83 weekly newspapers (published between one and two times per week) with total controlled circulation of approximately 1,017,000 and total paid circulation of 76,000;

•	14 niche publications with total controlled circulation of approximately 227,000 and total paid circulation of 53,000;

•	Three daily newspapers with total paid circulation of approximately 10,000 and total controlled distribution of approximately 3,000; and

•	85 locally focused websites with average monthly page views and visitors of approximately 3.4 million and 1.1 million, respectively, which extend the reach and frequency of its products beyond their geographic print distribution area and onto the Internet.

ACN has a history of growth through acquisitions in addition to its organic growth. Since May 31, 2005, ACN, in five separate transactions, has acquired one daily, 28 weeklies and eight niche publications with a combined circulation of approximately 685,000. Two of the acquisitions were additions to ACN’s existing clusters (groups of publications operating in contiguous locales in the same market) in Minneapolis – St. Paul and Dallas. Three other acquisitions, two in the Northern Virginia (suburban Washington, D.C.) area and one in the Columbus, Ohio market provided ACN with the critical mass required for new newspaper operating clusters. This acquisition strategy has been and will continue to be a critical component of ACN’s growth. ACN sees significant opportunities to continue pursuing acquisitions due to the highly fragmented ownership in the community newspaper industry.

A key element of ACN’s business strategy is geographic clustering of publications to realize operating efficiencies and revenue opportunities and provide consistent management. ACN shares best

1	Controlled circulation is the distribution of a newspaper or magazine, usually free, to selected households who are members of an audience of special interest to advertisers.

practices across its organization, giving each publication the benefit of revenue producing and cost saving initiatives that have been successful in other ACN newspaper clusters. It also centralizes functions such as ad composition, accounting, production and distribution and gives each publication in a cluster access to quality production equipment, which enables ACN to (i) cost-efficiently provide superior products and service to its customers and (ii) more quickly effectuate synergies from acquisitions within its existing clusters. In addition, as ACN has continued to grow both organically (approximately 6.5% in fiscal year 2006 and approximately 5.4% in fiscal year 2005)and through acquisitions (for the publications acquired via acquisition before 2007, such publications grew from approximately $1.5 million of EBITDA (for the twelve months prior to the acquisition by ACN) to approximately $3.3 million, or 120%, for the twelve month period ended December 31, 2006), it has been able to achieve economies of scale for such purchases as insurance, newsprint and other supplies. The clustering strategy has helped allow ACN to launch numerous new products in its existing clusters, leveraging off of its existing fixed cost base to allow for incremental operating profit upon publication of the first issue. ACN believes that these advantages, together with the generally lower overhead costs associated with operating in its markets, may allow it to generate higher operating profit margins and create an advantage against competitors and potential entrants in its markets.

History

In June 1998, American Community Newspapers, Inc. (the predecessor to ACN and formerly known as Lionheart Newspapers) was formed by a newspaper management team with backing from Weiss, Peck & Greer and Waller-Sutton Media Partners, L.P., with AIG becoming the third institutional investor in 1999. During 2000 and 2001, the predecessor to ACN was operating under a forbearance agreement with its banks (pursuant to which the bankers agreed not to foreclose even though the predecessor was in default) and the original management team left. In August 2001, Gene Carr was hired as president and group publisher of ACN’s Minneapolis – St. Paul newspaper group and in June 2002, he was named chief executive officer. In December 2001, Jeff Coolman was hired as advertising director of the Minnesota newspaper group. In October 2002, he took on the additional responsibilities of vice president and general manager and, in March 2004, was named group publisher. In May 2002, Dan Wilson was hired as chief financial officer and from October 2002 through December 2004, he also served as president and group publisher of ACN’s Dallas newspaper group. In October 2002, the predecessor to ACN’s name was changed to American Community Newspapers. In December 2004, after significant improvement in financial performance, ACN was purchased by Spire Capital Partners, L.P., Wachovia Capital Partners 2004 LLC and members of senior management, including Gene Carr, Dan Wilson and Jeff Coolman.

Minneapolis – St. Paul Newspaper Group Acquisitions.    In July of 1998, ACN acquired the core Sun Newspapers group in Minneapolis as its initial acquisition. The second acquisition in the current Minneapolis – St. Paul newspaper group occurred in August 1999, with the acquisition of the Press Newspaper group and Stearns County Publishing in Northwest Minneapolis. In November 1999, ACN purchased the Waconia Patriot Newspaper group in suburban areas west of Minneapolis. In February 2002, ACN acquired the Focus Newspaper group and in May 2005, the most recent piece of the current Minneapolis – St. Paul newspaper group was added through the acquisition of the Monticello Times Newspaper group.

Dallas Newspaper Group Acquisitions.    In December 1998, ACN acquired the core assets of its Dallas newspaper group from E.W. Scripps Howard, which included newspapers located in Collin, Denton and Dallas Counties serving Plano, Allen, McKinney, Frisco, Lewisville, Flower Mound, Coppell, Mesquite and The Colony. During 1999 and 2000 and through six separate transactions, ACN purchased newspapers located in Frisco, Justin, Celina, Little Elm, Rowlett and The Colony. The most recent acquisition in the current Dallas newspaper group occurred in July 2005 with the purchase of the McKinney Courier-Gazette. In addition to the acquisitions, ACN launched two weekly publications, the Plano Insider and the Carrollton Leader.

Northern Virginia Newspaper Group Acquisitions.    In August 2005, ACN acquired the Sun Gazette Newspaper group, serving the communities of Arlington, McLean, Vienna, Oakton, Great Falls and Middleburg in suburban Northern Virginia. The second acquisition of the Northern Virginia

Newspaper Group occurred in March 2006 with the acquisition of Amendment I, Inc., which operated a weekly newspaper and two niche publications in Loudoun County.

Columbus Newspaper Group Acquisitions.    In April 2007, ACN acquired the publishing assets of CM Media, Inc. (‘‘CMM’’). CMM publishes 22 weekly newspapers and four niche publications in and around the Columbus, Ohio metropolitan area.

Other Acquisitions and Divestitures.    In October 1998, ACN purchased the assets of Sun Publications principally serving Overland Park in suburban Kansas City, Kansas and various parts of Johnson County in Kansas and Platte County and Clay County in Missouri. Further supplementing what was formerly ACN’s Kansas City newspaper group was the February 1999 acquisition of the assets of Metromark which produced various chamber of commerce guides, community guides and other high quality gloss printing products. ACN’s Kansas City newspaper group was sold in December 2005 to a strategic in-market acquirer.

In July 1998, ACN purchased the assets of CSP Publications, which owned shoppers in Springfield, Missouri, Wichita, Kansas and Grand Prairie, Texas. The Texas, Missouri and Kansas assets were sold in September 1999, October 1999 and March 2002, respectively.

In July 1998, ACN acquired the stock of Ft. Worth Business Press. This publication was sold in October 2001.

Industry Overview

According to a recent Lehman Brothers research report, newspapers are the third largest advertising medium in the U.S., estimated to account for 16.0% of 2006 U.S. advertising expenditures or $46.6 billion. According to Veronis Suhler Stevenson Communications Industry Forecast, 2006-2010, total U.S. newspaper spending (advertising and circulation) is expected to increase at a compound annual growth rate (‘‘CAGR’’) of 1.6% from 2006-2010, reaching $72.3 billion. Daily newspapers are expected to grow at a CAGR of 1.3% to $64.7 billion in 2010 and weekly newspapers expenditures are expected to grow at a CAGR of 4.4%, reaching $7.6 billion in 2010.

ACN operates in what is sometimes referred to as the ‘‘hyper-local’’ or community market within the media industry. Media companies that serve this segment provide highly focused local content and advertising that are generally unique to each market they serve and are not readily obtainable from other sources. Local publications include community newspapers, shoppers, traders, real estate guides, special interest magazines and directories.

According to the National Newspaper Association, community newspapers in the U.S. date back to 1690. Published on a weekly or daily basis, a distinguishing characteristic of a community newspaper is its commitment to serve the information needs of a particular community. Due to the unique nature of their content, community publications compete to a limited extent for advertising customers with other forms of media, including: direct mail, television, radio, directories, outdoor advertising and the Internet. ACN believes that local publications are the most effective medium for retail advertising, which emphasizes the price of goods, in contrast to radio and broadcast and cable television, which are generally used for image advertising. Lehman Brothers estimates that the locally oriented segment of the entire U.S. advertising market generated revenue of approximately $128 billion in 2006.

Locally-focused media in suburban communities is distinct from national and urban media delivered through outlets such as television, radio, metropolitan and national newspapers and the Internet. Larger media outlets tend to offer broad based information to a geographically scattered audience. In contrast, locally oriented media outlets deliver a highly focused product that is often the only source of local information. The community newspaper clustering strategy of building a critical mass of advertising networks, distribution channels, centralized production, intensely local content and loyal long-term readers and advertisers in a concentrated geographic market helps to create high barriers to entry.

Industry Fragmentation

The U.S. community newspaper industry is large and highly fragmented. According to the Newspaper Association of America, or NAA, there are more than 6,650 weekly newspapers in the

U.S., with an average circulation of over 7,300 and total circulation of approximately 50 million in 2005. The number of daily newspapers has declined from 1,763 in 1960 to 1,452 in 2005, with daily circulation decreasing from 58,881,746 to 53,345,043 over this same period. This occurred during a period in which there was a 65% increase in U.S. population, according to the U.S. Census Bureau. From 1996 (the first year that weekly newspaper statistics were kept), through 2005, the number of weekly newspapers has increased from 6,580 to 6,659 and weekly newspaper circulation has increased from 45,911,510 to 49,541,617.

According to Dirks, Van Essen & Murray, among the largest suburban newspaper publishing groups there are only five companies that own clusters of more than 30 weekly newspapers and only two that own more than 40. ACN believes that there are significant consolidation opportunities in the community newspaper industry.

Advertising Market

The entire U.S. advertising market is projected to generate approximately $290 billion in revenue during 2006.

U.S. Advertising Expenditures by Media Category(1)(2)

Media category	2000	2001	2002	2003	2004	2005	2006
News papers
Retail(Local)	$21,409	$20,679	$20,994	$21,341	$22,012	$22,187	$22,114
Classified (Local)	19,609	16,622	15,898	15,801	16,617	17,311	17,038
Total Newspapers (Local)	41,017	37,301	36,892	37,142	38,629	39,498	39,152
National	7,653	7,004	7,210	7,797	8,083	7,910	7,437
Total Newspapers	48,670	44,305	44,102	44,939	46,712	47,407	46,589
Direct Mail	44,591	44,725	46,067	48,370	52,191	55,218	58,807
Broadcast TV
Network (Big 4)	15,888	14,300	15,000	15,030	16,713	16,128	17,096
Syndication (National)	3,108	3,102	3,034	3,434	3,674	3,865	4,020
Spot (National)	12,264	9,223	10,920	9,948	11,370	10,040	10,944
Spot (Local)	13,542	12,256	13,114	13,520	14,507	14,260	14,830
Total Broadcast TV	44,802	38,881	42,068	41,932	46,264	44,293	46,889
Cable TV
Cable Networks	11,765	11,777	12,071	13,954	16,424	18,296	19,760
Spot (Local)	3,690	3,959	4,226	4,860	5,103	5,358	5,679
Total Cable TV	15,455	15,736	16,297	18,814	21,527	23,654	25,439
Radio
Network	1,029	919	1,000	1,033	1,081	1,053	1,046
Spot (National)	3,596	2,898	3,275	3,470	3,453	3,384	3,418
Spot (Local)	15,223	14,552	15,134	15,100	15,479	15,634	15,478
Total Radio	19,848	18,369	19,409	19,603	20,013	20,071	19,941
Magazines	12,370	11,095	10,995	11,435	12,247	12,847	13,232
Yellow Pages
National	2,168	2,209	2,297	2,319	2,365	2,415	2,463
Local	11,536	12,175	12,412	12,587	13,121	13,555	13,826
Total Yellow Pages	13,704	14,384	14,709	14,906	15,486	15,970	16,289
Outdoor
National	2,094	2,077	2,093	2,202	2,308	2,494	2,678
Local	3,141	3,116	3,139	3,303	3,462	3,742	4,017
Total Outdoor	5,235	5,193	5,232	5,504	5,769	6,236	6,696
Business Papers	4,915	4,468	3,976	4,004	4,072	4,170	4,233
Internet
Display, Sponsorship, and Other	7,440	5,707	4,207	3,488	4,139	5,268	6,606
Search	81	285	902	2,543	3,754	5,142	6,942
Classified	566	1,141	902	1,235	1,733	2,132	2,610
Total Internet	8,087	7,134	6,010	7,267	9,626	12,542	16,157
Miscellaneous(3)
National	24,418	23,042	23,414	24,550	26,907	27,822	28,657
Local	7,665	6,853	7,316	7,440	7,738	7,870	8,106
Total Miscellaneous	32,083	29,895	30,730	31,990	34,645	35,692	36,763
Total Local	115,267	109,529	111,862	114,753	120,840	124,512	127,844
Total National	134,493	124,656	127,733	134,011	147,712	153,589	163,193
Total	$249,760	$234,185	$239,595	$248,764	$268,552	$278,101	$291,036

(1)	Sources: Lehman Brothers research, dated December 4, 2006.
(2)	Figures are rounded and in millions of dollars. Information for 2006 is estimated.
(3)	Media category includes weekly newspaper advertising, point of purchase advertising, free shoppers and other non-regularly measured local media.

The primary sources of advertising revenue for local publications are small businesses, government agencies and individuals who reside in the market that a publication serves, as well as regional and national retailers. By combining total market coverage publications, such as controlled distribution weekly newspapers and other specialty publications (tailored to the specific attributes of a local community), with paid circulation publications, local publications are able to reach the majority of the targeted households in a distribution area. Moreover, in addition to printed products, the majority of local publications have an online presence that further leverages the local brand and ensures higher penetration into a given market.

The Internet

The time spent online each day by media consumers continues to grow rapidly and newspaper web sites offer a wide variety of content providing comprehensive, in-depth and up to the minute coverage of news and current events. The ability to generate, publish and archive more news and information through the Internet than other sources has allowed newspapers to produce some of the more visited sites on the Internet.

ACN management believes that local publications are well positioned to capitalize on their existing market franchise and grow their total audience base by publishing proprietary local content online. Local online media sites now include classifieds, directories of business information, local advertising, databases and most recently, audience-contributed content. This additional community-specific content should further extend and expand both the reach and the brand of the publications with readers and advertisers.

According to a Belden and Associates study of local news web sites released in May 2006, building a strong local online business extends the core audience of a local publication by an average of 13% to 15%. Market-based telephone surveys by the same group put that extended reach estimate as high as 19%. The site study also showed that the two primary drivers attracting visitors to a local media site were sections displaying ‘‘Local news of the day’’ and ‘‘Breaking news.’’

The opportunities to extend the core audience through the Internet make local online advertising an attractive complement for existing print advertisers and create new opportunities to attract local advertisers that have never advertised with local publications. In addition, ACN believes that national advertisers have an interest in reaching buyers on a hyper-local level and, although they are not typically significant advertisers in community publications, the Internet offers them a powerful medium to reach targeted local audiences.

Circulation and Distribution

According to the Newspaper Association of America, overall daily newspaper circulation, including national and urban newspapers, has declined at an average annual rate of 1.0% since 1996 and 2.0% during the three year period from 2002 to 2005. According to the Veronis Suhler Stevenson Communications Industry Forecast, 2006, the top 50 daily newspapers lost an average of 4.1% in circulation in 2005. Unlike daily newspapers, total circulation of weekly publications (including controlled circulation) has increased at an average annual rate of 0.9% over the same period. The charts below present U.S. daily newspaper circulation and U.S. population trends from 1960 through 2005.

(1)	Source: Newspaper Association of America.
(2)	Source: U.S. Census Bureau ‘‘Total U.S. Resident Population.’’

This declining trend in circulation and penetration for daily newspapers has created an opportunity for controlled distribution weekly newspapers that can determine which demographics and areas to penetrate based on advertiser demand. As a result of these penetration advantages, ACN management believes that weekly newspapers are better able to cost effectively target its circulation base.

ACN’s Strengths

Some of ACN’s most significant strengths are:

Affluent, Desirable and High Growth Demographics.    ACN’s portfolio consists of publications operating within four demographically superior and growing suburban markets, Dallas, Northern Virginia, Minneapolis-St. Paul and Columbus, which rank as the 4th, 8th, 16th and 32nd largest MSAs, respectively, in the U.S. These markets exhibit population, household and household income growth well above state and national averages. According to surveys by Belden and Associates and The Media Audit-International Demographics, median household incomes of readers in ACN’s markets in Northern Virginia, Dallas, Minneapolis-St. Paul and Columbus are $144,900, $81,400, $70,000 and $55,400, respectively, as compared to the U.S. median household income of $44,400. In addition, households within ACN’s Dallas, Northern Virginia, Minneapolis-St. Paul and Columbus distribution areas are projected to grow at compound annual growth rates of 3.4%, 3.1%, 1.3% and 1.3%, respectively, from 2006 through 201l based on estimates from Claritas Inc., as compared to the U.S. national projected growth of 1.0% over this same period. These underlying market fundamentals and a continuing strong economic environment provide ACN with opportunities to enhance its growth and profitability.

High Quality Assets with Dominant Local Franchises.    ACN’s publications benefit from a long history in the communities they serve as a significant provider of comprehensive and in-depth local content. This has resulted in strong reader loyalty, which is highly valued by local advertisers. ACN has a major presence in each of its markets, with higher penetration rates than metro daily newspapers in the zip codes they commonly serve. This penetration advantage, combined with the advertisers’ growing awareness of the benefits of local advertising, provides an excellent platform to serve its advertising customers and expand local market coverage. ACN continues to build on long-standing relationships with local advertisers and its in-depth knowledge of local markets. In addition, given the highly localized content that ACN provides, these markets generally limit the number of hyper-local content providers, as ACN’s local news gathering infrastructures, sales networks and relationships would be time consuming and costly to replicate. As a result, ACN faces limited competition for the local content and advertising solutions it provides in most of its markets.

Superior Value Proposition for Advertisers.    ACN’s publications provide a cost effective means for advertisers to reach the customers they want due to ACN’s strong reader loyalty, high audience penetration rates and high demographic quality of its readers. ACN offers advertisers several alternatives (dailies, weeklies, online and niche publications) to reach consumers and tailor the nature and frequency of their marketing messages. The concentrated local focus of ACN’s distribution provides advertisers with a targeted audience with whom they can communicate directly, thereby maximizing the efficiency of their advertising spending. ACN’s high market penetration and combined product offerings give local advertisers a strong local market reach.

Local and Diversified Advertising Revenue Base.    ACN’s advertising revenue tends to be local and is predictable for several reasons. First, ACN has a fragmented and diversified advertising customer base in its local markets. Over 40,000 individuals and businesses (60,000 with Columbus) advertise in ACN’s publications, and its top 20 advertisers contributed approximately 7% (6% with Columbus) of ACN’s total revenue in 2006, with the largest advertiser contributing less than 1%. Second, having operations in four diverse and large metropolitan markets in separate geographic areas of the U.S., without reliance on a single private employer or industry, helps to limit ACN’s exposure to location-specific economic downturns, as there is no significant correlation between the performances of any of its existing clusters. Third, the large number and diversity of ACN’s publications also contributes to the stability of its operations, with ACN’s largest publication contributing approximately 8% (5% with Columbus) of its total revenues in 2006. Finally, approximately 87% of ACN’s total revenue in 2006 was derived from local advertising (89% of ACN’s revenues for the three months ending April 1, 2007), which tends to be less volatile than national and major account advertising revenue and circulation revenue.

Scale Yields Higher Operating Profit Margins and Allows ACN to Realize Operating Synergies.     ACN’s size within its four operating clusters facilitates its clustering strategy, which allows it to realize operating efficiencies. ACN achieves higher operating profit margins than its publications could achieve on a stand-alone basis by leveraging its operations and implementing revenue initiatives across a broader local footprint in a geographic cluster. ACN’s scale enables it to centralize advertising sales efforts, production facilities, local news coverage and administrative operations and spread costs over a larger number of publications. ACN also benefits from economies of scale in the purchase of insurance, newsprint and other supplies and equipment.

Strong Financial Profile Generates Significant Cash Flow.    ACN’s business generates significant recurring cash flow due to its stable revenue, operating profit margins, low capital expenditure and working capital requirements and favorable tax position.

Strong Track Record of Acquiring and Integrating New Assets.    ACN has created a platform for consolidating local publications. Since May 2005, ACN has acquired 37 publications in five transactions that contributed an aggregate of 26.6% of its total revenue in 2006. (27.9% of ACN’s revenues for the three months ending April 1, 2007; 49.0% of ACN’s 2006 revenues assuming Columbus was acquired on the first day of ACN’s fiscal year 2006; and 50.0% of ACN’s revenues for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s fiscal year 2007). When measuring growth in earnings before interest, taxes, depreciation and amortization (‘‘EBITDA’’) for the publications acquired via these acquisitions, such publications grew from approximately $1.5 million of EBITDA (for the twelve months prior to the acquisition by ACN) to approximately $3.3 million, or 120%, for the twelve month period ended December 31, 2006.

In addition, ACN believes that there are additional acquisition opportunities in existing and adjacent markets to expand its penetration and scale and to increase revenue and profitability.

Experienced Management Team.    ACN’s senior management team is comprised of executives who have an average of over 20 years of experience in the media industry, with an average in excess of 15 years of newspaper industry specific experience. ACN’s executive officers have a successful track record of growing businesses organically and identifying and integrating acquisitions. In addition, ACN has developed strong publishers at individual newspapers who are established in their local communities and are responsible and accountable for the day-to-day performance of the business.

ACN’s Strategy

ACN seeks to grow revenue and cash flow by leveraging its community-based franchises and relationships to increase its product offerings, penetration rates and market share in the communities it serves and by pursuing a disciplined approach to acquisitions. The key elements of ACN’s strategy are:

Maintain Dominance in the Delivery of Proprietary Content in ACN’s Communities.    ACN seeks to maintain its position as a significant provider of local content in the markets it serves and to leverage this position to strengthen its relationships with both readers and advertisers, thereby increasing penetration rates and market share. A critical aspect of this approach is to continue to provide local content that is not readily obtainable elsewhere. These efforts have been recognized by industry associations through numerous awards and have firmly established ACN’s reputation of quality and excellence with both its readers and advertising customers. ACN has also identified opportunities to grow organically through the launch of newspapers in contiguous and under-served markets, as well as through the expansion of its niche publications into new geographic markets.

Pursue a Disciplined and Accretive Acquisition Strategy in Existing and New Markets.    ACN seeks to grow in existing and new markets through a disciplined acquisition strategy. ACN evaluates acquisitions on an ongoing basis and intends to pursue acquisitions of locally focused community newspapers and ancillary products that are either (i) in contiguous or adjacent to ACN’s existing clusters, (ii) of significant scale to serve as new operating clusters or (iii) in significant fragmented markets with multiple add-on acquisition opportunities in markets which exhibit above average median household incomes and household growth. From time to time, ACN is in discussions with potential acquisition candidates, although it is not currently a party to any agreements for future acquisitions. There can be no assurance that ACN will succeed in acquiring any companies.

Leverage Benefits of Scale and Clustering to Increase Cash Flows and Operating Profit Margins.    ACN will continue to take advantage of geographic clustering to realize operating and economic efficiencies in areas such as labor, production, overhead, raw materials and distribution costs. ACN believes it will be able to expand its operating profit margins as it streamlines and further centralizes purchasing and administrative functions and integrates acquired properties.

Introduce New Products or Modify Existing Products to Enhance the Value Plan for Advertisers.    ACN’s established positions in its local markets, combined with its publishing and distribution capabilities, allow ACN to develop and customize new products to address the evolving interests and needs of its readers and advertisers. These customized products are often specialty publications that address specific interests such as alternative news, lifestyle, employment, healthcare, hobbies and real estate. In addition, ACN intends to capitalize upon its position in local markets to introduce other marketing oriented products such as new weekly newspapers and other niche publications in both online and printed format in order to further enhance value to its advertisers.

Pursue a Content-Driven Internet Strategy.    ACN has introduced newly launched online versions in three of its four markets, beginning in August 2005, with the most recent online launch in July 2006. ACN expects to launch online versions of its Columbus publications in late summer of 2007. ACN is constantly reviewing the functionality of its websites and introduces enhancements, such as video reporting and advertising, as they become available. ACN management believes that ACN has solidified a significant position in its markets in delivering local content through online media. ACN believes it is well positioned to increase its revenue opportunities in each of the communities it serves through improved online penetration by distributing both its existing print content and, more importantly, frequent and unique additional local content, which it believes will attract additional advertisers. ACN will have the ability to sell traditional online advertising both locally and nationally. In addition, via the Internet, ACN will generally be able to share content across its organization, giving each of its publications access to technology, online management expertise, content and advertisers that they could not obtain or afford if they were operating independently.

Increase Sales Force Productivity.    ACN intends to continue to increase the productivity of its sales force which, in turn, drives revenue increases. ACN’s approach utilizes the benchmarking of inside and outside sales executive call counts, daily sales activity reporting by each sales executive and incentive programs developed to create excitement, maximize sales growth and achieve ACN’s sales growth targets. Initial recruitment of sales executives and training programs focus on the skills and personal characteristics required to increase revenue, as well as enhance sales force retention. Weekly training and sales meetings focus on product knowledge, local demographic information, use of surveys, prospecting, presentation skills and closing the sale. ‘‘Success Stories’’ from each sales executive are shared in sales meetings including successful sales calls, effective leads and prospecting techniques that resulted in a sale. Sales management develops, shares and evaluates its programs to ensure maximum productivity of all programs and sales executives. In addition, ACN will continue to evaluate advertising rates to ensure that it is maximizing revenue opportunities.

Products

ACN’s product mix currently consists of three publication types: (i) daily newspapers, (ii) weekly newspapers and (iii) niche publications:

Daily Newspapers	Weekly Newspapers	Niche Publications
Paid with some sampling	Free with some paid	Free with some paid
Distributed five to seven days per week	Distributed one to two days per week	Distributed weekly, monthly, quarterly or on annual basis
Printed on newsprint, folded	Printed on newsprint, folded	Printed on newsprint or glossy, folded, booklet, magazine or book
Editorial content (local news and coverage of community events, with very limited national headlines) and advertising (including classifieds)	Editorial content (local news and coverage of community events, no national news unless there is a local community angle) and advertising (including classifieds)	Niche content and targeted ads (e.g., chamber of commerce, city government, homeowners associations, developments and special interest such as alternative news, lifestyle, parenting, social, real estate, auto, calendars and directories)
Revenue from advertisers, subscriptions, rack / box sales and single copy sales outlets	Paid: Revenue from advertising, subscriptions, rack / box sales and single copy sales outlets Free: Advertising revenue only, provide substantial market coverage	Free: Advertising revenue only
Available online	Available online	Available online

Overview of Operations

ACN operates in four suburban communities in the United States: Minneapolis – St. Paul, Dallas, Northern Virginia and Columbus, Ohio.

The following table sets forth information regarding ACN’s publications as of April 30, 2007.

	Number of Publications			Circulation(1)
Operating Region	Dailies	Weeklies	Niche	Paid	Free	Total Circulation
Minneapolis – St. Paul	1	43	—	37,000	420,000	457,000
Dallas	2	14	6	20,000	278,000	298,000
Northern Virginia	—	4	4	3,000	216,000	219,000
Columbus	—	22	4	79,000	333,000	412,000
Total	3	83	14	139,000	1,247,000	1,386,000

(1)	Circulation statistics are estimated by management as of April 30, 2007, except that audited circulation statistics, if available, are utilized as of the most recent audit date.

Minneapolis – St. Paul Region.

ACN’s Minneapolis – St. Paul newspaper group, located within the nation’s 16th largest MSA, is the 7th largest community newspaper group in the U.S. according to Dirks, Van Essen & Murray.

ACN’s Minneapolis – St. Paul newspaper group includes 43 weekly and one daily publication with total circulation of approximately 457,000. The grouping of these publications provides advertisers with the opportunity for near total market coverage in the zip codes served at cost effective rates. ACN serves the affluent communities within Hennepin, Dakota, Ramsey, Scott, Washington, Sherburne, Wright, Stearns, Anoka, St. Croix and Carver Counties. See ‘‘History,’’ above, for more information concerning ACN’s buildup in this market.

The Minneapolis – St. Paul market is home to 16 Fortune 500 companies, including Target, United Healthcare, SuperValu, 3M, Best Buy, Northwest Airlines, Medtronic, Travelers Insurance, U.S. Bank Corp. and General Mills, as well as several large private companies including Cargill and Carlson Companies. In addition, the March 2004 issue of Business 2.0 ranks Minneapolis as one of the top 20 ‘‘boom towns’’ in the U.S., with forecasted job growth of 9% and skilled labor growth of approximately 30% by 2008. Residents can work and shop close to home, making the news, information and local advertising by ACN’s publications integral to their lives.

According to the Sales & Marketing Management 2005 Survey of Buying Power, Minneapolis – St. Paul is the 12th largest retail market, totaling approximately $74.2 billion in retail sales in 2005 and possesses the 12th highest EBI in the U.S. According to a survey by Belden Associates, the median household income of readers of ACN’s Minneapolis – St. Paul newspaper group is $70,000, as compared to the U.S. median household income of $44,400. The following sets forth certain additional demographic information as it relates to the zip code distribution area of the Minneapolis – St. Paul newspaper group:

Statistic	ACN Minneapolis – St. Paul Region	U.S. Average
Median Home Value	$251,711	$161,602
Household Growth 2000 – 2006	1.3%	1.0%
Household Growth 2006 – 2011	1.3%	1.0%
% Owner Occupied	77.2%	66.9%
% Families with Child <18	53.6%	53.0%

Source: Claritas Inc., Copyright 2007, data source 2006.

ACN’s Minneapolis – St. Paul newspaper group has a single production facility located in Hudson, Wisconsin, which produces all of the group’s publications. The main administrative office is located in Eden Prairie, Minnesota, and there are 15 satellite sales and editorial offices located throughout the cluster. As of April 30, 2007, the Minneapolis – St. Paul newspaper group had 190 full time and 69 part time employees.

Dallas Region.

ACN’s Dallas newspaper group, is located within the nation’s 4th largest MSA. ACN’s Dallas newspaper group is anchored by two daily newspapers, the Plano Star Courier and the McKinney Courier-Gazette, and includes 14 weekly newspapers and six niche publications with total circulation of 298,000. ACN serves the affluent communities within Collin and Denton County, as well as portions of Dallas and Tarrant County. See ‘‘History,’’ above, for more information concerning ACN’s buildup in this market.

The Dallas market is home to 22 Fortune 500 companies, including Electronic Data Systems, JC Penney and Triad Hospitals, which have established their corporate headquarters in Collin County and are representative of the economic development in the region. The metropolitan area is the largest in Texas with total GDP surpassing $256 billion in 2004. The suburbs of Dallas have seen even greater growth and prosperity. Money Magazine has named several Texas communities served by ACN, including Plano, Allen, Carrollton, Flower Mound, and Coppell, among the most desirable places to live in the U.S.

According to the Sales & Marketing Management 2005 Survey of Buying Power, Dallas is the 7th largest retail market, totaling approximately $106.7 billion in retail sales in 2005 and possesses the

17th highest median household EBI in the U.S. According to the survey by Belden Associates, the median household income of readers of ACN’s Dallas newspaper group is $81,400, as compared to the U.S. median household income of $44,400. The following sets forth certain additional demographic information as it relates to the zip code distribution area of the Dallas newspaper group:

Statistic	ACN Dallas Region	U.S. Average
Median Home Value	$190,650	$161,602
Household Growth 2000 – 2006	3.9%	1.0%
Household Growth 2006 – 2011	3.4%	1.0%
% Owner Occupied	72.7%	66.9%
% Families with Child <18	60.6%	53.0%

Source: Claritas Inc., Copyright 2007, data source 2006.

ACN’s Dallas newspaper group has a single production facility located in Plano, Texas, which produces all of the group’s publications. The main administrative office is co-located with the production facility, and there are four satellite sales and editorial offices located throughout the cluster. As of April 30, 2007, the Dallas newspaper group had 118 full time and 2 part time employees.

Northern Virginia Region.

ACN’s Northern Virginia newspaper group, located within the nation’s 8th largest MSA, primarily serves the high growth markets and affluent communities within Fairfax, Arlington and Loudoun Counties. The Northern Virginia newspaper group consists of four weekly newspapers and also includes four niche publications with total circulation of 219,000. See ‘‘History,’’ above, for more information concerning ACN’s buildup in this market.

The Northern Virginia market is home to numerous Fortune 500 companies, including Sprint Nextel, General Dynamics, AES, Capital One and Gannett. Arlington County’s favorable location next to the nation’s capital, large, high-quality commercial base, rising housing values and affluent residential base anchor its competitive position. Fairfax County’s dynamic business community is on the forefront of one of the strongest economies in the country. Along with its well-known strengths in government and defense technology, the county has large and growing numbers of commercial IT, financial, software, communications and technology management service providers. Its residents have the highest average income in the U.S., based on U.S. Census, Current Population Survey, August 2006. Loudoun County, located west of Washington, D.C., was a historically rural county that has now become a major metropolitan suburb and is the fastest growing county in Virginia, according to the University of Virginia’s Weldon Cooper Center for Public Service, January 2007. Local employment opportunities are expanding, in part to meet the service needs of the burgeoning population and in response to growth at Dulles International Airport and federal homeland security and contractor spending.

According to the Sales & Marketing Management 2005 Survey of Buying Power, the Northern Virginia market is located within the 8th largest retail market, which totaled approximately $89.5 billion in retail sales in 2005 and possessed the 2nd highest median household EBI in the U.S. According to the survey by Belden Associates, the median household income of readers of ACN’s Northern Virginia newspaper group is $144,900, as compared to the U.S. median household income of $44,400. The following sets forth certain additional demographic information as it relates to the zip code distribution area of the Northern Virginia newspaper group:

Statistic	ACN Northern Virginia Region	U.S. Average
Median Home Value	$472,826	$161,602
Household Growth 2000 – 2006	3.4%	1.0%
Household Growth 2006 – 2011	3.1%	1.0%
% Owner Occupied	70.9%	66.9%
% Families with Child <18	53.8%	53.0%

Source: Claritas Inc., Copyright 2007, data source 2006.

ACN’s Northern Virginia newspaper group products are printed by third party commercial printers. The main administrative office is located in Lansdowne, Virginia, and there are two satellite sales and editorial offices located throughout the cluster. As of April 30, 2007, the Northern Virginia newspaper group had 43 full time and 2 part time employees.

Columbus Region.

ACN’s Columbus newspaper group is located within the nation’s 32nd largest MSA comprised of Franklin, Delaware, Union, Fairfield, Madison, Licking and Pickaway Counties. ACN’s Columbus newspaper group is anchored by 22 weekly community newspapers, The Other Paper, a weekly alternative newspaper, Columbus Monthly magazine, the largest paid monthly magazine in Central Ohio and two additional niche publications with total circulation of approximately 413,000. ACN serves the affluent communities of Dublin, Bexley, Upper Arlington, Grandview Heights, Grove City and other communities within Franklin, Delaware, Union and Fairfield Counties. See ‘‘History,’’ above, for more information concerning ACN’s buildup in this market.

Columbus is the state capital of Ohio and its largest city, and the market is home to six Fortune 500 companies, including Cardinal Healthcare, Hexion Specialty Chemicals, Nationwide Insurance, The Limited Companies, American Electric Power and Big Lots, as well as the headquarters of Battelle, the world’s largest private research institution, and The Ohio State University, one of the largest universities in the U.S. Greater Columbus is a thriving metropolitan area with a population of 1.6 million and Columbus is the 15th largest city in the U.S. and the third fastest growing major metropolitan area in the Midwest according to the U.S. Census Bureau. Money Magazine has ranked Columbus, Ohio as the 8th best city to live in during 2006. It has a highly skilled white-collar workforce, median home price of $170,196 and median age of 31.7 years old.

According to the Sales and Marketing Management 2005 Survey of Buying Power, Columbus is the 28th largest retail market, totaling approximately $29 billion in retail sales in 2005 and possesses the 31st highest median household EBI in the U.S. In addition, Sales and Marketing Management Survey of Buying Power ranks the Columbus metropolitan area as the 31st largest in population and 29th largest in households. According to the survey by Media Audit, the median household income of readers of ACN’s Columbus newspaper group is $55,400, as compared to the U.S. median household income of $44,400. The following sets forth certain additional demographic information as it relates to the zip code distribution area of the Columbus newspaper group:

Statistic	ACN Columbus Region	U.S. Average
Median Home Value	$170,196	$161,602
Household Growth 2000 – 2006	1.5%	1.0%
Household Growth 2006 – 2011	1.3%	1.0%
% Owner Occupied	63.7%	66.9%
% Families with Child <18	54.3%	53.0%

Source: Claritas Inc., Copyright 2007, data source 2006.

ACN’s Columbus newspaper group has a single production facility located in Columbus, Ohio, which produces all of the group’s newspaper publications. Its non-newsprint, niche publications are printed by a third party commercial printer. The administrative office is co-located with the production facility, and is the only office location in the cluster. As of April 30, 2007, the Columbus newspaper group had 225 full time and 26 part time employees.

Revenue

ACN’s advertising revenue sources are diverse and there is little concentration. ACN’s operations generate three primary types of revenue: (i) advertising (including Internet); (ii) circulation (including single copy sales and home delivery subscriptions); and (iii) other (primarily commercial printing). In 2006, advertising, circulation and other revenue accounted for approximately 94%, 4% and 2%, respectively, of ACN’s total revenue (94%, 4% and 2%, respectively for the three months ending April 1, 2007; 91%, 4% and 5%, respectively in 2006 assuming Columbus was acquired on the first day of ACN’s fiscal year 2006; and 89%, 5% and 6%, respectively, for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s fiscal year 2007). The contribution of advertising, circulation and other revenue to ACN’s total revenue in 2004, 2005 and 2006 was as follows:

	Year ended December 31,				Quarter ended April 1,
($000’s)	2004(1)	2005	2006	2006(2)	2007	2007(2)
Revenue:
Advertising	$31,820	$37,089	$49,352	$68,842	$11,814	$16,056
Circulation	1,644	1,737	1,882	2,944	471	924
Commercial printing and other	731	720	960	3,660	215	1,047
Total revenue	$34,195	$39,546	$52,194	$75,446	$12,500	$18,027

(1)	These revenues represent the combined revenues of ACN and its predecessor, American Community Newspapers, Inc.
(2)	Pro forma, assuming Columbus acquisition occurred on first day of period.

Advertising

Advertising revenue is the largest component of ACN’s revenue, accounting for approximately 93%, 94% and 94% of ACN’s total revenue in 2004, 2005 and 2006, respectively (94% of ACN’s revenues for the three months ending April 1, 2007; 91% of ACN’s 2006 revenues assuming Columbus was acquired on the first day of ACN’s fiscal year 2006; and 89% of ACN’s revenues for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s fiscal year 2007). ACN categorizes advertising as follows:

•	Local Display – local retailers, local accounts, national retailers, grocers, department and furniture stores, auto dealers, real estate, advertising agencies, schools, medical, banks, niche shops, restaurants, political and other consumer related businesses.

•	Local Classified – employment, automotive, real estate, private party, professional services, legal, government, churches, advertising agencies and other advertising.

•	National – national and major accounts such as telecommunications companies, utilities, national retailers, advertising agencies, national representative firms and similar businesses.

•	Internet – website revenue from bundled classified and display print packages, stand alone banners, tiles, towers, archives, photo reprints, advertising agencies and video advertising.

ACN believes that its advertising revenue tends to be more predictable than the advertising revenue of larger metropolitan and national print media because it relies primarily on local rather than national advertising. In 2006, ACN (without giving effect to Columbus) derived 87% of its revenue from local advertising (both local display and local classified) and 7% from national advertising. Local advertising tends to be less sensitive to economic cycles than national advertising as local businesses generally have fewer effective advertising channels through which to reach their customers.

ACN’s advertising rate structures vary among its publications and are a function of various factors, including historical rate levels, local market conditions, competition, circulation, readership and demographics. ACN offers its advertising customers multiple paper and frequency discounts based on the number of ACN newspapers in which advertising is purchased and the frequency of the advertising. The highest discounts are offered to multiple frequency and multiple newspaper advertisers. Within each newspaper and in their respective group categories (classified, auto, employment, real estate and private party ads), advertisers have different rates. Advertisers in ACN’s markets typically look to readership and not paid versus controlled distribution to assess pricing. ACN’s corporate management works with ACN’s local newspaper management to review advertising rates. A significant component of ACN’s publishers’ annual compensation is based upon increases in advertising revenue and achieving revenue budgets. ACN’s sales management team shares advertising concepts throughout its network of publishers and advertising managers, enabling them to utilize advertising products and sales strategies that are successful in other markets that ACN serves.

ACN’s newspaper groups have a solid and growing base of customers, serving over 60,000 advertising customers in 2006, giving pro forma effect to the Columbus customers. Substantially all of ACN’s advertising revenue is derived from a diverse group of local retailers and local classified advertisers, resulting in very limited customer concentration. No single advertiser accounted for more than 1% of ACN’s total revenue in 2004, 2005 or 2006, and ACN’s 20 largest advertisers accounted for approximately 7% of ACN’s total revenue in 2006 (6% of total revenues in 2006 assuming Columbus was acquired on the first day of ACN’s fiscal year 2006).

ACN’s advertising revenue tends to follow a seasonal pattern. ACN’s first quarter is, historically, ACN’s weakest quarter of the year in terms of revenue. Correspondingly, ACN’s second and third fiscal quarters are, historically, ACN’s strongest quarters, because they include heavy seasonal and certain holiday advertising, including Easter, Mother’s Day, Graduation, back to school and other special events. ACN expects that this seasonality will continue to affect its advertising revenue in future periods.

Circulation

ACN’s circulation revenue is derived from home delivery sales to subscribers and single copy sales at retail stores and vending racks and boxes. ACN owns three paid daily publications that all have circulation of less than 6,000 each and 79 paid or partial paid weekly publications that range in circulation from approximately 500 to 60,000. In addition, ACN receives voluntary pay revenue through various circulation promotions. Circulation revenue accounted for approximately 5%, 4% and 4% of ACN’s total revenue in 2004, 2005 and 2006, respectively (4% of ACN’s revenues for the three months ending April 1, 2007; 4% of ACN’s 2006 revenues assuming Columbus was acquired on the first day of ACN’s fiscal year 2006; and 5% of ACN’s revenues for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s fiscal year 2007).

Subscriptions are typically sold for three- to 12-month terms and often include promotions to extend the average subscription period. ACN implements marketing programs to increase readership through subscription and single copy sales, including company-wide and local circulation contests, door-to-door sales and strategic alliances with local schools in the form of ‘‘Newspapers in Education’’ programs. In addition, since the adoption of the Telemarketing Sales Rule by the Federal Trade Commission in 2003, which created a ‘‘do not call’’ registry, ACN has increased its use of sampling in paid newspapers, in-paper promotions and online promotions to increase circulation.

Other

ACN provides commercial printing services to third parties on a competitive bid basis as a means to generate incremental revenue and utilize excess printing capacity. These customers consist primarily of other publishers that do not have their own printing presses and do not compete with ACN’s publications. Other sources of revenue, including commercial printing, accounted for approximately 2% of ACN’s total revenue in each of 2004, 2005 and 2006 (2% of ACN’s revenues for the three months ending April 1, 2007; 5% of ACN’s 2006 revenues assuming Columbus was acquired on the first day of ACN’s fiscal year 2006; and 6% of ACN’s revenues for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s fiscal year 2007).

Printing and Distribution

As of April 30, 2007, ACN operated three print facilities in properties that it leases, one serving the Minneapolis – St. Paul newspaper group, one serving the Dallas newspaper group and one serving the Columbus newspaper group. The print facilities produce all of the newsprint based publications for each of these markets and are located within the Minneapolis – St. Paul, Dallas and Columbus metropolitan markets. ACN’s newsprint publications are generally fully paginated using image-setter or computer-to-plate technology, which allows for design flexibility and high quality reproduction of color graphics. By clustering its production resources, ACN is able to reduce the operating costs of its newsprint publications while increasing the quality of its small and midsize market publications that would typically not otherwise have access to high quality production facilities. ACN has additional capacity in each of its production facilities to accommodate the acquisition or launch of new publications. Based on hours available in a seven day week, ACN is utilizing approximately 55% and 45% of its press capacity in Minnesota and Dallas, respectively. Additional press labor would need to be added to utilize the unutilized capacity. While it is the early stages of ownership of the Columbus newspaper group, given the information that is currently available to ACN management, it is estimated that Columbus is utilizing approximately 50% of its press capacity. ACN utilizes third party commercial printers to produce its various non-newsprint based products (such as glossy inserts and magazines). In ACN’s Northern Virginia newspaper group, ACN utilizes third party commercial printers to produce its various publications. ACN’s material commercial printing contract in North Virginia expires on June 30, 2007 and has additional one year renewals which ACN believes it will exercise. ACN is continually reviewing the feasibility of its own production facility in this market and will examine the cost and benefits as the cluster continues to expand.

The distribution of the majority of ACN’s newspapers in its Minneapolis – St. Paul, Dallas and Columbus newspaper groups are typically outsourced to independent carriers and independent, locally based, third-party distributors. In addition, certain of ACN’s weekly publications in its Minneapolis – St. Paul and Dallas newspaper groups, certain of its niche publications in its Columbus newspaper group and all of its publications in its Northern Virginia newspaper group are delivered via the U.S. Postal Service. ACN’s distribution costs through the U.S. Postal service, as a percentage of total distribution costs in 2006, was approximately 30%. Distribution costs were approximately 14% of ACN’s revenue in 2006. A one percent increase in USPS rates would result in a $22,000 annual increase in ACN’s operating costs, excluding Columbus.

Newsprint

Since October 2005, ACN has been a member of a newsprint-buying consortium, which enables it to obtain favorable pricing by purchasing newsprint from local mills at reduced rates negotiated by the consortium. This arrangement also provides increased certainty of supply and delivery dates. In addition, ACN also purchases small amounts of newsprint, when economically advantageous, on the spot market. As a result, ACN has generally been able to purchase newsprint at $12 to $15 per metric ton below the market price. ACN generally maintains a 30-day inventory of newsprint.

Historically, the market price of newsprint has been volatile, reaching a high of approximately $750 per metric ton in 1996 and a low of $410 per metric ton in 2002. The industry average market price of newsprint for 2006 was approximately $655 per metric ton.

In 2006, ACN purchased approximately 6,500 metric tons (1,700 metric tons in the three months ending April 1, 2007; 9,300 metric tons in 2006 assuming Columbus was acquired on the first day of ACN’s 2006 fiscal year; and 2,400 metric tons in the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s 2007 fiscal year) of newsprint (including for commercial printing) and the cost of such newsprint totaled approximately $4.1 million ($1.0 million for the three months ending April 1, 2007; $6.0 million for the year ended December 31, 2006 assuming Columbus was acquired on the first day of ACN’s 2006 fiscal year; $1.5 million for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s 2007 fiscal year). ACN’s newsprint expense generally averages less than 8% of total revenue, which compares favorably to larger, metropolitan newspapers.

Competition

Each of ACN’s publications competes for advertising revenue to varying degrees with direct mail, yellow pages, radio, outdoor advertising, broadcast and cable television, magazines, local, regional and national newspapers and other print and online media sources. However, ACN believes that it is the preeminent source of local community news and information in its markets and that its clustering strategy of building a critical mass of advertising networks, distribution channels, centralized production, intensely local content and loyal long-term readers in a concentrated geographic market helps to create high barriers to entry and limits competition.

ACN provides its readers with community-specific content that is generally not available from other mass media sources. ACN’s direct and focused coverage of the market and its cost effective advertising rates relative to more broadly circulated metropolitan newspapers allow ACN to tailor an approach for its advertisers. As a result, ACN’s publications generally capture a larger share of local advertising in the markets they serve.

The level of competition and primary competitors ACN faces vary from market to market. The competitive environment in each of ACN’s operating regions is discussed in greater detail below.

Minneapolis – St. Paul Region.

ACN competes in the Minneapolis – St. Paul market primarily with the Minneapolis Star Tribune, the St. Paul Pioneer Press, Southwest Newspapers and Lillie Suburban Newspapers.

The Minneapolis Star Tribune, recently sold to Avista Capital Partners, is a metro daily newspaper serving the Minneapolis – St. Paul metropolitan market. It has an average weekday circulation of approximately 345,000. The Minneapolis Star Tribune primarily focuses on metro, state, regional, national, professional sports and international news as opposed to ACN’s community focus, and covers areas throughout the state, downtown, and other areas that are generally outside of ACN’s served market.

The St. Paul Pioneer Press, currently published by Hearst Corporation and under contract to be sold to MediaNews Group, is another metro daily newspaper serving the St. Paul market. Its primary circulation area includes the East Metro region of Ramsey, Dakota and Washington counties, along with western Wisconsin, eastern Minnesota and Anoka County. It has an average weekday circulation of approximately 190,000. The St. Paul Pioneer Press also focuses on metro, state, regional, national, professional sports and international news.

Southwest Newspapers is a privately owned group of 10 weekly community newspapers with a combined circulation of approximately 79,000. These newspapers serve 13 separate markets/municipalities in southwest Minneapolis – St. Paul and compete with ACN’s Minnesota newspaper group in eight of these markets. These newspapers provide community specific content in the markets that they operate in which is similar to ACN’s local content.

Lillie Suburban Newspapers is a privately owned group of 11 weekly community newspapers with a combined circulation of approximately 118,000. These newspapers serve 29 separate markets/municipalities in northeast Minneapolis – St. Paul and compete with ACN’s Minnesota newspaper group in 13 of these markets. These newspapers provide community specific content in the markets that they operate in which is similar to ACN’s local content.

In addition to providing more in depth local coverage than either competitor, ACN’s Minneapolis – St. Paul publications deliver a higher household penetration coverage than its competitors within the zip codes commonly served. ACN also has greater ability to precisely target zip codes with better demographic characteristics, significantly adding value to advertisers who seek to advertise in affluent, high growth markets. Higher household penetration means that ACN’s publications are being delivered to more households in the specific zip codes served as compared to ACN’s competitors. Higher household penetration is more attractive to advertisers.

ACN’s competitors in the Minneapolis – St. Paul Region also include numerous other daily and weekly newspapers, local radio stations, shopping guides, directories and niche publications. ACN believes that its publications, many of which have an extensive history in the market, tend to be one of the dominant local publications in their communities.

Dallas Region.

ACN competes in the Dallas market primarily with the Dallas Morning News.

The Dallas Morning News, published by Belo Corporation, has an average daily circulation of 412,000. It primarily focuses on metro, state, regional, national, professional sports and international news, as opposed to ACN’s community focus, and covers areas throughout the state, downtown and other areas that are generally outside of ACN’s served market.

In addition to providing more in depth local coverage than either competitor, ACN’s Dallas publications deliver a higher household penetration coverage than its competitors within the zip codes commonly served. ACN also has greater ability to precisely target zip codes with better demographic characteristics, significantly adding value to advertisers who seek to advertise in affluent, high growth markets.

ACN’s competitors in the Dallas Region also include numerous other daily and weekly newspapers, local radio stations, shopping guides, directories and niche publications. ACN believes that its publications, many of which have an extensive history in the market, tend to be one of the dominant local publications in their communities.

Northern Virginia Region.

ACN competes in the Northern Virginia market primarily with The Washington Post, Connection Newspapers and Times Community Newspapers.

The Washington Post, published by The Washington Post Company, is a metro daily newspaper serving the Washington, D.C., Maryland and the suburban Northern Virginia metropolitan market. In addition, the Washington Post has a large state-wide distribution in Virginia, Maryland and Delaware and is also described as a national newspaper. It has an average weekday circulation of approximately 700,000. The Washington Post primarily focuses on the federal government, metro, regional, national, professional sports and international news as opposed to ACN’s community focus, and covers areas throughout the world and nation that are outside of ACN’s served market. ACN’s total weekday penetration is greater than the Washington Post in the zip codes they commonly serve, which ACN believes presents an attractive proposition for advertisers.

Connection Newspapers is a privately owned group of 16 weekly community newspapers with a combined circulation of approximately 176,000. These newspapers serve 16 separate markets/municipalities in the Northern Virginia market (suburban Washington, D.C.) and compete with ACN’s Northern Virginia newspaper group in five of these markets. These newspapers provide community specific content in the markets that they operate in which is similar to ACN’s local content.

Times Community Newspapers is a privately owned group of 14 weekly community newspapers with a combined circulation of approximately 350,000. These newspapers serve 20 separate markets/municipalities in the Northern Virginia market (suburban Washington, D.C.) and compete with ACN’s Northern Virginia newspaper group in four of these markets. These newspapers provide community specific content in the markets that they operate in which is similar to ACN’s local content.

ACN’s competitors in the Northern Virginia Region also include numerous other daily and weekly newspapers, local radio stations, shopping guides, directories and niche publications. ACN believes that its publications, many of which have an extensive history in the market, tend to be one of the dominant local publications in their communities.

Columbus Region.

ACN competes in the Columbus market primarily with the Columbus Dispatch and its affiliates, including This Week Newspapers.

The Columbus Dispatch, published by the Wolfe Family, has an average weekday daily circulation of approximately 220,000. It primarily focuses on metro, state, regional, national, professional sports, The Ohio State University and international news, as opposed to ACN’s community focus, and covers areas throughout the state, downtown and other areas that are generally outside of ACN’s served markets. The Columbus Dispatch also owns and operates This Week Community Newspapers / Shoppers, which is a group of 22 newspapers and shoppers with a combined circulation of approximately 357,000, Columbus Alive, an alternative weekly newspaper, WBNS 10 Television, 1460 The Fan radio and Mix 97.1 FM radio, as well as a statewide bag delivery system.

In addition to providing more in-depth local coverage than its competitor provides, ACN’s Columbus publications deliver a higher household penetration coverage than the Columbus Dispatch within the zip codes commonly served. ACN also has greater ability to precisely target zip codes with better demographic characteristics, significantly adding value to advertisers who seek to advertise in affluent, high growth markets.

ACN’s competitors in the Columbus Region also include other weekly newspapers, local radio stations, shopping guides, directories and niche publications. ACN believes that its publications, many of which have an extensive history in the market, tend to be one of the dominant local publications in their communities.

Management and Employees

The top 12 members of our executive management team have an average of approximately 23 years of relevant industry experience and a long history of identifying, acquiring and improving the operations of acquired publications. ACN’s executive management team has managed community newspapers in various economic cycles.

As of April 30, 2007, ACN had approximately 680 employees, consisting of 581 full-time and 99 part-time employees (includes 5 full-time corporate employees). Non-sales employees are compensated on either an hourly or a salaried basis. Sales employees are compensated on either a 100% commission basis or on a combination of salary and commission. All of ACN’s employees are non-unionized and there have been no known attempts by any employee group to unionize itself. ACN considers its relationship with its employees to be good and ACN has had no previous work stoppages at any of its publications.

Environmental Matters

ACN believes that it is substantially in compliance with all applicable laws and regulations for the protection of the environment and the health and safety of its employees based upon existing facts presently known to ACN. Compliance with federal, state, local and foreign environmental laws and regulations relating to the discharge of substances into the environment, the disposal of hazardous wastes and other related activities has had and will continue to have an impact on ACN’s operations, but has, since its organization in 2004, been accomplished without having a material adverse effect on ACN’s operations. While it is difficult to estimate the timing and ultimate costs to be incurred due to uncertainties about the status of laws, regulations and technology, based on information currently known to ACN based on Phase I environmental assessments performed by a third party and insurance procured with respect to certain environmental matters, ACN does not expect to experience a loss related to environmental matters.

Insurance

ACN maintains insurance coverage for general liability, property insurance, professional liability, publisher’s liability, employment practices liability, directors and officers liability, auto insurance, umbrella coverage, workers compensation, fiduciary liability and commercial crime. ACN believes that the types of coverage, deductibles, reserves and limits on liability that are currently in place are adequate. Through the use of risk management and work safety programs, ACN seeks to reduce the loss exposure related to workplace injuries and other related losses.

ACN employs a manager and outside consultants to assist with the management of its workers compensation insurance program. With respect to obtaining coverage for workers compensation in the future, ACN’s loss experience will be a material factor in determining the pricing and collateral requirements of such coverage. Additionally, the insurance market in general can be affected by such things as terrorist attacks and natural disasters.

Intellectual Property

ACN currently owns several trademarks and trade names. It will continue to develop trademarks where appropriate and take the necessary steps to protect such marks.

Legal Proceedings

From time to time, ACN is a party to litigation and other legal proceedings. ACN is not currently involved in any legal proceedings which it believes will have a significant effect on its business, financial position, results of operations or liquidity, nor is ACN aware of any proceedings that are pending or threatened which may have a significant effect on its business, financial position, results of operations or liquidity.

Properties

As of April 30, 2007, ACN operated three print facilities, one serving the Minneapolis – St. Paul newspaper group, one serving the Dallas newspaper group and one serving the Columbus newspaper group. ACN leases each of these facilities, which range in size from 20,000 to 82,000 square feet and have remaining lease terms ranging from approximately one to five years, with options to renew for additional periods of five to ten years. In addition, ACN owns and leases 24 office facilities that range in size from approximately 300 to 14,000 square feet. ACN’s executive offices are located in Dallas, Texas, where it utilizes approximately 2,000 square feet of an approximately 5,000 square feet lease which terminates in 2012.

ACN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section has been derived from ACN’s consolidated financial statements and should be read together with ACN’s consolidated financial statements and related notes included elsewhere in this proxy statement. Some of the forward-looking statements can be identified by the use of forward-looking terms such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘seek,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates’’ or other comparable terms. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties discussed in ‘‘Risk Factors’’ should be considered in evaluating ACN’s forward-looking statements. ACN has no plans to update its forward-looking statements to reflect events or circumstances after the date of this proxy statement. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

The following discussion is intended to assist in the understanding assessment of significant changes and trends related to the results of operations and financial condition of ACN, together with its consolidated subsidiaries. This discussion and analysis should be read in conjunction with the ACN’s Consolidated Financial Statements and Notes thereto included herein.

Overview

ACN is a community newspaper publisher in the United States, operating within four major U.S. markets: Minneapolis – St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus. ACN’s goal is to be the preeminent provider of local content and advertising in any market its serves.

ACN’s publications reach approximately 1,386,000 households in its communities. ACN’s products include:

•	83 weekly newspapers (published between one and two times per week) with total controlled circulation of 1,017,000 and total paid circulation of 76,000;

•	14 niche publications with total controlled circulation of 227,000 and total paid circulation of 53,000;

•	Three daily newspapers with total paid circulation of approximately 10,000 and total controlled distribution of approximately 3,000; and

•	85 locally focused websites with average monthly page views and visitors of approximately 3.4 million and 1.1 million, respectively, which extend the reach and frequency of its products beyond their geographic print distribution area and onto the Internet.

ACN was organized in Delaware in 2004 for purposes of acquiring substantially all of the assets of a predecessor entity known as American Community Newspapers, Inc. for a total purchase price of $88,018,492. ACN is owned by an investor group consisting of Spire Capital Partners, L.P. (‘‘Spire’’), Wachovia Capital Partners 2004 LLC (‘‘Wachovia’’) and members of senior management of ACN. This transaction was independently negotiated and was a cash purchase financed through equity contributions from Spire, Wachovia and members of senior management, as well as bank financing provided by a syndicate of senior lenders consisting of BMO Capital Markets, Merrill Lynch Capital, and GE Commercial Finance. This acquisition was accounted for using the purchase method of accounting. Subsequent to this acquisition, the board consisted of two Spire representatives, two Wachovia representatives, Eugene Carr and Daniel Wilson.

On May 31, 2005, ACN acquired, through an asset purchase, the Monticello Times and Monticello Shopper for a total purchase price of $1,649,250. The acquisition was financed through cash borrowings under ACN’s senior credit facility. This acquisition was an addition to ACN’s Minneapolis – St. Paul cluster and was accounted for using the purchase method of accounting.

On July 29, 2005, ACN acquired, through an asset purchase, the McKinney Courier-Gazette and Penny Saver for a total purchase price of $7,710,012. The acquisition was financed through cash and equity contributions from Spire, Wachovia and members of senior management and borrowings under ACN’s senior credit facility. This acquisition was an addition to ACN’s Dallas cluster and was accounted for using the purchase method of accounting.

On August 31, 2005, ACN acquired, through an asset purchase, the Arlington Sun Gazette, the Great Falls / McLean / Oakton / Vienna Sun Gazette, Middleburg Life and Parent Life for a total purchase price of $6,050,331. The acquisition was financed through cash equity contributions from Spire, Wachovia and members of senior management and borrowings under ACN’s senior credit facility. This acquisition was the basis of a new ACN cluster in Northern Virginia and was accounted for using the purchase method of accounting.

On December 16, 2005, ACN sold substantially all of the assets and certain liabilities of its Kansas City newspaper group for a net sales price of $18,539,227 in cash. The Company recorded a $3,228,549 gain on the transaction. This disposition completed ACN’s exit from the Kansas City market. This disposition has been accounted for as a discontinued operation. ACN’s decision to exit this market was due to the limited opportunities to grow this cluster through attractive acquisition candidates.

On March 24, 2006, ACN acquired, through a stock purchase, Leesburg Today, Loudoun Magazine and Loudoun Business for a total purchase price of $5,622,634. The acquisition was financed through cash borrowings under ACN’s senior credit facility. This acquisition was an addition to ACN’s Northern Virginia cluster and was accounted for using the purchase method of accounting.

On January 24, 2007, Courtside signed a definitive asset purchase agreement with ACN pursuant to which it will acquire substantially all of the assets of ACN. In addition, there are two contingent earn-out payments which, if paid, would increase the purchase price and result in an increase to goodwill. The first contingent earn-out payment will be $1,000,000 if ACN’s NCF for 2008 is equal to or greater than $19,000,000, with such payment increasing to $15,000,000, in specified increments, if ACN’s NCF for 2008 equals or exceeds $21,000,000. The second contingent earn-out payment of $10,000,000 is payable if, during any 20 trading days within any 30 trading day period through July 7, 2009, the last reported sale price of Courtside common stock exceeds $8.50 per share (equitably adjusted to account for stock combinations, stock splits, stock dividends and the like).

On April 30, 2007, ACN acquired, through an asset purchase, 22 weekly community newspapers, Columbus Monthly magazine, Columbus C.E.O magazine, The Other Paper and Columbus Bride magazine for a total purchase price of $45.6 million, which includes actual estimated working capital payment. The acquisition was financed through borrowings under ACN’s senior credit facility. This acquisition was the basis of a new ACN cluster in Columbus, Ohio and was accounted for using the purchase method of accounting.

On May 2, 2007, the purchase agreement was amended to reflect ACN’s acquisition of its Columbus operations. Under the purchase agreement, as amended, the purchase price for ACN’s assets (including its Columbus assets) will be $203,762,997 plus an amount equal to the working capital of the Columbus operations on April 30, 2007 and ACN’s capitalized expenses incurred in connection with the acquisition thereof, subject to increase or decrease as a result of working capital adjustments.

A key element of ACN’s business strategy is geographic clustering of publications to realize operating efficiencies, revenue opportunities and provide consistent management. ACN shares best practices across its organization, giving each publication the benefit of revenue producing and cost saving initiatives that have been successful in other ACN newspaper clusters. It also centralizes functions such as ad composition, accounting, production and distribution and gives each publication in a cluster access to quality production equipment, which enables ACN to (i) cost-efficiently provide superior products and service to its customers and (ii) more quickly effectuate synergies from acquisitions within its existing clusters. In addition, as ACN has continued to grow both organically (approximately 6.5% in fiscal year 2006 and approximately 5.4% in fiscal year 2005) and through acquisitions (for the publications acquired via acquisition, such publications grew from approximately $1.5 million of EBITDA (for the twelve months prior to the acquisition by ACN) to approximately

$3.3 million, or 120%, for the twelve month period ended December 31, 2006), it has been able to achieve economies of scale for such purchases as insurance, newsprint and other supplies. The clustering strategy has helped allow ACN to launch numerous new products in its existing clusters, leveraging off of its existing fixed cost base to allow for incremental operating profit upon publication of the first issue. ACN believes that these advantages, together with the generally lower overhead costs associated with operating in its markets, allow it to generate high operating profit margins and create an advantage against competitors and potential entrants in its markets.

ACN generates revenues principally from advertising, and from a smaller extent, circulation and commercial printing. Advertising revenue is recognized upon publication of the advertisements. Circulation revenue from subscribers, which is billed to customers at the beginning of the subscription period, is recognized on a straight-line basis over the term of the related subscription. In addition, circulation revenue from single copy and newspaper rack sales is recognized upon collection from the customer. The revenue for commercial printing is recognized upon delivery of the printed product to the customers. Deferred revenue arises as a normal part of business from advance advertising and circulation payments.

ACN’s advertising revenue tends to follow a seasonal pattern. ACN’s first quarter is, historically, ACN’s weakest quarter of the year in terms of revenue. Correspondingly, ACN’s second and third fiscal quarters are, historically, ACN’s strongest quarters, because they include heavy seasonal and certain holiday advertising, including Easter, Mother’s Day, Graduation, back to school and other special events. ACN expects that this seasonality will continue to affect its advertising revenue in future periods.

ACN’s advertising revenues, which accounted for 94% of ACN’s 2006 revenues (94% of ACN’s revenues for the three months ending April 1, 2007; 91% of ACN’s 2006 revenues assuming Columbus was acquired on the first day of ACN’s fiscal year 2006; and 89% of ACN’s revenues for the three months ending April 1, 2007 assuming Columbus was acquired on the first day of ACN’s fiscal year 2007), and, to a lesser extent, circulation, depend upon a variety of factors specific to the communities that its publications serve. These factors include, among others, the size and demographic characteristics of the local population, local economic conditions in general and the economic condition of the retail segments of the communities that the publications serve. If the local economy, population or prevailing retail environment of a community ACN serves experiences a downturn, ACN’s publications, revenues and profitability in that market would be adversely affected. ACN’s advertising revenues are also susceptible to negative trends in the general economy that affect consumer spending. The advertisers in ACN’s newspapers and other publications and related websites include many businesses that can be significantly affected by regional or national economic downturns and other developments.

ACN’s operating costs consist primarily of newsprint, labor and delivery costs. ACN’s selling, general and administrative expenses consist primarily of labor costs.

ACN has not been significantly impacted by general inflationary pressures over the last several years. ACN anticipates that changing costs of newsprint, its basic raw material, may impact future operating costs. ACN has also experienced these pressures and has taken steps to mitigate some of these increases. ACN is a member of a newsprint-buying consortium, which enables it to obtain favorable newsprint pricing. Price increases (or decreases) for ACN’s products are implemented when deemed appropriate by management. ACN continuously evaluates price increases, productivity improvements, sourcing efficiencies and other cost reductions to mitigate the impact of inflation. Additionally, ACN has taken steps to cluster its operations geographically thereby increasing the usage of facilities and equipment while increasing the productivity of its labor force. ACN expects to continue to employ these steps as part of its business and clustering strategy. Other factors that affect ACN’s quarterly revenues and operating results include changes in the pricing policies of ACN’s competitors, the hiring and retention of key personnel, wage and cost pressures, distribution costs and general economic factors.

Predecessor and Successor

In accordance with GAAP, for 2004, ACN has separated its historical financial results for the predecessor entity known as American Community Newspapers, Inc. and the current ACN resulting from the December 2004 acquisition. The separate presentation is required under GAAP in situations when there is a change in accounting basis, which occurred when purchase accounting was applied in connection with the December 2004 acquisition. Purchase accounting requires that the historical carrying value of assets acquired and liabilities assumed be adjusted to fair value, which may yield results that are not comparable on a period-to-period basis due to the different, and sometimes higher, cost basis associated with the allocation of the purchase price. In addition, at the time of the December 2004 acquisition, ACN experienced changes in its business relationships as a result of new employment agreements with members of management and new bank and equity financing transactions.

Critical Accounting Policy Disclosure

The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. ACN has based its estimates and judgments on historical experience and other assumptions that it finds reasonable under the circumstances. Actual results may differ from such estimates under different conditions. The following accounting policies require significant estimates and judgments.

Goodwill and Long-Lived Assets

ACN assesses the potential impairment of goodwill and intangible assets with indefinite lives on an annual basis in accordance with the provisions of SFAS No. 142, ‘‘Goodwill and Other Intangible Assets.’’ ACN performs its impairment analysis on each of its reporting units, represented by its four geographic regions. The geographic regions have discrete financial information and are regularly reviewed by management. The fair value of the applicable reporting unit is compared to its carrying value. Calculating the fair value of a reporting unit requires ACN to make significant estimates and assumptions. ACN estimates fair value by applying third-party market value indicators to projected cash flows and/or projected earnings before interest, taxes, depreciation, and amortization. In applying this methodology, ACN relies on a number of factors, including current operating results and cash flows, expected future operating results and cash flows, future business plans and market data. If the carrying value of the reporting unit exceeds the estimate of fair value, ACN calculates the impairment as the excess of the carrying value of goodwill over its implied fair value.

ACN accounts for long-lived assets in accordance with the provisions of SFAS No. 144, ‘‘Accounting for the Impairment or Disposal of Long-Lived Assets.’’ It assesses the recoverability of its long-lived assets, including property, plant and equipment and definite lived intangible assets, whenever events or changes in business circumstances indicate the carrying amount of the assets, or related group of assets, may not be fully recoverable. Factors leading to impairment include significant under-performance relative to historical or projected results, significant changes in the manner of use of the acquired assets or the strategy for ACN’s overall business and significant negative industry or economic trends. The assessment of recoverability is based on ACN’s management’s estimates. If undiscounted projected future operating cash flows do not exceed the net book value of the long-lived assets, then a permanent impairment has occurred. ACN would record the difference between the net book value of the long-lived asset and the fair value of such asset as a charge against income in its consolidated statements of operations if such a difference arose. Significant judgment is required in determining the fair value of ACN’s goodwill and long-lived assets to measure impairment, including the determination of multiples of revenue and Adjusted EBITDA and future earnings projections.

Derivative Instruments

ACN records all of its derivative instruments on its balance sheet at fair value pursuant to SFAS No. 133, ‘‘Accounting for Derivative Instruments and Hedging Activities,’’ as amended. Fair value is based on counterparty quotations. To the extent a derivative qualifies as a cash flow hedge under SFAS No. 133, unrealized changes in the fair value of the derivative are recognized in other comprehensive income. However, any ineffective portion of a derivative’s change in fair value is recognized immediately in earnings. Fair values of derivatives are subject to significant variability based on market conditions, such as future levels of interest rates. This variability could result in a significant increase or decrease in our accumulated other comprehensive income and/or earnings but will generally have no effect on cash flows, provided the derivative is carried through to full term.

Tax Valuation Allowance

ACN is a limited liability company and, as such, is not required to record a provision or benefit for income taxes as incomes taxes are the responsibility of the individual members.

Amendment I, Inc., a subsidiary of ACN, and its subsidiaries (‘‘Amendment One’’) file a separate consolidated tax return. Amendment One and its subsidiaries are subchapter ‘‘C’’ corporations. For Amendment One, ACN accounts for income taxes under the provisions of SFAS No. 109, ‘‘Accounting for Income Taxes.’’ Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using tax rates in effect for the year in which the differences are expected to affect taxable income. The assessment of the realizability of deferred tax assets involves a high degree of judgment and complexity. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are expected to be realized. When ACN determines that it is more likely than not that it will be able to realize its deferred tax assets in the future in excess of their net recorded amount, an adjustment to the deferred tax asset would be made and reflected either in income or as an adjustment to goodwill. This determination will be made by considering various factors, including its expected future results, that in ACN’s judgment will make it more likely than not that these deferred tax assets will be realized.

As a result of the transaction with Courtside, the assets of ACN will be owned by a subchapter ‘‘C’’ corporation, as opposed to ACN’s current status as a limited liability company. This will result in income taxes being a liability of the subchapter ‘‘C’’ corporation and recorded on ACN’s financial statements, if taxable income is generated, versus being a liability of the individual members of the limited liability company and not recorded on ACN’s financial statements as is the current treatment.

Results of Operations

The following table summarizes ACN’s historical results of operations for the three months ended April 1, 2007 and April 2, 2006 and the years ended December 26, 2004, January 1, 2006 and December 31, 2006. The full year ended December 26, 2004 includes the combined operations of ACN and its predecessor, American Community Newspapers, Inc. Certain information in the narrative below, as noted, is presented on a same property basis, which is exclusive of acquisitions and divestitures consummated in the current or prior year. ACN believes such comparisons provide meaningful information for an understating of the changes in revenue and operating costs and expenses.

	Period From					Three Months Ended
($000’s)	December 29, 2003 to December 9, 2004	December 10, 2004 to December 26, 2006	Year Ended December 26, 2004	Year Ended January 1, 2006	Year Ended December 31, 2006	April 2 2006	April 1, 2007
Revenues:
Advertising	$30,530	$1,290	$31,820	$37,089	$49,352	$9,950	$11,814
Circulation	1,563	81	1,644	1,737	1,882	484	471
Commercial printing and other	701	30	731	720	960	204	216
Total revenue	32,794	1,401	34,195	39,546	52,194	10,638	12,500
Operating costs and expenses:
Operating costs	13,752	709	14,461	16,983	21,808	4,648	5,534
Selling, general and administrative	11,567	580	12,147	13,471	17,599	3,990	4,480
Depreciation and amortization	2,274	78	2,352	2,530	3,349	793	876
Gain on sale of assets	—	—	—	—	(116)	—	—
Income from operations	5,201	33	5,234	6,562	9,554	1,207	1,611
Interest expense	3,939	172	4,111	4,256	4,926	1,173	1,235
Income (loss) from continuing operations	1,262	(140)	1,122	2,306	4,628	34	376
Income from discontinued operations	636	80	716	4,592	—	—	—
Net income (loss) before income taxes	1,898	(60)	1,838	6,898	4,628	34	376
Income tax expense	(10)	—	(10)	—	(2)	—	—
Net income (loss)	$1,888	$(60)	$1,828	$6,898	$4,626	$34	$376

Three months Ended April 1, 2007 Compared to Three Months Ended April 2, 2006

The discussion of ACN’s results of operations that follows is based upon ACN’s historical results of operations for (i) the thirteen (13) week period ended April 1, 2007, and (ii) the thirteen (13) week period ended April 2, 2006. These thirteen (13) week periods are referred to as the ‘‘three months.’’

Advertising Revenue.    Advertising revenue for the three months ended April 1, 2007 increased by $1.9 million, or 18.7%. The increase was primarily due to revenue increase of $1.4 million, or 14.1%, from the Amendment One acquisition, as well as an advertising revenue increase in ACN’s same property publications of $0.5 million, or 4.6%. Same property retail revenue decreased $26,000, or 0.6%, in 2007. This decrease is a result of a decline in national retail advertising, while local retail advertising was flat. Same property classified revenue increased $273,000, or 6.4%, in 2007. This increase was principally the result of an increase of $244,000, or 17.3%, in employment classified advertising. Same property internet revenue increased $197,000, or 139.9%, in 2007. This increase was the result of advertising from newly launched web sites in ACN’s Dallas and Northern Virginia clusters as well as new internet advertising products launched across all of ACN’s web sites.

Circulation Revenue.    Circulation revenue for the three months ended April 1, 2007 decreased by $13,000, or 2.7%. The decrease was primarily due to revenue of $4,000, or 0.9%, from the Amendment One acquisition, as well as a circulation revenue decrease in ACN’s same property publications of $17,000, or 3.6%. The decrease in circulation revenue is due to a decline in single copy sales and paid subscribers to ACN’s publications. In spite of the modest decline in circulation, ACN is reaching an increasingly larger share of the market through rapid online growth and its controlled distribution strategy.

Commercial Printing and Other Revenue.    Commercial printing and other revenue for the three months ended April 1, 2007 increased by $12,000, or 5.8%. The increase was primarily due to revenue of $2,000, or 0.8%, from the Amendment One acquisition, as well as a commercial printing and other revenue increase in ACN’s same property publications of $10,000, or 5.0%.

Operating Costs.    Operating costs for the three months ended April 1, 2007 increased by $0.9 million, or 19.1%. The increase was primarily due to increased operating costs of $723,000, or 15.6%, from the Amendment One acquisition, as well as an operating costs increase of $163,000, or 3.5%, in ACN’s same property publications. Same property newsprint expense increased $130,000, or 14.7%, due to increases in consumption of 279 short tons, offset by a decrease in the price per short ton of newsprint from $569 in 2006 to $554 in 2007. Other operating costs, which principally consist of labor, were up $33,000 in 2007.

Selling, General and Administrative.    Selling, general and administrative expenses for the three months ended April 1, 2007 increased by $0.5 million, or 12.3%. The increase was primarily due to increased selling, general and administrative expenses of $511,000, or 12.8%, from the Amendment One acquisition, as well as a decrease of $21,000, or 0.5%, in ACN’s same property publications. Increases in classified and internet sales expenses of $84,000, or 19.5%, related in increased sales volumes in these categories during 2007, were offset by declines across multiple general and administrative expense categories due to cost containment initiatives put in place by ACN management during 2006.

Depreciation and Amortization.    Depreciation and amortization expense for the three months ended April 1, 2007 increased $83,000, or 10.5%. The increase was primarily due to increased depreciation and amortization expense of $77,000 from the Amendment One acquisition.

Interest Expense.    Interest expense for the three months ended April 1, 2007 increased by $62,000, or 5.3%. Interest expense increased primarily due to higher debt balances outstanding in connection with the Amendment One acquisition combined with higher average interest rates in 2007 as compared to 2006.

Income from Continuing Operations.    Income from continuing operations for the three months ended April 1, 2007 increased $0.4 million, or 33.5%. The increase was due to the factors noted above.

Net Income.    Net income for the three months ended April 1, 2007 increased by $0.3 million, or 1,010.1%. The increase was due to the factors noted above.

Year Ended December 31, 2006 Compared to Year Ended January 1, 2006

The discussion of ACN’s results of operations that follows is based upon ACN’s historical results of operations for (i) the fifty-two (52) week period ended December 31, 2006, and (ii) the fifty-two (52) week period ended January 1, 2006. These fifty-two (52) week periods are referred to as ‘‘years’’.

Advertising Revenue.    Advertising revenue for the year ended December 31, 2006 increased by $12.3 million, or 33.1%. The increase was primarily due to revenue of $9.9 million, or 26.6% from the acquisitions of the Monticello Times, McKinney Courier-Gazette and the Sun Gazette (the ‘‘2005 Acquisitions’’) and the Amendment One acquisition, as well as an advertising revenue increase in ACN’s same property publications of $2.4 million, or 7.1%. Same property retail revenue increased $1.0 million, or 6.5%, in 2006. This increase is a result of growth in national retail advertising of $0.8 million, or 82.2%, due to a concerted sales focus on this category through the creation of a new corporate sales director position. Same property classified revenue increased $0.4 million, or 3.0%, in

2006. This increase was principally the result of an increase of $0.9 million, or 19.3%, in employment classified advertising offset by a decrease of $0.4 million, or 12.8%, in real estate classified advertising. One factor contributing to the growth in employment revenue was the lower unemployment rates in ACN’s markets, as well as the targeted reach that ACN provides to employer advertisers. Same property internet revenue increased $0.7 million, or 470.5%, in 2006. This increase was the result of advertising from newly launched web sites in ACN’s Minnesota, Dallas and Northern Virginia clusters as well as new internet advertising products launched across all of ACN’s web sites. Same property insert revenue increased $0.3 million, or 7.2%., principally as a result of a $0.3 million, or 28.6%, increase in national preprint advertising due to the aforementioned corporate focus and resource allocation to this category.

Circulation Revenue.    Circulation revenue for the year ended December 31, 2006 increased by $145,000, or 8.3%. The increase was primarily due to revenue of $213,000, or 12.2%, from the 2005 Acquisitions and the Amendment One acquisition, as well as a circulation revenue decrease in ACN’s same property publications of $68,000, or 4.4%. The decrease in circulation revenue is due to a decline in single copy sales and paid subscribers, mainly in ACN’s paid, daily newspapers. In spite of the modest decline in circulation, ACN is reaching an increasingly larger share of the market through rapid online growth and its controlled distribution strategy.

Commercial Printing and Other Revenue.    Commercial printing and other revenue for the year ended December 31, 2006 increased by $239,000, or 33.2%. The increase was primarily due to revenue of $233,000, or 32.3%, from the Amendment One acquisition, as well as a commercial printing and other revenue increase in ACN’s same property publications of $7,000, or 1.2%.

Operating Costs.    Operating costs for the year ended December 31, 2006 increased by $4.8 million, or 28.4%. The increase was primarily due to increased operating costs of $4.7 million, or 28.0%, associated with the 2005 Acquisitions and the Amendment One acquisition, as well as operating expense increased of $0.1 million, or 0.5%, in ACN’s same property publications. Same property newsprint expense increased $0.4 million, or 9.8%, principally due to an increases in the average price per short ton of newsprint from $534 in 2005 to $579 in 2006. Same property circulation expenses increased $0.1 million, or 1.8%, due to higher postage costs associated with higher weight publication mailings combined with new mailed production launches. Same property editorial expenses, which principally consist of labor, were down $0.4 million, or 12.2%, due to consolidation of coverage within ACN’s clusters and the elimination of duplicative positions.

Selling, General and Administrative.    Selling, general and administrative expenses for the year ended December 31, 2006 increased by $4.1 million, or 30.6%. The increase was primarily due to increased selling, general and administrative costs of $3.1 million, or 23.3%, from the 2005 Acquisitions and the Amendment One acquisition, as well as an increase of $1.0 million, or 8.0%, in ACN’s same property publications. Increases in classified and internet sales expenses of $0.3 million, or 17.0%, related in increased sales volumes in these categories during 2006. Bad debt expense increased $0.2 million, or 83.1%, in ACN’s same property publications due to sales increases and increased bad debt write offs. General and administrative compensation related expenses increased $0.4 million, or 22.6%, due to performance related salary increases and bonus payments.

Depreciation and Amortization.    Depreciation and amortization expense for the year ended December 31, 2006 increased $0.8 million, or 32.4%, The increase was primarily due to increased depreciation and amortization expense of $0.7 million related to the 2005 Acquisitions and the Amendment One acquisition.

Gain on Sale of Assets.    Gain on sale of assets for the year ended December 31, 2006 increased $0.1 million. Gain on sale of assets increased primarily due to the sale of real estate acquired as part of the 2005 Acquisitions which was no longer used in the operation of the acquired publications.

Interest Expense.    Interest expense for the year ended December 31, 2006 increased by $0.7 million, or 15.7%. Interest expense increased primarily due to higher debt balances outstanding in connection with the 2005 Acquisitions and the Amendment One acquisition combined with higher average interest rates in 2006 as compared to 2005.

Income from Continuing Operations.    Income from continuing operations for the year ended December 31, 2006 increased $2.3 million, or 100.3%. The increase is due to the factors noted above.

Income from Discontinued Operations.    Income from discontinued operations for the year ended December 31, 2006 decreased $4.6 million, or 100.0%. This decrease is due to the sale of ACN’s Kansas City newspaper group in December 2005, which was included in the financial results of ACN for the prior year ended January 1, 2006.

Income Tax Expense.    Income tax expense for the year ended December 31, 2006 increased $2,000. The income tax expense for the year ended December 31, 2006 was primarily due to the Amendment One acquisition, which was the acquisition of the stock of a ‘‘C’’ corporation. Prior to this, ACN was solely a limited liability company and income taxes were the responsibility of the individual members.

Net Income.    Net income for the year ended December 31, 2006 decreased $2.3 million, or 32.9%. ACN’s net income decreased due to the factors noted above and due to the absence of the gain on the sale of the Kansas City newspaper group which occurred in December 2005, which was included in the financial results of ACN for the prior year ended January 1, 2006.

Year Ended January 1, 2006 Compared to Year Ended December 26, 2004

The discussion of ACN’s results of operations that follows is based upon ACN’s historical results of operations for (i) the fifty-two (52) week period ended January 1, 2006, and (ii) the fifty-two (52) week period ended December 26, 2004. The year ended December 26, 2004 includes the combined operations of ACN and its predecessor, American Community Newspapers, Inc. These fifty-two (52) week periods are referred to as ‘‘years’’.

Advertising Revenue.    Advertising revenue for the year ended January 1, 2006 increased by $5.3 million, or 16.6%. The increase was primarily due to revenue of $3.1 million, or 9.8%, from the 2005 acquisitions, as well as an advertising revenue increase in ACN’s same property publications of $2.2 million, or 6.7%. Same property retail revenue increased $0.7 million, or 4.4%, in 2005. This increase is a result of growth in local retail advertising of $0.5 million, or 3.4%, and growth in national retail advertising of $0.2 million, or 30.1%. Same property classified revenue increased $1.1 million, or 8.8%, in 2005. This increase was principally the result of an increase of $1.1 million, or 31.1%, in employment classified advertising, with flat revenue performance across the remainder of the classified revenue categories. Same property internet revenue increased $0.1 million, or 140.1%, in 2005. This increase was the result of advertising from newly launched web sites in ACN’s Minnesota cluster. Same property insert revenue increased $0.3 million, or 7.8%., principally as a result of a $0.3 million, or 25.3%, increase in print and deliver advertising in ACN’s Minnesota cluster.

Circulation Revenue.    Circulation revenue for the year ended January 1, 2006 increased by $0.1 million, or 5.7%. The increase was primarily due to revenue of $0.2 million, or 11.8%, from the 2005 Acquisitions, as well as a circulation revenue decrease in ACN’s same property publications of $0.1 million, or 6.2%. The decrease in circulation revenue is due to a decline in single copy sales and paid subscribers, due to changes in telemarketing regulations in late 2004 making it difficult to solicit paid subscribers.

Commercial Printing and Other Revenue.    Commercial printing and other revenue for the year ended January 1, 2006 decreased by $11,000, or 1.5%. The decrease was primarily due to revenue of $0.2 million, or 22.1%, from the 2005 Acquisitions, as well as a commercial printing and other revenue decrease in ACN’s same property publications of $0.2 million, or 23.6%, due to the loss of a commercial printing customer in ACN’s Dallas cluster.

Operating Costs.    Operating costs for the year ended January 1, 2006 increased by $2.5 million, or 17.4%. The increase was primarily due to increased operating costs of $1.6 million, or 11.0%, from the 2005 Acquisitions, as well as an operating cost increase of $0.9 million, or 6.4%, in ACN’s same property publications. Same property newsprint expense increased $0.7 million, or 24.8%, principally due to an increases in the average price per short ton of newsprint from $464 in 2004 to $534 in 2006, combined with an 8.1% increase in tonnage of newsprint consumed during 2005. Same property circulation expenses increased $0.3 million, or 5.4%, due to higher delivery and supply costs principally associated with higher petroleum related product costs in 2005.

Selling, General and Administrative.    Selling, general and administrative expenses for the year ended January 1, 2006 increased by $1.4 million, or 10.9%. The increase was primarily due to increased selling, general and administrative expenses of $1.1 million , or 8.8%, from the 2005 Acquisitions, as well as an increase of $0.3 million, or 2.1%, in ACN’s same property publications. An increases in retail and display sales expenses of $0.2 million, or 4.7%, related in increased sales volumes in these categories during 2005. Legal related expenses increased $0.1 million, or 282.5%, in ACN’s same property publications due to certain litigation activities during 2005.

Depreciation and Amortization.    Depreciation and amortization expense for the year ended January 1, 2006 increased by $0.2 million, or 7.5%. Depreciation and amortization expense increased primarily due to the 2005 Acquisitions.

Interest Expense.    Total interest expense for the year ended January 1, 2006 increased by $0.1 million, or 3.5%. The increase in interest expense was due primarily to the 2004 acquisition of ACN by an investor group and the associated senior debt and preferred equity financings.

Income from Continuing Operations.    Income from continuing operations for the year ended January 1, 2006 increased $1.2 million, or 105.5%. ACN’s income from continuing operations increased due to the factors noted above.

Income from Discontinued Operations.    Income from discontinued operations was $4.6 million for the year ended January 1, 2006. Income from discontinued operations was $0.7 million for the year ended December 26, 2004, both of which are related to the sale of the Kansas City newspaper group in December 2005. The increase for the year ended January 1, 2006 is the result of the realization of the gain on the sale in December 2005. On December 16, 2005, ACN sold substantially all of the assets and certain liabilities of its Kansas City newspaper group for a net sales price of $18,539,227 in cash. ACN recorded a $3,228,549 gain on the transaction. This disposition completed ACN’s exit from the Kansas City market. This disposition has been accounted for as a discontinued operation. ACN’s decision to exit this market was due to the limited opportunities to grow this cluster through attractive acquisition candidates.

Income Tax Expense.    Income tax expense for the year ended January 1, 2006 decreased $10,000. Income tax expense decreased primarily due to the fact that the predecessor of ACN, American Community Newspapers, Inc., was a ‘‘C’’ corporation and ACN is a limited liability company and taxes are the responsibility of the individual member.

Net Income.    Net income for the year ended January 1, 2006 increased $5.0 million, or 276.1%. ACN’s net income increased due to the factors noted above.

Liquidity and Capital Resources

ACN’s primary cash requirements are for working capital, borrowing obligations and capital expenditures. ACN has no material commitments for capital expenditures. ACN also intends to continue to pursue its strategy of opportunistically acquiring locally focused media businesses in contiguous and new markets. ACN’s principal sources of funds have historically been, and will be, cash provided by operating activities and borrowings under its senior credit facility.

Cash Flows

The following table summarizes the historical cash flows for ACN. See ‘‘Predecessor and Successor,’’ above, for a discussion of the use of financial information in the table.

	Period From					Three Months Ended
($000’s)	December 29, 2003 to December 9, 2004	December 10, 2004 to December 26, 2004	Year Ended December 26, 2004	Year Ended January 1, 2006	Year Ended December 31, 2006	April 2, 2006	April 1, 2007
Cash provided by (used in) continuing operating activities	$6,037	$(406)	$5,631	$6,749	$5,641	$506	$349
Cash provided by (used in) continuing investing activities	172	(86,129)	(85,957)	2,212	(5,886)	(5,671)	(171)
Cash provided by (used in) continuing financing activities	(3,374)	88,018	84,644	(9,943)	291	5,046	(529)

The discussion of cash flows that follows is based on the historical cash flows for ACN for (i) the thirteen (13) week period ended April 1, 2007, (ii) the thirteen (13) week period ended April 2, 2006, (iii) the fifty-two (52) week period ended December 31, 2006, (iv) the fifty-two (52) week period ended January 1, 2006 and (v) the fifty-two (52) week period ended December 26, 2004. The thirteen (13) week periods in (i) and (ii) are referred to as the ‘‘three months’’ and the fifty-two (52) week periods in (iii), (iv) and (v) are referred to as ‘‘years’’.

Cash Flows from Continuing Operating Activities.    Net cash provided by operating activities for the three months ended April 1, 2007 was $0.3 million. The net cash provided by operating activities primarily resulted from depreciation and amortization of $0.9 million and net income of $0.3 million, partially offset by an increase of $1.1 million in working capital. The increase in working capital primarily resulted from an increase in accounts receivable of $0.4 million, associated with increased revenues for the quarter and a decrease in accrued expenses of $0.6 million relating to the timing of payment of accrued interest.

Net cash provided by operating activities for the three months ended April 2, 2006 was $0.5 million. The net cash provided by operating activities primarily resulted from depreciation and amortization of $0.8 million and net income of $34,000, partially offset by an increase of $0.4 million in working capital. The increase in working capital primarily resulted from an increase in accounts receivable of $0.6 million, associated with increased revenues for the quarter.

Net cash provided by operating activities for the year ended December 31, 2006 was $5.6 million. The net cash provided by operating activities primarily resulted from depreciation and amortization of $3.3 million and net income of $4.6 million, partially offset by an increase of $2.9 million in working capital and a gain of $0.1 million on the sale of assets. The increase in working capital primarily resulted from an increase in accounts receivable of $1.6 million, associated with increased revenues for the year and a decrease in accrued expenses of $1.7 million from January 1, 2006 to December 31, 2006 relating to timing of payment of such items.

Net cash provided by operating activities for the year ended January 1, 2006 was $6.7 million. The net cash provided by operating activities primarily resulted from depreciation and amortization of $2.5 million, a decrease of $0.2 million in working capital and net income of $6.9 million, partially offset by a gain of $3.2 million on the disposal of discontinued operations related to the sale of ACN’s Kansas City cluster. The decrease in working capital primarily resulted from an increase in accounts receivable and an increase in accounts payable and accrued expenses from December 26, 2004 to January 1, 2006, all of which are related to increased business activity.

Net cash provided by operating activities for the year ended December 26, 2004 was $5.6 million. The net cash provided by operating activities primarily resulted from depreciation and amortization of $2.4 million, non cash interest of $3.0 million on debt and net income of $1.8 million, partially offset by an increase of $2.0 million in working capital. The increase in working capital primarily resulted from an increase in accounts receivable and a decrease in accrued expenses from December 29, 2003 to December 26, 2004.

Cash Flows from Continuing Investing Activities.    Net cash used in investing activities for the quarter ended April 1, 2007 was $0.2 million and represented capital expenditures. ACN anticipates that funds necessary for capital expenditures, which are expected to total approximately $1.0 million in 2007, and other requirements, will be available from internally generated funds, availability under its Senior Credit Agreement or, if necessary, by accessing the capital markets.

Net cash used in investing activities for the quarter ended April 1, 2006 was $5.7 million and represented capital expenditures of $0.2 million and $5.5 for the Amendment One acquisition. The Amendment One acquisition was funded with borrowings under ACN’s senior credit agreement.

Net cash used in investing activities for the year ended December 31, 2006 was $5.9 million. During the year ended December 31, 2006, ACN used $5.6 million, net of cash acquired, for the Amendment One acquisition and $0.9 million for capital expenditures, which uses were partially offset by proceeds of $0.6 million from the sale of real estate acquired as part of the 2005 Acquisitions which was no longer required in the operations.

Net cash used in investing activities for the year ended January 1, 2006 was $2.2 million. During the year ended January 1, 2006, ACN used $15.4 million, net of cash acquired, for the 2005 Acquisitions and $1.0 million for capital expenditures, which uses were partially offset by proceeds of $0.1 million from the sale of real estate and $18.5 million from the sale of the Kansas City newspaper group. The 2005 Acquisitions were funded with borrowings under ACN’s senior credit agreement and capital contributions from ACN’s members.

Net cash used in investing activities for the year ended December 26, 2004 was $86.0 million. During the year ended December 26, 2004, ACN used $0.4 million for capital expenditures and $85.6 million, relating to the purchase of substantially all of the assets of American Community Newspapers, Inc. The initial acquisition was funded with borrowings under ACN’s new senior credit agreement and capital contributions from ACN’s members. The proceeds from the sale of the Kansas City newspaper group were used to repay borrowings under the senior credit facility and fund a distribution to ACN’s sole member.

Cash Flows from Continuing Financing Activities.    Net cash used in financing activities for the quarter ended April 1, 2007 was $0.5 million and represented net repayments under ACN’s senior credit agreement.

Net cash provided by financing activities for the quarter ended April 1, 2006 was $5.0 million. The net cash provided by financing activities primarily resulted from net borrowings of $5.1 million under the senior credit agreement used, in part, to fund the Amendment One acquisition.

Net cash provided by financing activities for the year ended December 31, 2006 was $0.3 million. The net cash provided by financing activities primarily resulted from net borrowings of $6.5 million under the senior credit agreement partially offset by the repayment of $6.2 million of borrowings under the same credit facility from funds generated by operating activities.

Net cash used in financing activities for the year ended January 1, 2006 was $9.9 million. The net cash used by financing activities primarily resulted from capital contributions of $4.5 million in connection with the 2005 Acquisitions and net borrowings under the senior credit agreement of $10.9 million, partially offset by the payment of an $11.5 million distribution to member, repayment of $13.4 million under the senior credit agreement and payment of debt issuance costs of $0.4 million in connection with the 2005 Acquisitions and related borrowings. These activities were funded by the sale of the Kansas City newspaper group and funds generated by operating activities.

Net cash provided by financing activities for the year ended December 26, 2004 was $84.6 million. The net cash provided by financing activities primarily resulted from net borrowings of $55.0 million under the senior credit agreement and capital contributions of $33.0 million related to the purchase of substantially all of the assets of American Community Newspapers, Inc. partially offset by $3.4 million of debt repayments of ACN’s predecessor.

Changes in Financial Position

The discussion that follows highlights significant changes in ACN’s financial position from (i) April 2, 2006 to April 1, 2007 and (ii) January 1, 2006 to December 31, 2006.

Accounts Receivable.    Accounts receivable increased $0.8 million from April 2, 2006 to April 1, 2007, related to the increase in ACN’s revenues over this period. Accounts receivable increased $1.3 million from January 1, 2006 to December 31, 2006, of which $0.5 million resulted from the Amendment One acquisition.

Property, Plant, and Equipment.    Property, plant, and equipment decreased $0.8 million during the period from January 1, 2006 to December 31, 2006, of which $0.2 million of the increase resulted from the Amendment One acquisition and $0.9 million from capital expenditures, partially offset by depreciation of $1.4 million and proceeds of $0.6 million from the sale of real estate. The decrease from April 2, 2006 to April 1, 2007 is principally the result of the items mentioned above.

Goodwill.    Goodwill increased $4.1 million from January 1, 2006 to December 31, 2006, of which $4.1 million of the increase resulted from the Amendment One acquisition.

Intangible Assets.    Intangible assets increased $1.3 million from January 1, 2006 to December 31, 2006, of which $3.2 million of the increase resulted from the Amendment One acquisition, partially offset by amortization of $1.9 million.

Long-term Debt.    Long-term debt decreased $5.3 million from April 2, 2006 to April 1, 2007, primarily resulting from net payments under the senior credit agreement from funds generated by ACN’s operating activities. Long-term debt increased $0.4 million from January 1, 2006 to December 31, 2006, primarily resulting from net borrowings of $6.5 million under the senior credit agreement and the assumption of $0.1 million of debt in connection with the Amendment One acquisition partially offset by the payment of $6.2 million under the senior credit agreement.

Indebtedness

ACN’s Credit Facility with a group of lenders (the ‘‘Credit Facility’’), provides for a revolving credit facility (the ‘‘Revolving Credit Facility’’) and a term loan facility (the ‘‘Term Loan Facility’’). Proceeds from each term loan were used to fund the acquisition of the newspaper assets. Substantially all of ACN’s assets and investment in its subsidiaries are pledged as collateral for loans under the Credit Facility.

The Credit Facility contains certain restrictive covenants which require ACN to maintain certain financial ratios, including consolidated total debt to earnings before interest, taxes, depreciation and amortization (‘‘EBITDA’’), consolidated interest coverage and consolidated fixed charge coverage, as defined. In addition, the Credit Facility contains various covenants which, among other things, limit capital expenditures and limit ACN’s ability to incur additional indebtedness, pay dividends and other items. ACN has not violated any of its debt covenants for the periods covered by the financial statements and is in compliance with the terms of the Credit Facility at April 30, 2007.

Borrowings under the Revolving Credit Facility are limited to $10,000,000 through the scheduled maturity date of June 30, 2011, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The Revolving Credit Facility currently bears interest at either the higher of the prime rate or the Federal funds rate plus 0.50% plus an additional interest rate margin of 2.00%, or the London Interbank Offered (‘‘LIBOR’’) rate plus 3.00%. The interest rate on the Revolving Credit Facility was 8.375% at December 31, 2006. There were no borrowings outstanding under the Revolving Credit Facility at January 1, 2006. ACN incurs commitment fees of 0.5% on the unused portion of the Revolving Credit Facility. The additional interest rate margin on the Revolving Credit Facility is subject to decrease based on ACN’s ratio of consolidated total debt to EBITDA.

The Term A Loans consist of a series of term loans currently bearing interest at either the higher of the prime rate or the federal funds rate plus 0.50% plus an additional interest rate margin of 2.00%, or the LIBOR rate plus 3.00%. The interest rate on the individual Term A Loans was 8.375% and

7.625% at December 31, 2006 and January 1, 2006, respectively. The Term A Loans are due in quarterly installments from September 30, 2005 through September 30, 2010, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The additional interest rate margin on the Term A Loans is subject to decrease based on ACN’s ratio of consolidated total debt to EBITDA. ACN made an excess cash flow payment on the Term A Loans of $333,724 in April 2007, relating to fiscal year 2006. During December 2005, ACN made an early excess cash flow payment on the Term A Loans of $992,000, which would have normally been due in April 2006.

The Term B Loans consist of a series of term loans currently bearing interest at either the higher of the prime rate or the federal funds rate plus 0.50% plus an additional interest rate margin of 3.75%, or the LIBOR rate plus 5.00%. The interest rate on the individual Term B Loans ranged from 10.375% to 10.4375% at December 31, 2006. The interest rate on the individual Term B Loans ranged from 9.375% to 9.4375% at January 1, 2006. The Term B Loans are due in quarterly installments from September 30, 2005 through June 30, 2011, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The additional interest rate margin on the Term B Loans is not subject to decrease. ACN made an excess cash flow payment on the Term B Loans of $241,065 in April 2007, relating to fiscal year 2006. During December 2005, ACN made an early excess cash flow payment on the Term B Loans of $608,000, which would have normally been due in April 2006. In addition and in connection with the acquisition of certain newspaper assets in July 2005, the aggregate amount available and borrowed under the Term B Loans increased $6.0 million. On April 30, 2007, in connection with the acquisition of the Columbus newspaper group, ACN borrowed $47.0 million under a new Term B-1 Loan Facility, with identical terms to the existing Term B Loan, except for a maturity date of December 31, 2007.

In March 2005, ACN entered into an interest rate agreement to mitigate exposure to increasing borrowing costs in the event of a rising interest rate. The notional amount is $30,000,000 and matured on March 18, 2007. The cap rate is 4.50% against an index rate of three-month LIBOR and expired in March 2007. Currently, all of ACN’s borrowings under the Credit Facility bear interest at floating rates.

In connection with an acquisition, during 2006 ACN assumed an equipment loan which bears interest at 8.50%, with interest and principal payable monthly through the maturity date of September 27, 2010. This loan is secured by the underlying equipment purchased with the proceeds of this loan.

The Credit Facility, including the new Term B-1 Loan Facility, and the equipment loans will be paid off at the closing of the acquisition of ACN.

Summary Disclosure About Contractual Obligations and Commercial Commitments

The following table reflects a summary of ACN’s contractual cash obligations, including contractual interest payments where applicable, as of December 31, 2006:

($000s)	2007	2008	2009	2010	2011	Thereafter	Total
Long term debt (1)	$5,917	$6,168	$7,868	$10,410	$22,564	—	$52,927
Operating lease obligations	736	532	384	314	233	47	2,246
Total	$6,653	$6,700	$8,252	$10,724	$22,797	$47	$55,173

(1)	Excludes interest on floating rate debt. Based on interest rates and floating rate debt at March 31, 2007, annual interest on floating rate debt is approximately $4.9 million.

New Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, ‘‘Accounting Changes and Error Corrections’’ (‘‘SFAS No. 154’’). SFAS No. 154 replaces ABP Opinion No. 20, ‘‘Accounting Changes’’ and SFAS No. 3, ‘‘Reporting Accounting Changes in Interim Financial Statements.’’ SFAS No. 154 requires that a voluntary change in an accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle. SFAS No. 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate and correction of errors in previously issued financial statements should be termed a restatement. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The implementation of SFAS No. 154 is not expected to have a material impact on our consolidated financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47 (‘‘FIN 47’’), ‘‘Accounting for Conditional Asset Retirement Obligations,’’ which is an interpretation of SFAS No. 143, ‘‘Accounting for Asset Retirement Obligations.’’ FIN No. 47 clarifies terminology within SFAS No. 143 and requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. A conditional asset retirement is a legal obligation to perform an asset retirement activity in which the timing and method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 became effective for fiscal years ending after December 15, 2005. Adopting FIN No. 47 is not expected to have a material impact on our financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48 (‘‘FIN 48’’), ‘‘Accounting for Uncertainty in Income Taxes,’’ which is an interpretation of SFAS No. 109, ‘‘Accounting for Income Taxes.’’ FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that ACN has taken or expects to take on a tax return. Under FIN No. 48, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN No. 48 substantially changes the applicable accounting model and is likely to cause greater volatility in income statements as more items are recognized discretely within income tax expense. FIN No. 48 also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. The new accounting model for uncertain tax positions is effective for annual periods beginning after December 15, 2006.

Companies need to assess all material open positions in all tax jurisdictions as of the adoption date and determine the appropriate amount of tax benefits that are recognizable under FIN No. 48. Any difference between the amounts previously recognized and the benefit determined under the new guidance, including changes in accrued interest and penalties, has to be recorded on the date of adoption. For certain types of income tax uncertainties, existing generally accepted accounting principles provide specific guidance on the accounting for modifications of the recognized benefit. Any differences in recognized tax benefits on the date of adoption that are not subject to specific guidance would be an adjustment to retained earnings as of the beginning of the adoption period. We are currently evaluating the impact the adoption of FIN No. 48 will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157, ‘‘Fair Value Measurement’’ (‘‘SFAS No. 157’’) SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The statement requires prospective application except for certain financial instruments which will require a limited form of retrospective application. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 7, 2007, and interim periods within those fiscal years. The impact on our financial statements for that period has not yet been determined.

In September 2006, the FASB issued SFAS No. 158, ‘‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans’’ (‘‘SFAS No. 158’’). SFAS No. 158 requires the recognition of the funded status of a benefit plan in the balance sheet, the recognition in other comprehensive income of gains or losses and prior service costs or credits arising during the period but which are not included as components of periodic benefit cost, the measurement of defined benefit plan assets and obligations as of the balance sheet date, and disclosure of additional information about the effects on periodic benefit cost for the following fiscal year arising from delayed recognition in the current period. In addition, SFAS No. 158 amends SFAS No. 87, ‘‘Employers’ Accounting for Pensions,’’ and

SFAS No. 106, ‘‘Employers’ Accounting for Postretirement Benefits Other Than Pensions,’’ to include guidance regarding selection of assumed discount rates for use in measuring the benefit obligation. SFAS No. 158 is effective for our fiscal year ending December 31, 2006 and is not expected to have a material impact on our consolidated financial statements.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin (‘‘SAB’’) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (‘‘SAB No. 108’’), which addresses how the effects of prior year uncorrected financial statement misstatements should be considered in current year financial statements. SAB No. 108 requires registrants to quantify misstatements using both balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relative quantitative and qualitative factors. The requirements of SAB No. 108 are effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The requirements of SAB No. 108 did not have a material impact on our consolidated financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

ACN is exposed to market risk from changes in interest rates and commodity prices. Changes in these factors could cause fluctuations in earnings and cash flow. In the normal course of business, exposure to certain of these market risks is managed as described below.

Interest Rates

ACN’s debt structure and interest rate risks are managed through the use of floating rate debt and interest rate swaps and caps. ACN’s primary exposure is to LIBOR. A 100 basis point change in LIBOR would change ACN’s income from continuing operations before income taxes on an annualized basis by approximately $(0.5) million, based on floating rate debt of $52.8 million outstanding at December 31, 2006 and ($1.0) million based on floating rate debt of $99.4 million outstanding at April 30, 2007 after the Columbus acquisition.

Commodities

Certain materials ACN uses are subject to commodity price changes. ACN manages this risk through instruments such as purchase orders, membership in a buying consortium and continuing programs to mitigate the impact of cost increases through identification of sourcing and operating efficiencies. Primary commodity price exposures are newsprint, energy costs and, to a lesser extent, ink.

A $10 per metric ton newsprint price change would result in a corresponding annualized change in ACN’s income from continuing operations before income taxes of $65,000 based on newsprint usage, in ACN’s printing facilities, for the year ended December 31, 2006 of approximately 6,500 metric tons. Including the Columbus newspaper group, this same change would be $93,000.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. In this prospectus, we define and use Adjusted EBITDA, a non-GAAP financial measure, as set forth below.

Adjusted EBITDA and pro forma Adjusted EBITDA

ACN defines Adjusted EBITDA as follows:

Net income (loss) before:

Income tax expense (benefit)

Income (loss) from discontinued operations

Normal state (non income) taxes

Depreciation and amortization

Net interest expense

Other non recurring items; and

Non-cash stock-based compensation expense

ACN defines pro forma Adjusted EBITDA as follows:

Net income (loss) before

Income tax expense (benefit)

Income (loss) from discontinued operations

Normal state (non income) taxes

Depreciation and amortization

Net interest expense

Other non recurring items; and

Non-cash stock-based compensation expense

Plus/Minus:

Adjustment for acquisitions (dispositions) so that such pro forma EBITDA calculation has been presented as if any acquisitions (dispositions) that occurred in any reporting period were made as of the first day of the earliest fiscal year presented.

Management’s Use of Adjusted EBITDA and pro forma Adjusted EBITDA

Adjusted EBITDA and pro forma EBITDA are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. ACN believes these non-GAAP measures, as ACN has defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations and/or take into account the impact of acquisitions/dispositions to compare over various periods. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. They provide indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA and pro forma Adjusted EBITDA provide ACN with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with our capital structure. These metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA and pro forma Adjusted EBITDA are just two of the metrics used by senior management to review the financial performance of the business on a monthly basis.

Limitations of Adjusted EBITDA and pro forma Adjusted EBITDA

Adjusted EBITDA and pro forma Adjusted EBITDA have limitations as analytical tools. They should not be viewed in isolation or as substitutes for GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and pro forma Adjusted EBITDA and using these non-GAAP financial measures as compared to GAAP net income (loss), include: the cash portion of interest expense, income tax (benefit) provision and non-recurring charges related to gain (loss) on sale of facilities and extinguishment of debt activities generally represent charges (gains), which may significantly affect ACN’s financial results.

An investor or potential investor may find these items important in evaluating ACN’s performance, results of operations and financial position. ACN uses non-GAAP financial measures to supplement its GAAP results in order to provide a more complete understanding of the factors and trends affecting its business.

Adjusted EBITDA and pro forma Adjusted EBITDA are not alternatives to net income, income from operations or cash flows provided by or used in operations as calculated and presented in accordance with GAAP. You should not rely on Adjusted EBITDA or pro forma Adjusted EBITDA as substitutes for any such GAAP financial measure. We strongly encourage you to review the reconciliation of income (loss) from continuing operations to Adjusted EBITDA and reconciliation of income (loss) from continuing operations to pro forma Adjusted EBITDA, along with ACN’s consolidated financial statements included elsewhere in this proxy statement. We also strongly encourage you to not rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA and pro forma Adjusted EBITDA are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA and pro forma Adjusted EBITDA measures, as presented in this proxy statement, may differ from and may not be comparable to similarly titled measures used by other companies.

The table below shows the reconciliation of income (loss) from continuing operations to Adjusted EBITDA for the periods presented:

	Period From
						Three Months Ended
($000’s)	December 29, 2003 to December 9, 2004	December 10, 2004 to December 26, 2004	Year Ended December 26, 2004	Year Ended January 1, 2006	Year Ended December 31, 2006	April 2, 2006	April 1, 2007
Net income (loss)	$1,888	$(60)	$1,828	$6,898	$4,626	$34	$376
Income tax expense	10	—	10	—	2	—	—
(Income) loss from discontinued operations	(636)	(80)	(716)	(4,592)	—	—	—
State (non-income) taxes	—	—	—	—	52	—	—
Interest expense	3,939	172	4,111	4,256	4,926	1,173	1,235
Depreciation and amortization	2,274	78	2,352	2,530	3,349	793	876
Gain on sale of assets	—	—	—	—	(116)
Adjusted EBITDA	$7,475	$110	$7,585	$9,092	$12,839	$2,000	$2,487

The table below shows the reconciliation of income (loss) from continuing operations to pro forma Adjusted EBITDA for the periods presented:

				Three Months Ended
($000’s)	Year Ended December 26, 2004	Year Ended January 1, 2006	Year Ended December 31, 2006	April 2, 2006	April 1, 2007
Net income (loss)	$1,828	$6,898	$4,626	$34	$376
Income tax expense	10	—	2	—	—
(Income) loss from discontinued operations	(716)	(4,592)	—	—	—
State (non-income) taxes	—	—	52	—	—
Interest expense	4,111	4,256	4,926	1,173	1,235
Depreciation and amortization	2,352	2,530	3,349	793	876
Gain on sale of assets			(116)
Adjustment for acquisitions	1,301	1,070	84	83
Adjusted EBITDA	$8,886	$10,162	$12,923	$2,083	$2,487

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of Courtside

The following table sets forth information regarding the beneficial ownership of our common stock as of May 5, 2007 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock either on May 5, 2007 or after the consummation of the acquisition;

•	each of our current executive officers and directors;

•	each person who will become director upon consummation of the acquisition;

•	all our current executive officers and directors as a group; and

•	all of our executive officers and directors as a group after the consummation of the acquisition.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Courtside or its securities, the Courtside Inside Stockholders, and/or their affiliates, may enter into a written plan to purchase Courtside securities pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, and may engage in other public market purchases, as well as private purchases, of securities at anytime prior to the special meeting of stockholders. The ownership percentages listed below do not include any such shares which may be purchased after May 5, 2007.

	Beneficial Ownership of Our Common Stock on May 5, 2007
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class
Richard D. Goldstein	1,096,500	(2)	6.5
Bruce M. Greenwald	718,500	(3)	4.3
Gregg H. Mayer	150,000	(4)		*
Dennis H. Leibowitz(5)	150,000			*
Carl D. Harnick	75,000			*
Peter R. Haje(6)	75,000			*
Darren M. Sardoff(5)	75,000	(7)		*
Robert H. Bloom
John A. Erickson
Fir Tree, Inc.(8)	1,655,800	(9)	9.9
The Baupost Group, L.L.C.(10)	1,495,000	(11)	8.9
Clinton Group, Inc.(12)	1,000,000	(13)	6.0
All current Courtside directors and executive officers as a group (7 individuals)	2,340,000	(14)	13.9
All post-acquisition directors and executive officers as a group ( individuals)

*	Less than 1.0%
1.	Unless otherwise noted, the business address of each of the following is 1700 Broadway, 17th Floor, New York, New York 10019.
2.	Includes 210,000 shares of common stock held by JAR Partners L.P., a family limited partnership for the benefit of Mr. Goldstein’s children. Mr. Goldstein and his wife are the general partners of the limited partnership. Also includes 84,000 shares of common stock held by the BMG 2004 Trust, a trust established for the benefit of Bruce M. Greenwald’s adult children and their descendants. Mr. Goldstein is the sole trustee of the BMG 2004 Trust. Does not include

(i) 150,000 shares of common stock that Mr. Goldstein may receive upon the payment to Mr. Mayer of $1,500 ($0.01 per share) in the event Mr. Mayer’s shares do not vest as described below in footnote 4, (ii) 30,000 shares of common stock Mr. Goldstein may receive upon the payment to Mr. Sardoff of $300 ($0.01 per share) in the event shares held by Darren M. Sardoff do not vest as described below in footnote 7 and (iii) 988,235 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will become exercisable only upon consummation of the acquisition.
3.	Does not include (i) 84,000 shares of common stock held by the BMG 2004 Trust, a trust established for the benefit of Mr. Greenwald’s adult children and their descendants, (ii) 30,000 shares of common stock that Mr. Greenwald may receive upon payment to Mr. Sardoff of $300 ($0.01 per share) in the event shares held by Mr. Sardoff do not vest as described below in footnote 7 and (iii) 790,888 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will become exercisable only upon consummation of the acquisition.
4.	These shares vest in full upon consummation of a business combination, provided Mr. Mayer is still affiliated with Alpine Capital or an affiliated entity, or if his affiliation has been terminated without cause or as a result of death or disability. Mr. Mayer purchased such shares from Mr. Goldstein prior to Courtside’s initial public offering for $1,500 ($0.01 per share). In the event Mr. Mayer is not affiliated with Alpine Capital or an affiliated entity, for reasons other than as described in the previous sentence, at the time of the consummation of a business combination, these shares revert back to Mr. Goldstein upon Mr. Goldstein’s payment to Mr. Mayer of $1,500.
5.	The business address of such individual is Act II Partners, L.P. 444 Madison Avenue, 17th Floor, New York, NY 10022.
6.	The business address of Mr. Haje is 1790 Broadway, Suite 1501, New York, NY 10019.
7.	60,000 of these shares shall vest in full in the event Mr. Sardoff is still providing services to us as we may reasonably request at the time we consummate a business combination or as a result of his death or disability. Mr. Sardoff purchased 30,000 of such shares from each of Messrs. Goldstein and Greenwald prior to Courtside’s initial public offering for $0.01 per share (a total of $600). If the shares do not vest, 30,000 shares revert back to each of Mr. Goldstein and Mr. Greenwald upon payment by each of them of $300 to Mr. Sardoff.
8.	The business address of Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.
9.	Represents 1,094,925 shares of common stock held by Sapling, LLC and 560,875 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both of these entities and as such controls voting and dispositive power over the shares. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007, as amended by a Schedule 13G/A filed on February 14, 2007.
10.	The business address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 2000, Boston, Massachusetts 02116.
11.	The Baupost Group, L.L.C. is a registered investment adviser. SAK Corporation is the Manager of Baupost. Seth A. Klarman, as the sole Director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost. Such securities include securities purchased on behalf of various investment partnerships. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007.
12.	The business address of Clinton Group, Inc. is 9 West 57th Street, 26th Floor, New York, New York 10019.

13.	Clinton Group, Inc. is an investment advisor, ultimately owned and controlled by George Hall (who has the same business address), and exercises shared voting and dispositive power over such shares, which are in accounts of its clients.
14.	Includes and excludes the shares of common stock as set forth in footnotes 2, 3, 4 and 7 above.

Security Ownership of ACN

ACN Holding LLC is the sole member of ACN. The following table sets forth information concerning the fully diluted common equity ownership of ACN Holding LLC:

Holder	Ownership Percentage
Wachovia Capital Partners 2004 LLC	41.9
Spire Capital Partners L.P. and affiliates	41.9
Eugene M. Carr	7.6
Daniel J. Wilson	4.4
Jeffrey B. Coolman	1.6
Other Management Employees (29)	2.6

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). SEC rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee considers all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Courtside Related Party Transactions

In March 2005, we issued 3,000,000 shares of our common stock to the following individuals for $25,000 in cash, at an average purchase price of approximately $0.0083 per share, as set forth below:

Name	Number of Shares	Relationship to Us
Richard D. Goldstein	990,000	Chairman of the board and chief executive officer
Bruce M. Greenwald	756,000	President and director
HMA 1999 Trust	220,000	Stockholder
DKA 1999 Trust	220,000	Stockholder
ASH 1999 Trust	220,000	Stockholder
JAR Partners, L.P.	210,000	Stockholder
Dennis H. Leibowitz	150,000	Director
BMG 2004 Trust	84,000	Stockholder
Carl D. Harnick	75,000	Vice president and chief financial officer
Peter R. Haje	75,000	Director

Effective April 1, 2005, Mr. Goldstein transferred 150,000 shares of common stock to Gregg H. Mayer, our vice president, controller and secretary. Effective April 5, 2005, Messrs. Goldstein and Greenwald each transferred 30,000 shares of common stock to Darren M. Sardoff, a director. Effective May 31, 2005, Messrs Goldstein and Greenwald each transferred an additional 7,500 shares of common stock to Mr. Sardoff.

Pursuant to an escrow agreement between us, the Courtside Inside Stockholders and Continental Stock Transfer & Trust Company, all of the Courtside Inside Stockholders’ shares purchased prior to the IPO (‘‘Original Shares’’) were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of:

•	June 30, 2008;

•	our liquidation; or

•	the consummation of a liquidation, acquisition, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, these shares cannot be sold, but the Courtside Inside Stockholders will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our Founders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

We also entered into a registration rights agreement with the Courtside Inside Stockholders pursuant to which the holders of the majority of the Original Shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Each Courtside Inside Stockholder also entered into a letter agreement with us and EarlyBirdCapital pursuant to which, among other things:

•	each agreed to vote all Original Shares owned by him in accordance with the vote of the holders of a majority of the shares of Courtside common stock sold in its IPO present in person or represented by proxy and entitled to vote at the special meeting if we solicit approval of our stockholders for a business combination;

•	if we fail to consummate a business combination by or by July 7, 2007 each agreed to take all reasonable actions within his power to cause us to liquidate as soon as reasonably practicable;

•	each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his Original Shares;

•	each agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director of ours, subject to any pre-existing fiduciary obligations he might have;

•	each agreed that we could not consummate any business combination which involves a company which is affiliated with any of the Courtside Inside Stockholders unless we obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to our stockholders from a financial perspective;

•	each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to us prior to the consummation of our business combination; and

•	each agreed that he and his affiliates will not be entitled to receive or accept a finder’s fee or any other compensation in the event he or his affiliates originate a business combination.

Alpine Capital LLC, an affiliate of our executive officers and certain of our directors, has agreed that, until the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Alpine Capital LLC $7,500 per month for these services.

During 2005, Mr. Goldstein advanced an aggregate of $100,000 to us to cover expenses related to our initial public offering. These loans were repaid from the proceeds of the offering.

We reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations through March 31, 2007, such reimbursements totaled approximately $55,000.

Upon the closing of its IPO, Courtside deposited approximately $1,927,000, representing the net proceeds remaining from the IPO after offering expenses and the deposit in the trust account, in an account at Alpine Capital Bank (an affiliate of Alpine Capital LLP) and were invested in United States treasury bills, upon which interest of approximately $94,000 was earned through March 31, 2007. On January 18, 2007, the treasury bills were redeemed and the proceeds were placed in a money market checking account at Alpine Capital Bank and used to pay Courtside’s expenses. Through March 31, 2007, interest of approximately $1,800 was earned on this account and no balance remained in the account as of that date. Alpine Capital Bank has not charged Courtside any customary banking charges or other fees for the banking services it has provided to Courtside.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of the Courtside Inside Stockholders or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

As of May 4, 2007, Courtside has borrowed $318,000 from Messrs. Goldstein and Greenwald. The loan is unsecured, bears interest at the rate of 5% per annum, is non-recourse to the trust account and will be repaid on the consummation by Courtside of a business combination. However, if a business combination is not consummated, it is not expected that Courtside will have any remaining non-trust account funds to repay the loan except that, under certain circumstances, all or a portion of the $700,000 deposit may be returned to Courtside. As of April 30, 2007, approximately $400,000 of the $700,000 was reserved for payment of ACN’s reimbursable expenses. It is expected that such expenses will ultimately total in excess $700,000.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Courtside directors, officers and persons owning more than 10% of Courtside common stock to file reports of ownership and changes of ownership with the Securities ad Exchange Commission. Based on its review of the copies of such reports furnished to Courtside, or representations from certain reporting persons that no other reports were required, Courtside believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2006.

DESCRIPTION OF COURTSIDE COMMON STOCK AND OTHER SECURITIES

General

Courtside consummated its IPO on July 7, 2005. In the IPO, Courtside sold 13,800,000 units, which include all of the 1,800,000 units that were subject to the underwriters’ over allotment option. Each unit consists of one share of Courtside common stock and two redeemable common stock purchase warrants, each to purchase one share of Courtside common stock. Courtside’s common stock, warrants and units are traded on the American Stock Exchange under the symbols CRB, CRBWS and CRBU, respectively. Courtside’s units commenced public trading on July 1, 2005, and its common stock and warrants commenced separate public trading on August 2, 2005. The closing price for each share of common stock, warrant and unit of Courtside on January 23, 2007, the last trading day before announcement of the execution of the purchase agreement, was $5.46, $0.34 and $6.10, respectively.

The certificate of incorporation of Courtside authorizes the issuance of 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the record date, 16,800,000 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of the existing stockholders, including all officers and directors of Courtside, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO in accordance with the vote of the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting. This voting arrangement does not apply to shares included in units purchased in the IPO or purchased following the IPO in the open market by any of Courtside’s stockholders, officers and directors. Courtside’s stockholders, officers and directors may vote their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

Courtside will proceed with the acquisition only if stockholders who own at least a majority of the Public Shares, present in person or by proxy at the meeting and entitled to vote, vote in favor of the acquisition and stockholders owning fewer than 20% of the Public Shares exercise conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors standing for election in each class.

If Courtside is required to liquidate, the holders of the Public Shares will be entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Holders of common stock issued prior to Courtside’s IPO have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the IPO if Courtside is forced to liquidate.

Holders of Courtside common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that the holders of the Public Shares have the right to have their Public Shares converted to cash equal to their pro rata share of the trust account if they vote against the acquisition proposal, properly demand conversion and the acquisition is approved and completed. Holders of common stock who convert their stock into their shares of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

The certificate of incorporation of Courtside authorizes the issuance of 1,000,000 shares of a blank check preferred stock with such designations, rights and preferences as may be determined from time to time by Courtside’s board of directors. Accordingly, Courtside’s board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although Courtside has entered into an underwriting agreement which prohibits Courtside, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Courtside may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Courtside. There are no shares of preferred stock outstanding and Courtside does not currently intend to issue any preferred stock.

Warrants

Courtside currently has outstanding 27,600,000 redeemable common stock purchase warrants. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of the acquisition. The warrants expire on June 30, 2009 at 5:00 p.m., New York City time. Courtside may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or Courtside’s recapitalization, reorganization, acquisition or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Courtside, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of a warrant agreement, Courtside has agreed to use its best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there is no assurance that Courtside will be able to do so. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current, holders will be unable to exercise their warrants and Courtside will not be required to net cash settle or cash settle the warrant exercise. Accordingly, the warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Transfer Agent and Warrant Agent

The transfer agent for Courtside’s securities and warrant agent for Courtside’s warrants is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

PRICE RANGE OF COURTSIDE SECURITIES AND DIVIDENDS

Courtside’s units, common stock and warrants are traded on the American Stock Exchange under the symbols CBR, CBRWS and CBRU, respectively. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on July1, 2005 and since the common stock and warrants commenced public trading on August 2, 2005. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2007:
Second quarter (through May 4, 2007)	6.45	6.04	5.58	5.52	0.45	0.34
First Quarter	6.28	6.00	5.53	5.42	0.40	0.29
2006:
Fourth Quarter	6.00	5.85	5.45	5.30	0.40	0.22
Third Quarter	6.25	5.80	5.40	5.15	0.47	0.31
Second Quarter	7.00	6.25	5.56	5.20	0.71	0.44
First Quarter	6.80	6.00	5.60	5.18	0.70	0.43
2005:
Fourth Quarter	6.35	5.70	5.30	5.11	0.59	0.36
Third Quarter	6.25	5.90	5.25	5.00	0.56	0.40

The closing price for each share of common stock, warrant and unit of Courtside on January 23, 2007, the last trading day before announcement of the execution of the purchase agreement, was $5.46, $0.34 and $6.10, respectively. As of                 , 2007, the record date, the closing price for each share of common stock, warrant and unit of Courtside was $        , $         and $        , respectively.

Holders of Courtside common stock, warrants and units should obtain current market quotations for their securities. The market price of Courtside common stock, warrants and units could vary at any time before the acquisition.

Holders

As of                     , 2007, there were              holders of record of Courtside units,          holders of record of Courtside common stock and              holders of record of Courtside warrants. Courtside believes that the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.

Dividends

Courtside has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of the acquisition. It is the present intention of Courtside’s board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends subsequent to the acquisition will be within the discretion of our then board of directors and will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the acquisition.

APPRAISAL RIGHTS

Courtside stockholders do not have appraisal rights under the DGCL in connection with the acquisition.

STOCKHOLDER PROPOSALS

The Courtside 2008 annual meeting of stockholders will be held on or about                 , 2008 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, you need to provide it to us by no later than                 , 2008. You should direct any proposals to our secretary at Courtside’s principal office which will be in Addison, Texas. If you want to present a matter of business to be considered at the year 2008 annual meeting, under Courtside’s by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between 60 and 90 days before the date of the meeting. If Courtside is liquidated as a result of not consummating a business combination transaction on or before July 7, 2007, there will be no annual meeting in 2008.

INDEPENDENT AUDITORS

The consolidated financial statements of American Community Newspapers LLC and subsidiary at December 31, 2006 and January 1, 2006 and for each of the years then ended and for the period December 10, 2004 (inception) to December 26, 2004 and consolidated statements of operations, stockholder’s equity and cash flows of American Community Newspapers, Inc. and Subsidiaries for the period December 29, 2003 to December 9, 2004 included in this proxy statement have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein.

The financial statements of the Printing and Publishing Divisions of C.M. Media, Inc. as of December 31, 2006 and 2005, and for the years ended December 31, 2006, 2005 and 2004, included in this proxy statement have been audited by Rea & Associates, Inc., independent certified public accountants, as set forth in their report appearing elsewhere herein.

The financial statements of Suburban Washington Newspapers, Inc. as of August 31, 2005 and for the eight month period then ended, included in this proxy statement have been audited by Stoy, Malone & Company, P.C., independent certified public accountants, as set forth in their report appearing elsewhere herein.

The financial statements of Courtside at December 31, 2006 and 2005, and for the period ended December 31, 2006, the period from March 18, 2005 (inception) to December 31, 2005 and the cumulative period from March 18, 2005 (inception) to December 31, 2006 included in this proxy statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein.

Representatives of Grant Thornton LLP and Goldstein Golub Kessler LLP will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Courtside and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Courtside’s annual report to stockholders and Courtside’s proxy statement. Upon written or oral request, Courtside will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Courtside deliver single copies of such documents in the future. Stockholders may notify Courtside of their requests by calling or writing Courtside at its principal executive offices at 14875 Landmark Boulevard, Suite 110, Dallas, Texas 75254.

WHERE YOU CAN FIND MORE INFORMATION

Courtside files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Courtside with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Courtside at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Courtside has been supplied by Courtside, and all such information relating to ACN has been supplied by ACN. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the acquisition, you should contact via phone or in writing:

Gregg H. Mayer
Vice President, Controller and Secretary
Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, New York 10019
(212) 641-5000

 Index to Financial Statements

American Community Newspapers LLC

Suburban Washington Newspapers, Inc.

Report of Independent Certified Public Accountants

Member of
American Community Newspapers LLC

We have audited the accompanying consolidated balance sheets of American Community Newspapers LLC and Subsidiary (collectively, the ‘‘Company’’) as of December 31, 2006 and January 1, 2006 and the related consolidated statements of operations, member’s equity and cash flows for each of the years then ended and for the period December 10, 2004 (inception) to December 26, 2004. We have also audited the accompanying statements of operations, stockholder’s equity and cash flows of American Community Newspapers, Inc. and Subsidiaries (collectively, the ‘‘Predecessor’’) for the period December 29, 2003 to December 9, 2004 (‘‘Predecessor period’’). These financial statements are the responsibility of each the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of each company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Community Newspapers LLC and Subsidiary as of December 31, 2006 and January 1, 2006 and the results of their operations and their cash flows each of the years then ended and for the period December 10, 2004 (inception) to December 26, 2004, and the results of the operations and cash flows for the period December 29, 2003 to December 9, 2004, of American Community Newspapers, Inc. and Subsidiaries, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note B to the consolidated financial statements, effective December 10, 2004, American Community Newspapers, LLC acquired substantially all of the assets of American Community Newspapers, Inc. The acquisition has been accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than for the periods prior to the acquisition and therefore, is not comparable.

/s/   Grant Thornton LLP

Dallas, Texas
February 9, 2007

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	January 1, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$548,109	$501,677
Accounts receivable, net	5,277,167	3,996,525
Inventories	372,519	348,330
Prepaid expenses and other	275,661	539,044
Total current assets	6,473,456	5,385,576
PROPERTY AND EQUIPMENT, net	5,888,337	6,681,840
GOODWILL	59,821,365	55,741,541
INTANGIBLES AND OTHER ASSETS, net	23,780,672	22,478,351
Total assets	$95,963,830	$90,287,308
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$5,917,401	$3,770,000
Accounts payable	1,230,721	1,279,539
Accrued expenses	2,710,661	2,687,788
Income taxes payable	90,203	—
Deferred revenues	839,448	927,147
Total current liabilities	10,788,434	8,664,474
DEFERRED TAX LIABILITY	646,331	—
LONG-TERM DEBT, less current portion	47,010,275	48,730,000
Total liabilities	58,445,040	57,394,474
COMMITMENTS AND CONTINGENCIES
MEMBER’S EQUITY	37,518,790	32,892,834
Total liabilities and member’s equity	$95,963,830	$90,287,308

The accompanying notes are an integral part of these consolidated financial statements.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED STATEMENTS OF OPERATIONS

			Period from December 10,	Period from December 29,
			to	2003 to
	December 31, 2006	January 1, 2006	December 26, 2004	December 9, 2004
	(Successor)	(Successor)	(Successor)	(Predecessor)
Revenues
Advertising	$49,352,911	$37,088,843	$1,289,642	$30,530,194
Circulation	1,881,817	1,736,972	80,578	1,563,111
Commercial printing and other	959,593	720,307	30,388	700,954
	52,194,321	39,546,122	1,400,608	32,794,259
Operating costs
Operating	21,808,612	16,982,975	709,493	13,752,410
Selling, general and administrative	17,598,845	13,471,281	580,211	11,566,920
Depreciation and amortization	3,348,957	2,529,637	78,170	2,274,043
Gain on sale of asset	(116,093)	—	—	—
	42,640,321	32,983,893	1,367,874	27,593,373
Income from operations	9,554,000	6,562,229	32,734	5,200,886
Interest expense	4,926,367	4,256,277	172,447	3,938,802
Net income (loss) from continuing operations	4,627,633	2,305,952	(139,713)	1,262,084
Discontinued operations
Income from discontinued operations	—	1,363,161	79,809	636,452
Gain on disposal of discontinued operations	—	3,228,549	—	—
	—	4,591,710	79,809	636,452
Net income (loss) before income taxes	4,627,633	6,897,662	(59,904)	1,898,536
Income taxes	(1,823)	—	—	(9,888)
NET INCOME (LOSS)	$4,625,810	$6,897,662	$(59,904)	$1,888,648

The accompanying notes are an integral part of these consolidated financial statements.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock		Paid-in capital	Retained deficit	Total
	Shares	Amount
Balance – December 28, 2003 (Predecessor)	100	$1	$43,333,098	$(22,791,088)	$20,542,011
Net income	—	—	—	1,888,648	1,888,648
Balance – December 9, 2004 (Predecessor)	100	$1	$43,333,098	$(20,902,440)	$22,430,659

The accompanying notes are an integral part of this consolidated financial statement.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

Balance – December 10, 2004 (Successor)	$—
Contributions	33,018,492
Net loss	(59,904)
Balance – December 26, 2004 (Successor)	32,958,588
Contributions	4,536,584
Distributions	(11,500,000)
Net income	6,897,662
Balance – January 1, 2006 (Successor)	32,892,834
Contributions	146
Net income	4,625,810
Balance – December 31, 2006 (Successor)	$37,518,790

The accompanying notes are an integral part of this consolidated financial statement.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2006	January 1, 2006	Period from December 10, to December 26, 2004	Period from December 29, 2003 to December 9, 2004
	(Successor)	(Successor)	(Successor)	(Predecessor)
Operating activities
Net income (loss)	$4,625,810	$6,897,662	$(59,904)	$1,888,648
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	3,348,957	2,529,637	78,170	2,274,043
Bad debt expense	706,177	294,287	40,381	331,444
Loss (gain) on fair value of interest rate cap	46,904	15,552	—	—
Gain on sale of asset	(116,093)	—	—	—
Gain on disposal of discontinued operations	—	(3,228,549)	—	—
Deferred income taxes	(88,380)	—	—	—
Interest expense – non cash	—	—	—	3,041,624
Changes in operating assets and liabilities, net of effects from business acquisitions
Accounts receivable	(1,558,089)	(533,947)	(292,619)	(551,045)
Inventories	(24,189)	(49,088)	18,778	(29,136)
Prepaid expenses and other	440,892	(296,263)	(35,388)	(24,483)
Accounts payable and accrued expenses	(1,743,036)	1,150,139	(38,018)	(867,184)
Income taxes payable	90,203	—	—	—
Deferred revenues	(87,699)	(30,574)	(116,994)	(26,591)
Net cash provided by (used in) operating activities	5,641,457	6,748,856	(405,594)	6,037,320
Investing activities
Acquisitions of businesses, net of cash acquired	(5,622,634)	(15,409,583)	(86,128,975)	—
Divestiture of business	—	18,539,227	—	606,621
Sale of property and equipment	602,331	89,306	—	—
Purchase of property and equipment	(865,627)	(1,006,763)	—	(434,687)
Net cash (used in) provided by investing activities	(5,885,930)	2,212,187	(86,128,975)	171,934
Financing activities
Proceeds from issuance of bank debt	6,500,000	10,900,000	55,000,000	—
Repayment of bank debt	(6,173,262)	(13,400,000)	—	(3,456,369)
Increase in deferred debt costs	(35,979)	(352,873)	—	(11,502)
Purchase of interest rate cap	—	(127,000)	—	—
Proceeds from note receivable	—	—	—	93,612
Contributions from member	146	4,536,584	33,018,492	—
Distributions to member	—	(11,500,000)	—	—
Net cash provided by (used in) financing activities	290,905	(9,943,289)	88,018,492	(3,374,259)
Increase (decrease) in cash and cash equivalents	46,432	(982,246)	1,483,923	2,834,995
Cash and cash equivalents
Beginning of period	501,677	1,483,923	—	1,849,062
End of period	$548,109	$501,677	$1,483,923	$4,684,057
Supplemental cash flow disclosures
Interest paid	$5,067,363	$3,860,535	$—	$1,400,526

The accompanying notes are an integral part of these consolidated financial statements.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2006 and January 1, 2006

NOTE A — DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

American Community Newspapers LLC and Subsidiary, (collectively, the ‘‘Company’’) are engaged in the operation of suburban community newspapers (dailies and weeklies) and specialty publications in several states. The Company’s fiscal year typically ends on the Sunday closest to December 31st. The Company commenced its operations on December 10, 2004, with the acquisition of substantially all of the assets of American Community Newspapers, Inc. and is a wholly-owned subsidiary of ACN Holding LLC

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Amendment I, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

On December 10, 2004, the Company acquired substantially all of the assets of American Community Newspapers, Inc. (the ‘‘Predecessor’’). The total value of the acquisition was approximately $88 million. The acquisition resulted in a new basis of accounting under Statement of Financial Accounting Standards (SFAS) No. 141 ‘‘Business Combinations’’. This change creates differences between reporting for the Predecessor and the Company post-acquisition, as successor. The accompanying consolidated financial statements and the notes to consolidated financial statements reflect separate reporting periods for the Predecessor and successor company. The consolidated financial statements of the Predecessor presented reflect the reporting period from December 29, 2003 to December 9, 2004 prior to the sale of substantially all of its assets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

Cash and Cash Equivalents

The Company and Predecessor consider operating funds held in financial institutions, petty cash held by the newspapers and highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the original sales price to the customer. The Company maintains an allowance for doubtful accounts to reflect estimated losses resulting from the inability of customers to make required payments. On an ongoing basis, the collectibility of accounts receivable is assessed based upon historical collection trends and current economic factors. The Company evaluates the collectibility of specific accounts using a combination of factors, including the age of the outstanding balances, evaluation of customers’ current and past financial condition, recent payment history, current economic environment, and discussions with appropriate Company personnel and with the customers directly. Accounts are written off when it is determined the receivable will not be collected.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Inventories

Inventories, which largely consist of newsprint, are stated at the lower of cost or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method using the following estimated useful lives.

Asset Classification	Estimated useful life
Buildings	10 years
Leasehold improvements	Shorter of lease term or estimated useful life
Equipment	5 years
Furniture and fixtures	5 years

Intangibles and Other Assets

Intangible assets consist of customer relationships, mastheads, noncompete agreements with former owners of acquired newspapers and deferred financing costs and are recorded at their estimated fair values as of the date of acquisition. Customer related intangibles are being amortized using the straight-line method over the weighted average expected life of 10 years. It has been determined that mastheads have an indefinite useful life and therefore are not amortized. Deferred financing costs are being amortized using the straight-line method which approximates the interest method, over the life of the debt. Costs associated with noncompete agreements are being amortized using the straight-line method over the term of the agreements.

Impairment of Long-Lived Assets

The Company reviews long-lived assets and definite lived intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows without interest costs expected to be generated by the asset. If the carrying value of the assets exceeds the expected future cash flows, an impairment exists and is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets not in use and to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Considerable management judgment is necessary to estimate cash flows and expected fair values. Accordingly, it is reasonably possible that actual results could vary significantly from such estimates.

No impairment losses have been recognized to date.

Goodwill

Under the provisions of Statement of Financial Accounting Standards (‘‘SFAS’’) No. 141 ‘‘Business Combinations’’ the purchase method of accounting is used for all business combinations. The purchase method of accounting requires that the excess of purchase price paid over the estimated fair value of identifiable tangible and intangible net assets of acquired businesses is recorded as goodwill. Under the provisions of SFAS No. 142 ‘‘Goodwill and Intangible Assets’’ (SFAS 142), goodwill is not amortized. Under SFAS 142, goodwill is reviewed for impairment on at least an annual basis, or when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of goodwill is evaluated using a two-step process. The first step

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.

Subsequent impairment losses, if any, will be reflected in operating income or loss in the statement of operations for the period in which such loss is realized.

No impairment losses have been recognized to date.

Revenue Recognition

Circulation revenue from subscribers is billed to customers at the beginning of the subscription period and is recognized on a straight-line basis over the term of the related subscription. Circulation revenue from single copy sales is recognized at the time of sale. Advertising revenue is recognized upon publication of the advertisement. Revenue for commercial printing is recognized upon delivery. Deferred revenue arises as a normal part of business from advance advertising and subscription payments.

Income Taxes

American Community Newspapers LLC and its parent, ACN Holding LLC are limited liability companies and, as such, are not required to record a provision or benefit for income taxes as incomes taxes are the responsibility of the individual members.

Amendment I, Inc. and its subsidiaries, the subsidiary of American Community Newspapers LLC, files a separate consolidated tax return. Amendment I, Inc. and its subsidiaries are subchapter ‘‘C’’ corporations and are subject to income taxes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Derivative Financial Instruments

In March 2005, the Company entered into an interest rate agreement to mitigate exposure to increasing borrowing costs in the event of a rising interest rate. The notional amount is $30,000,000 and matures March 18, 2007. The cap rate is 4.50% against an index rate of three-month LIBOR. The Company has elected not to designate its interest rate cap agreement as a cash flow hedge within the definition of Statement of Financial Accounting Standards No. 133 ‘‘Accounting for Derivative Instruments and Hedging Activities’’. As a result of the interest rate cap not being designated as a cash flow hedge, changes in fair value are included in earnings. At December 31, 2006 and January 1, 2006, the fair value of the interest rate cap was $64,544 and $111,448, respectively, and is included in intangibles and other assets in the accompanying balance sheets.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Fair Value of Financial Instruments

In assessing the fair value of financial instruments at December 31, 2006 and January 1, 2006, the Company has used available market information and other valuation methodologies. Some judgment is necessarily required in interpreting market data to develop the estimates of fair value; accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

The carrying amounts of cash, receivables and current payables approximated fair value as of December 31, 2006 and January 1, 2006, due to their short-term nature. Long-term obligations approximated fair value due to the market rates of interest underlying the obligation.

NOTE C — ACQUISITIONS AND DISPOSITIONS

On March 24, 2006, the Company acquired all of the outstanding common stock Amendment I, Inc., of a newspaper and magazine publishing company, for a total purchase price of $5,622,634, which was paid in cash. This acquisition was a strategic acquisition within the Company’s markets. The purchase price was the result of an arm’s length negotiations between the Company and the seller and was determined by the Company using a discounted cash flow approach and projected earnings before interest, taxes, depreciation, and amortization. In applying this methodology, the Company relied on a number of factors, including current operating results and cash flows, expected future operating results and cash flows, future business plans and market data. Management applied the methodology utilized by the third party independent appraisal of the acquisition of the Predecessor to estimate the fair values of the assets acquired and liabilities assumed. Portions of the purchase price were assigned to tangible assets and identifiable and separately recognized intangible assets, based on this methodology. This acquisition has been accounted for under the purchase method of accounting, with the excess of the acquisition costs over the fair value of the tangible assets and identifiable intangible assets acquired recorded as goodwill. The results of the operations of these acquisition have been included in the Company’s results from the acquisition date. A summary of the consideration given and the net assets acquired is as follows:

Current assets	$563,050
Property and equipment	232,500
Goodwill	4,079,824
Intangible and other assets	3,300,000
Accounts payable and other accrued liabilities	(1,717,091)
Deferred taxes	(734,711)
Long term debt	(100,938)
$5,622,634

On May 31, 2005, July 29, 2005 and August 31, 2005, the Company, through three separate transactions, acquired certain assets and assumed certain liabilities of the Monticello Times, Inc., Hartman Newspapers, L.P. and Suburban Washington Newspapers, Inc., respectively, three newspaper companies, for a total purchase price of $15,409,583, which was paid in cash. These acquisitions were strategic acquisitions within the Company’s markets or in new unconsolidated markets. The purchase prices were the result of an arm’s length negotiations between the Company and the sellers and were determined by the Company using a discounted cash flow approach and projected earnings before

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE C — ACQUISITIONS AND DISPOSITIONS — Continued

interest, taxes, depreciation, and amortization. In applying this methodology, the Company relied on a number of factors, including current operating results and cash flows, expected future operating results and cash flows, future business plans and market data. Management applied the methodology utilized by the third party independent appraisal of the acquisition of the Predecessor to estimate the fair values of the assets acquired and liabilities assumed. Portions of the purchase prices were assigned to tangible assets and identifiable and separately recognized intangible assets, based on this methodology. These acquisitions have been accounted for under the purchase method of accounting, with the excess of the acquisition costs over the fair value of the tangible assets and identifiable intangible assets acquired recorded as goodwill. The results of the operations of these acquisitions have been included in the Company’s results from the acquisition date. A summary of the consideration given and the net assets acquired is as follows:

Current assets	$760,683
Property and equipment	1,225,000
Goodwill	8,822,778
Intangible and other assets	4,860,000
Accounts payable and accrued expenses	(258,878)
$15,409,583

The unaudited pro forma condensed consolidated statements of operations information for the years ended December 31, 2006 and January 1, 2006, as set forth below, presents the results of operations as if the Amendment I, Inc., Monticello Times, Inc., Hartman Newspapers, L.P. and Suburban Washington Newspapers, Inc. acquisitions had occurred at the beginning of each year and is not necessarily indicative of future results or actual results that would have been achieved had such acquisitions occurred as of the beginning of such year.

	December 31, 2006	January 1, 2006
Revenues	$53,505,000	$49,805,000
Income from continuing operations	$4,499,000	$2,186,000
Net income	$4,497,000	$6,778,000

On December 16, 2005, the Company sold substantially all of the assets and certain liabilities of its Kansas City newspaper group for a net sales price of $18,539,227 in cash. The Company recorded a $3,228,549 gain on the transaction. This disposition completes the Company’s exit from the Kansas City market. This disposition has been accounted for as a discontinued operation. The carrying amounts of the major asset categories as of the closing date were goodwill of $8,805,945, mastheads of $2,036,386, property, plant and equipment of $1,645,985 and customer related intangibles of $1,973,018.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE C — ACQUISITIONS AND DISPOSITIONS — Continued

The following amounts represent the results of discontinued operations for the year ended January 1, 2006 and for the periods from December 10 to December 26, 2004 and December 29, 2003 to December 9, 2004:

	January 1, 2006	Period from December 10, to December 26, 2004	Period from December 29, 2003 to December 9, 2004
Revenues	$9,069,275	$499,162	$8,607,632
Operating costs	7,706,114	419,353	7,971,180
Income from discontinued operations	1,363,161	79,809	636,452
Gain on disposal of discontinued operations	3,228,549	—	—
Net income	$4,591,710	$79,809	$636,452

On December 10, 2004, the Company acquired substantially all of the assets and assumed certain liabilities of American Community Newspapers, Inc. (the ‘‘Predecessor’’) for a total purchase price of $88,018,492. The acquisition of the Predecessor was completed so that the members could gain a significant position in the Company’s markets and create a platform for growth. The purchase price was the result of an arm’s length negotiations between the Company and the seller and was determined by the Company using a discounted cash flow approach and projected earnings before interest, taxes, depreciation, and amortization. In applying this methodology, the Company relied on a number of factors, including current operating results and cash flows, expected future operating results and cash flows, future business plans and market data. The Company obtained a third party independent appraisal of the acquisition of the Predecessor to estimate the fair values of the assets acquired and liabilities assumed. Portions of the purchase prices were assigned to tangible assets and identifiable and separately recognized intangible assets, based on this appraisal. The acquisition has been accounted for under the purchase method of accounting, with the excess of the acquisition costs over the fair value of the tangible assets and identifiable intangible assets acquired recorded as goodwill. The results of the operations of this acquisition has been included in the Company’s results from the acquisition date. A summary of the consideration given and the net assets acquired is as follows:

Current assets	$4,986,413
Property and equipment	7,260,105
Goodwill	55,724,708
Intangible and other assets	22,968,837
Accounts payable and accrued expenses	(2,921,571)
$88,018,492
Less cash acquired	(1,889,517)
Net cash paid	$86,128,975

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE D — ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31, 2006	January 1, 2006
Accounts receivable	$5,596,469	$4,019,631
Allowance for doubtful accounts	(319,302)	(23,106)
Accounts receivable, net	$5,277,167	$3,996,525

Changes in the Company’s allowance for uncollectible accounts are as follows:

	December 31, 2006	January 1, 2006
Beginning balance	$23,106	$37,408
Bad debt expense, net of recoveries	706,177	294,287
Accounts written off	(409,981)	(308,589)
Ending balance	$319,302	$23,106

NOTE E — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2006	January 1, 2006
Land	$338,270	$541,270
Buildings	838,764	1,121,444
Leasehold improvements	453,927	401,854
Equipment	5,849,337	4,875,118
Furniture and fixtures	868,550	830,170
	8,348,848	7,769,856
Less accumulated depreciation	(2,460,511)	(1,088,016)
Property and equipment, net	$5,888,337	$6,681,840

Depreciation expense of $1,405,392, $1,023,692, $64,324 and $ 1,547,131 was recorded for the years ended December 31, 2006, January 1, 2006, for the period from December 10 through December 26, 2004 and for the period from December 29, 2003 through December 9, 2004, respectively, in continuing operations.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE F — GOODWILL, INTANGIBLE AND OTHER ASSETS

The changes in the carrying amount of goodwill are as follows:

	December 31, 2006	January 1, 2006
Beginning balance	$55,741,541	$46,918,763
Goodwill from acquisitions	4,079,824	8,822,778
Ending balance	$59,821,365	$55,741,541

The Company has not recorded any impairment to goodwill. Changes in the carrying amounts of goodwill have been the result of acquisitions and the divestiture of the Company’s Kansas City newspaper group, which resulted in a $8,805,945 reduction in goodwill in the year ended January 1, 2006. This amount was recorded as an asset held for sale in the Company’s balance sheet at December 26, 2004.

Intangible and other assets consist of the following:

	As of December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer-related intangibles	$11,845,758	$(2,069,895)	$9,775,863
Deferred financing costs	2,932,527	(1,010,876)	1,921,651
Non compete agreements	1,600,000	(390,000)	1,210,000
	16,378,285	(3,470,771)	12,907,514
Non-amortizable intangible assets:
Mastheads	10,808,614	—	10,808,614
Intangible assets, net	27,186,899	(3,470,771)	23,716,128
Other assets	64,544	—	64,544
Intangible and other assets, net	$27,251,443	$(3,470,771)	$23,780,672

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE F — GOODWILL, INTANGIBLE AND OTHER ASSETS — Continued

	As of January 1, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer-related intangibles	$10,345,758	$(922,819)	$9,422,939
Deferred financing costs	2,896,548	(509,387)	2,387,161
Non compete agreements	1,100,000	(95,000)	1,005,000
	14,342,306	(1,527,206)	12,815,100
Non-amortizable intangible assets:
Mastheads	9,508,614	—	9,508,614
Intangible assets, net	24,850,920	(1,527,206)	22,323,714
Other assets	154,637	—	154,637
Intangible and other assets, net	$23,005,557	$(1,527,206)	$22,478,351

Changes in the carrying amounts of intangible assets have been the result of acquisitions and the divestiture of the Company’s Kansas City newspaper group, which resulted in a $4,009,404 reduction in intangible assets in the year ended January 1, 2006. This amount was recorded as an asset held for sale in the Company’s balance sheet at December 26, 2004.

Amortization expense of $1,943,565, $1,505,945, $13,846 and $726,912 was recorded for the years ended December 31, 2006 and January 1, 2006, for the period from December 10 to December 26, 2004 and for the period from December 29, 2003 to December 9, 2004, respectively, in continuing operations. The estimated aggregate amortization expense for each of the five succeeding fiscal years is approximately as follows:

2007	$2,028,869
2008	2,028,869
2009	2,028,869
2010	1,741,078
2011	1,209,576
Thereafter	3,870,253
$12,907,514

During fiscal year 2006 and 2005, the change in the fair value of the interest rate cap, which is included in other assets, in the amount of $46,904 and $15,552, respectively, was recorded as interest expense.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE G — ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31, 2006	January 1, 2006
Accrued payroll expenses	$1,382,069	$1,296,600
Accrued acquisition and disposition closing costs	—	191,913
Accrued taxes	63,444	32,896
Accrued interest	532,629	554,367
Accrued legal fees	134,805	244,209
Accrued vendor expenses	295,833	46,125
Other	301,881	321,678
Accrued expenses	$2,710,661	$2,687,788

NOTE H — LONG-TERM DEBT

The Company’s long-term debt is summarized as follows:

	December 31, 2006	January 1, 2006
Revolving Credit Facility	$4,000,000	$—
Term Loan Facility
Term A Loans	28,862,421	32,258,000
Term B Loans	19,979,874	20,242,000
Equipment Loan	85,381	—
	52,927,676	52,500,000
Less current portion	(5,917,401)	(3,770,000)
	$47,010,275	$48,730,000

The Company’s Credit Facility with a group of lenders (the ‘‘Credit Facility’’), provides for a revolving credit facility (the ‘‘Revolving Credit Facility’’) and a term loan facility (the ‘‘Term Loan Facility’’). Proceeds from each term loan were used to fund the acquisition of the newspaper assets. Substantially all of the Company’s assets and investment in its subsidiaries are pledged as collateral for loans under the Credit Facility.

The Credit Facility contains certain restrictive covenants which require the Company to maintain certain financial ratios, including consolidated total debt to earnings before interest, taxes, depreciation and amortization (‘‘EBITDA’’), consolidated interest coverage and consolidated fixed charge coverage, as defined. In addition, the Credit Facility contains various covenants which, among other things, limit capital expenditures and limit the Company’s ability to incur additional indebtedness, pay distributions and other items. The Company is in compliance with the terms of the Credit Facility at December 31, 2006 and January 1, 2006.

Borrowings under the Revolving Credit Facility are limited to $10,000,000 through the scheduled maturity date of June 30, 2011, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The Revolving Credit Facility currently bears interest at either the higher of the prime rate or the Federal funds rate plus 0.50% plus an additional interest rate margin of 2.00%, or the London Interbank Offered (‘‘LIBOR’’) rate plus 3.00%. The

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE H — LONG-TERM DEBT — Continued

interest rate on the Revolving Credit Facility was 8.375% at December 31, 2006. There were no borrowings outstanding under the Revolving Credit Facility at January 1, 2006. The Company incurs commitment fees of 0.5% on the unused portion of the Revolving Credit Facility. The additional interest rate margin on the Revolving Credit Facility is subject to decrease based on the Company’s ratio of consolidated total debt to EBITDA.

The Term A Loans consist of a series of term loans currently bearing interest at either the higher of the prime rate or the federal funds rate plus 0.50% plus an additional interest rate margin of 2.00%, or the LIBOR rate plus 3.00%. The interest rate on the individual Term A Loans was 8.375% and 7.625% at December 31, 2006 and January 1, 2006, respectively. The Term A Loans are due in quarterly installments from September 30, 2005 through September 30, 2010, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The additional interest rate margin on the Term A Loans is subject to decrease based on the Company’s ratio of consolidated total debt to EBITDA. The Company will be required to make an excess cash flow payment on the Term A Loans of approximately $372,000 in April 2007, relating to fiscal year 2006. During December 2005, the Company made an early excess cash flow payment on the Term A Loans of $992,000, which would have normally been due in April 2006.

The Term B Loans consist of a series of term loans currently bearing interest at either the higher of the prime rate or the federal funds rate plus 0.50% plus an additional interest rate margin of 3.75%, or the LIBOR rate plus 5.00%. The interest rate on the individual Term B Loans ranged from 10.375% to 10.4375% at December 31, 2006. The interest rate on the individual Term B Loans ranged from 9.375% to 9.4375% at January 1, 2006. The Term B Loans are due in quarterly installments from September 30, 2005 through June 30, 2011, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The additional interest rate margin on the Term B Loans is not subject to decrease. The Company will be required to make an excess cash flow payment on the Term B Loans of approximately $228,000 in April 2007, relating to fiscal year 2006. During December 2005, the Company made an early excess cash flow payment on the Term B Loans of $608,000, which would have normally been due in April 2006. In addition and in connection with the acquisition of certain newspaper assets in July 2005, the aggregate amount available and borrowed under the Term B Loans increased $6.0 million.

In connection with an acquisition, during 2006 the Company assumed an equipment loan which bears interest at 8.50%, with interest and principal payable monthly through the maturity date of September 27, 2010. This loan is secured by the underlying equipment purchased with the proceeds of this loan.

Scheduled maturities of long-term debt are as follows:

2007	$5,917,401
2008	6,168,088
2009	7,867,861
2010	10,409,960
2011	22,564,366
$52,927,676

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE I — INCOME TAXES

The provision for income taxes relating to the acquisition of Amendment I, Inc consisted of the following as of December 31, 2006:

Current income tax expense
Federal	$90,203
Deferred income tax benefit
Federal	(88,380)
$1,823

The income tax expense differed from the amounts computed by applying the United States Federal statutory rate to income from continuing operations before income taxes as a result of the following at December 31, 2006:

Income tax expense at statutory rate	$1,631
State taxes, net of federal effect	192
Total income tax expense	$1,823

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities include as of December 31, 2006:

Deferred tax assets
Property, plant and equipment	$18,692
Total deferred tax assets	18,692
Deferred tax liabilities
Intangible assets	665,023
Total deferred tax liabilities	665,023
Net deferred tax liabilities	$646,331

The provision for income taxes for the Predecessor consists of alternative minimum tax in the amount of $9,888 as the Predecessor had sufficient net operating loss (NOL) carryforwards which were fully reserved prior to the sale. The NOL was utilized to offset the Federal income taxes.

NOTE J — MEMBER’S EQUITY

The ownership interests in the Company are represented by a single class of membership interests. During 2006, the Company received member contributions of $146. During 2005, the Company received member contributions of $4,536,584 and made member distributions of $11,500,000.

During 2004, the Company received member contributions of $33,018,492.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE K — EMPLOYEE BENEFIT PLANS

The Company’s 401(k) retirement plan covers substantially all of its employees. The Company, at the discretion of the 401(k) plan trustees, began making matching contributions of 25% of each participant’s contributions during fiscal year 2004, based on participant contributions of up to 6% of compensation. Company discretionary contributions were approximately $132,700, $92,000 and $3,196 for the years ended December 31, 2006, January 1, 2006, and for the period December 10, 2004 (inception) to December 26, 2004, respectively.

NOTE L — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company utilizes certain facilities and equipment under operating lease agreements expiring through April 2012. The leases generally provide extension privileges. Rentals on operating leases amounted to approximately $928,000, $780,000 and $40,000 for the years ended December 31, 2006, January 1, 2006, and for the period December 10, 2004 (inception) to December 26, 2004, respectively.

Future minimum lease payments under noncancelable operating lease agreements as of December 31, 2006 are approximately as follows:

Fiscal year
2007	$740,000
2008	532,000
2009	384,000
2010	314,000
2011	305,000
Thereafter	79,000
Total minimum lease payments	$2,354,000

Litigation

The Company is involved in various legal proceedings arising in the normal course of business. Management cannot estimate the outcomes of these matters of the Company.

Employment Agreements

The Company has employment agreements with certain key officers which provide for minimum annual salaries and benefits and an annual bonus based on the Company’s operating performance.

Environmental Matters

The Company has performed third party environmental assessments on its properties which have printing operations. Based on the results of these assessments, the Company does not expect to experience a loss.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Years ended December 31, 2006 and January 1, 2006

NOTE M — SUBSEQUENT EVENT (UNAUDITED)

On January 24, 2007, the Company signed a definitive asset purchase agreement with Courtside Acquisition Corp. (‘‘Courtside’’) (AMEX: CRB), a specified purpose acquisition company. Pursuant to the agreement, Courtside will acquire substantially all of the assets of the Company for $165.0 million in cash. Courtside will also pay up to an additional $15 million in cash if 2008 newspaper cash flow, as defined, ranges from $19 million (at which level the contingent payment is $1 million) to $21 million or greater (at which level the contingent payment will be $15 million). In addition, if the Courtside stock price exceeds $8.50 per share for a specified period before July 7, 2009, the Company will receive an additional payment of $10 million.

The transaction is subject to Courtside’s receiving stockholder approval of the transaction and customary closing conditions. The transaction is expected to close in the second quarter of 2007.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED BALANCE SHEETS

	April 1, 2007	December 31, 2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$197,094	$548,109
Accounts receivable, net	5,579,517	5,277,167
Inventories	318,844	372,519
Prepaid expenses and other	432,628	275,661
Total current assets	6,528,083	6,473,456
PROPERTY AND EQUIPMENT, net	5,687,939	5,888,337
GOODWILL	59,821,365	59,821,365
INTANGIBLES AND OTHER ASSETS, net	23,211,691	23,780,672
Total assets	$95,249,078	$95,963,830
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$6,104,831	$5,917,401
Accounts payable	1,274,225	1,230,721
Accrued expenses	2,139,331	2,710,661
Income taxes payable	54,203	90,203
Deferred revenues	842,114	839,448
Total current liabilities	10,414,704	10,788,434
DEFERRED TAX LIABILITY	646,331	646,331
LONG-TERM DEBT, less current portion	46,293,633	47,010,275
Total liabilities	57,354,668	58,445,040
COMMITMENTS AND CONTINGENCIES
MEMBER’S EQUITY	37,894,410	37,518,790
Total liabilities and member’s equity	$95,249,078	$95,963,830

The accompanying notes are an integral part of these consolidated financial statements.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended
	April 1, 2007	April 2, 2006
Revenues
Advertising	$11,814,324	$9,950,093
Circulation	470,624	483,840
Commercial printing and other	215,546	203,786
	12,500,494	10,637,719
Operating costs
Operating	6,090,693	5,090,834
Selling, general and administrative	3,923,284	3,547,250
Depreciation and amortization	875,749	792,732
	10,889,726	9,430,816
Income from operations	1,610,768	1,206,903
Interest expense	1,235,148	1,173,067
Net income from continuing operations	375,620	33,836
Income taxes	—	—
NET INCOME	$375,620	$33,836

The accompanying notes are an integral part of these consolidated financial statements.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three months ended
	April 1, 2007	April 2, 2006
Operating activities
Net income	$375,620	$33,836
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	875,749	792,732
Bad debt expense	152,209	123,150
Loss on fair value of interest rate cap	64,544	15,831
Changes in operating assets and liabilities, net of effects from business acquisitions
Accounts receivable	(454,559)	(614,748)
Inventories	53,675	(113,267)
Prepaid expenses and other	(156,967)	318,653
Accounts payable and accrued expenses	(561,160)	(50,515)
Net cash provided by operating activities	349,111	505,672
Investing activities
Acquisitions of businesses, net of cash acquired	—	(5,450,683)
Purchase of property and equipment	(170,914)	(220,615)
Net cash used in investing activities	(170,914)	(5,671,298)
Financing activities
Proceeds from issuance of bank debt	800,000	6,000,000
Repayment of bank debt	(1,329,212)	(928,989)
Increase in deferred debt costs	—	(25,555)
Contributions from member	—	190
Net cash provide by (used in) financing activities	(529,212)	5,045,646
Decrease in cash and cash equivalents	(351,015)	(119,980)
Cash and cash equivalents
Beginning of period	548,109	501,677
End of period	$197,094	$381,697
Supplemental cash flow disclosures Interest paid	$1,679,003	$1,140,210

The accompanying notes are an integral part of these consolidated financial statements.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended April 1, 2007 and April 2, 2006

NOTE A — DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

American Community Newspapers LLC and Subsidiary, (collectively, the ‘‘Company’’) are engaged in the operation of suburban community newspapers (dailies and weeklies) and specialty publications in several states. The Company’s fiscal year typically ends on the Sunday closest to December 31st. The Company commenced its operations on December 10, 2004, with the acquisition of substantially all of the assets of American Community Newspapers, Inc. and is a wholly-owned subsidiary of ACN Holding LLC

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Amendment I, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

Cash and Cash Equivalents

The Company considers operating funds held in financial institutions, petty cash held by the newspapers and highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the original sales price to the customer. The Company maintains an allowance for doubtful accounts to reflect estimated losses resulting from the inability of customers to make required payments. On an ongoing basis, the collectibility of accounts receivable is assessed based upon historical collection trends and current economic factors. The Company evaluates the collectibility of specific accounts using a combination of factors, including the age of the outstanding balances, evaluation of customers’ current and past financial condition, recent payment history, current economic environment, and discussions with appropriate Company personnel and with the customers directly. Accounts are written off when it is determined the receivable will not be collected.

Inventories

Inventories, which largely consist of newsprint, are stated at the lower of cost or market.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Property and Equipment

Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method using the following estimated useful lives.

Asset Classification	Estimated useful life
Buildings	10 years
Leasehold improvements	Shorter of lease term or estimated useful life
Equipment	5 years
Furniture and fixtures	5 years

Intangible Assets

Intangible assets consist of customer relationships, mastheads, noncompete agreements with former owners of acquired newspapers and deferred financing costs and are recorded at their estimated fair values as of the date of acquisition. Customer related intangibles are being amortized using the straight-line method over the weighted average expected life of 10 years. It has been determined that mastheads have an indefinite useful life and therefore are not amortized. Deferred financing costs are being amortized using the straight-line method which approximates the interest method, over the life of the debt. Costs associated with noncompete agreements are being amortized using the straight-line method over the term of the agreements.

Impairment of Long-Lived Assets

The Company reviews long-lived assets and definite lived intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows without interest costs expected to be generated by the asset. If the carrying value of the assets exceeds the expected future cash flows, an impairment exists and is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets not in use and to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Considerable management judgment is necessary to estimate cash flows and expected fair values. Accordingly, it is reasonably possible that actual results could vary significantly from such estimates.

No impairment losses have been recognized to date.

Goodwill

Under the provisions of Statement of Financial Accounting Standards (‘‘SFAS’’) No. 141 ‘‘Business Combinations’’ the purchase method of accounting is used for all business combinations. The purchase method of accounting requires that the excess of purchase price paid over the estimated fair value of identifiable tangible and intangible net assets of acquired businesses is recorded as goodwill. Under the provisions of SFAS No. 142 ‘‘Goodwill and Intangible Assets’’ (SFAS 142), goodwill is not amortized. Under SFAS 142, goodwill is reviewed for impairment on at least an annual basis, or when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of goodwill is evaluated using a two-step process. The first step

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.

Subsequent impairment losses, if any, will be reflected in operating income or loss in the statement of operations for the period in which such loss is realized.

No impairment losses have been recognized to date.

Revenue Recognition

Circulation revenue from subscribers is billed to customers at the beginning of the subscription period and is recognized on a straight-line basis over the term of the related subscription. Circulation revenue from single copy sales is recognized at the time of sale. Advertising revenue is recognized upon publication of the advertisement. Revenue for commercial printing is recognized upon delivery. Deferred revenue arises as a normal part of business from advance advertising and subscription payments.

Income Taxes

American Community Newspapers LLC and its parent, ACN Holding LLC are limited liability companies and, as such, are not required to record a provision or benefit for income taxes as incomes taxes are the responsibility of the individual members.

Amendment I, Inc. and its subsidiaries, the subsidiary of American Community Newspapers LLC, files a separate consolidated tax return. Amendment I, Inc. and its subsidiaries are subchapter ‘‘C’’ corporations and are subject to income taxes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Derivative Financial Instruments

In March 2005, the Company entered into an interest rate agreement to mitigate exposure to increasing borrowing costs in the event of a rising interest rate. The notional amount is $30,000,000 and matured on March 18, 2007. The cap rate is 4.50% against an index rate of three-month LIBOR. The Company has elected not to designate its interest rate cap agreement as a cash flow hedge within the definition of Statement of Financial Accounting Standards No. 133 ‘‘Accounting for Derivative Instruments and Hedging Activities’’. As a result of the interest rate cap not being designated as a cash flow hedge, changes in fair value are included in earnings. At December 31, 2006, the fair value of the interest rate cap was $64,544, and is included in intangible and other assets in the accompanying balance sheets.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Fair Value of Financial Instruments

In assessing the fair value of financial instruments at April 1, 2007 and December 31, 2006, the Company has used available market information and other valuation methodologies. Some judgment is necessarily required in interpreting market data to develop the estimates of fair value; accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

The carrying amounts of cash, receivables and current payables approximated fair value as of April 1, 2007 and December 31, 2006, due to their short-term nature. Long-term obligations approximated fair value due to the market rates of interest underlying the obligation.

NOTE C — ACQUISITIONS AND DISPOSITIONS

On March 24, 2006, the Company acquired all of the outstanding common stock of Amendment I, Inc., a newspaper and magazine publishing company, for a total purchase price of $5,450,683, which was paid in cash and subsequently adjusted for working capital. This acquisition was a strategic acquisition within the Company’s markets. The purchase price was the result of an arm’s length negotiations between the Company and the seller and was determined by the Company using a discounted cash flow approach and projected earnings before interest, taxes, depreciation, and amortization. In applying this methodology, the Company relied on a number of factors, including current operating results and cash flows, expected future operating results and cash flows, future business plans and market data. Management applied the methodology utilized by the third party independent appraisal of the acquisition of the Predecessor to estimate the fair values of the assets acquired and liabilities assumed. Portions of the purchase price were assigned to tangible assets and identifiable and separately recognized intangible assets, based on this methodology. This acquisition has been accounted for under the purchase method of accounting, with the excess of the acquisition costs over the fair value of the tangible assets and identifiable intangible assets acquired recorded as goodwill. The results of the operations of this acquisition have been included in the Company’s results from the acquisition date. A summary of the consideration given and the net assets acquired is as follows:

Current assets	$563,050
Property and equipment	232,500
Goodwill	4,079,824
Intangible and other assets	3,300,000
Accounts payable and other accrued liabilities	(1,889,042)
Deferred taxes	(734,711)
Long term debt	(100,938)
$5,450,683

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE C — ACQUISITIONS AND DISPOSITIONS(Continued)

On April 30, 2007, ACN entered into an Asset Purchase Agreement with C.M. Media, Inc. (‘‘CMM’’), pursuant to which it acquired substantially all of CMM’s publication business (consisting of 26 publications, of which 23 are weekly newspapers with a controlled circulation of 308,000 and total paid circulation of 28,000 and three niche circulation publications with total controlled circulation of 25,000 and total paid circulation of 51,000), for an aggregate purchase price of $43.8 million, plus working capital. In addition, ACN entered into a five year lease with an affiliate of CMM for the property which will be used by ACN as the base for its Columbus operations (including printing) for an initial rent of $410,000 per year. ACN also has two options to extend the term of the lease for additional five year periods. This acquisition was financed through borrowings under the Credit Facility.

The unaudited pro forma condensed statements of operations information for the three months ended April 1, 2007 and April 2, 2006 as set forth below, presents the results of operations as if the CMM and Amendent I, Inc. acquisitions had occurred at the beginning of each year and is not necessarily indicative of future results or actual results that would have been achieved had such acquisitions occurred as of the beginning of the year.

	Three months Ended
	April 1, 2007	April 2, 2006
Revenues	$18,027,000	$17,754,000
Loss from continuing operations	(122,000)	(81,000)
Net Loss	(122,000)	(81,000)

NOTE D — ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	April 1, 2007	December 31, 2006
	(unaudited)
Accounts receivable	$5,898,565	$5,596,469
Allowance for doubtful accounts	(319,048)	(319,302)
Accounts receivable, net	$5,579,517	$5,277,167

Changes in the Company’s allowance for uncollectible accounts are as follows:

	April 1, 2007	December 31, 2006
	(unaudited)
Beginning balance	$319,302	$23,106
Bad debt expense, net of recoveries	152,209	706,177
Accounts written off	(152,463)	(409,981)
Ending balance	$319,048	$319,302

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE E — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	April 1, 2007	December 31, 2006
	(unaudited)
Land	$338,270	$338,270
Buildings	838,764	838,764
Leasehold improvements	463,292	453,927
Equipment	5,954,701	5,849,337
Furniture and fixtures	924,735	868,550
	8,519,762	8,348,848
Less accumulated depreciation	(2,831,823)	(2,460,511)
Property and equipment, net	$5,687,939	$5,888,337

Depreciation expense of $371,312 and $348,743 was recorded for the three months ended April 1, 2007 and April 2, 2006, respectively.

NOTE F — GOODWILL, INTANGIBLE AND OTHER ASSETS

The changes in the carrying amount of goodwill are as follows:

	April 1, 2007	December 31, 2006
	(unaudited)
Beginning balance	$59,821,365	$55,741,541
Goodwill from acquisitions	—	4,079,824
Ending balance	$59,821,365	$59,821,365

Intangible and other assets consist of the following:

	As of April 1, 2007
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(unaudited)
Amortizable intangible assets:
Customer-related intangibles	$11,845,758	$(2,366,038)	$9,479,720
Deferred financing costs	2,932,527	(1,139,170)	1,793,357
Non compete agreements	1,600,000	(470,000)	1,130,000
	16,378,285	(3,975,208)	12,403,077
Non-amortizable intangible assets:
Mastheads	10,808,614	—	10,808,614
Intangible and other assets, net	$27,186,899	$(3,975,208)	$23,211,691

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE F — GOODWILL, INTANGIBLE AND OTHER ASSETS — Continued

	As of December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer-related intangibles	$11,845,758	$(2,069,895)	$9,775,863
Deferred financing costs	2,932,527	(1,010,876)	1,921,651
Non compete agreements	1,600,000	(390,000)	1,210,000
	16,378,285	(3,470,771)	12,907,514
Non-amortizable intangible assets:
Mastheads	10,808,614	—	10,808,614
Intangible assets, net	27,186,899	(3,470,771)	23,716,128
Other assets	64,544	—	64,544
Intangible and other assets, net	$27,251,443	$(3,470,771)	$23,780,672

Amortization expense of $504,437 and $443,989 was recorded for the three months ended April 1, 2007 and April 2, 2006, respectively.

During the three months ended April 1, 2007 and April 2, 2006, the change in the fair value of the interest rate cap in the amount of $64,544 and $15,831, respectively, was recorded as interest expense.

NOTE G — ACCRUED EXPENSES

Accrued expenses consist of the following:

	April 1, 2007	December 31, 2006
	(unaudited)
Accrued payroll expenses	$1,202,097	$1,382,069
Accrued taxes	63,444	63,444
Accrued interest	87,712	532,629
Accrued legal fees	174,930	134,805
Accrued vendor expenses	299,463	295,833
Other	311,685	301,881
Accrued expenses	$2,139,331	$2,710,661

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE H — LONG-TERM DEBT

The Company’s long-term debt is summarized as follows:

	April 1, 2006	December 31, 2006
	(unaudited)
Revolving Credit Facility	$4,800,000	$4,000,000
Term Loan Facility
Term A Loans	27,589,079	28,862,421
Term B Loans	19,928,905	19,979,874
Equipment Loan	80,480	85,381
	52,398,464	52,927,676
Less current portion	(6,104,831)	(5,917,401)
	$46,293,633	$47,010,275

The Company’s Credit Facility with a group of lenders (the ‘‘Credit Facility’’), provides for a revolving credit facility (the ‘‘Revolving Credit Facility’’) and a term loan facility (the ‘‘Term Loan Facility’’). Proceeds from each term loan were used to fund the acquisition of the newspaper assets. Substantially all of the Company’s assets and investment in its subsidiaries are pledged as collateral for loans under the Credit Facility.

The Credit Facility contains certain restrictive covenants which require the Company to maintain certain financial ratios, including consolidated total debt to earnings before interest, taxes, depreciation and amortization (‘‘EBITDA’’), consolidated interest coverage and consolidated fixed charge coverage, as defined. In addition, the Credit Facility contains various covenants which, among other things, limit capital expenditures and limit the Company’s ability to incur additional indebtedness, pay distributions and other items. The Company is in compliance with the terms of the Credit Facility at April 1, 2007 and December 31, 2006.

Borrowings under the Revolving Credit Facility are limited to $10,000,000 through the scheduled maturity date of June 30, 2011, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The Revolving Credit Facility currently bears interest at either the higher of the prime rate or the Federal funds rate plus 0.50% plus an additional interest rate margin of 2.00%, or the London Interbank Offered (‘‘LIBOR’’) rate plus 3.00%. The interest rate on the Revolving Credit Facility was 8.375% at April 1, 2007 (unaudited) and December 31, 2006. The Company incurs commitment fees of 0.5% on the unused portion of the Revolving Credit Facility. The additional interest rate margin on the Revolving Credit Facility is subject to decrease based on the Company’s ratio of consolidated total debt to EBITDA.

The Term A Loans consist of a series of term loans currently bearing interest at either the higher of the prime rate or the federal funds rate plus 0.50% plus an additional interest rate margin of 2.00%, or the LIBOR rate plus 3.00%. The interest rate on the individual Term A Loans was 8.375% at April 1, 2007 (unaudited) and December 31, 2006. The Term A Loans are due in quarterly installments from September 30, 2005 through September 30, 2010, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The additional interest rate margin on the Term A Loans is subject to decrease based on the Company’s ratio of consolidated total debt to EBITDA. The Company made an excess cash flow payment on the Term A Loans of $333,724 (unaudited) in April 2007, relating to fiscal year 2006.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE H — LONG-TERM DEBT — Continued

The Term B Loans consist of a series of term loans currently bearing interest at either the higher of the prime rate or the federal funds rate plus 0.50% plus an additional interest rate margin of 3.75%, or the LIBOR rate plus 5.00%. The interest rate on the individual Term B Loans ranged from 10.375% to 10.4375% at April 1, 2007 (unaudited) and December 31, 2006. The Term B Loans are due in quarterly installments from September 30, 2005 through June 30, 2011, subject to mandatory prepayments related to defined excess cash flows, asset dispositions, equity investments and other items. The additional interest rate margin on the Term B Loans is not subject to decrease. The Company made an excess cash flow payment on the Term B Loans of $241,065 (unaudited) in April 2007, relating to fiscal year 2006. In addition and in connection with the acquisition of certain newspaper assets in July 2005, the aggregate amount available and borrowed under the Term B Loans increased $6.0 million.

In connection with an acquisition, during 2006 the Company assumed an equipment loan which bears interest at 8.50%, with interest and principal payable monthly through the maturity date of September 27, 2010. This loan is secured by the underlying equipment purchased with the proceeds of this loan.

NOTE I — INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities include as of April 1, 2007 (unaudited):

Deferred tax assets
Property, plant and equipment	$18,692
Total deferred tax assets	18,692
Deferred tax liabilities
Intangible assets	665,023
Total deferred tax liabilities	665,023
Net deferred tax liabilities	$646,331

NOTE J — MEMBER’S EQUITY

The ownership interests in the Company are represented by a single class of membership interests. During the three months ended April 1, 2007 and April 2, 2006 , the Company received member contributions of $0 and $190 respectively.

NOTE K — EMPLOYEE BENEFIT PLANS

The Company’s 401(k) retirement plan covers substantially all of its employees. The Company, at the discretion of the 401(k) plan trustees, began making matching contributions of 25% of each participant’s contributions during fiscal year 2004, based on participant contributions of up to 6% of compensation. Company discretionary contributions were approximately $29,105 and $24,067 for the three months ended April 1, 2007 and April 2, 2006, respectively.

American Community Newspapers LLC and Subsidiary
(a wholly-owned subsidiary of ACN Holding LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

Three months ended April 1, 2007 and April 2, 2006

NOTE L — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company utilizes certain facilities and equipment under operating lease agreements expiring through April 2012. The leases generally provide extension privileges. Rentals on operating leases amounted to approximately $261,000 and $210,000 for the three months ended April 1, 2007 and April 2, 2006, respectively.

Litigation

The Company is involved in various legal proceedings arising in the normal course of business. Management cannot estimate the outcomes of these matters of the Company.

Employment Agreements

The Company has employment agreements with certain key officers which provide for minimum annual salaries and benefits and an annual bonus based on the Company’s operating performance.

Environmental Matters

The Company has performed third party environmental assessments on its properties which have printing operations. Based on the results of these assessments, the Company does not expect to experience a loss.

NOTE M — SUBSEQUENT EVENTS

On January 24, 2007, the Company signed a definitive asset purchase agreement with Courtside Acquisition Corp. (‘‘Courtside’’) (AMEX: CRB), a specified purpose acquisition company. Pursuant to the agreement, Courtside will acquire substantially all of the assets of the Company for $165.0 million in cash. Courtside will also pay up to an additional $15 million in cash if 2008 newspaper cash flow, as defined, ranges from $19 million (at which level the contingent payment is $1 million) to $21 million or greater (at which level the contingent payment will be $15 million). In addition, if the Courtside stock price exceeds $8.50 per share for a specified period before July 7, 2009, the Company will receive an additional payment of $10 million.

The transaction is subject to Courtside’s receiving stockholder approval of the transaction and customary closing conditions. The transaction is expected to close in the second quarter of 2007.

On May 2, 2007, the terms of the Courtside acquisition have been amended to decrease the base purchase price by $5 million to $160 million and to provide for an increase in the purchase price by an amount equal to the Company’s cost for CMM, to be adjusted for working capital and the Company’s transaction costs. Accordingly, the purchase price for the Company will be approximately $204 million. The consideration will be payable in $191.5 million of cash and $12.5 million of Courtside stock (unless ACN purchases Courtside’s stock in the market, in which case the cash portion of the purchase price will be correspondingly adjusted upwards). The earn out provisions remain the same.

To the Board of Directors
CM Media, Inc.

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying balance sheets of the Printing and Publishing Divisions of CM Media, Inc. as of December 31, 2006 and 2005, and the related statements of income and divisions’ equity, and cash flows for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Printing and Publishing Divisions of CM Media, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rea & Associates, Inc.

Columbus, Ohio
April 13, 2007

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
CURRENT ASSETS:
Accounts receivable	$2,322,464	$1,953,913
Inventory	791,697	674,783
Prepaid expenses	45,671	38,456
Total current assets	3,159,832	2,667,152
PROPERTY AND EQUIPMENT, net	581,232	635,142
OTHER ASSETS:
Intangibles, net	56,823	63,680
Other	1,080	1,080
Total other assets	57,903	64,760
Total assets	$3,798,967	$3,367,054
LIABILITIES AND DIVISIONS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$485,992	$402,010
Accrued liabilities	234,437	240,264
Local income taxes payable	31,786	24,779
Unearned revenues, current portion	768,214	748,607
Total current liabilities	1,520,429	1,415,660
UNEARNED REVENUES, net of current portion	89,723	82,635
Total liabilities	1,610,152	1,498,295
DIVISIONS’ EQUITY	2,188,815	1,868,759
Total liabilities and divisions’ equity	$3,798,967	$3,367,054

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

STATEMENTS OF INCOME AND DIVISIONS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
REVENUES:
Advertising	$19,490,143	$18,935,688	$19,478,232
Circulation	1,061,967	1,187,909	1,174,067
Printing, production and other	2,699,790	2,200,004	2,066,555
Total revenues from printing and publishing divisions	23,251,900	22,323,601	22,718,854
OPERATING EXPENSES:
Operating	12,852,967	12,431,392	12,006,515
Selling, general and administrative	6,373,698	6,183,060	6,426,331
Depreciation and amortization	300,753	376,223	469,662
Total operating expenses of printing and publishing divisions	19,527,418	18,990,675	18,902,508
INCOME FROM PRINTING AND PUBLISHING DIVISIONS BEFORE INCOME TAX EXPENSE	3,724,482	3,332,926	3,816,346
Income tax expense	75,000	68,000	71,000
Net income from printing and publishing divisions	3,649,482	3,264,926	3,745,346
DIVISIONS’ EQUITY, beginning of year	1,868,759	1,895,355	1,699,785
CASH BACK TO CORPORATE	(3,329,426)	(3,291,522)	(3,549,776)
DIVISIONS’ EQUITY, end of year	$2,188,815	$1,868,759	$1,895,355

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from printing and publishing divisions	$3,649,482	$3,264,926	$3,745,346
Adjustments to reconcile net income from printing and publishing divisions to net cash provided by operating activities:
Amortization	6,857	6,857	16,624
Depreciation	293,896	369,366	453,038
Bad debts	110,790	38,413	72,342
Loss on sale of property and equipment	1,159	341	(449)
(Increase) decrease in operating assets:
Accounts receivable	(479,341)	109,695	(361,335)
Inventory	(116,914)	(126,871)	21,361
Prepaid expenses	(7,215)	4,401	(187)
Increase (decrease) in operating liabilities:
Accounts payable	83,982	(222,013)	(16,004)
Accrued liabilities	(5,827)	(19,910)	(91,066)
Local income taxes payable	7,007	(56)	2,563
Unearned revenues	26,695	(11,996)	24,178
Net cash provided by operating activities	3,570,571	3,413,153	3,866,411
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the purchase of property and equipment	(241,145)	(123,143)	(318,623)
Proceeds from the sale of property and equipment	—	—	3,500
Other	—	1,512	(1,512)
Net cash used by investing activities	(241,145)	(121,631)	(316,635)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash back to corporate	(3,329,426)	(3,291,522)	(3,549,776)
Net cash used by financing activities	(3,329,426)	(3,291,522)	(3,549,776)
Net increase (decrease) in cash and cash equivalents	—	—	—
CASH AND CASH EQUIVALENTS, beginning and end of year	$—	$—	$—

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The principal business activities of CM Media, Inc. (the Company) are the publication of Columbus Monthly, Columbus CEO, Columbus Bride, The Other Paper, twenty-two weekly newspapers throughout central Ohio, and commercial printing. The publication of Mid Ohio Golfer was discontinued in 2006, the effects of which are not significant to the financial statements. The Company consists of two separate and distinct groups of divisions. The Printing and Publishing Divisions (‘‘the Divisions’’) perform the principal business activities described above.

The other group of divisions (‘‘Corporate Divisions’’) own the real property, maintain the cash and cash equivalents, marketable securities, and other non-printing and publishing assets and liabilities. The Corporate Divisions also include a wholly-owned subsidiary, Diamondback Golf, LLC, that owns and operates Rattlesnake Ridge, an 18-Hole private golf club in central Ohio. The operations of the Corporate Divisions are not included in these divisional financial statements.

The Divisions’ operations are conducted within the real property owned by the Corporate Divisions. There is no rent expense reported in these financial statements in relation to the use of the real property by the Divisions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions and estimates that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Back to Corporate

All cash generated from the Divisions is remitted back to the Corporate Divisions. These amounts are reflected as ‘‘cash back to corporate’’ on these financial statements.

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on an annual basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

At December 31, 2006 and 2005, management believes there are no significant doubtful accounts and an allowance has not been recognized.

Inventory

Inventory consists primarily of paper and ink and is valued at the lower of cost or market using the first-in, first-out (FIFO) method of determining cost.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using declining balance methods based on estimated useful lives.

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES    (CONTINUED)

Asset classification	Estimated useful life
Production equipment	3-10 years
Furniture and fixtures	3-10 years
Vehicles	5 years

Intangible Assets

Acquired circulation and advertising assets are amortized on the straight-line method over 15 years. Other intangible assets are amortized on the straight-line method over 20 years.

Accumulated amortization for all such costs was $299,586 and $292,729 at December 31, 2006 and 2005, respectively. Amortization expense totaled $6,857, $6,857 and $16,624, for 2006, 2005 and 2004, respectively.

Revenue Recognition

The Company recognizes subscription and advertising revenue based on issues published and delivered. Trade show revenue is recognized at completion of the event. Funds received in advance of these revenue recognition policies are presented as unearned revenues on the accompanying balance sheets.

Trade Revenue

The Company trades advertising space in its publications in exchange for radio advertising and various goods and services. The Company records the revenue and offsetting expense in the same period. Revenues approximate expenses, and are recorded at fair value. Trade revenues and offsetting expenses included in these financial statements totaled $366,796, $358,544 and $389,204 for 2006, 2005 and 2004, respectively.

Selling, General and Administrative

Selling, general and administrative expenses include costs directly associated with the Divisions and any allocated Company costs. The Company costs are allocated based the Division’s pro rata share.

Advertising and Promotion

Advertising and promotion costs are expensed when incurred, and totaled $609,049, $767,680 and $670,115 for 2006, 2005 and 2004, respectively. Included in the aforementioned costs are amounts directly associated with obtaining subscriptions, which totaled $137,938, $188,777 and $177,398 for 2006, 2005 and 2004, respectively.

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2:    PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2006	2005
Production equipment	$4,661,507	$4,839,461
Furniture and fixtures	884,042	903,027
Vehicles	163,718	163,718
	5,709,267	5,906,206
Less: accumulated depreciation	5,128,035	5,271,064
	$581,232	$635,142

NOTE 3:    INCOME TAXES

Effective January 1, 2003, the Company, with the consent of its shareholders, elected to be treated as an S Corporation under the Internal Revenue Code. In lieu of federal and state income taxes, the shareholders separately account for their pro rata share of the Company’s income, deductions, losses and credits. Local income tax expense is recognized at the Company level. Local income tax allocable to the Divisions totaled $75,000, $68,000 and $71,000 for 2006, 2005 and 2004, respectively.

NOTE 4:    EMPLOYEE BENEFITS

The Company sponsors a defined contribution 401(k) retirement plan covering substantially all of its employees. Under the plan, participants have the option to defer annual compensation subject to certain Internal Revenue Code limitations, and the Company may match, at its discretion, a portion of each employee’s annual compensation contributed subject to certain Internal Revenue Code limitations. The Divisions’ portion of the Company match, expensed in 2006, 2005 and 2004, was $235,597, $229,537 and $208,196, respectively.

NOTE 5:    SUBSEQUENT EVENT (UNAUDITED)

As of the date of this report, the Company is in negotiations to sell the assets and liabilities of the Divisions to American Community Newspapers LLC for approximately $44,000,000. There is no formal agreement in place as of the date of this report.

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Accounts receivable	$2,279,966	$2,322,464
Inventory	681,300	791,697
Prepaid expenses	27,162	45,671
Total current assets	2,988,428	3,159,832
PROPERTY AND EQUIPMENT, net	521,182	581,232
OTHER ASSETS:
Intangibles, net	55,141	56,823
Other	1,080	1,080
Total other assets	56,221	57,903
Total assets	$3,565,831	$3,798,967
LIABILITIES AND DIVISIONS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$378,903	$485,992
Accrued liabilities	265,639	234,437
Local income taxes payable	21,886	31,786
Unearned revenues, current portion	302,078	768,214
Total current liabilities	968,506	1,520,429
UNEARNED REVENUES, net of current portion	89,723	89,723
Total liabilities	1,058,229	1,610,152
DIVISIONS’ EQUITY	2,507,602	2,188,815
Total liabilities and divisions’ equity	$3,565,831	$3,798,967

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

STATEMENTS OF INCOME
For the Three Months Ended March 31,

	2007	2006
	(unaudited)	(unaudited)
REVENUES:
Advertising	$4,242,196	$4,518,465
Circulation	452,989	417,610
Printing, production and other	831,207	868,726
Total revenues from printing and publishing divisions	5,526,392	5,804,801
OPERATING EXPENSES:
Operating	3,182,075	3,152,280
Selling, general and administrative	1,546,847	1,515,752
Depreciation and amortization	76,215	77,125
Total operating expenses of printing and publishing divisions	4,805,137	4,745,157
INCOME FROM PRINTING AND PUBLISHING DIVISIONS BEFORE INCOME TAX EXPENSE	721,255	1,059,644
Income tax expense	14,800	21,300
Net income from printing and publishing divisions	$706,455	$1,038,344

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31,
(unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from printing and publishing divisions	$706,455	$1,038,344
Adjustments to reconcile net income from printing and publishing divisions to net cash provided by operating activities:
Amortization	1,682	1,718
Depreciation	74,533	75,407
Bad debts	24,156	22,590
(Increase) decrease in operating assets:
Accounts receivable	18,343	(486,213)
Inventory	110,397	63,664
Prepaid expenses	18,509	15,207
Increase (decrease) in operating liabilities:
Accounts payable	(107,089)	36,223
Accrued liabilities	31,202	5,418
Local income taxes payable	(9,900)	(12,000)
Unearned revenues	(466,136)	(425,076)
Net cash provided by operating activities	402,152	335,282
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the purchase of property and equipment	(14,484)	(62,658)
Other
Net cash used by investing activities	(14,484)	(62,658)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash back to corporate	(387,668)	(272,624)
Net cash used by financing activities	(387,668)	(272,624)
Net increase (decrease) in cash and cash equivalents	—	—
CASH AND CASH EQUIVALENTS, beginning and end of year	$—	$—

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The principal business activities of CM Media, Inc. (the Company) are the publication of Columbus Monthly, Columbus CEO, Columbus Bride, The Other Paper, twenty-two weekly newspapers throughout central Ohio, and commercial printing. The publication of Mid Ohio Golfer was discontinued in 2006, the effects of which are not significant to the financial statements. The Company consists of two separate and distinct groups of divisions. The Printing and Publishing Divisions (‘‘the Divisions’’) perform the principal business activities described above.

The other group of divisions (‘‘Corporate Divisions’’) own the real property, maintain the cash and cash equivalents, marketable securities, and other non-printing and publishing assets and liabilities. The Corporate Divisions also include a wholly-owned subsidiary, Diamondback Golf, LLC, that owns and operates Rattlesnake Ridge, an 18-Hole private golf club in central Ohio. The operations of the Corporate Divisions are not included in these divisional financial statements.

The Divisions’ operations are conducted within the real property owned by the Corporate Divisions. There is no rent expense reported in these financial statements in relation to the use of the real property by the Divisions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions and estimates that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Back to Corporate

All cash generated from the Divisions is remitted back to the Corporate Divisions. These amounts are reflected as ‘‘cash back to corporate’’ on these financial statements.

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on an annual basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

At March 31, 2007 and 2006, management believes there are no significant doubtful accounts and an allowance has not been recognized.

Inventory

Inventory consists primarily of paper and ink and is valued at the lower of cost or market using the first-in, first-out (FIFO) method of determining cost.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using declining balance methods based on estimated useful lives.

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES    (CONTINUED)

Asset classification	Estimated useful life
Production equipment	3-10 years
Furniture and fixtures	3-10 years
Vehicles	5 years

Intangible Assets

Acquired circulation and advertising assets are amortized on the straight-line method over 15 years. Other intangible assets are amortized on the straight-line method over 20 years.

Accumulated amortization for all such costs was $301,268 and $299,586 at March 31, 2007 and December 31, 2006, respectively. Amortization expense totaled $1,682 and $1,718, for the three months ended March 31, 2007 and 2006, respectively.

Revenue Recognition

The Company recognizes subscription and advertising revenue based on issues published and delivered. Trade show revenue is recognized at completion of the event. Funds received in advance of these revenue recognition policies are presented as unearned revenues on the accompanying balance sheets.

Trade Revenue

The Company trades advertising space in its publications in exchange for radio advertising and various goods and services. The Company records the revenue and offsetting expense in the same period. Revenues approximate expenses, and are recorded at fair value. Trade revenues and offsetting expenses included in these financial statements totaled $81,068 and $87,772, for the three months ended March 31, 2007 and 2006, respectively.

Selling, General and Administrative

Selling, general and administrative expenses include costs directly associated with the Divisions and any allocated Company costs. The Company costs are allocated based the Division’s pro rata share.

Advertising and Promotion

Advertising and promotion costs are expensed when incurred, and totaled $182,037 and $156,995, for the three months ended March 31, 2007 and 2006, respectively. Included in the aforementioned costs are amounts directly associated with obtaining subscriptions, which totaled $7,199 and $11,944, for the three months ended March 31, 2007 and 2006, respectively.

CM MEDIA, INC.
PRINTING AND PUBLISHING DIVISIONS

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2:    PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	March 31, 2007	December 31, 2006
Production equipment	$4,675,991	$4,661,507
Furniture and fixtures	884,042	884,042
Vehicles	163,718	163,718
	5,723,751	5,709,267
Less: accumulated depreciation	5,202,569	5,128,035
	$521,182	$581,232

NOTE 3:    INCOME TAXES

Effective January 1, 2003, the Company, with the consent of its shareholders, elected to be treated as an S Corporation under the Internal Revenue Code. In lieu of federal and state income taxes, the shareholders separately account for their pro rata share of the Company’s income, deductions, losses and credits. Local income tax expense is recognized at the Company level. Local income tax allocable to the Divisions totaled $14,800 and $21,300, for the three months ended March 31, 2007 and 2006, respectively.

NOTE 4:    EMPLOYEE BENEFITS

The Company sponsors a defined contribution 401(k) retirement plan covering substantially all of its employees. Under the plan, participants have the option to defer annual compensation subject to certain Internal Revenue Code limitations, and the Company may match, at its discretion, a portion of each employee’s annual compensation contributed subject to certain Internal Revenue Code limitations. The Divisions’ portion of the Company match expensed, totaled $59,291 and $56,473, for the three months ended March 31, 2007 and 2006, respectively.

NOTE 5:    SUBSEQUENT EVENT

On April 30, 2007, the Company sold the assets and liabilities of the Divisions to American Community Newspapers LLC for approximately $43.8 million, plus working capital.

Independent Auditors’ Report

To the Board of Managers of
American Community Newspapers, LLC

We have audited the accompanying balance sheet of Suburban Washington Newspapers, Inc. as of August 31, 2005 and the related statements of income and accumulated deficit and cash flows for the eight months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suburban Washington Newspapers, Inc. as of August 31, 2005, and the results of its operations and its cash flows for the eight months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stoy, Molone and Company, P.C.

Baltimore, Maryland
March 28, 2007

SUBURBAN WASHINGTON NEWSPAPERS, INC.
BALANCE SHEET
August 31, 2005

ASSETS
CURRENT ASSETS
Accounts receivable – net of allowance for doubtful accounts of $29,041	$338,244
Advance – officer	28,027
Total current assets	366,271
PROPERTY AND EQUIPMENT
Machinery and equipment	109,291
Furniture and fixtures	12,510
Computer software and hardware	19,852
Leasehold improvements	44,864
186,517
Less accumulated depreciation	69,277
Total property and equipment, net	117,240
OTHER ASSETS
Customer base, net	62,500
Goodwill	2,301,873
Total other assets	2,364,373
Total assets	$2,847,884
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank overdraft	$22,748
Accounts payable and accrued expenses	135,027
Deferred revenue	3,491
Due to affiliates, net	4,336
Total current liabilities	165,602
STOCKHOLDERS’ EQUITY
Common stock $1 par value; 1,000 shares issued and outstanding	1,000
Additional paid in capital	2,683,300
Accumulated deficit	(2,018)
Total stockholders’ equity	2,682,282
Total liabilities and stockholders’ equity	$2,847,884

The Notes to Financial Statements are an integral part of these statements.

SUBURBAN WASHINGTON NEWSPAPERS, INC.
STATEMENT OF INCOME AND ACCUMULATED DEFICIT
For the Eight Months Ended August 31, 2005

REVENUES
Advertising	$2,491,679
Other	22,553
2,514,232
OPERATING COSTS
Operating	1,211,385
Selling, general and administrative	784,768
Depreciation and amortization	30,397
2,026,550
NET INCOME	487,682
ACCUMULATED DEFICIT
Beginning of period	(489,700)
End of period	$(2,018)

The Notes to Financial Statements are an integral part of these statements.

SUBURBAN WASHINGTON NEWSPAPERS, INC.
STATEMENT OF CASH FLOWS
For the Eight Months Ended August 31, 2005

OPERATING ACTIVITIES
Net income	$487,682
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	30,397
Bad debt	19,657
Changes in operating assets and liabilities
Accounts receivable	26,872
Prepaid expenses	425
Bank overdraft	(9,666)
Accounts payable and accrued expenses	(50,314)
Deferred revenue	3,491
Net cash provided by operating activities	508,544
INVESTING ACTIVITIES
Advances to officer	(557)
Purchases of property and equipment	(16,731)
Net cash used in investing activities	(17,288)
FINANCING ACTIVITIES
Net payments to affiliates	(491,756)
Net cash used in financing activities	(491,756)
DECREASE IN CASH	(500)
CASH
Beginning of period	500
End of period	$—

The Notes to Financial Statements are an integral part of these statements.

SUBURBAN WASHINGTON NEWSPAPERS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Suburban Washington Newspapers, Inc. (the ‘‘Company’’) is primarily engaged in the publishing of two newspapers and two niche publications in and around the Communities of Arlington, Great Falls, McLean, Middleburg, Vienna and Oakton Virginia. A summary of significant accounting policies is as follows:

Income Recognition

Advertising revenue is recognized when the related advertisements are published. Circulation revenue is recognized when the related publications are issued net of a non-refundable administrative fee. The Company grants credit to advertisers throughout the respective surrounding counties and on a national and regional basis. An allowance for doubtful accounts is maintained which is based on management’s assessment of the collectiblity of accounts receivable.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of depreciable assets using the straight-line method. Leasehold improvements are amortized on the straight-line method over the estimated useful lives of the improvements.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired through acquisition and is assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss will be recognized. There were no changes in the carrying amount of goodwill for the eight months ended August 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results may differ from these estimates.

Income Taxes

The Company has elected to be treated as a Qualified Subchapter S Subsidiary of Better Built Group, Inc. (the ‘‘Parent’’). Under these provisions, the Company’s income and expenses are reported for federal income tax reporting purposes as divisions of the Parent and are passed directly through to the stockholders of the Parent. The states in which the Company has operations respect the Company’s federal pass-through entity status. Therefore, no provision for federal or state income taxes is reflected in the financial statements of the Company.

NOTE 2 — CUSTOMER BASE

Customer base is recorded at cost and is subject to amortization. These costs are being amortized on a straight-line basis over 15 years. Amortization expense for the eight months ended August 31, 2005 was $3,333. Estimated aggregate amortization expense is $5,000 for the years ended August 31, 2006 through 2017.

SUBURBAN WASHINGTON NEWSPAPERS, INC.
NOTES TO FINANCIAL STATEMENTS  (Cont'd)

NOTE 3 — RELATED PARTY AND OTHER LEASES

Related Party

The Company leases office space and equipment from related parties. These leases are for one year or less and are renewable upon expiration. The Company’s total rent expense with respect to these leases was $57,950 for the eight months ended August 31, 2005.

Other

The Company leases office space under a month-to-month agreement.

The Company leases equipment under an operating lease which expires in 2009. For the years ending August 31, 2006, 2007, 2008 and 2009 the future minimum lease payments required under this operating lease were $5,448, $5,448, $5,448 and $2,272, respectively.

Total rent expense with respect to these leases was $10,071 for the eight months ended August 31, 2005

NOTE 4 — RELATED PARTY ADVANCES

The Company advanced funds to an officer. These advances are unsecured, non-interest earning, and are due on demand. Outstanding advances totaled $28,027 at August 31, 2005.

The Company had outstanding advances due to affiliates of $4,336 at August 31, 2005. These advances are non-interest bearing and are due on demand.

NOTE 5 — RETIREMENT PLAN

The Company participates in a 401(k) profit sharing plan which covers employees that meet certain age and length of service requirements. The Company’s contribution amounted to $9,487 for the eight months ended August 31, 2005.

NOTE 6 — SUBSEQUENT EVENT

On August 31, 2005 the Company sold all of its assets, rights and claims relating to or used in connection with the business of operating and publishing The Sun Gazette, Middleburg Life, and Parent Life. The sales price was $5,700,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Courtside Acquisition Corp.

We have audited the accompanying balance sheets of Courtside Acquisition Corp. (a corporation in the development stage) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006, the period from March 18, 2005 (inception) to December 31, 2005 and the cumulative period from March 18, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Courtside Acquisition Corp. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, the period from March 18, 2005 (inception) to December 31, 2005 and the cumulative period from March 18, 2005 (inception) to December 31, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Courtside Acquisition Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, Courtside Acquisition Corp. will face mandatory liquidation by July 7, 2007 if a business combination is not consummated, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 28, 2007

Courtside Acquisition Corp.
(a corporation in the development stage)

Balance Sheet

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents (Note 1)	$1,192,704	$1,692,748
Cash equivalents held in Trust Fund (Note 1)	77,036,463	74,618,620
Deferred Federal Income Tax (Notes 1 and 6)	—	—
Prepaid expenses	37,566	78,133
Current assets	78,266,733	76,389,501
Deferred acquisition costs	87,500	—
Total assets	$78,354,233	$76,389,501
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$278,348	$12,643
Deferred dividends	654,165	170,839
Taxes payable (Note 1)	248,828	78,725
Total liabilities	$1,181,341	$262,207
Common stock, subject to possible conversion, 2,758,620 shares at conversion value (Note 1)	14,745,424	14,745,424
Commitments (Note 3)
Stockholders’ equity (Notes 1, 2, 3, 4 and 5)
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value Authorized 50,000,000 shares
Issued and outstanding 16,800,000 shares (which includes 2,758,620 subject to possible conversion)	1,680	1,680
Additional paid-in capital	60,969,078	60,969,078
Earnings accumulated in the development stage	1,456,710	411,112
Total stockholders’ equity	$62,427,468	$61,381,870
Total liabilities and stockholders’ equity	$78,354,233	$76,389,501

The accompanying notes should be read in conjunction with these financial statements.

Courtside Acquisition Corp.
(a corporation in the development stage)

Statement of Operations

	Year Ended December 31, 2006	Period from March 18, 2005 (inception) to December 31, 2005	Period from March 18, 2005 (inception) to December 31, 2006
Expenses:
Formation and operating costs	(503,260)	(128,836)	(632,096)
State capital tax	(60,223)	(46,125)	(106,348)
	(563,483)	(174,961)	(738,444)
Interest and dividend income	1,997,081	710,673	2,707,754
Income for the period	1,433,598	535,712	1,969,310
Income taxes (Note 1)	(388,000)	(124,600)	(512,600)
Net income for the period	$1,045,598	$411,112	$1,456,710
Net income per share basic and diluted	$0.06	$.04
Weighted average shares outstanding	16,800,000	11,474,740

The accompanying notes should be read in conjunction with these financial statements.

Courtside Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Earnings Accumulated in the development Stage
	Shares	Amount			Total
Sale of 3,000,000 shares of common stock at $.0083 per share to initial stockholders committed for on March 18, 2005	3,000,000	$300	$24,700	$—	$25,000
Sale of 12,000,000 units, net of underwriters’ discount and offering expenses on July 7, 2005 (includes 2,398,800 shares subject to possible conversion)	12,000,000	1,200	65,645,882	—	65,647,082
Proceeds subject to possible conversion of 2,398,800 shares	—	—	(12,737,628)	—	(12,737,628)
Proceeds from issuance of option	—	—	100	—	100
Sale of 1,800,000 units, net of underwriters’ discount on July 11, 2005 (includes 359,820 shares subject to possible conversion)	1,800,000	180	10,043,820	—	10,044,000
Proceeds subject to possible conversion of 359,820 shares	—	—	(2,007,796)	—	(2,007,796)
Net income for the period	—	—	—	411,112	411,112
Balance, December 31, 2005	16,800,000	1,680	60,969,078	411,112	61,381,870
Net income for the year ended December 31, 2006	—	—		1,045,598	1,045,598
Balance, December 31, 2006	16,800,000	$1,680	$60,969,078	$1,456,710	$62,427,468

The accompanying notes should be read in conjunction with these financial statements.

Courtside Acquisition Corp.
(a corporation in the development stage)

Statement of Cash Flows

	Year Ended December 31, 2006	March 18, 2005 (inception) to December 31, 2005	Period from March 18, 2005 (inception) to December 31, 2006
Cash Flows from Operating Activities
Net income	$1,045,598	$411,112	$1,456,710
Adjustments to reconcile net income to net cash used in operating activities:
(Increase) decrease in value of Trust Fund	(2,417,843)	(854,620)	(3,272,463)
(Increase) decrease in prepaid expenses	40,567	(78,133)	(37,566)
Increase in accounts payable and accrued expenses	221,955	12,643	234,598
Increase in taxes payable	170,103	78,725	248,828
Increase in deferred dividends	483,326	170,839	654,165
Net cash used in operating activities	(456,294)	(259,434)	(715,728)
Cash Flows from Investing Activities
Payment of deferred acquisition costs	(43,750)	—	(43,750)
Cash deposited in Trust Fund	—	(73,764,000)	(73,764,000)
Net cash issued in investing activities	(43,750)	(73,764,000)	(73,807,750)
Cash Flows from Financing Activities
Gross proceeds of public offering	—	82,800,000	82,800,000
Proceeds from sale of shares of common stock	—	25,000	25,000
Proceeds from issuance of option	—	100	100
Proceeds from notes payable, stockholder	—	100,000	100,000
Payment of notes payable, stockholder	—	(100,000)	(100,000)
Payment of offering costs	—	(7,108,918)	(7,108,918)
Net cash provided by financing activities	—	75,716,182	75,716,182
Net increase (decrease) in cash and cash equivalents	(500,044)	1,692,748	1,192,704
Cash and cash equivalents at beginning of the period	1,692,748	—	—
Cash and cash equivalents at end of the period	$1,192,704	$1,692,748	$1,192,704
Supplemental schedule of non-cash investing activities:
Accrual of acquisition costs	$43,750		$43,750

The accompanying notes should be read in conjunction with these financial statements.

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

1.	Organization, Business Operations, and Accounting Policies	Courtside Acquisition Corp. (the ‘‘Company’’) was incorporated in Delaware on March 18, 2005 as a blank check company whose objective is to acquire an operating business.

All activity from March 18, 2005 (inception) through July 7, 2005 relates to the Company’s formation and initial public offering described below. Subsequent to July 7, 2005, the Company has been seeking a business combination with an operating business (‘‘Business Combination’’).

The registration statement for the Company’s initial public offering (‘‘Offering’’) was declared effective June 30, 2005. The Company consummated the Offering for 12,000,000 units on July 7, 2005 and, on July 11, 2005, the representative of the underwriters (‘‘Representative’’) exercised its over-allotment option for 1,800,000 units, with the Company receiving total net proceeds of approximately $75,691,000 (Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $73,764,000 of the net proceeds was placed in an interest-bearing trust account (‘‘Trust Account’’) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. At December 31, 2006, the value of the Trust Account amounted to $77,036,463. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s officers have severally agreed that they will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that these officers will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used for tax payments and business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (‘‘Initial Stockholders’’), have agreed to vote their 3,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (‘‘Public Stockholders’’) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. In this respect, $14,745,424 (19.99% of the original amount placed in the Trust Account) has been classified as common stock subject to possible conversion at December 31, 2006 and $654,165 (19.99% of the dividend income held in the Trust Account) has been classified as deferred dividends at December 31, 2006.

The Company’s Certificate of Incorporation, as amended, provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering (July 7, 2007) if certain extension criteria have been satisfied. The extension criteria have been met; however, there is no assurance that the Company will be able to consummate a Business Combination within that period. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering assuming no value is attributed to the Warrants contained in the Units sold (Note 2).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Cash equivalents are defined as highly liquid money market funds and U.S. Treasury Bills maturing in three months or less from date of purchase.

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Deferred acquisition costs consist primarily of legal, appraisal, due diligence and other third-party fees and expenses directly associated with the negotiation and execution of the Asset Purchase Agreement (‘‘APA’’) with American Community Newspaper LLC (‘‘ACN’’). See Note 7.

Basic net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted net income per share reflects the additional dilution for all potentially dilutive securities such as stock warrants and options. The effect of the 27,600,000 outstanding warrants, issued in connection with the initial public offering described in Note 2 has not been considered in the diluted net income per share since the warrants are contingently exercisable. The effect of the 600,000 units included in the

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

underwriters purchase option, as described in Note 2, along with the warrants underlying such units, has not been considered in the diluted earnings per share calculation since the market price of the option was less than the exercise price during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

In July 2006, the FASB issued FASB Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes,’’ an interpretation of FASB Statement No. 109 (‘‘FIN 48’’), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is ‘‘more likely than not’’ that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. We do not expect FIN 48 will have a material effect on our financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Initial Public Offering	On July 7, 2005, the Company sold 12,000,000 units (‘‘Units’’) in the Offering. On July 11, 2005, the Company sold an additional 1,800,000 Units pursuant to the Representative’s over-allotment option. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (‘‘Warrants’’). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

In connection with the Offering, the Company paid the underwriters an underwriting discount of 7% of the gross proceeds of the Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Offering. In connection with the Offering, the Company also issued an option, for $100, to the Representative to purchase 600,000 Units at an exercise price of $7.50 per Unit. The Units issuable upon exercise of this purchase option are identical to the Units sold in the Offering except that the Warrants included in the option have an exercise price of $6.65 per share. The Company estimated that the fair value of this option was approximately $1,224,000 ($2.04 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 40.995%, (2) risk-free interest rate of 3.72% and (3) expected life of 5 years. The sale of the option was accounted for as a cost attributable to the Offering. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The option may be exercised for cash or on a ‘‘cashless’’ basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

On October 25, 2006, the Company entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of June 30, 2005 (the ‘‘Warrant Agreement’’) by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in the Company’s Prospectus, dated June 30, 2005, that if the Company is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would the Company be obligated to pay cash or other consideration to the holders of warrants or otherwise ‘‘net-cash settle’’ any warrant exercise and the warrants may expire unexpired and unredeemed.

On October 25, 2006, the Company entered into a similar clarification agreement with the holders of the unit purchase options issued in connection with the Company’s initial public offering.

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

3.	Commitments and Related Party Transactions	The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. The statement of operations for the period ended December 31, 2006 includes $90,000 related to this agreement.

The Company engages in ordinary course banking relationships on customary terms with Alpine Capital Bank (‘‘ACB’’). ACB is a New York State chartered FDIC insured commercial bank. The Company’s Chairman is a director and stockholder of ACB, the Company’s President is a stockholder of ACB and the Company’s special advisor is the Chairman and a stockholder of ACB. Cash of $45,242 is on deposit at ACB and ACB is custodian for $1,147,462 of U.S. Treasury Bills at December 31, 2006.

Pursuant to letter agreements dated April 15, 2005 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

In accordance with an agreement with the Representative, the Company’s Chairman, the Company’s President and one of the Company’s advisors, or persons or entities associated or affiliated with such individuals, have purchased 2,400,000 Warrants in the public marketplace at an average price of $0.49 per Warrant.

Pursuant to an agreement, the Initial Stockholders are entitled to registration rights with respect to their founding shares. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company issued $100,000 unsecured promissory notes to an Initial Stockholder, who is also an officer and director. The notes were non interest-bearing and were repaid from the net proceeds of the Offering.

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

4.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

5.	Common Stock	At December 31, 2006, 29,400,000 shares of common stock were reserved for issuance upon exercise of the redeemable warrants and the underwriters’ unit purchase option.

6.	Income Taxes	The provision for income taxes consists of the following:

	Year Ended December 31, 2006	Period from March 18, 2005 (inception) to December 31, 2005
Current:
State	$187,000	$62,028
Local	201,000	62,572
Total	$388,000	$124,600

The total provision for income taxes differs from that amount which would be computed by applying the U.S. Federal income tax rate to income before provision for income taxes as follows:

	Year Ended December 31, 2006	Period from March 18, 2005 (inception) to December 31, 2005
Statutory federal income tax rate	34%	34%
State and local income taxes	27	23
Dividend income not subject to Federal income tax	(46)	(35)
Expenses allocable to non-taxable dividend income	4	—
Valuation allowance	11	1
Other	(3)	—
Effective income tax rate	27%	23%

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

The tax effect of temporary differences that give rise to the net deferred tax asset is as follows:

	Year Ended December 31, 2006	Period from March 18, 2005 (inception) to December 31, 2005
Expenses deferred for income tax purposes	$161,000	$—
Federal net operating loss carryforward	11,000	8,000
Less: valuation allowance	(172,000)	(8,000)
Net deferred tax asset	$—	$—

At December 31, 2006, the Company has a federal net operating loss carryforward of $33,000 to offset future taxable income. The net operating loss carryforward expires in 2025 and 2026. The Company has established a 100% valuation allowance against its deferred tax asset, which principally relates to Federal income tax temporary differences, since its income earned on the funds held in the Trust Account is not taxable for Federal income tax purposes and, at this time, it has no other operations that would generate income for Federal income tax purposes.

During the year ended December 31, 2006 and the period from March 18, 2005 (inception) to December 31, 2005, the Company paid $193,857 and $92,000, respectively, of New York State and City income taxes.

7.	Subsequent Events	On January 24, 2007, the Company signed an Asset Purchase Agreement (‘‘APA’’) to acquire the business and substantially all of the assets of American Community Newspapers LLC (‘‘ACN’’). ACN is a community newspaper publisher having operations within three major U.S. markets – Minneapolis-St. Paul, Dallas and Northern Virginia (suburban Washington, D.C.). The purchase price is $165,000,000, subject to adjustment if ACN working capital is greater or less than $1,200,000, plus up to $15,000,000 based on 2008 newspaper cash flow and $10,000,000 if the last reported sale price of the Company’s common stock exceeds $8.50 per share for 20 out of 30 trading days before July 8, 2009. Concurrently with the execution of the APA, the Company placed $700,000 in escrow as a deposit on the purchase price and two of the Company’s officers entered into an agreement which provides that if the APA is terminated under certain circumstances, they will have the right to enter into an agreement to purchase substantially all of ACN’s assets.

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (cont.)

To fund the purchase, the Company has received commitments, subject to execution of definitive agreements and other conditions, for up to $115,000,000 of senior secured credit facilities and $12,700,000 of senior notes. The senior facilities may also be used for working capital, acquisitions and general corporate purposes.

Two of the Company’s officers have agreed with the Company to advance funds (without recourse to the Trust Fund) to meet the Company’s reasonable out-of-pocket expenses when available funds held outside the Trust Fund are insufficient for such purpose.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Courtside Acquisition Corp.

We have reviewed the accompanying condensed balance sheet of Courtside Acquisition Corp. (a corporation in the development stage) as of March 31, 2007, the related condensed statements of operations and cash flows for the three-month periods ended March 31, 2007 and 2006 and the cumulative period from March 18, 2005 (inception) to March 31, 2007 and the related condensed statements of stockholders’ equity for the three-month period ended March 31, 2007 and the period from March 18, 2005 (inception) to March 31, 2007. These financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the condensed financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with United States generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the balance sheet of Courtside Acquisition Corp. as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated February 28, 2007, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2006 is fairly stated, in all material aspects, in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been prepared assuming Courtside Acquisition Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, Courtside Acquisition Corp. may face a mandatory liquidation by July 7, 2007 if a business combination is not consummated, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 8, 2007

Courtside Acquisition Corp.
(a corporation in the development stage)

Condensed Balance Sheet

	March 31, 2007 (unaudited)	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$915	$1,192,704
Cash equivalents held in Trust Fund (Note 1)	77,682,536	77,036,463
Deferred Federal Income Tax	—	—
Prepaid expenses	37,345	37,566
Current Assets	77,720,796	78,266,733
Deferred acquisition costs and deposit (Notes 1 and 4)	1,212,690	87,500
Total assets	$78,933,486	$78,354,233
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$456,928	$278,348
Deferred dividends	783,315	654,165
Taxes payable	9,884	248,828
Notes payable (Note 4)	180,000	—
Total liabilities	1,430,127	1,181,341
Common stock, subject to possible conversion, 2,758,620 shares at conversion value (Note 1)	14,745,424	14,745,424
Commitments (Note 4)
Stockholders’ equity (Notes 1, 2, and 4)
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value, Authorized 50,000,000 shares
Issued and outstanding 16,800,000 shares (which includes 2,758,620 subject to possible conversion)	1,680	1,680
Additional paid-in capital	60,969,078	60,969,078
Earnings accumulated in the development stage	1,787,177	1,456,710
Total stockholders’ equity	62,757,935	62,427,468
Total liabilities and stockholders’ equity	$78,933,486	$78,354,233

The accompanying notes should be read in conjunction with these unaudited condensed financial statements.

Courtside Acquisition Corp.
(a corporation in the development stage)

Unaudited Condensed Statements of Operations

	Three Months Ended		Cumulative Amounts for Period from March 18, 2005 (inception) to
	March 31, 2007	March 31, 2006	March 31, 2007
Expenses:
Formation and operating costs	$66,815	$73,728	$698,911
State capital taxes	15,000	22,500	121,348
	81,815	96,228	820,259
Interest and dividend income	521,282	430,675	3,229,036
Income (loss) for the period	439,467	334,447	2,408,777
Income taxes	109,000	91,000	621,600
Net Income for the period	$330,467	$243,447	$1,787,177
Net income per share basic and diluted	$0.02	$0.01	$0.12
Weighted average shares outstanding	16,800,000	16,800,000	14,731,452

The accompanying notes should be read in conjunction with these unaudited condensed financial statements.

Courtside Acquisition Corp.
(a corporation in the development stage)

Unaudited Condensed Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Earnings Accumulated in the development stage	Total
	Shares	Amount
Sale of 3,000,000 shares of common stock at $.0083 per share to initial stockholders committed for on March 18, 2005	3,000,000	$300	$24,700	$—	$25,000
Sale of 12,000,000 units, net of underwriters’ discount and offering expenses on July 7, 2005 (includes 2,398,800 shares subject to possible conversion)	12,000,000	1,200	65,645,882	—	65,647,082
Proceeds subject to possible conversion of 2,398,800 shares	—	—	(12,737,628)	—	(12,737,628)
Proceeds from issuance of option	—	—	100	—	100
Sale of 1,800,000 units, net of underwriters’ discount on July 11, 2005 (includes 359,820 shares subject to possible conversion)	1,800,000	180	10,043,820	—	10,044,000
Proceeds subject to possible conversion of 359,820 shares	—	—	(2,007,796)	—	(2,007,796)
Net income for the period	—	—	—	411,112	411,112
Balance, December 31, 2005	16,800,000	1,680	60,969,078	411,112	61,381,870
Net income for the year ended December 31, 2006	—	—	—	1,045,598	1,045,598
Balance, December 31, 2006	16,800,000	1,680	60,969,078	1,456,710	62,427,468
Net income for the three months ended March 31, 2007	—	—	—	330,467	330,467
	16,800,000	$1,680	$60,969,078	$1,787,177	$62,757,935

The accompanying notes should be read in conjunction with these unaudited condensed financial statements.

Courtside Acquisition Corp.
(a corporation in the developmental stage)

Unaudited Condensed Statement of Cash Flows

	Three Months Ended		Cumulative Amounts For Period from March 18, 2005 (inception) to
	March 31, 2007	March 31, 2006	March 31, 2007
Cash Flows from Operating Activities
Net income	$330,467	$243,447	$1,787,177
Adjustments to reconcile net income (loss) used in operating activities:
Increase in value of Trust Fund	(646,073)	(518,717)	(3,918,536)
Increase (Decrease) in prepaid expenses	221	(41,174)	(37,345)
Increase (Decrease) in accounts payable and accrued expenses	(162,026)	40,406	72,572
Increase (Decrease) in taxes payable	(238,944)	8,961	9,884
Increase in deferred dividends	129,150	103,691	783,315
Net cash (used) in operating activities	(587,205)	(163,366)	(1,302,933)
Cash Flows from Investing Activities
Payment of deferred acquisition costs and deposit	(784,584)	—	(828,334)
Cash deposited in Trust Fund	—	—	(73,764,000)
	(784,584)	—	(74,592,334)
Cash Flows from Financing Activities
Gross proceeds of public offering	—	—	82,800,000
Proceeds from sale of shares of common stock	—	—	25,000
Proceeds from issuance of option	—	—	100
Proceeds from notes payable, stockholders	180,000	—	280,000
Payment of notes payable, stockholder	—	—	(100,000)
Payment of offering costs	—	—	(7,108,918)
Net cash provided by financing activities	180,000	—	75,896,182
Net increase (decrease) in cash and cash equivalents	(1,191,789)	(163,366)	915
Cash and cash equivalents at beginning of the period	1,192,704	1,692,748	—
Cash and cash equivalents at end of the period	$915	$1,529,382	915
Supplemental Schedule of Non-Cash Investing Activities
Accrual of acquisition costs	$340,606	$—	384,356

The accompanying notes should be read in conjunction with these unaudited condensed financial statements.

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

1.	Organization and Business Operations	Courtside Acquisition Corp. (the ‘‘Company’’) was incorporated in Delaware on March 18, 2005 as a blank check company whose objective is to acquire an operating business.

The financial information in this report has not been audited, but in the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly such information have been included. See the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for additional disclosure relating to the Company’s condensed financial statements. The December 31, 2006 balance sheet has been derived from the audited financial statements.

All activity from March 18, 2005 (inception) through July 7, 2005 relates to the Company’s formation and initial public offering described below. Subsequent to July 7, 2005, the Company has been seeking a business combination with an operating business (‘‘Business Combination’’).

The registration statement for the Company’s initial public offering (‘‘Offering’’) was declared effective June 30, 2005. The Company consummated the Offering for 12,000,000 units on July 7, 2005 and, on July 11, 2005, the representative of the underwriters (‘‘Representative’’) exercised its over-allotment option for 1,800,000 units, with the Company receiving total net proceeds of approximately $75,691,000 (Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $73,764,000 of the net proceeds was placed in an interest-bearing trust account (‘‘Trust Account’’) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. At March 31, 2007, the value of the Trust Account amounted to $77,682,536. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements (cont.)

vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s officers have severally agreed that they will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that these officers will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used for tax payments and business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (‘‘Initial Stockholders’’), have agreed to vote their 3,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (‘‘Public Stockholders’’) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements (cont.)

Initial Stockholders. In this respect, $14,745,424 (19.99% of the original amount placed in the Trust Account) has been classified as common stock subject to possible conversion at March 31, 2007 and $783,315 (19.99% of the dividend income held in the Trust Account) has been classified as deferred dividends at March 31, 2007.

The Company’s Certificate of Incorporation, as amended, provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (January 7, 2007), or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. The extension criteria have been met; however, there is no assurance that the Company will be able to successfully effect a Business Combination during this period. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering assuming no value is attributed to the Warrants contained in the Units sold (Note 2).

Deferred acquisition costs and deposit consist primarily of legal, appraisal, due diligence and other third-party fees and expenses directly associated with the negotiation and execution of the Asset Purchase Agreement (‘‘APA’’) with American Community Newspapers LLC (‘‘ACN’’) and the deposit paid pursuant to the APA. See Note 3.

2.	Initial Public Offering	On July 7, 2005, the Company sold 12,000,000 units (‘‘Units’’) in the Offering. On July 11, 2005, the Company sold an additional 1,800,000 Units pursuant to the Representative’s over-allotment option. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (‘‘Warrants’’). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements (cont.)

the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Offering, the Company paid the underwriters an underwriting discount of 7% of the gross proceeds of the Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Offering. In connection with the Offering, the Company also issued an option, for $100, to the Representative to purchase 600,000 Units at an exercise price of $7.50 per Unit. The Units issuable upon exercise of this purchase option are identical to the Units sold in the Offering except that the Warrants included in the option have an exercise price of $6.65 per share. The Company estimated that the fair value of this option was approximately $1,224,000 ($2.04 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 40.995%, (2) risk-free interest rate of 3.72% and (3) expected life of 5 years. The sale of the option was accounted for as a cost attributable to the Offering. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The option may be exercised for cash or on a ‘‘cashless’’ basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

On October 25, 2006, the Company entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of June 30, 2005 (the ‘‘Warrant Agreement’’) by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in the Company’s Prospectus, dated June 30, 2005, that if the Company is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would the Company be obligated to pay cash or other consideration to the holders of warrants or otherwise ‘‘net-cash settle’’ any warrant

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements (cont.)

exercise and the warrants may expire unexpired and unredeemed.

On October 25, 2006, the Company entered into a similar clarification agreement with the holders of the unit purchase options issued in connection with the Company’s initial public offering.

3.	Impact of Recently Issued Accounting Standards	In July 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes 9’’ (‘‘FIN 48’’). FIN 48 prescribes a recognition threshold and measurement tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The Company adopted FIN 48 and has determined that the adoption does not have a material impact on the Company’s financial position or results of operations.

4.	Asset Purchase Agreement and Subsequent Event	The Company entered into an Asset Purchase Agreement (‘‘APA’’) with American Community Newspapers LLC (‘‘ACN’’) on January 24, 2007 (subsequently amended on May 2, 2007) providing for the purchase by the Company (or a subsidiary of the Company to be formed for such purchase) of substantially all of ACN’s assets and the assumption by the Company (or such subsidiary, without the release of the Company from its obligations) of certain of ACN’s liabilities. ACN is a community newspaper publisher having operations within major U.S. markets — Minneapolis — St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio. ACN Holding LLC, the sole member of ACN, is also a party to the Purchase Agreement. The consideration is $206,000,000 (including the estimated working capital payment and of which up to $12,500,000 may be paid in shares of Courtside common stock valued at $5.70 per share with the balance to be paid in cash plus, if certain newspaper cash flow and courtside stock price targets are achieved, up to an additional $25,000,000).

To fund the purchase of ACN, Courtside has received commitments, subject to execution of definitive agreements and other conditions, for up to $125,000,000 of senior secured credit facilities and $27,000,000 of senior notes. The senior facilities may also be used for working capital, acquisitions and general corporate purposes. Courtside believes it will have sufficient available funds outside of the trust account to operate through July 7, 2007, assuming that a business combination is not consummated during

Courtside Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements (cont.)

that time, because two of Courtside’s officers have agreed with Courtside to advance funds (without recourse to the trust account) to meet Courtside’s reasonable out-of-pocket expenses through May 4, 2007, $318,000 has been advanced in exchange for notes payable due no later that July 8, 2007, bearing interest at 5% per annum. An additional $5,000 was advanced in April 2007 under the same terms.

Two of the Company’s officers have agreed with the Company to advance funds (without recourse to the trust account) to meet the Company’s reasonable out-of-pocket expenses when available funds held outside the trust account are insufficient for that purpose. Through May 8, 2007, $318,000 (of which $180,000 was advanced as of March 31, 2007) has been advanced in exchange for notes payable due no later than July 8, 2007, bearing interest at the rate of 5% per annum.

Effective March 14, 2007, the Company filed with the SEC a preliminary proxy statement.

Annex A

ASSET PURCHASE AGREEMENT

BY AND AMONG

COURTSIDE ACQUISITION CORP.,

AND

AMERICAN COMMUNITY NEWSPAPERS LLC
AND SOLELY FOR PURPOSES OF SECTION 2.22,

ACN HOLDING LLC

DATED AS OF JANUARY 24, 2007

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this ‘‘Agreement’’) dated as of January 24, 2007, is by and among Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’) and solely for purposes of Section 2.22, ACN Holding LLC, the sole member of the Seller. As used in this Agreement, unless the context clearly requires otherwise, the term ‘‘Seller’’ shall include Seller’s direct and indirect Subsidiaries (as defined in Section 2.2(a)).

RECITALS

A.    The Seller operates a business as the owner and operator of community newspapers and other publications (the ‘‘Business’’).

B.    Upon the terms and subject to the conditions of this Agreement, Purchaser and Seller intend to enter into a business combination transaction by means of the purchase by Purchaser (or by a subsidiary of Purchaser formed for such purpose), for cash, certain of the assets, and the assumption by Purchaser (or such subsidiary of Purchaser) of certain of the liabilities incurred in the ordinary course of business, of Seller in connection with the Business (the ‘‘Acquisition’’).

C.    The Boards of Directors of Purchaser and the Board of Managers and the sole member of Seller have determined that the Acquisition is fair to, and in the best interests of, their respective companies and their respective stockholders and members.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located), IT IS AGREED:

ARTICLE I

THE ACQUISITION AND RELATED MATTERS

1.1    The Acquisition.    At the Closing (as defined in Section 1.9) and subject to and upon the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, free of all Liens (as defined in Section 10.2(e)), other than Permitted Liens (as defined in Section 10.2(e) but excluding Permitted Liens included under clause (v) of such definition), all of Seller’s right, title and interest in, to and under all of the assets of Seller, including all outstanding shares of capital stock of its directly owned Subsidiary (as defined in Section 2.2(a)), Amendment I, Inc. (collectively, the ‘‘Acquired Assets’’), other than the Excluded Assets (as defined in Section 1.2). The Acquired Assets shall include but not be limited to the assets and rights set forth in Schedule 1.1 annexed hereto.

1.2    Excluded Assets.    (a)    Notwithstanding anything to the contrary contained in Section 1.1, the Acquired Assets shall not include: (i) cash, cash equivalents or similar type investments of Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks, except for proceeds of insurance in respect of loss or damage to tangible property which occurs on or prior to the Closing and not applied to repair or replace such property, net of the costs of collection (‘‘Insurance Proceeds’’); (ii) Seller’s membership interest record books and such other books and records as pertain to the organization, capitalization or maintenance of Seller as a limited liability company; (iii) any of the rights of Seller under this Agreement or any ancillary agreement or document between Seller and Purchaser entered into on or after the date of this Agreement; (iv) those assets set forth in Schedule 1.2, (v) all accounts receivable, tax, insurance or other refunds or claims which relate to the period prior to the Closing and are not included in the calculation of the Balance Sheet Working Capital (except receivables or claims in respect of Insurance Proceeds), and (vi) any books and records relating exclusively to any of the foregoing (collectively, the ‘‘Excluded Assets’’).

(b)    In the event any amounts collected by or paid to the Purchaser relate to Excluded Assets, then the Seller shall be entitled to and Purchaser shall turn over to the Seller, the entirety of the amounts so collected as and when received.

1.3    Assumed Liabilities.    At the Closing, Purchaser shall assume and become responsible for the payment and performance of all (a) liabilities arising under the Seller Contracts relating to the period after the Closing, other than liabilities arising under any Seller Contract in respect of indebtedness for borrowed money or capital leases and (b) other liabilities of Seller existing on the Closing Date, but only to the extent set forth on Schedule 1.3(a) or taken into account in calculating the Balance Sheet Working Capital. The liabilities to be so assumed by Purchaser are hereinafter referred to as the ‘‘Assumed Liabilities.’’ All other liabilities of the Seller, including, without limitation, those set forth on Schedule 1.3(b), are hereinafter referred to as the ‘‘Excluded Liabilities.’’

1.4    Purchase Price.    (a)    The purchase price for the Acquired Assets to be paid to Seller by Purchaser (the ‘‘Purchase Price’’) shall be One Hundred Sixty Five Million Dollars ($165,000,000), subject to adjustment as set forth in Section 1.5 and allocated among the Acquired Assets as set forth in Schedule 1.4 (as such may be agreed upon by the Seller and Purchaser prior to the Closing), and each of the parties agrees that any forms or schedules required to be filed by it with the Internal Revenue Service shall be consistent therewith. Payment of such amount shall be made to Seller by Purchaser at the Closing in the manner set forth in clause (b), below.

(b)    At the Closing, the Purchase Price shall be delivered as follows:

(i)    Purchaser shall deliver to Seller by wire transfer of immediately available funds to an account specified by Seller by written notice to Purchaser given no later than two (2) business days prior to the Closing Date, the sum of One Hundred Fifty One Million Eight Hundred Thousand Dollars ($151,800,000) (the ‘‘Initial Payment Amount’’), plus or minus the adjustments set forth in Section 1.5, below.

(ii)    Purchaser shall deliver the sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the ‘‘Escrow Funds’’), by wire transfer of immediately available funds, to Continental Stock Transfer & Trust Company (the ‘‘Escrow Agent’’), to be held in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing by the Purchaser, Seller and Escrow Agent, as provided in Section 1.7, below, in the form annexed hereto as Exhibit A (the ‘‘Escrow Agreement’’).

(iii)    Purchaser shall cause the Deposit Escrow Agent (defined in Section 1.8, below) to deliver the Deposit (defined in Section 1.8, below) to the Seller’s account specified in clause (i) above, by wire transfer of immediately available funds and the interest accrued thereon to such account as may be designated by the Purchaser.

1.5    Adjustment to Purchase Price.    The Initial Payment Amount shall be adjusted as hereinafter provided.

(a)    At the Closing, Seller shall deliver to Purchaser an estimate of the Seller’s Working Capital (as hereinafter defined) as of the Effective Time (defined in Section 10.2(g)) (the ‘‘Closing Working Capital’’), together with a schedule setting forth its calculation thereof. If the Closing Working Capital is greater than the Target Working Capital, the Purchase Price and the Initial Payment Amount shall be increased on a dollar for dollar basis by the amount of the difference between the Closing Working Capital and the Target Working Capital. If the Closing Working Capital is less than the Target Working Capital, the Purchase Price and Initial Payment Amount shall be decreased on a dollar for dollar basis by the amount of the difference between the Target Working Capital and the Closing Working Capital. As used herein, ‘‘Working Capital’’ means, whether positive or negative, (1) the sum of the current assets of the Seller that are Acquired Assets as of the Closing (including expenses incurred in connection with acquisitions approved under Section 4.1(e) or otherwise disclosed in item B(1) of Schedule 4.1(e), net of liabilities in respect of such expenses) but excluding Insurance Proceeds and receivables and claims with respect thereto, less (2) the sum of the current liabilities of the Seller that are included in the Assumed Liabilities as of the Closing (excluding accrued interest and current portions of long term debt), determined by Seller in accordance with U.S. GAAP (as defined in Section 2.6(a)) and consistent with Seller’s prior practice. For purposes hereof, the term ‘‘Target Working Capital’’ means $1,200,000, increased by the amount by which actual paid time off (‘‘PTO’’) accruals of the Seller as of the Closing Date are less than $325,000 or decreased by the amount by which actual PTO accruals of the Seller as of the Closing Date are greater than $325,000.

(b)    As promptly as practicable following the Closing Date, but in no event later than forty five (45) days thereafter, the Purchaser shall cause to be prepared and delivered to the Seller an unaudited balance sheet of the Business acquired pursuant to this Agreement at the Effective Time (the ‘‘Closing Balance Sheet’’) setting forth Purchaser’s calculation of the Closing Working Capital. The Closing Balance Sheet shall be prepared in accordance with U.S. GAAP and in a manner consistent with the past practices of the Seller and the audited balance sheet included in the financial statements delivered pursuant to Section 5.11(b) below.

(c)    On the fifteenth (15th) day after the date on which the Closing Balance Sheet has been delivered to the Seller (or such earlier date as the Seller notifies the Purchaser in writing), if the Closing Working Capital derived from the Closing Balance Sheet (the ‘‘Balance Sheet Working Capital’’) is not disputed by the Seller pursuant to Section 1.5(e) hereof, (i) in the event that the Balance Sheet Working Capital exceeds the estimated Closing Working Capital calculated by Seller pursuant to clause (a) above, then the Purchaser shall immediately pay to the Seller the amount by which the Balance Sheet Working Capital exceeds the Seller’s estimate of the Closing Working Capital (the ‘‘Working Capital Surplus’’), and (ii) in the event that the estimated Closing Working Capital calculated by Seller pursuant to clause (a) above exceeds the Balance Sheet Working Capital (such excess amount being the ‘‘Working Capital Deficit’’), then the parties shall cause the Escrow Agent to pay to the Purchaser out of the Escrow Funds up to $400,000 of the amount equal to the Working Capital Deficit pursuant to the Escrow Agreement and Seller shall immediately pay to the Purchaser the balance of the Working Capital Deficit, if any. In addition, it is understood and agreed that if the Seller does not deliver a Dispute Notice to the Purchaser within fifteen (15) days after the delivery of the Closing Balance Sheet to the Seller (the ‘‘15-Day Period’’), then the Closing Balance Sheet and the amount of the Balance Sheet Working Capital shown thereon shall be deemed accepted in all respects by the Seller and shall be final and binding upon the parties hereto with the effects set forth in clauses (i) and (ii) of this subsection (c).

(d)    During the 15-Day Period, the Purchaser agrees to furnish to the Seller and its accountants and agents full access to all working papers, books, records, financial data, calculations and other documentation used in the preparation of the proposed Closing Balance Sheet and the calculation of the Balance Sheet Working Capital.

(e)    If the Seller disputes the Closing Balance Sheet (or any component thereof) or the calculation of the Balance Sheet Working Capital shown on the Closing Balance Sheet (or any component thereof), the Seller shall give written notice (the ‘‘Dispute Notice’’) to the Purchaser within the 15-Day Period, which Dispute Notice shall specify in reasonable detail the matters and the reasons for such dispute and the amount(s) in dispute. If the Seller and the Purchaser are unable to resolve the disputed matters within thirty (30) days after receipt by the Purchaser of the Dispute Notice, all disputed matters raised in the Dispute Notice and not so resolved (the ‘‘Disputed Matters’’) shall be submitted to PricewaterhouseCoopers LLP, and if such accounting firm does not accept the engagement, then to such recognized independent accounting firm as is chosen by mutual agreement of the Seller and the Purchaser acting in good faith (such firm which accepts the engagement, the ‘‘Independent Auditor’’), for final resolution in accordance with the terms and provisions of this Agreement. The Purchaser and the Seller shall use their respective best efforts to cause the Independent Auditor to make its determination as to the resolution of the Disputed Matters (the ‘‘Auditor Determination’’) as soon as possible, but in no event later than thirty (30) days after receipt of the Disputed Matters. The Independent Auditor shall be obligated to follow the Purchase Price adjustment terms and conditions set forth in this Agreement and shall not be entitled to award an amount greater than the greatest value claimed by either party or less than the least amount claimed by either party. The Auditor Determination shall be final and binding upon the parties hereto and shall be limited to Disputed Matters. The Auditor Determination shall be reflected in a written report which shall be delivered promptly by the Independent Auditor to the Seller and the Purchaser. One-half of all fees and disbursements of the Independent Auditor shall be paid by the Purchaser and one-half of such fees and disbursements shall be paid by the Seller. Any payment to be made as a consequence of the Auditor Determination by the Independent Auditor shall be made, free and clear of any deductions or set-off, not later than three business days after the receipt of the Auditor Determination by the Seller and the Purchaser, in accordance with the provisions of clauses (i) and (ii) of Section 1.5(c).

(f)    All amounts paid pursuant to this Section 1.5 shall be paid by bank wire transfer of immediately available funds.

1.6    Additional Consideration.

(a)    2008 NCF Earnout.

(i)    If, for the fiscal year ending December 28, 2008, Purchaser generates earnings before interest expense, taxes on income, depreciation and amortization expense and corporate overhead expense, which shall include but not be limited to those expenses set forth on Schedule 1.6(a) (‘‘NCF’’) equal or greater than Nineteen Million Dollars ($19,000,000), Purchaser shall pay Seller the amount set forth in Schedule 1.6 annexed hereto corresponding to the actual amount of NCF for such fiscal year. The calculation of NCF shall (A) be done in a manner consistent with past practices of the Seller, (B) be equitably adjusted on a pro forma basis to account for acquisitions made by Purchaser which occur in 2008, as if such acquisitions had occurred as of the first day of such year, including by adding back negative NCF or deducting positive NCF amounts associated with discontinued operations or businesses or portions thereof not acquired, and by adding back to NCF (1) compensation, personal items, perquisites and benefits (such as, without limitation, country club dues, life insurance premiums and other payments for goods and services or use of property), solely to the extent paid or provided to the prior owners or their affiliates and which are in excess of amounts paid to such persons following the closing or to persons hired to perform the functions or provide the goods or services or use of property previously provided or supplied by such prior owners or affiliates thereof solely to the extent of such excess (it being understood and agreed that if the amounts paid to such prior owners or their affiliates pre-acquisition were less than (x) fair value and such payments to such owners or affiliates are increased to fair value as of the Closing or (y) the amount paid or agreed to be paid to unrelated parties for replacement goods or services or use of replacement property as of the time immediately following the closing of such acquisition or as soon as practicable thereafter, then the difference shall be deducted from NCF), and (2) other non-ordinary course non-recurring expenses or revenues included in computing such NCF to the extent adding back or deducting such non-recurring expenses or revenue to or from NCF is permitted or required by the Purchaser’s lenders under its senior credit facility for purposes of calculating adjusted NCF (or the equivalent) thereunder, (C) disregard extraordinary expenses and revenues, and (D) be equitably adjusted to account for dispositions occurring following the Closing Date by reducing the NCF targets set forth on Schedule 1.6 by an amount equal to the NCF associated with any such dispositions for the twelve (12) months immediately preceding such disposition. It is understood and agreed that following the Closing and until December 28, 2008, the Purchaser shall (1) operate the Business in good faith, in accordance with the past practices of the Seller, including, but not be limited to, in respect of the timing of expenses recognition and (2) deliver monthly financial statements to the Seller, in substantially similar form to those provided to Purchaser under Section 5.11(a), below or such other monthly reports as may be generally required by the Purchaser’s lenders, subject to the execution of a confidentiality agreement in customary form. In the event of a change in control of Purchaser or a sale of all or substantially all of Purchaser’s assets prior to December 28, 2008, Purchaser agrees that the documents executed in connection with such transaction shall provide that the buyer thereunder will assume Purchaser’s obligation under this Section 1.6(a).

(ii)    As promptly as practicable, but in no event later than April 15, 2009, the Purchaser shall deliver to Seller the audited financial statements of the Purchaser for the year ended December 31, 2008 (the ‘‘2008 Audited Financials’’) together with its calculation of the NCF, derived from the income statement included in the 2008 Audited Financials and adjusted for any acquisitions, dispositions or other extraordinary items, as described above.

(iii)    On the thirtieth (30th) day after the date on which the 2008 Audited Financials have been delivered to the Seller, if the NCF derived from the 2008 Audited Financials and provided under clause (ii) above is not disputed by the Seller pursuant to Section 1.6(a)(v) hereof, then the Purchaser shall pay to the Seller the applicable amount set forth on Schedule 1.6. In addition, it is understood and agreed that if the Seller does not deliver a NCF Dispute Notice to the Purchaser within fifteen (15) days after the delivery of the 2008 Audited Financials to the Seller (the ‘‘NCF Review Period’’), then the 2008 Audited Financials and the calculation of NCF derived therefrom and delivered under clause (ii) above shall be deemed accepted in all respects by the Seller and shall be final and binding upon the parties hereto with the effects set forth in this clause (iii).

(iv)    During the NCF Review Period, the Purchaser agrees to furnish to the Seller and its accountants and agents full access to all accounting working papers (subject to Seller’s execution of a customary access letter with Purchaser’s independent accountants), books, records, financial data, calculations and other documentation used in the preparation of the proposed 2008 Audited Financials and the calculation of the NCF.

(v)    If the Seller disputes the calculation of the NCF derived from the 2008 Audited Financials (or any component thereof), the Seller shall give written notice (the ‘‘NCF Dispute Notice’’) to the Purchaser within the NCF Review Period, which NCF Dispute Notice shall specify in reasonable detail the matters and the reasons for such dispute and the amount(s) in dispute. If the Seller and the Purchaser are unable to resolve the disputed matters within thirty (30) days after receipt by the Purchaser of the NCF Dispute Notice, all disputed matters raised in the NCF Dispute Notice and not so resolved (the ‘‘NCF Disputed Matters’’) shall be submitted to the Independent Auditor, for final resolution in accordance with the terms and provisions of this Agreement. The Purchaser and the Seller shall use their respective best efforts to cause the Independent Auditor to make its determination as to the resolution of the NCF Disputed Matters (the ‘‘Auditor NCF Determination’’) as soon as possible, but in no event later than thirty (30) days after receipt of the NCF Disputed Matters. The Independent Auditor shall be obligated to follow the NCF terms and conditions set forth in this Agreement and shall not be entitled to award an amount greater than the greatest value claimed by either party or less than the least amount claimed by either party. The NCF Auditor Determination shall be final and binding upon the parties hereto and shall be limited to NCF Disputed Matters. The NCF Auditor Determination shall be reflected in a written report which shall be delivered promptly by the Independent Auditor to the Seller and the Purchaser. One-half of all fees and disbursements of the Independent Auditor shall be paid by the Purchaser and one-half of such fees and disbursements shall be paid by the Seller. Any payment to be made as a consequence of the NCF Auditor Determination by the Independent Auditor shall be made, free and clear of any deductions or set-off, not later than three business days after the receipt of the Auditor Determination by the Seller and the Purchaser, in accordance with the provisions of clause (iii) of Section 1.6(a).

(vi)    All amounts paid pursuant to this Section 1.6(a) shall be paid by bank wire transfer of immediately available funds.

(b)    Stock Price Payment.    If the last reported sale price of Purchaser’s Common Stock exceeds Eight Dollars and Fifty Cents ($8.50) (equitably adjusted to account for stock combinations, stock splits, stock dividends and the like) for any twenty (20) trading days within a thirty (30) trading day period from the Closing Date through July 7, 2009, Purchaser shall pay Seller, within 35 days after the end of such thirty (30) day trading period, an additional Ten Million Dollars ($10,000,000) by wire transfer of immediately payable funds to an account specified by Seller.

1.7    Escrow.    The Escrow Funds shall be held in escrow pursuant to the Escrow Agreement for the period beginning on the Closing Date and ending on the later of (a) the first anniversary of the Closing Date and (b) the earlier of the forty-fifth day after (i) the date that Purchaser files its Annual Report on Form 10-K for the year ended December 31, 2007 and (ii) the date on which the audited financials of the Purchaser for the year ended December 31, 2007 have been completed (the ‘‘Escrow Period’’), and, with respect to claims asserted prior to the expiration of the Escrow Period, for such further period as may be required pursuant to the Escrow Agreement.

1.8    Deposit.    Concurrently with the execution of this Agreement, Purchaser has deposited with Continental Stock Transfer & Trust Company (‘‘Deposit Escrow Agent’’) the sum of Seven Hundred Thousand Dollars ($700,000) (the ‘‘Deposit’’), to be held in escrow and released by the Deposit Escrow Agent pursuant to the terms of this Agreement and the Deposit Escrow Agreement executed concurrently herewith by Purchaser, Seller and the Deposit Escrow Agent, in the form annexed hereto as Exhibit B (the ‘‘Deposit Escrow Agreement’’).

1.9    Closing.    Subject to the conditions of this Agreement, the parties hereto shall cause the Acquisition and the other transactions contemplated by this Agreement to be consummated at a closing (the ‘‘Closing’’) to take place at the offices of Graubard Miller, counsel to Purchaser, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174-1901, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 6.1(a), 6.1(c), 6.1(d) and 6.3(c), or at such other time, date and location as the parties hereto agree in writing (the ‘‘Closing Date’’). Closing signatures may be transmitted by facsimile.

1.10    Closing Deliveries.

(a)    Deliveries by Seller.    At or before the Closing, Seller shall deliver or cause to be delivered to Purchaser:

(i)    an executed bill of sale in the form attached hereto as Exhibit C;

(ii)    an executed counterpart to an Assignment and Assumption Agreement in the form attached hereto as Exhibit D (the ‘‘Assignment and Assumption Agreement’’;

(iii)    an executed counterpart to a Intellectual Property Assignment Agreement in the form attached hereto as Exhibit E;

(iv)    an executed counterpart to the Escrow Agreement;

(v)    all those consents which are set forth on Schedule 2.4 (the ‘‘Required Consents’’);

(vi)    the documents and instruments required to be delivered by Seller under Sections 6.3(a), (b), (c), (e) and (h);

(vii)    evidence, reasonably satisfactory to the Purchaser, that the Acquired Assets are being delivered free and clear of all Liens, other than Permitted Liens (but excluding Permitted Liens included under clause (v) of the definition of Permitted Liens);

(viii)    Seller shall deliver, and, shall cause its parent, ACN Holding LLC (together with Seller, the ‘‘ACN Entities’’) to deliver, such certificates of amendment or other appropriate documents necessary to change their names to some name other than American Community Newspapers or any variation or abbreviation thereof in the State of Delaware and any other state in which the ACN Entities do business or have registered their names; and

(ix)    such other documents and agreements, duly executed by Seller, as may be reasonably necessary to transfer the Acquired Assets to, and vest title to the Acquired Assets in, Purchaser.

(b)    Deliveries by Purchaser.     At or before the Closing, Purchaser shall deliver or cause to be delivered to Seller:

(i)    the Purchase Price;

(ii)    an executed counterpart to the Assignment and Assumption Agreement;

(iii)    an executed counterpart to the Escrow Agreement;

(iv)    a termination letter to Continental Stock Transfer & Trust Company in substantially the form of Exhibit A attached to the Investment Management Trust Agreement by and between Purchaser and Continental dated as of June 30, 2005; and

(v)    the documents and instruments required to be delivered by Purchaser under Sections 6.2(a), (b), (c), (f) and (h).

1.11    Taking of Necessary Action; Further Action.    If, at any time after the Closing, any further action is necessary to carry out the purposes of this Agreement and to vest Purchaser with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller, the members, managers and officers of Seller will take all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the exceptions set forth in Schedule 2 attached hereto (the ‘‘Seller Schedule’’), Seller hereby represents and warrants to, and covenants with, Purchaser as follows:

2.1    Organization and Qualification.

(a)    Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Seller is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (‘‘Approvals’’) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on Seller. Complete and correct copies of the certificate of formation and operating agreement (or other comparable governing instruments with different names) (collectively referred to herein as ‘‘Charter Documents’’) of Seller, as amended and currently in effect, have been heretofore delivered to Purchaser or Purchaser’s counsel. Seller is not in violation of any of the provisions of Seller’s Charter Documents which violation would adversely affect the Seller’s ability to enter into this Agreement or consummate the transactions contemplated hereby.

(b)    Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller. Each jurisdiction in which Seller is so qualified or licensed is listed in Schedule 2.1.

2.2    Subsidiaries.

(a)    Seller has no direct or indirect subsidiaries or participations in joint ventures other than those listed in Schedule 2.2 (‘‘Subsidiaries’’). Except as set forth in Schedule 2.2, Seller owns all of the outstanding equity securities of each Subsidiary, free and clear of all Liens, other than Permitted Liens. Except for the Subsidiaries, Seller does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)    Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed in Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed in Schedule 2.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Seller to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Purchaser or Purchaser’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c)    Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d)    The minute books of each Subsidiary contain true, complete and correct copies of all resolutions adopted by its Board of Directors (and any committees thereof), similar governing bodies and stockholders since its acquisition and, to Seller’s knowledge from January 1, 2000 through the date of its acquisition, copies of which have been heretofore been delivered to Purchaser or Purchaser’s counsel.

(e)    The authorized and outstanding capital stock or membership interests of each Subsidiary are set forth in Schedule 2.2 hereto. Except as set forth in Schedule 2.2, Seller owns all of the outstanding equity securities of each Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities of any Subsidiary.

(f)    No Subsidiary will, as a result of any action or omission of the Seller, be prohibited or restricted, directly or indirectly, from declaring and paying dividends or from paying to Purchaser or any other Subsidiary any amounts that may from time to time be due or from transferring any property or assets to Purchaser or any other Subsidiary.

2.3    Authority Relative to this Agreement.    Seller has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of Seller and no other proceedings on the part of Seller or its Board of Managers or members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes the legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.4    No Conflict; Required Filings and Consents

(a)    The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller shall not, (i) conflict with or violate Seller’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(b)), other than those conflicts or violations that are cured by filings provided in clause (b) below, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Seller’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien other than a Permitted Lien on any of the properties or assets of Seller pursuant to, any Seller Contract (as defined in Section 2.18(a)(i)) or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Seller Contract, including any ‘‘change in control’’ or similar provision of any Seller Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Seller.

(b)    The execution and delivery of this Agreement by Seller does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations thereunder (‘‘Securities Act’’), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (‘‘Exchange Act’’) or state securities laws (‘‘Blue Sky Laws’’), and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Seller is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the ‘‘HSR Act’’) and the expiration of the required waiting period thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.4) hereto, except to the extent that the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller or, after the Closing, Purchaser, or prevent consummation of the Acquisition or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.5    Compliance.    Seller has complied with and is not in violation of any Legal Requirements (as defined in Section 10.2(b)) with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Seller. Except as set forth in Schedule 2.5, no written notice of non-compliance with any Legal Requirement has been received by Seller (and Seller has no knowledge of any such notice delivered to any other Person). Seller is not in violation of any term of any Seller Contract (defined in Section 2.18(a)), except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Seller.

2.6    Financial Statements.

(a)    Seller has provided to Purchaser a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of Seller and the Subsidiaries for the fiscal year ended January 1, 2006 and the period from December 10, 2004 through December 26, 2004 (the ‘‘Audited Financial Statements’’). The Audited Financial Statements were prepared in accordance with generally accepted accounting principles of the United States (‘‘U.S. GAAP’’) applied on a consistent basis throughout the periods involved

(except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Seller at its respective date and the results of its operations and cash flows for the period indicated.

(b)    Seller has provided to Purchaser a correct and complete copy of the unaudited consolidated financial statements (including, in each case, any related notes thereto) of Seller and the Subsidiaries for the eleven (11) month period ended November 26, 2006 (the ‘‘Unaudited Financial Statements’’). The Unaudited Financial Statements were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in any notes thereto), are consistent with the Audited Financial Statements and fairly present in all material respects the financial position of Seller at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal year-end adjustments.

(c)    The books of account and other similar books and records of the Seller and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects.

(d)    The accounts receivable of Seller reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are, to Seller’s knowledge, legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not, to the Seller’s knowledge, subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are, to Seller’s knowledge, collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of Seller.

2.7    No Undisclosed Liabilities.    Except as set forth in Schedule 2.7 hereto, Seller has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of Seller, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements or in the notes to the Audited Financial Statements, and (ii) such liabilities arising in the ordinary course of Seller’s business since November 26, 2006, none of which would have a Material Adverse Effect on Seller.

2.8    Absence of Certain Changes or Events.    Except as set forth in Schedule 2.8 hereto or in the Unaudited Financial Statements, since November 26, 2006, there has not been: (i) any Material Adverse Effect on Seller, (ii) any granting by Seller of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Seller of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Seller of any increase in severance or termination pay or any entry by Seller into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Seller of the nature contemplated hereby, (iii) entry by Seller into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.17 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Seller with respect to any Governmental Entity, (iv) any material change by Seller in its accounting methods, principles or practices, (v) any change in the auditors of Seller, (vi) any revaluation by Seller of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Seller other than in the ordinary course of business, or (vii) any agreement, whether written or oral, to do any of the foregoing.

2.9    Litigation.

(a)    Schedule 2.9(a) sets forth all claims, suits, actions or proceedings pending, or to the knowledge of Seller, threatened against Seller before any court, government department, commission, agency, instrumentality or authority, or any arbitrator.

(b)    Except as disclosed in Schedule 2.9(b) hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of Seller, threatened against Seller before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Seller or have a Material Adverse Effect on the ability of the parties hereto to consummate the Acquisition.

2.10    Employee Benefit Plans.

(a)    Schedule 2.10(a) lists all employee incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active employee, director or consultant of Seller, or any of its Subsidiaries (individually, a ‘‘Plan’’ and, collectively, the ‘‘Plans’’). The Seller has previously provided Purchaser with a true, correct and complete schedule of all employee compensation. All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of Seller. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of Seller, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Seller, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Seller does not have any plan or commitment to establish or enter into any new Plan or to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Purchaser in writing, or as required by this Agreement). Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Purchaser or Seller (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b)    Except as disclosed in Schedule 2.10(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any manager or employee of Seller under any Plan, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.11    Labor Matters.    Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller and Seller has no knowledge of any activities or proceedings of any labor union to organize any such employees.

2.12    Restrictions on Business Activities.    Except as disclosed in Schedule 2.12 hereto, to Seller’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Seller or its assets or to which Seller is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Seller, any acquisition of property by Seller or the conduct of business by Seller as currently conducted.

2.13    Title to Property.

(a)    All real property owned by Seller (including improvements and fixtures thereon, easements and rights of way) (‘‘Owned Real Property’’) is shown or reflected on the balance sheet of Seller included in the Unaudited Financial Statements. Seller has good, valid and marketable title to the Owned Real Property, all of which is set forth on Schedule 2.13(a), and, except as set forth in the Unaudited Financial Statements or on Schedule 2.13(a) hereto, all of such Owned Real Property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, other than Permitted Liens and Liens set forth on Schedule 2.13(a), none of which materially impairs the use or occupancy of the Owned Real Property in the operation of the Business as currently conducted. Schedule 2.13(a) hereto also contains a list of all options or other contracts under which Seller has a right to acquire any interest in real property. At the Closing, Seller shall convey to Purchaser fee simple title in each parcel of Owned Real Property, subject only to Permitted Liens.

(b)    All leases of real property held by Seller, and all personal property and other property and assets of Seller owned, used or held for use in connection with the Business (the ‘‘Personal Property’’) are shown or reflected on the balance sheet included in the Audited Financial Statements, other than those entered into or acquired on or after January 1, 2006 in the ordinary course of business. Seller has good and marketable title to the Personal Property owned by it, and all such Personal Property and all personal property and other assets owned by its Subsidiaries is, in each case, held free and clear of all Liens, except for Permitted Liens, none of which liens or encumbrances has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Seller.

(c)    All leases pursuant to which Seller leases from others material, real or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Seller or, to Seller’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Seller.

(d)    Seller is in possession of, or has valid and effective rights to, all properties, assets and rights (including Intellectual Property) required for the conduct of its business in the ordinary course.

2.14    Taxes.

(a)    Definition of Taxes.    For the purposes of this Agreement, ‘‘Tax’’ or ‘‘Taxes’’ refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b)    Tax Returns and Audits.     Except as set forth in Schedule 2.14 hereto:

(i)    Seller has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (‘‘Returns’’) required to be filed by Seller with any Tax authority prior to the date hereof, except such Returns which are not material to Seller. All such Returns are true, correct and complete in all material respects. Seller has paid all Taxes shown to be due and payable on such Returns, unless any such amounts are being contested in good faith by appropriate proceedings and an adequate reserve has been established on the Audited Financial Statements as and to the extent required under U.S. GAAP.

(ii)    All Taxes that Seller is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)    Seller has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Seller, nor has Seller executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)    To the knowledge of Seller, no audit or other examination of any Return of Seller by any Tax authority is presently in progress, nor has Seller been notified in writing of any request for such an audit or other examination.

(v)    No adjustment relating to any Returns filed by Seller has been proposed in writing, formally or informally, by any Tax authority to Seller or any representative thereof.

(vi)    Seller has no liability for any material unpaid Taxes which have not been accrued for or reserved on Seller’s balance sheets included in the Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to Seller, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Seller in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Seller.

2.15    Environmental Matters.

(a)    Except as disclosed in Schedule 2.15(a) hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) Seller has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated by Seller (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) to the Seller’s knowledge, the properties formerly owned or operated by Seller were not contaminated with any Hazardous Substances during the period of ownership or operation by Seller or, to Seller’s knowledge, during any prior period; (iv) Seller is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) Seller has not been associated with any release or threat of release of any Hazardous Substance; (vi) Seller has not received any written notice or, to its knowledge, any oral notice, or any demand, letter, claim or request for information alleging that Seller may be in violation of or liable under any Environmental Law; (vii) Seller is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances, (viii) Seller has no knowledge of any ‘‘wells’’ on any parcel included within the Owned Real Property, within the meaning of Minn. Stat. Section 1031 (which representation is intended to satisfy the requirements of that statute) and (ix) for the purposes of satisfying any applicable requirements of Minn. Stat. Section 155.55, Seller discloses and certifies that (A) the Seller has no knowledge of the existence of an abandoned individual sewage treatment system on the parcels of Owned Real Property and (B) sewage generated on the parcels of Owned Real Property goes to a facility permitted by the Minnesota Pollution Control Agency. As permitted by Minn. Stat. Section 155.55, Subd. 6(b), the Purchaser waives and releases Seller from any claim the Purchaser may now or hereafter have against the Seller based on any failure by Seller to disclose the existence or known status of an individual sewage treatment system on the owned real property or to make any other disclosure required under Minn. Stat. Section 115.55.

(b)    As used in this Agreement, the term ‘‘Environmental Law’’ means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c)    As used in this Agreement, the term ‘‘Hazardous Substance’’ means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d)    Schedule 2.15(d) sets forth all environmental studies and investigations completed or in process with respect to Seller and/or its Subsidiaries or their respective properties or assets, including all phase reports, that are known to Seller. All such written reports and material documentation relating to any such study or investigation has been provided by Seller to Purchaser.

2.16    Brokers; Third Party Expenses.    Except as set forth in Schedule 2.16 hereto, Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby and no membership interests, options, warrants or other securities of either Seller or Purchaser are payable to any third party by Seller as a result of this Acquisition.

2.17    Intellectual Property.    Schedule 2.17 hereto contains a description of all material Intellectual Property of Seller. For the purposes of this Agreement, the following terms have the following definitions:

‘‘Intellectual Property’’ shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (‘‘Patents’’); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (‘‘Copyrights’’); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, ‘‘Trademarks’’); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

‘‘Seller Intellectual Property’’ shall mean any Intellectual Property that is owned by, or exclusively licensed to, Seller, including software and software programs developed by or exclusively licensed to Seller (specifically excluding any off the shelf or shrink-wrap software).

‘‘Registered Intellectual Property’’ means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

‘‘Seller Registered Intellectual Property’’ means all of the Registered Intellectual Property owned by, or filed in the name of, Seller. ‘‘Seller Products’’ means all current versions of products or service offerings of Seller.

(a)    Except as disclosed in Schedule 2.17 hereto, no Seller Intellectual Property or Seller Product is subject to any proceeding or outstanding decree, order, judgment, contract, license or stipulation restricting in any manner the use, transfer or licensing thereof by Seller, or which may affect the validity, use or enforceability of such Seller Intellectual Property or Seller Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Seller.

(b)    Seller owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted. Except as disclosed in Schedule 2.17 hereto, Seller owns or has the exclusive right to use each material item of Seller Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business), other than Permitted Liens; and Seller owns or has the right to use of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of Seller as presently conducted, including the sale of any products or the provision of any services by Seller.

(c)    The operation of the business of Seller as such business currently is conducted, including Seller’s use of any product, device or process, does not (and to the Seller’s knowledge, has not) infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and Seller has not received any written claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

2.18    Agreements, Contracts and Commitments.

(a)    Schedule 2.18(a) hereto sets forth a complete and accurate list of all Material Seller Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term ‘‘Seller Contracts’’ shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including without limitation outstanding offers and proposals) of any kind, whether written or oral, to which Seller is a party or by or to which any of the properties or assets of Seller may be bound, subject or affected (including without limitation notes or other instruments payable to Seller) and (ii) the term ‘‘Material Seller Contracts’’ shall mean (x) each Seller Contract (I) providing for payments (present or future) to Seller in excess of $100,000 in the aggregate or (II) under which or in respect of which Seller presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $100,000, that will not be satisfied at or prior to Closing (y) each Seller Contract that otherwise is or may be material to the businesses, operations, assets or condition (financial or otherwise) of Seller and (z) without limitation of subclause (x) or subclause (y), each of the following Seller Contracts:

(i)    any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from Seller by any officer, manager, member or holder of derivative securities of Seller (each such person, an ‘‘Insider’’);

(ii)    any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from an Insider by Seller;

(iii)    any guaranty, direct or indirect, by Seller, a Subsidiary or any Insider of Seller of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business, unless such borrowings shall be satisfied at Closing;

(iv)    any Seller Contract of employment or management, other than employment letters relating to at-will employment;

(v)    any Seller Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of Seller or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Seller;

(vi)    any obligation to register any shares of the capital stock or other securities of Seller with any Governmental Entity;

(vii)    any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(viii)    any collective bargaining agreement with any labor union;

(ix)    any lease or similar arrangement for the use by Seller of real property or personal property (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business where the annual lease payments are less than $100,000;

(x)    any Seller Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property;

(xi)    any Seller Contract to which any Insider of Seller is a party;

(xii)    any acquisition agreements or letters of intent entered into in connection with the proposed acquisition of the assets or equity of any business; and

(xiii)    any offer or proposal which, if accepted, would constitute any of the foregoing.

(b)    Each Material Seller Contract was entered into at arms’ length and in the ordinary course, is in full force and effect in all material respects and, to Seller’s knowledge, is valid and binding upon and enforceable against each of the parties thereto (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). To the knowledge of Seller, no other party to a Material Seller Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Seller Contracts and offers and proposals, which, if accepted, would constitute Material Seller Contracts (or written summaries in the case of oral Material Seller Contracts or oral offers and proposals, which if accepted, would constitute Material Seller Contracts), and of all outstanding offers and proposals of Seller have been heretofore delivered to Purchaser or Purchaser’s counsel.

(c)    Except as set forth in Schedule 2.18(c), neither Seller nor, to the Seller’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Seller Contract, and no party to any Seller Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Seller. Each Material Seller Contract to which Seller is a party or by which it is bound that has not expired by its terms is in full force and effect.

2.19    Insurance.    Schedule 2.19 sets forth Seller’s insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the ‘‘Insurance Policies’’). The insurance provided by such Insurance Policies are adequate in amount and scope for Seller’s business and operations, including any insurance required to be maintained by Seller Contracts.

2.20    Governmental Actions/Filings.

(a)    Except as set forth in Schedule 2.20(a), Seller has been granted and holds, and has made, all material Governmental Actions/Filings (as defined below) (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by Seller of its business (as presently conducted), and true, complete and correct copies of which have heretofore been delivered to Purchaser. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.20(a), will not expire prior to December 31, 2007, and Seller is in material compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Seller.

(b)    Except as set forth in Schedule 2.20(b), no Governmental Action/Filing is necessary to be obtained, secured or made by Seller to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

(c)    For purposes of this Agreement, the term ‘‘Governmental Action/Filing’’ shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.21    Interested Party Transactions.    Except as set forth in the Schedule 2.21 hereto, no employee, officer, manager or member of Seller or a member of his or her immediate family is indebted to Seller, nor is Seller indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Seller, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.21, to Seller’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Seller is affiliated or with whom Seller has a contractual relationship, or in any Person that competes with Seller, except that each employee, member, officer or director of Seller and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Seller. Except as set forth in Schedule 2.21, to the knowledge of Seller, no officer, manager or member of Seller or any member of their immediate families is, directly or indirectly, interested in any Material Seller Contract with Seller (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of Seller or such Person’s employment with Seller).

2.22    Member Approval.    ACN Holding LLC, the sole member of Seller has, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.23    Survival of Representations and Warranties.    Except as otherwise provided in Section 7.4(a), the representations and warranties of Seller set forth in this Agreement shall survive the Closing until the end of the Escrow Period.

2.24    Disclaimer of Warranties.    EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS ARTICLE II OR ELSEWHERE IN THIS AGREEMENT OR THE RELATED DOCUMENTS TO WHICH IT IS A PARTY, THE SELLER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND PURCHASER ACKNOWLEDGES AND AGREES THAT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE SET FORTH HEREIN.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Subject to the exceptions set forth in Schedule 3 attached hereto (the ‘‘Purchaser Schedule’’), Purchaser represents and warrants to, and covenants with, Seller, as follows:

3.1    Organization and Qualification.

(a)    Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Purchaser to be conducted. Purchaser is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Purchaser to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. Complete and correct copies of the Charter Documents of Purchaser, as amended and currently in effect, have been heretofore delivered to Seller. Purchaser is not in violation of any of the provisions of Purchaser’s Charter Documents which violation would adversely affect the Purchaser’s ability to enter into the this Agreement or consummate the transactions contemplated hereby.

(b)    Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

3.2    Subsidiaries.

(a)    Purchaser has no subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and Purchaser has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)    If Purchaser forms a subsidiary to which it will assign its rights under this Agreement, such subsidiary will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and will have the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it will be planned by Purchaser to be conducted and, on the Closing Date, will not be in violation of any of the provisions of the its Charter Documents.

3.3    Capitalization.

(a)    As of the date of this Agreement, the authorized capital stock of Purchaser consists of 50,000,000 shares of common stock (‘‘Purchaser Common Stock’’) and 1,000,000 shares of preferred stock, par value $0.0001 per share (‘‘Purchaser Preferred Stock’’), of which 16,800,000 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable.

(b)    Except as set forth in Schedule 3.3(b), (i) no shares of Purchaser Common Stock or Purchaser Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Purchaser Common Stock or Purchaser Preferred Stock granted to employees of Purchaser or other parties (‘‘Purchaser Stock Options’’) and there are no outstanding Purchaser Stock Options; (ii) no shares of Purchaser Common Stock or Purchaser Preferred Stock are

reserved for issuance upon the exercise of outstanding warrants to purchase Purchaser Common Stock or Purchaser Preferred Stock (‘‘Purchaser Warrants’’) and there are no outstanding Purchaser Warrants; and (iii) no shares of Purchaser Common Stock or Purchaser Preferred Stock are reserved for issuance upon the conversion of the Purchaser Preferred Stock or any outstanding convertible notes, debentures or securities (‘‘Purchaser Convertible Securities’’). All shares of Purchaser Common Stock and Purchaser Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Purchaser Common Stock and all outstanding Purchaser Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Purchaser Contracts (as defined in Section 3.19). Purchaser has heretofore delivered to Seller true, complete and accurate copies of the Purchaser Warrants, including any and all documents and agreements relating thereto.

3.4    Authority Relative to this Agreement.    Purchaser has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Purchaser has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Purchaser’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Acquisition). The execution and delivery of this Agreement and the consummation by Purchaser of the transactions contemplated hereby (including the Acquisition) have been duly and validly authorized by all necessary corporate action on the part of Purchaser (including the approval by its Boards of Directors), and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Purchaser Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser shall not: (i) conflict with or violate Purchaser’s Charter Documents, (ii) conflict with or violate any Legal Requirements, other than those conflicts or violations that are cured by filings provided in clause (b) below, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Purchaser’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, other than a Permitted Lien, on any of the properties or assets of Purchaser pursuant to, any Purchaser Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Purchaser.

(b)    The execution and delivery of this Agreement by Purchaser do not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Purchaser is qualified to do business, (ii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser, or prevent consummation of the Acquisition or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6    Compliance.    Purchaser has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Purchaser. The business and activities of Purchaser have not been and are not being conducted in violation of any Legal Requirements. Purchaser is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Purchaser. Purchaser has complied in all material respects with and is not in material violation of the Securities Act or the Exchange Act.

3.7    SEC Filings; Financial Statements.

(a)    Purchaser has made available to Seller a correct and complete copy of each report and registration statement filed by Purchaser with the Securities and Exchange Commission (‘‘SEC’’) (the ‘‘Purchaser SEC Reports’’), which are all the forms, reports and documents required to be filed by Purchaser with the SEC prior to the date of this Agreement. All Purchaser SEC Reports required to be filed by Purchaser in the twelve (12) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates the Purchaser SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Purchaser makes no representation or warranty whatsoever concerning any Purchaser SEC Report as of any time other than the date or period with respect to which it was filed.

(b)    Except as set forth in Schedule 3.7(b), each set of financial statements (including, in each case, any related notes thereto) contained in Purchaser SEC Reports, including each Purchaser SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Purchaser at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Purchaser taken as a whole.

3.8    No Undisclosed Liabilities.    Except as set forth on Schedule 3.8, Purchaser has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in Purchaser SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of Purchaser, except (i) liabilities provided for in or otherwise disclosed in the financial statements included in Purchaser SEC Reports filed prior to the date hereof and (ii) liabilities incurred since September 30, 2006, in the ordinary course of business, none of which would have a Material Adverse Effect on Purchaser.

3.9    Absence of Certain Changes or Events.     Except as set forth in Purchaser SEC Reports filed prior to the date of this Agreement, or except as disclosed on Schedule 3.9, and except as contemplated by this Agreement, since September 30, 2006, there has not been: (i) any Material Adverse Effect on Purchaser, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Purchaser’s capital stock, or any purchase, redemption or other acquisition by Purchaser of any of Purchaser’s capital stock or any other securities of Purchaser or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Purchaser’s capital stock, (iv) any granting by Purchaser of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Purchaser of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Purchaser of any increase in severance or termination pay or any entry by Purchaser into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Purchaser of the nature contemplated hereby, (v) entry by Purchaser into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Purchaser with respect to any Governmental Entity, (vi) any material change by Purchaser in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Purchaser, (viii) any issuance of capital stock of Purchaser (other than as may be issued to finance the payment of the Purchase Price), or (ix) any revaluation by Purchaser of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Purchaser other than in the ordinary course of business.

3.10    Litigation.    There are no claims, suits, actions or proceedings pending or to Purchaser’s knowledge, threatened against Purchaser, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Purchaser or have a Material Adverse Effect on the ability of the parties hereto to consummate the Acquisition.

3.11    Employee Benefit Plans.    Except as may be contemplated by the Purchaser Plan (as defined in Section 5.1(a)) and by Section 5.16, Purchaser does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Purchaser, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12    Labor Matters.    Purchaser is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Purchaser and Purchaser has no knowledge of any activities or proceedings of any labor union to organize any such employees.

3.13    Restrictions on Business Activities.    Since its organization, Purchaser has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the Purchaser Charter Documents or in Schedule 3.13, there is no agreement, commitment, judgment, injunction, order or decree binding upon Purchaser or to which Purchaser is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Purchaser, any acquisition of property by Purchaser or the conduct of business by Purchaser as currently conducted.

3.14    Title to Property.    Purchaser does not own or lease any real property or personal property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Purchaser has a right or obligation to acquire or lease any interest in real property or personal property.

3.15    Taxes.    Except as set forth in Schedule 3.15 hereto:

(a)    Purchaser has timely filed all Returns required to be filed by Purchaser with any Tax authority prior to the date hereof, except such Returns which are not material to Purchaser. All such Returns are true, correct and complete in all material respects. Purchaser has paid all Taxes shown to be due on such Returns, unless any such amounts are being contested in good faith by appropriate proceedings and an adequate reserve has been established on the financial statements included in the Purchaser SEC Reports as and to the extent required under U.S. GAAP.

(b)    All Taxes that Purchaser is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)    Purchaser has not been delinquent in the payment of any material Tax that has not been accrued for in Purchaser’s books and records of account for the period for which such Tax relates nor is there any material Tax deficiency outstanding, proposed or assessed against Purchaser, nor has Purchaser executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)    No audit or other examination of any Return of Purchaser by any Tax authority is presently in progress, nor has Purchaser been notified in writing of any request for such an audit or other examination.

(e)    No adjustment relating to any Returns filed by Purchaser has been proposed in writing, formally or informally, by any Tax authority to Purchaser or any representative thereof.

(f)    Purchaser has no liability for any material unpaid Taxes which have not been accrued for or reserved on Purchaser’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Purchaser, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Purchaser in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Purchaser.

3.16    Environmental Matters.    Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) Purchaser has complied with all applicable Environmental Laws; (ii) Purchaser is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) Purchaser has not been associated with any release or threat of release of any Hazardous Substance; (iv) Purchaser has not received any notice, demand, letter, claim or request for information alleging that Purchaser may be in violation of or liable under any Environmental Law; and (v) Purchaser is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17    Brokers.    Except as set forth in Schedule 3.17, Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18    Intellectual Property.    Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property or material Registered Intellectual Property, except non-exclusive rights to the name ‘‘Courtside’’.

3.19    Agreements, Contracts and Commitments.

(a)    Except as contemplated by Section 5.15 or set forth in the Purchaser SEC Reports filed prior to the date of this Agreement or as disclosed on Schedule 3.19, and with respect to confidentiality and nondisclosure agreements, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Purchaser is a party or by or to which any of the properties or assets of Purchaser may be bound, subject or affected, which either (a) creates or imposes a liability greater than $100,000, or (b) may not be cancelled by Purchaser on 30 days’ or less prior notice (‘‘Purchaser Contracts’’). All Purchaser Contracts are listed in Schedule 3.19.

(b)    Except as set forth in the Purchaser SEC Reports filed prior to the date of this Agreement, or as disclosed on Schedule 3.19, each Purchaser Contract was entered into at arms’ length and in the ordinary course, is in full force and effect in all material respects and, to Purchaser’s knowledge, is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Purchaser Contracts (or written summaries in the case of oral Purchaser Contracts) and of all outstanding offers or proposals of Purchaser have been heretofore delivered to Seller.

(c)    Neither Purchaser nor, to the knowledge of Purchaser, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Purchaser Contract, and no party to any Purchaser Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Purchaser. Each agreement, contract or commitment to which Purchaser is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Purchaser.

3.20    Insurance.    Except for directors’ and officers’ liability insurance, Purchaser does not maintain any Insurance Policies.

3.21    Interested Party Transactions.    Except as contemplated by Section 5.16, or as set forth in the Purchaser SEC Reports filed prior to the date of this Agreement, or as disclosed on Schedule 3.21: (a) no employee, officer, director or stockholder of Purchaser or a member of his or her immediate family is indebted to Purchaser nor is Purchaser indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Purchaser; (b) to Purchaser’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Purchaser is affiliated or with whom Purchaser has a material contractual relationship, or any Person that competes with Purchaser, except that each employee, stockholder, officer or director of Purchaser and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Purchaser; and (c) to Purchaser’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Purchaser (other than such contracts as relate to any such individual ownership of capital stock or other securities of Purchaser).

3.22    Indebtedness.    As of the date of this Agreement, Purchaser has no indebtedness for borrowed money.

3.23    AMEX Stock Listing.    Purchaser’s Common Stock is listed on the American Stock Exchange (‘‘AMEX’’). There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser by AMEX or NASD, Inc. (‘‘NASD’’) with respect to any intention by such entities to prohibit or terminate the quotation of any such securities on AMEX.

3.24    Board Approval.    The Board of Directors of Purchaser (including any required committee or subgroup of the Board of Directors of Purchaser) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Acquisition and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Acquisition is in the best interests of the stockholders of Purchaser and (iii) determined that the fair market value of Seller is equal to at least 80% of Purchaser’s net assets.

3.25    Trust Fund.    As of the date hereof and at the Closing Date, Purchaser has and will have no less than $76,398,752 invested in a trust account administered by Continental (the ‘‘Trust Fund’’), less such amounts, if any, as Purchaser is required to pay to (i) stockholders who elect to have their shares converted to cash in accordance with the provisions of Purchaser’s Charter Documents, (ii) third parties (e.g., professionals, printers, etc.) who have rendered services to Purchaser in connection with the Acquisition, and (iii) reimburse insiders of Purchaser for loans, as contemplated by Section 5.15.

3.26    Governmental Filings.    Except as set forth in Schedule 3.26, Purchaser has been granted and holds, and has made, all material Governmental Actions/Filings necessary to the conduct by Purchaser of its business (as presently conducted) or used or held for use by Purchaser, and true, complete and correct copies of which have heretofore been delivered to Seller. Each such

Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.26, will not expire prior to December 31, 2007, and Purchaser is in material compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Purchaser.

3.27    Financing Commitment.    On or prior to the date hereof, Purchaser has delivered to the Seller, an executed copy of one or more commitment letters from one or more financial institutions, pursuant to which funding in an amount of no less than $100,000,000, will be made available to the Purchaser at or prior to Closing, subject to the terms and conditions thereof, to be used, together with the Trust Fund, to pay the Purchase Price and associated expenses hereunder.

3.28    Fairness Opinion.    On or prior to the date hereof, Purchaser has delivered to Seller, an executed copy of an opinion of Capitalink, L.C., that the Acquisition is fair to, and in the best interests, of Purchaser and its stockholders from a financial point of view and that the fair market value of Seller is not less than 80% of the net asset value of Purchaser.

3.29    Exemption from Exchange Act.    All of the oral and written communications regarding this Agreement and the Acquisition made and to be made by Purchaser to its stockholders and other parties prior to furnishing its stockholders with the Proxy Statement are or when made shall be exempt from the provisions of Rule 14a-3(a) of the Exchange Act.

3.30    Survival of Representations and Warranties.    The representations and warranties of Purchaser set forth in this Agreement shall survive until the Closing.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1    Conduct of Business by Seller and Purchaser.    During the period from the date hereof to the earlier of (i) Closing and (ii) the date that this Agreement is terminated pursuant to Article VIII, each of the Seller and Purchaser will conduct and will cause its respective Subsidiaries to conduct their operations according to their ordinary course of business consistent with past practice, and each of the Seller and Purchaser will use and will cause each of its Subsidiaries to use its commercially reasonable efforts, consistent with past practices, to preserve intact its business organization, taken as a whole, to keep available the services of its current officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with the Seller, Purchaser or any of their respective Subsidiaries. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement or set forth in Schedule 4.1 or (after prior notice to the other party hereto) required by Legal Requirements, during the period from the date hereof to the earlier of (i) Closing, (ii) the date that this Agreement is terminated pursuant to Article VIII, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, each of the Seller and Purchaser will not and will cause its respective Subsidiaries not to do any of the following:

(a)    Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)    except in each case as described in Schedule 4.1 (i) enter into any new, or materially amend, terminate or renew any existing, employment, severance, consulting or salary continuation agreements with or for the benefit of any officers, directors, employees or consultants, except (i) in connection with new hire employees or consultants (other than executive officers or directors) whose annual base compensation does not exceed $75,000 (x) on an at-will basis or

(y) under agreements terminable by the Seller on no more than 30 days’ notice without any liability or obligation other than severance payments under the Seller’s existing severance plan on terms consistent with those applicable to similarly situated employees, and in the case of each of clauses (x) and (y) only in the ordinary course of business consistent with past practice; (ii) grant any increases in the compensation, perquisites or benefits to officers, managers, employees or consultants (other than normal increases in annual salary or bonus to persons who are not executive officers or managers in the ordinary course of business to the extent consistent with the past practice of the Seller); (iii) accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former managers, officers, employees, consultants or service providers, or otherwise pay any amounts not due such individual, including with respect to severance, except for payment of the bonuses set forth on Schedule 4.1; or (iv) agree to grant or grant any equity-related, cash-based, performance or similar awards or bonuses or any other award that may be settled in securities of the Seller;

(c)    Transfer or license to any Person or otherwise extend, amend or modify any material rights to any Intellectual Property of Seller or Purchaser, as applicable, or enter into grants to transfer or license to any Person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall Seller or Purchaser license on an exclusive basis or sell any Intellectual Property of Seller or Purchaser, as applicable;

(d)    Amend its Charter Documents, in any manner adverse to Purchaser;

(e)    Except as set forth on Schedule 4.1, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Purchaser or Seller as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(f)    Except as set forth on Schedule 4.1, sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party and (C) the sale of inventory or excess or obsolete equipment, or settlement of accounts receivable, in each case in the ordinary course of business on a basis consistent with past practice;

(g)    Except for borrowings under Seller’s existing credit facilities, all of which shall be repaid at or prior to Closing, or as otherwise set forth in Schedule 4.1, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person in excess of $500,000 (which, in all cases, shall be repaid at or prior to Closing), issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Purchaser or Seller, as applicable, enter into any ‘‘keep well’’ or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(h)    Except as otherwise permitted by this Section 4.1, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan (except to the extent required by Legal Requirements or to conform any such plan, policy or program to the requirements of applicable Legal Requirements), or enter into any employment contract or collective bargaining agreement, which if such adopted or amended plan were in effect as of the date hereof, would increase the benefits payable to any employee of the Seller or its Subsidiaries, or, except as set forth on Schedule 4.1 or as may be taken into account in computing the Balance Sheet Working Capital, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its managers, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(i)    Except as otherwise permitted by this Section 4.1, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) in amounts in excess of $100,000, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in the Purchaser SEC Reports filed prior to the date of this Agreement or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which Seller is a party or of which Seller is a beneficiary or to which Purchaser is a party or of which Purchaser is a beneficiary, as applicable, which failure to enforce is material and adverse to Seller or Purchaser, as applicable;

(j)    Except in the ordinary course of business consistent with past practices or as otherwise permitted under this Section 4.1, modify, amend or terminate any Material Seller Contract or Purchaser Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(k)    Except as required by U.S. GAAP (and, if so required, prompt notice thereof has been given to the other party), revalue any of its assets or make any change in accounting methods, principles or practices;

(l)    Except as set forth on Schedule 4.1 or as otherwise contemplated by this Section 4.1, and except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment, which, if entered into prior to the date hereof would, in the case of the Seller, require that it be deemed a Material Seller Contract, or, in the case of the Purchaser, require it to pay in excess of $100,000 in any twelve (12) month period;

(m)    Settle any litigation (i) where there will be material consideration given by Seller that is other than monetary or (ii) which would have precedential value that is reasonably likely to result in a Material Adverse Effect;

(n)    Except as otherwise permitted by this Section 4.1, make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(o)    Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(p)    Take any action which would be reasonably anticipated to have a Material Adverse Effect;

(q)    Enter into any transaction with or distribute or advance any assets or property, other than cash, to any of its officers, managers, partners, members or other affiliates other than the payment of benefits in the ordinary course of business consistent with past practice; or

(r)    Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (q) above.

4.2    Employment Agreements.    On or prior to the date hereof, Purchaser has delivered to Seller, executed copies of Employment Agreements between Purchaser and, separately, each of Gene M. Carr, Daniel J. Wilson and Jeffrey B. Coolman in the forms of Exhibit F, Exhibit G and Exhibit H, respectively which, by their terms, shall become effective as of the Closing and supersede their existing employment contracts with the Seller.

4.3    Required Filings.    Following the execution hereof and through the date of payment of the additional consideration owed to the Seller pursuant to the terms of Section 1.6(b), if any, Purchaser shall timely make all filings required under the Securities Act and the Exchange Act as and when due, which thereafter shall be deemed ‘‘Purchaser SEC Reports’’ for all purposes hereof, including, without limitation, the third sentence of Section 3.7(a).

4.4    Title Search.    Purchaser may, at its option, order an examination of title with respect to the Owned Real Property. If Purchaser determines to order such title search it will do so within 60 days of the date hereof and shall cause a copy of such title report to be forwarded to the Seller’s attorney upon receipt thereof.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1    Proxy Statement; Special Meeting.

(a)    Purchaser shall promptly after the execution hereof commence to prepare and, as soon as is reasonably practicable after receipt by Purchaser from Seller of all financial and other information relating to Seller as Purchaser may reasonably request for inclusion therein, Purchaser shall complete and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Purchaser Common Stock to vote in favor of (i) the approval of this Agreement and the Acquisition (‘‘Purchaser Stockholder Approval’’), (ii) the change of the name of Purchaser to a name selected by Purchaser (the ‘‘Name Change Amendment’’), (iii) an amendment to remove the preamble and sections A through D, inclusive of Article Sixth from Purchaser’s Certificate of Incorporation from and after the Closing and to redesignate section E of Article Sixth as Article Sixth, and (iv) the adoption of an incentive equity plan (the ‘‘Purchaser Plan’’) at a meeting of holders of Purchaser Common Stock to be called and held for such purpose (the ‘‘Special Meeting’’). The Purchaser Plan shall provide that an aggregate of 1,650,000 shares of Purchaser Common Stock shall be reserved for issuance pursuant to the Purchaser Plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Purchaser Common Stock for the matters to be acted upon at the Special Meeting (the ‘‘Proxy Statement’’). Seller shall furnish to Purchaser all information in its possession or control concerning Seller as Purchaser may reasonably request in connection with the preparation of the Proxy Statement. Seller and its counsel shall be given an opportunity to review and comment on the Proxy Statement prior to its filing with the SEC. Purchaser, with the assistance of Seller, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be approved for distribution by the SEC as promptly as practicable.

(b)    As soon as practicable following the approval for distribution of the Proxy Statement by the SEC, Purchaser shall distribute the Proxy Statement to the holders of Purchaser Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware General Corporation Law (‘‘DGCL’’) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Acquisition and the other matters presented for approval or adoption at the Special Meeting.

(c)    Purchaser shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Purchaser shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Purchaser Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Purchaser shall not be responsible for the accuracy or completeness of any information relating to Seller and furnished in writing by Seller for inclusion in the Proxy Statement). Seller represents and warrants that the information relating to Seller supplied by Seller for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is approved for distribution by the SEC or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d)    Purchaser, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Purchaser Common Stock vote in favor of the approval of this Agreement and the Acquisition, and shall otherwise use reasonable best efforts to obtain the Purchaser Stockholder Approval.

(e)    Seller shall cooperate with Purchaser and provide all information available to it reasonably requested by Purchaser in connection with any application or other filing made to maintain or secure listing of Purchaser’s securities on the AMEX or The Nasdaq Stock Market, Inc. (‘‘Nasdaq’’) or the Over-the-Counter Bulletin Board (‘‘OTC BB’’) following the Acquisition.

5.2    Public Disclosure.    From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Purchaser (in the case of Seller) or Seller (in the case of Purchaser), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement with, a stock exchange or trading system, in which event such released or announced information shall no longer be subject to the confidentiality restrictions set forth herein. Each party will not unreasonably delay, withhold or condition approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

5.3    Other Actions.

(a)    As promptly as practicable after execution of this Agreement, but in no event later than four (4) business days thereafter, Purchaser will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (‘‘Signing Form 8-K’’), which Seller may review and comment upon prior to filing. Any language included in such Current Report that reflects Seller’s comments, as well as any text as to which Seller has confirmed in writing that it has no comments, shall, notwithstanding the provisions of Section 5.2, be deemed to have been approved by Seller and may henceforth be used by Purchaser in other filings made by it with the SEC and in other documents distributed by Purchaser in connection with the transactions contemplated by this Agreement without further review or consent of Seller, unless and until Seller shall have provided updated and revised disclosure (although Seller has no obligation to provide any updated or revised disclosure except as otherwise required hereunder). Promptly after the execution of this Agreement, Purchaser and Seller shall also issue a press release announcing the execution of this Agreement (‘‘Signing Press Release’’).

(b)    At least five (5) days prior to Closing, Purchaser shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by Seller and such other information that may be required to be disclosed with respect to the Acquisition in any report or form to be filed with the SEC (‘‘Closing Form 8-K’’), which shall be in a form reasonably acceptable to Seller. Prior to Closing, Purchaser and Seller shall prepare the press release announcing the consummation of the Acquisition (‘‘Closing Press

Release’’). Concurrently with the Closing, Purchaser shall file the Closing Form 8-K with the SEC and distribute the Closing Press Release.

5.4    Required Information.    In connection with the preparation of the Signing Form 8-K and Signing Press Release, or any other statement, filing, notice or application made by or on behalf of Purchaser and/or Seller to any third party and/or any Governmental Entity in connection with the Acquisition or the other transactions contemplated hereby, Seller and Purchaser each shall, upon request by the other, furnish the other with all information concerning themselves, their respective managers, directors, officers members and stockholders and such other matters as may be reasonably necessary in connection with the Acquisition. Each party warrants and represents to the other party that all such written information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.5    Confidentiality; Access to Information.

(a)    Confidentiality.    Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to information which (i) at the time of disclosure was in the public domain, (ii) after disclosure, became part of the public domain other than as a result of a breach of this covenant, (iii) is known by and in possession of such party as of the date hereof if the source of such information was not prohibited from disclosing such information to such party by legal, contractual or fiduciary obligation, (iv) is rightfully received from a third party who did not acquire or disclose such information by wrongful or tortuous act, or in breach of this covenant or (v) is required to be disclosed by applicable law, regulation, stock exchange rule or judicial process. In the event this Agreement is terminated as provided in Article VIII hereof, each party (A) will destroy or return or cause to be returned to the other all documents and other material obtained from the other in connection with the Acquisition contemplated hereby, and (B) will use good faith efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Acquisition contemplated hereby.

(b)    Access to Information.

(i)    Seller will afford Purchaser and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and executive and financial personnel of Seller during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Seller, as Purchaser may reasonably request. No information or knowledge obtained by Purchaser in any investigation pursuant to this Section 5.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

(ii)    Purchaser will afford Seller and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Purchaser during the period prior to the Closing to obtain all information concerning the business, including the status of business or product development efforts, properties, results of operations and personnel of Purchaser, as Seller may reasonably request. No information or knowledge obtained by Seller in any investigation pursuant to thisSection 5.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

(c)    Non-Solicitation.    From and after the date hereof, until the Acquisition is consummated, or, if this Agreement is terminated pursuant to Article VIII, for a period of three years thereafter, Purchaser will not, without the prior written consent of the Seller, (i) attempt to recruit, solicit or induce any employee of the Seller to terminate their employment with, or otherwise cease their relationship with, the Seller or (ii) attempt to or solicit any business or patronage of any clients, customers, accounts or any prospective client, customer or account of the Seller with the specific intent to divert or raid such business or patronage of the Seller.

5.6    Reasonable Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all Required Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Purchaser and its board of directors and Seller and its board of managers shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to enable the Acquisition and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Purchaser or Seller to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock in order to meet Legal Requirements.

5.7    No Securities Transactions.    Neither Seller nor any its managers, members or officers or any of their Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Purchaser prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Seller shall use its commercially reasonable efforts to require each of its managers, members, officers, employees, agents and representatives to comply with the foregoing requirement.

5.8    No Claim Against Trust Fund.    Notwithstanding anything else in this Agreement, Seller acknowledges that it has read Purchaser’s final prospectus dated June 30, 2005 and understands that Purchaser has established the Trust Fund for the benefit of Purchaser’s public stockholders and that Purchaser may disburse monies from the Trust Fund only (a) to Purchaser’s public stockholders in the event they elect to convert their shares into cash in accordance with Purchaser’s Charter Documents and/or the liquidation of Purchaser or (b) to Purchaser after it consummates a business combination. Seller further acknowledges that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by July 6, 2007, Purchaser will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, Seller, for itself and its Subsidiaries, affiliated entities, managers, officers, employees, members, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against Purchaser to collect from the Trust Fund any monies that may be owed to them by Purchaser for any reason whatsoever, including but not limited to a breach of this Agreement by Purchaser or any negotiations, agreements or understandings with Purchaser (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of Purchaser.

5.9    Disclosure of Certain Matters.    Each of Purchaser and Seller will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of it, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend Seller Schedules and Purchaser Schedules (the ‘‘Disclosure Schedules’’) being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, except as set forth in the following sentence, for purposes of Sections 6.2(a), 6.3(a), 7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or the Disclosure Schedules as they exist on the date of this Agreement. It is understood and agreed that in no event shall any party (i) be relieved of its obligation to close as a result of a failure to comply with the conditions set forth in Sections 6.2(a) or 6.3(a) of this Agreement or (ii) be permitted to terminate this Agreement pursuant to Sections 8.1(d) or 8.1(e), as a result of any matter disclosed pursuant to any such amendment or supplement unless the matters so disclosed, either individually or in the aggregate, result or are reasonably likely to result in a Material Adverse Effect with respect to it or the other party.

5.10    Repayment of Indebtedness.    On or before the Closing, Seller shall repay all third party indebtedness for borrowed money of Seller and its Subsidiaries and Seller’s managers, members and officers shall repay to Seller and its Subsidiaries all direct and indirect indebtedness owed by them to Seller or any Subsidiary, including the indebtedness and other obligations described in Schedule 2.21.

5.11    Certain Financial Information.    (a) Within fifteen (15) business days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, Seller shall deliver to Purchaser unaudited consolidated financial statements of Seller for such month, including a balance sheet, statement of operations and statement of cash flows, that are certified as correct and complete by the Chief Executive Officer and Chief Financial Officer of Seller, prepared in accordance with the U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in any notes thereto) and fairly present in all material respects the financial position of Seller at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and may be subject to normal year-end adjustments that are not expected to have a Material Adverse Effect on Seller.

(b)    No later than February 28, 2007, Seller shall deliver to Purchaser copies of the audited consolidated financial statements (including any related notes thereto) of (i) Seller and the Subsidiaries for the fiscal year ended December 31, 2006 and (ii) Seller’s predecessor for the period from December 29, 2003 to December 9, 2004, each prepared in accordance with U.S. GAAP applied on a consistent basis to prior periods (except for changes required to be made under U.S. GAAP and as may be indicated in the notes thereto) and shall fairly present in all material respects the financial position of Seller, or its predecessor, as applicable, at the date thereof and the results of its operations and cash flows for the period indicated.

(c)    Seller shall use commercially reasonable efforts to deliver to Purchaser, no later than March 31, 2007, copies of the audited financial statements (including any related notes thereto) of certain acquired businesses of the Seller.

5.12    Access to Financial Information.    Seller will, and will cause its auditors to, (a) continue to provide Purchaser and its advisors full access to all of Seller’s financial information used in the preparation of its Audited Financial Statements and Unaudited Financial Statements and the financial information furnished pursuant to Section 5.11 hereof and (b) cooperate fully with any reviews performed by Purchaser or its advisors of any such financial statements or information.

5.13    HSR Act.    If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Purchaser and Seller shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Purchaser and Seller shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be paid by Purchaser.

5.14    Required Consents.    As soon as practicable after the date hereof and prior to the Closing Date, Seller shall use commercially reasonable efforts to obtain the Required Consents.

5.15    Purchaser Borrowings.    Through the Closing, Purchaser shall be allowed to borrow funds from its directors, officers and/or stockholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Purchaser in due course on a non-interest bearing basis and repayable at Closing. The proceeds of such loans shall not be used for the payment of salaries, bonuses or other compensation to any of Purchaser’s directors, officers or stockholders.

5.16    Employee Matters.

(a)    Effective as of the close of business on the Closing Date, each of the employees of Seller employed in connection with the Business shall cease being employed by Seller. Effective as of the day following the Closing Date, Purchaser shall make offers of employment to each employee of Seller, other than the employees listed on Schedule 5.16, for aggregate compensation, including benefit plans, which is substantially comparable in the aggregate as currently in effect with Seller. All such employment offered by Purchaser will be ‘‘at will’’ and may be terminated by Purchaser at any time for any reason (subject only to any written commitments to the contrary made by Purchaser). Such employees receiving an offer of employment from Purchaser and who accept such offer shall be known collectively as the ‘‘Transferred Employees’’ and individually as a ‘‘Transferred Employee.’’

(b)    Purchaser shall use commercially reasonable efforts to provide the Transferred Employees with benefits under employee benefit plans that, in the aggregate, are substantially comparable with those with which they are currently being provided by Seller. Purchaser shall assume all of the obligations arising after the Closing Date with respect to Seller’s Plans, including, without limitation, its cafeteria plan and its 401(k) plan. Purchaser shall use commercially reasonable efforts to permit each of the plans in which Transferred Employees are eligible to participate to take into account for purposes of eligibility thereunder, the length of service of such Transferred Employees with Seller through the Closing Date, to a comparable extent that such service was credited under a comparable employee benefit plan of Seller; provided, however, that such credit shall not result in a duplication of benefits for the same period of service.

(c)    Purchaser shall use commercially reasonable efforts to take all such actions as are necessary or appropriate to ensure that each Transferred Employee, each such Transferred Employee’s spouse and dependent children covered under a group health plan of Seller on the

Closing Date shall be eligible to enroll for coverage effective as of the day following the Closing Date under a group health plan maintained by Purchaser. Purchaser shall use commercially reasonable efforts to take all such reasonable actions as are necessary or appropriate to cause each group health plan maintained by Purchaser in which a Transferred Employee, any such Transferred Employee’s spouse or dependent children will participate after the Closing Date to waive any waiting period, evidence of insurability requirement or pre-existing condition limitation that did not also apply under the applicable group health plan of Seller, subject to approval by the insurer providing benefits under such plan, if applicable.

(d)    To the extent that a Transferred Employee has satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses (as evidenced by reasonable documentation to be provided to Purchaser) under a group health plan of Seller for the 2007 plan year, such Transferred Employee shall be credited therefor under the corresponding provisions of the corresponding group health plan of Purchaser in which such Transferred Employee participates after the Closing Date, so long as Purchaser can do so without incurring any material expense.

(e)    Purchaser shall assume liability to each Transferred Employee for the amount of accrued and unpaid days of vacation, earned time off and sick leave applicable to such Transferred Employee as of the Closing Date, to the extent taken into account in calculating Balance Sheet Working Capital.

(f)    Notwithstanding anything to the contrary contained herein, Purchaser reserves the right to modify, amend and terminate at any time any benefits provided to Transferred Employees.

(g)    (i) To the extent not accrued in the Balance Sheet Working Capital, Seller shall be responsible for (A) the payment of all wages and other remuneration due to its employees with respect to their services to Seller through the close of business on the Closing Date, including bonus payments, vacation pay earned prior to the Closing Date, and the items listed on Schedule 5.16(g); (B) the payment to Seller’s employees of any termination or severance payments; and (C) any and all payments to employees required under the WARN Act. From and after the day following the Closing Date and for the period required thereby, Purchaser agrees to offer continuation health coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, and Section 602 to 607 of the Employee Retirement Income Security of 1974, as amended (‘‘COBRA’’), to eligible current and former employees and such employees’ dependents who either (I) properly elected COBRA coverage prior to or on the Closing Date or (II) are entitled to make such an election after the Closing Date.

(ii)    Seller shall maintain and pay all premiums and applicable fees for Seller’s Plans through the Closing Date, except to the extent accrued in the Balance Sheet Working Capital. Except with respect to the Plans that Purchaser assumes pursuant to clause (iii) below, Purchaser shall have no liability for any claims made or incurred by Seller’s employees and their dependents and beneficiaries through the Closing Date under Seller Employee Plans, except to the extent accrued in the Balance Sheet Working Capital. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee or dependent or beneficiary to the benefit.

(iii)    Seller shall assign to Purchaser and Purchaser shall assume from Seller all of Seller’s obligations under Seller’s Plans, including its 401(k) plan and cafeteria plan relating to the period after the Closing Date, which shall be deemed ‘‘Assumed Liabilities.’’

5.17    Name Change.    Promptly following the Closing, the ACN Entities shall file such certificates and documents and take all other steps as may be reasonably appropriate and requested by Purchaser to enable Purchaser to use the name American Community Newspapers and all variants thereof in connection with Purchaser’s operation of the Business.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1    Conditions to Obligations of Each Party to Effect the Acquisition.    The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)    Purchaser Stockholder Approval.    The Purchaser Stockholder Approval shall have been duly approved and adopted by the stockholders of Purchaser by the requisite vote under the laws of the State of Delaware.

(b)    Purchaser Common Stock.    Holders of twenty percent (20%) or more of the shares of Purchaser Common Stock issued in Purchaser’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Purchaser’s Charter Documents.

(c)    Proxy Statement Effective.    The Proxy Statement shall have been approved for distribution by the SEC.

(d)    HSR Act.    All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition, substantially on the terms contemplated by this Agreement.

(e)    No Order.    No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition, substantially on the terms contemplated by this Agreement.

(f)    No Litigation.    No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

6.2    Additional Conditions to Obligations of Seller.    The obligations of Seller to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

(a)    Representations and Warranties.    Each representation and warranty of Purchaser contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the last two sentences of Section 5.9, on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the last two sentences of Section 5.9, on and as of the Closing Date, with the same force and effect as if made on the Closing Date in all material respects as if made on the Closing Date. Seller shall have received a certificate with respect to the foregoing signed on behalf of Purchaser by an authorized officer of Purchaser (‘‘Purchaser Closing Certificate’’).

(b)    Agreements and Covenants.    Purchaser shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Purchaser) does not, or will not, constitute a Material Adverse Effect with respect to Purchaser, and the Purchaser Closing Certificate shall include a provision to such effect.

(c)    Consents.    Purchaser shall have obtained all consents, waivers and approvals required to be obtained by Purchaser in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Purchaser and the Purchaser Closing Certificate shall include a provision to such effect.

(d)    Material Adverse Effect.    No Material Adverse Effect with respect to Purchaser shall have occurred since the date of this Agreement.

(e)    SEC Compliance.    Immediately prior to Closing, Purchaser shall be in compliance with the reporting requirements under the Exchange Act.

(f)    Opinion of Counsel.    Seller shall have received from Graubard Miller, Purchaser’s counsel, an opinion of counsel in substantially the form of Exhibit I annexed hereto.

(g)    Listing.    The Purchaser Common Stock issued in Purchaser’s initial public offering and the class of warrants included in such Units shall be listed for trading on Nasdaq or AMEX or the OTC BB and there will be no action or proceeding pending or threatened against Purchaser by the NASD to prohibit or terminate the quotation of Purchaser Common Stock on the OTC BB or the trading thereof on Nasdaq or AMEX.

(h)    Other Deliveries.    At or prior to Closing, Purchaser shall have delivered to Seller (i) copies of resolutions and actions taken by Purchaser’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Seller and its counsel in order to consummate the transactions contemplated hereunder.

6.3    Additional Conditions to the Obligations of Purchaser.    The obligations of Purchaser to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

(a)    Representations and Warranties.    Each representation and warranty of Seller contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the last two sentences of Section 5.9, on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the last two sentences of Section 5.9, on and as of the Closing Date, in all material respects, with the same force and effect as if made on the Closing Date. Purchaser shall have received a certificate with respect to the foregoing signed on behalf of Seller by an authorized officer of Seller (‘‘Company Closing Certificate’’).

(b)    Agreements and Covenants.    Seller shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Seller) does not, or will not, constitute a Material Adverse Effect on Seller, and Seller Closing Certificate shall include a provision to such effect.

(c)    Consents.    Seller shall have obtained all Required Consents and Seller Closing Certificate shall include a provision to such effect.

(d)    Material Adverse Effect.    No Material Adverse Effect with respect to Seller shall have occurred since the date of this Agreement.

(e)    Opinion of Counsel.    Purchaser shall have received from Sonnenschein Nath & Rosenthal LLP, counsel to Seller, an opinion of counsel in substantially the form of Exhibit J annexed hereto.

(f)    ‘‘Comfort’’ Letter.    Purchaser shall have received a ‘‘comfort’’ letter from Seller’s independent accountants, dated the Closing Date and in a customary form reasonably acceptable to such accounting firm and Purchaser, with respect to certain financial statements and other information included in the Proxy Statement.

(g)    Repayment of Indebtedness.    Seller shall have repaid all third party indebtedness for borrowed money and Seller’s managers, members and officers shall have repaid to Seller and its Subsidiaries all direct and indirect indebtedness owed by them to Seller or any Subsidiary, including the indebtedness and other obligations described in Schedule 2.21.

(h)    Employment.    Gene M. Carr and Daniel J. Wilson shall be ready, willing and able to perform under their respective Employment Agreements.

(i)    Non-Solicitation Agreements.    The non-solicitation agreements dated January 24, 2007, executed by Spire Capital Partners, L.P. and Wachovia Capital Partners 2004 LLC, respectively, shall each be in full force and effect.

(j)    Resignations.    The resignations of Bruce M. Hernandez, Walker Simmons, Christopher Paldino and Watts Hamrick from the Board of Directors of Amendment I, Inc. and the other Subsidiaries.

(k)    Deeds.    A statutory form of bargain and sale deed, properly executed and in proper form for recoding in the jurisdiction in which such parcel is located, so as to convey title in accordance with the terms of this Agreement, together with such affidavits as the Purchaser’s title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to the Seller’s name.

(l)    Other Deliveries.    At or prior to Closing, Seller shall have delivered to Purchaser: (i) copies of resolutions and actions taken by Seller’s Board of Managers and members in connection with the adoption and approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Purchaser and its counsel in order to consummate the transactions contemplated hereunder.

ARTICLE VII

INDEMNIFICATION

7.1    Indemnification of Purchaser.

(a)    Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Purchaser and its representatives, successors and permitted assigns (the ‘‘Purchaser Indemnitees’’) shall be indemnified, defended and held harmless by Seller, but only to the extent of the Escrow Fund except as specifically provided in Section 7.4(d) with respect to Surviving Claims (as defined in Section 7.4(a)), from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Purchaser Indemnitee by reason of, arising out of or resulting from:

(i)    the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Seller to Purchaser pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

(ii)    the non-fulfillment or breach of any covenant or agreement of Seller contained in this Agreement; and

(iii)    the Excluded Liabilities.

(b)    As used in this Article VII, the term ‘‘Losses’’ shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which Purchaser Indemnitee may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as ‘‘material,’’ ‘‘materially,’’ or ‘‘Material Adverse Effect’’ shall be deemed made or given without such qualification and without giving effect to such words.

7.2    Indemnification of Third Party Claims.    The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Purchaser by a Person other than Seller (a ‘‘Third Party Claim’’) shall be subject to the following terms and conditions:

(a)    Notice of Claim.    Purchaser will give Seller prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a ‘‘Notice of Claim’’) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance.

(b)    Defense.    Seller shall have the right, at its option (subject to the limitation set forth in subsection 7.2(c) below) and at its own expense, by written notice to Purchaser, to assume the entire control of, subject to the right of Purchaser to participate (at its expense and with counsel of its choice) in, and to be kept fully informed with respect thereto, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Purchaser to be the lead counsel in connection with such defense. If Seller is permitted and elects to assume the defense of a Third Party Claim:

(i)    Seller shall diligently and in good faith defend such Third Party Claim and shall keep Purchaser reasonably informed of the status of such defense; and

(ii)    Purchaser shall cooperate fully in all respects with Seller in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Purchaser shall make available to Seller all pertinent information and documents under its control.

(c)    Limitation of Right to Assume Defense.    Seller shall not be entitled to assume control of such defense if the Third Party Claim primarily seeks material injunctive or equitable relief against Purchaser and Purchaser delivers notice to the Seller exercising its right to assume control thereof, in which event the Seller shall have the right to participate in such defense, at its own expense and with counsel of its own choosing, and be kept fully informed in respect thereof.

(d)    Other Limitations.    Failure by Purchaser to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not affect Seller’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of Seller to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which Seller is obligated to be greater than such damages would have been had Purchaser given Seller prompt notice hereunder. So long as Seller is defending any such action actively and in good faith, Purchaser shall not settle such action. Purchaser shall make available to Seller all relevant records and other relevant materials required by them and in the possession or under the control of Purchaser, for the use of Seller and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e)    Failure to Defend.    If Seller, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Purchaser will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that Seller shall have the right to approve any settlement, which approval will not be unreasonably delayed, withheld or conditioned.

(f)    Purchaser’s Rights.    Anything in this Section 7.2 to the contrary notwithstanding, Seller shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, settle or compromise any action or consent to the entry of any judgment which (i) includes any actions to be taken or not taken by Purchaser or (ii) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Purchaser of a full and unconditional release from all liability and obligation in respect of such action without any payment by Purchaser.

(g)    Seller Consent.    Unless Seller has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3    Insurance Effect.    To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, Purchaser shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided that Purchaser shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the amount of such claim shall be reduced by any amounts collected from any insurance company or third party, including Insurance Proceeds. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4    Limitations on Indemnification.

(a)    Survival: Time Limitation.    The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by Seller to Purchaser in connection with this Agreement (including the certificate required to be delivered by Seller pursuant to Section 6.3(a)) shall survive the Closing until the expiration of the Escrow Period. Notwithstanding the foregoing, representations, warranties and covenants of the Seller and Purchaser contained in the second sentence of each of Sections 2.13(a) and (b) (Title), Section 2.10 (Employee Benefit

Plans), Section 2.14(b) (Taxes) and Section 2.15(a) (Environmental) and Sections 3.11 (Employee Benefit Plans), Section 3.14 (Title to Property), Section 3.16 (Environmental Matters) or claims based on fraud or intentional misconduct (the ‘‘Surviving Claims’’), which shall survive the Closing until the thirtieth (30th) day following the expiration of the applicable statute of limitations. No claim for indemnification under this Article VII shall be brought after the end of the Escrow Period, other than claims for indemnification in respect of Surviving Claims.

(b)    Preservation of Claims.    Any claim set forth in a Notice of Claim shall survive until final resolution thereof.

(c)    Deductible.    No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds Five Hundred Thousand Dollars ($500,000) (the ‘‘Deductible’’), in which event the amount payable shall include only Losses in excess of the Deductible and all future amounts that become payable under Section 7.1 from time to time thereafter, except that Losses resulting from a Surviving Claim or an Excluded Liability which consists of (i) accounts payable or accrued expenses incurred by the Seller in the ordinary course of business, (ii) employee compensation and benefit payments incurred by the Seller in the ordinary course of business, or (iii) income or other Taxes measured or based on the gross income of the Seller (such as gross receipt or franchise Taxes), each to the extent not included in the calculation of the Balance Sheet Working Capital, shall not be included in the calculation of the Deductible and a Purchaser Indemnitee shall be entitled to indemnification with respect to such Losses in accordance with this Article VII as though there were no Deductible in this Agreement.

(d)    Aggregate Amount Limitation.    The aggregate liability for Losses pursuant to Article VII shall not in any event exceed the Escrow Fund and Purchaser shall have no claim against Seller other than for moneys in the Escrow Fund or, in the event of a Surviving Claim made following the Escrow Period, the remaining amount of the Escrow Fund that was distributed to the Seller upon termination of the Escrow Agreement, it being understood and agreed that in no event shall Seller’s aggregate liability for indemnification under this Agreement exceed $12,500,000.

7.5    Exclusive Remedy.    Purchaser, on behalf of itself and all other Purchaser Indemnitees, hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit Purchaser’s or Seller’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud. In no event shall any party hereto be liable for any special, consequential or punitive damages.

7.6    Adjustment to Purchase Price.    Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the Purchase Price except as otherwise required by Law.

ARTICLE VIII

TERMINATION

8.1    Termination.    This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written agreement of Purchaser and Seller at any time;

(b)    by either Purchaser or Seller if the Acquisition shall not have been consummated by the later of (i) May 31, 2007 and (ii) thirty (30) days after the Proxy Statement has been approved for distribution by the SEC, but in no event later than June 30, 2007 (the ‘‘Termination Date’’) for any reason; provided, however, that the right to terminate this Agreement under this

Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement;

(c)    by either Purchaser or Seller if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

(d)    by Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Purchaser is curable by Purchaser prior to the Closing Date, then Seller may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from Seller to Purchaser of such breach, provided Purchaser continues to exercise commercially reasonable efforts to cure such breach (it being understood that Seller may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Purchaser is cured during such thirty (30)-day period);

(e)    by Purchaser, upon a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by Seller prior to the Closing Date, then Purchaser may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Purchaser to Seller of such breach, provided Seller continues to exercise commercially reasonable efforts to cure such breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Seller is cured during such thirty (30)-day period); or

(f)    by either Purchaser or Seller, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Purchaser Common Stock required under Purchaser’s certificate of incorporation, or the holders of 20% or more of the number of shares of Purchaser Common Stock issued in Purchaser’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Purchaser Common Stock held by them into cash in accordance with Purchaser’s certificate of incorporation.

8.2    Notice of Termination; Effect of Termination.    Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Acquisition shall be abandoned, except for and subject to the following: (i) Sections 5.6, 5.13, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) if such party’s action or failure to act constituted the principal cause of or resulted in the failure of the Acquisition to occur on or before the date stated therein.

8.3    Deposit.

(a)    Deposit to the Purchaser.    The Purchaser may instruct the Deposit Escrow Agent to immediately return the Deposit (and accrued interest thereon) to the Purchaser:

(i)    Upon termination of this Agreement pursuant to Section 8.1(b) hereof, unless the Purchaser’s action or failure to act has been the principal cause of or resulted in the failure of the Acquisition to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement; provided, however, it is understood and agreed that if the SEC fails to authorize the mailing of the definitive Proxy Statement as a result of the Seller’s inability to provide the audited financial statements described in Section 5.11(c), then the failure of the Acquisition to occur on or before the Termination Date shall not be deemed to be the result of the Purchaser’s action or failure to act; or

(ii)    Upon termination of this Agreement by either the Seller or the Purchaser pursuant to Section 8.1(c) hereof, unless the Purchaser’s action or failure to act has been the principal cause of or resulted in the Governmental Entity issuing such order, decree, judgment or ruling or action and such Purchaser action or failure to act constitutes a breach of this Agreement;

(iii)    Upon termination of the this Agreement by Purchaser pursuant to Section 8.1(e) hereof; or

(iv)    Upon termination of this Agreement by either Purchaser or Seller pursuant to Section 8.1(f), provided, however, that so long as such failure to approve was not the result of a Material Adverse Effect on the Seller, Purchaser shall instruct the Deposit Escrow Agent to pay to Seller from the Deposit, an amount equal to its reasonable out-of-pocket expenses incurred as a result of the Acquisition contemplated hereby, including without limitation, reasonable legal and accounting expenses, as shown on an invoice presented by Seller to Purchaser.

(b)    Deposit to Seller.    The Seller may instruct the Deposit Escrow Agent to immediately deliver the Deposit (and accrued interest thereon) to the Seller as liquidated damages:

(i)    Upon termination of this Agreement pursuant to Section 8.1(b) hereof, if the Purchaser’s action or failure to act has been the principal cause of or resulted in the failure of the Acquisition to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement; or

(ii)    Upon termination of the this Agreement by Seller pursuant to Section 8.1(d) hereof.

8.4    Fees and Expenses.    All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated, except (a) as provided in Section 8.3(a)(iv), above, (b) Purchaser shall pay the filing fee in connection with any filings required by HSR, (c) the parties shall each pay one-half of any sales tax payable in connection with the Acquisition and (d) to the extent this Agreement is terminated for any reason, Purchaser shall pay or reimburse the Seller for the cost of any special audit or additional accounting work on the books and records of the Seller required as a result of the Purchaser being a reporting company.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

‘‘15-Day Period’’	Section 1.5(c)
‘‘2008 Audited Financials’’	Section 1.6(a)(ii)
‘‘AAA’’	Section 10.12
‘‘ACN Entities’’	Section 1.10(a)(vii)
‘‘Acquired Assets’’	Section 1.1
‘‘Acquisition’’	Recitals
‘‘Affiliate’’	Section 10.2(f)
‘‘Agreement’’	Caption
‘‘AMEX’’	Section 3.23
‘‘Approvals’’	Section 2.1(a)
‘‘Assignment and Assumption Agreement’’	Section 1.10(a)(ii)
‘‘Assumed Liabilities’’	Section 1.3
‘‘Audited Financial Statements’’	Section 2.6(a)
‘‘Auditor Determination’’	Section 1.5(e)
‘‘Auditor NCF Determination’’	Section 1.6(a)(v)
‘‘Balance Sheet Working Capital’’	Section 1.5(c)
‘‘Blue Sky Laws’’	Section 2.4(b)
‘‘Business’’	Section 1.3
‘‘Capitalization Amendment’’	Section 5.1(a)
‘‘Charter Documents’’	Section 2.1(a)
‘‘Closing’’	Section 1.9
‘‘Closing Balance Sheet’’	Section 1.5(b)
‘‘Closing Date’’	Section 1.9
‘‘Closing Form 8-K	Section 5.3(b)
‘‘Closing Press Release’’	Section 5.3(b)
‘‘Closing Working Capital’’	Section 1.5(a)
‘‘COBRA’’	Section 5.16(g)
‘‘Company Closing Certificate’’	Section 6.3(b)
‘‘Copyrights’’	Section 2.18
‘‘Corporate Records’’	Section 2.1(c)
‘‘Deductible’’	Section 7.4(c)
‘‘Deposit’’	Section 1.8
‘‘Deposit Escrow Agent’’	Section 1.8
‘‘Deposit Escrow Agreement’’	Section 1.8
‘‘Disclosure Schedules’’	Section 5.9
‘‘Disputed Matters’’	Section 1.5(e)
‘‘Dispute Notice’’	Section 1.5(e)
‘‘DGCL’’	Section 1.5(b)
‘‘Earnout Period’’	Section 1.6(a)(ii)
‘‘Effective Time’’	Section 1.5(a)
‘‘Employment Agreements’’	Section 6.2(j)
‘‘Environmental Law’’	Section 2.15(b)
‘‘Escrow Agent’’	Section 1.4(b)(ii)
‘‘Escrow Agreement’’	Section 1.4(b)(ii)

‘‘Escrow Fund’’	Section 1.4(b)(ii)
‘‘Escrow Period’’	Section 1.7
‘‘Exchange Act’’	Section 2.4(b)
‘‘Excluded Assets’’	Section 1.3
‘‘Governmental Action/Filing’’	Section 2.20(c)
‘‘Governmental Entity’’	Section 1.14(c)
‘‘Hazardous Substance’’	Section 2.15(c)
‘‘HSR Act’’	Section 2.4(b)
‘‘Independent Auditor’’	Section 1.5(e)
‘‘Initial Payment Amount’’	Section 1.4(b)(i)
‘‘Insider’’	Section 2.18(a)(i)
‘‘Insurance Policies’’	Section 2.19
‘‘Insurance Proceeds’’	Section 1.2(a)
‘‘Intellectual Property’’	Section 2.17
‘‘knowledge’’	Section 10.2(d)
‘‘Legal Requirements’’	Section 10.2(b)
‘‘Lien’’	Section 10.2(e)
‘‘Losses’’	Section 7.1(b)
‘‘Material Adverse Effect’’	Section 10.2(a)
‘‘Material Seller Contracts’’	Section 2.18(a)
‘‘Name Change Amendment’’	Section 5.1(a)
‘‘Nasdaq’’	Section 5.1(e)
‘‘NCF’’	Section 1.6(a)
‘‘NCF Disputed Matters’’	Section 1.6(a)(v)
‘‘NCF Dispute Notice’’	Section 1.6(a)(v)
‘‘NCF Review Period’’	Section 1.6(a)(iii)
‘‘NASD’’	Section 3.23
‘‘Notice of Claim’’	Section 7.2(a)
‘‘OTC BB’’	Section 3.23
‘‘Owned Real Property’’	Section 2.13(a)
‘‘Patents’’	Section 2.17
‘‘Permitted Lien’’	Section 10.2(e)
‘‘Person’’	Section 10.2(c)
‘‘Personal Property’’	Section 2.13(b)
‘‘Plan/Plans’’	Section 2.10(a)
‘‘Proxy Statement’’	Section 5.1(a)
‘‘PTO’’	Section 5.1(a)
‘‘Purchase Price’’	Section 1.4
‘‘Purchaser’’	Caption
‘‘Purchaser Closing Certificate’’	Section 6.2(a)
‘‘Purchaser Common Stock’’	Section 3.3(a)
‘‘Purchaser Contracts’’	Section 3.19(a)
‘‘Purchaser Convertible Securities’’	Section 3.3(b)
‘‘Purchaser Effective Time Liabilities’’	Section 5.24
‘‘Purchaser Indemnitees’’	Section 7.1(a)
‘‘Purchaser Plan’’	Section 5.1(a)
‘‘Purchaser Preferred Stock’’	Section 3.3(a)
‘‘Purchaser Schedule’’	Article III Preamble
‘‘Purchaser SEC Reports’’	Section 3.7(a)
‘‘Purchaser Stockholder Approval’’	Section 5.1(a)

‘‘Purchaser Stock Options’’	Section 3.3(b)
‘‘Purchaser Warrants’’	Section 3.3(b)
‘‘Registered Intellectual Property’’	Section 2.18
‘‘Required Consents’’	Section 1.10(a)(iv)
‘‘Returns’’	Section 2.14(c)
‘‘SEC’’	Section 3.7(a)
‘‘Securities Act’’	Section 2.4(b)
‘‘Seller’’	Caption
‘‘Seller Closing Certificate’’	Section 6.3(a)
‘‘Seller Common Stock’’	Section 1.5(a)
‘‘Seller Contract Consents’’	Section 5.22
‘‘Seller Contracts’’	Section 2.18(a)
‘‘Seller Intellectual Property’’	Section 2.17
‘‘Seller Products’’	Section 2.17
‘‘Seller Registered Intellectual Property’’	Section 2.17
‘‘Seller Schedule’’	Article II Preamble
‘‘Signing Press Release’’	Section 5.3(a)
‘‘Special Meeting’’	Section 5.1(a)
‘‘Subsidiaries’’	Section 2.2(a)
‘‘Surviving Claims’’	Section 7.4(a)
‘‘Target Working Capital’’	Section 1.5(a)
‘‘Tax/Taxes’’	Section 2.14(a)
‘‘Termination Date’’	Section 8.1(b)
‘‘Third Party Claim’’	Section 7.2
‘‘Trademarks’’	Section 2.17
‘‘Transferred Employees’’	Section 5.16(a)
‘‘Trust Fund’’	Section 3.25
‘‘Unaudited Financial Statements’’	Section 2.6(b)
‘‘U.S. GAAP’’	Section 2.6(a)
‘‘Working Capital’’	Section 1.5(a)
‘‘Working Capital Deficit’’	Section 1.5(c)
‘‘Working Capital Surplus’’	Section 1.5(c)

ARTICLE X

GENERAL PROVISIONS

10.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Purchaser, to:

Courtside Acquisition Corp.
1700 Broadway
New York, New York 10019
Attention: Richard Goldstein, Chairman & CEO
Telephone: 212-641-5000
Telecopy: 212-641-5050

with a copy to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telephone: 212-818-8661
Telecopy: 212-818-8881

if to Seller, to:

American Community Newspapers LLC
14875 Landmark Boulevard
Suite 110
Addison, Texas 78254
Attention: Gene Carr, Chief Executive Officer
Telephone:
Telecopy:

with a copy to:

Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Paul A. Gajer, Esq.
Telephone: 212-398-5293
Telecopy: 212-768-6800

10.2    Interpretation.    The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words ‘‘include,’’ ‘‘includes’’ and ‘‘including’’ when used herein shall be deemed in each case to be followed by the words ‘‘without limitation.’’ The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to ‘‘the business of’’ an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement:

(a)    the term ‘‘Material Adverse Effect’’ when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition, prospects or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby or (ii) changes in general national or regional economic conditions;

(b)    the term ‘‘Legal Requirements’’ means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Purchaser Contracts;

(c)    the term ‘‘Person’’ shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d)    the term ‘‘knowledge’’ means actual knowledge or awareness, after due inquiry, as to a specified fact or event of, in the case of the Seller, Gene Carr or Dan Wilson, or in the case of any other Person, a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(e)    the term ‘‘Lien’’ means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest) and the term ‘‘Permitted Lien’’ means (i) the Lien of real estate and personal property taxes or assessments not yet due and payable or being contested in good faith and for which appropriate reserves have been established in accordance with U.S. GAAP, provided that such reserves are taken into account in computing the Balance Sheet Working Capital, (ii) Liens created by the operation of law in favor or producers, processors, warehousemen, materialmen, mechanics, and others, but only to the extent that the Seller (x) is not in default to the holder of such Lien in the performance of the obligation secured thereby, or (y) is contesting any such Liens in good faith and would not, individually or in the aggregate, materially impair the use of the assets against which they are secured or the operation of the Business as currently conducted; (iii) zoning, building codes, and other land uses laws regulating the use or occupancy of the Seller’s property or the activities conducted thereon that are imposed by any Governmental Authority and are not violated in any material respect by the current use or occupancy thereof or the operation of the Business as currently conducted thereon; (iv) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to the real property that do not or would not materially impair the use or occupancy of the real property in the operation of the Business as currently conducted, (v) Liens arising from the Seller’s existing credit facilities; (vi) as to each parcel of Owned Real Property, such other matters as any title insurer licensed to do business in the jurisdiction in which such parcel is located shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against such parcel; and (vii) Liens set forth on Schedule 2.13(a) hereof.

(f)    the term ‘‘Affiliate’’ means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, ‘‘control’’ (including with correlative meanings, the terms ‘‘controlling,’’ ‘‘controlled by’’ and ‘‘under common control with’’), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(g)    the term ‘‘Effective Time’’ means 11:59 p.m., New York City time, on the Closing Date.

10.3    Counterparts; Facsimile Signatures.    This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4    Entire Agreement; Third Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Purchaser and Seller dated December 18, 2006, is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other Person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6    Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to a wholly owned subsidiary formed for such purpose but such assignment shall not relieve Purchaser of its obligations hereunder. In the event of such an assignment, the term ‘‘Purchaser’’ shall be deemed to include such subsidiary for all purposes. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10    Amendment.    This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11    Extension; Waiver.    At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.12    Arbitration.    Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (‘‘AAA’’) in its office in New York City, New York. The arbitration and resolution of the dispute shall be resolved by a three arbitrators appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York City, New York. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrators for their services shall be assessed against the losing party by the arbitrators. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of New York, New York County, for such purpose. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

10.13    Currency.    All references to currency amounts in this Agreement shall mean United States dollars.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COURTSIDE ACQUISITION CORP.
By: /s/ Richard D. Goldstein
Richard D. Goldstein Chairman and Chief Executive Officer
AMERICAN COMMUNITY NEWSPAPERS LLC
By: /s/ Gene Carr
Gene Carr Chief Executive Officer
For purposes of Section 2.22 only:
ACN HOLDING LLC
By: /s/ Bruce M. Hernandez
Bruce M. Hernandez Chairman

INDEX OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A	– Form of Escrow Agreement
Exhibit B	– Form of Deposit Escrow Agreement
Exhibit C	– Form of Bill of Sale
Exhibit D	– Form of Assignment And Assumption Agreement
Exhibit E	– Form of Intellectual Property Assignment Agreement
Exhibit F	– Form of Employment Agreement for Gene M. Carr
Exhibit G	– Form of Employment Agreement for Daniel J. Wilson
Exhibit H	– Form of Employment Agreement for Jeffrey B. Coolman
Exhibit I	– Form of Opinion of Graubard Miller
Exhibit J	– Form of Opinion of Sonnenschein Nath & Rosenthal Llp

Schedules
Schedule 1.1	– Acquired Assets
Schedule 1.2	– Excluded Assets
Schedule 1.3(a)	– Assumed Liabilities
Schedule 1.3(b)	– Excluded Liabilities
Schedule 1.4	– Allocation of Purchase Price
Schedule 1.6	– Ncf Earnout
Schedule 1.6(a)	– Corporate Expenses Excluded From Calculation of Ncf Earnout
Schedule 2	– Seller Schedule
Schedule 3	– Purchaser Schedule
Schedule 4.1	– Seller and Purchaser Permitted Actions

Schedule 1.1

Acquired Assets

Vehicles

MAKE/MODEL	VEHICLE IDENTIFICATION NUMBER	LOCATION
2002 GMC Savannah	1GRFG25MX21118969	McKinney, TX
2003 Mazda B2300	4F4YR12D23TMO7343	McKinney, TX
2002 Oldsmobile Silhouette	1GHDX03EX2D153530	Monticello, MN
1997 Ford Crown Victoria	2FALP71WOVX168823	Leesburg, VA
1997 Ford Van	1FTJE34LOVHA60848	Plano, TX
1998 Toyota Pickup	4TANL42N6WZ133262	Plano, TX
2002 GMC Sonoma	1GTCS145428172555	Plano, TX
1983 Jeep AMC	1UTBF00AIDS182793	Osseo, MN
1982 Jeep AMC	1UTBF00A3CS170532	Osseo, MN
1983 Jeep AMC	1UTBF00AXDS184851	Osseo, MN
1982 Jeep AMC	1UTBF00A2CS173003	Osseo, MN
1993 GMC Safari	1GKEL19W3PB500344	Osseo, MN
1983 Jeep AMC	1UTUF00B1DS193424	Osseo, MN
1995 Chevrolet Pickup	1GCCS1442S8182931	Osseo, MN
1982 Jeep AMC	1UTBF00A9CS171717	Osseo, MN
1983 Jeep AMC	1UTBF00A3DS179880	Osseo, MN
1983 Jeep AMC	1UTBFOOAODS185975	Osseo, MN
1983 Jeep AMC	1UTBF00A5DS182148	Osseo, MN
1982 Jeep AMC	1UTBF00A3CS172104	Osseo, MN
1997 Dodge Van	2B7HB21Y6VK591924	Watertown, MN
1993 Chevrolet Astro Van	1GCDM15Z6PB127899	Hudson, MN
1997 Chevrolet Van	1GBJG31R4V1008705	Waconia, MN
1990 Ford Van	1FTJE34H4LHA86362	Minneapolis, MN
1982 Jeep AMC	1UTBF00A5CS178681	Osseo, MN
1982 Jeep AMC	1UTBF00A3CS178680	Osseo, MN
2002 International 4300	1HTMAAL62H515225	Osseo, MN

Schedule 1.1

Acquired Assets (Continued)

Press Equipment

	UNITS	DETAILS
Hudson Press Line A
Harris V15A	9
Splicers	3
Folder – Harris JF25	1
Hudson Press Line B
Harris V22	6	Pre-owned units installed in December 2003 replacing older units
Integra color deck	1	Color deck installed in March 2004
Folder – Harris JF7	1
Inserting equipment
Lines 1 – Kirk Rudy	1	Inserts 8 copies into 1
Lines 2 – Kirk Rudy	1	Inserts 5 copies into 1
Lines 3 – Kirk Rudy	1	Inserts 3 copies into 1
Image setters	2	ECRM Martin 46, ECRM Sting Ray 63
Albany Press Line
Press – King Press F216	4
Folder – King Press KJ6-770	1
Goss Urbanite Press	5
Goss Urbanite Press (color)	1	3-color unit
Harris Graphic Carousel Inserter	1	Inserts 8 copies into 1
Image setters	2	Panther Pro-36, Panther Pro-46
Goss Urbanite Folder Series 500	1
Web Leader	8
Folder	2
Image setter	1	Konica EV Jetsetter 4500

Schedule 1.1

Acquired Assets (Continued)

IT and Software Systems

SYSTEM	MINNEAPOLIS	DALLAS	NORTHERN VIRGINIA
FINANCIAL	MAS 90	MAS90	MAS90
CIRCULATION	PBS	CWC Baseview	Baseview
RETAIL / DISPLAY	Vision Data	Brainworks Baseview	Baseview
CLASSIFIED	Vision Data	Brainworks Baseview	Baseview
BILLING	Vision Data	Brainworks Baseview	Baseview
EDITORIAL	Quark / MS Word	Quark / MS Word	Quark / MS Word
E-MAIL	MS Outlook	MS Outlook	MS Outlook
OTHER (INCLUDING BUT NOT LIMITED TO)	MS Excel, MS Word, MS Powerpoint, Adobe Acrobat, Photo Shop, Quark	MS Excel, MS Word, MS Powerpoint, Adobe Acrobat, Photo Shop, Quark	MS Excel, MS Word, MS Powerpoint, Adobe Acrobat, Photo Shop, Quark, In Design

Employee Benefit Plans listed on Schedules 2.10(a), (b) Real Property listed on Schedule 2.13(a) Intellectual Property listed on Schedule 2.17 Agreements and Contracts listed on Schedules 2.18(a) Insurance Policies listed on Schedule 2.19 1,000 shares of common stock, representing all of the outstanding shares of capital stock of Amendment I, Inc.

All computer hardware (including transferable devices), printers, peripheral devices and associated software, strapping machines, counter stackers, vending machines, signage, forklifts, conveyors, telephone equipment, plastic bags, chemicals, ink, plates, film, inventory, furniture and fixtures, if any, used in connection with the Business.

Schedule 1.2

Excluded Assets

Any rights or claims under any agreement listed on or referred to in Schedule 1.3(b).

Schedule 1.3(a)

Assumed Liabilities

All liabilities and obligations relating to the matters set forth on Schedule 2.9(a), without giving effect to any amendment thereof contemplated by Section 5.9. It being understood and agreed that the reserves established for the matters set forth on Schedule 2.9(a) shall be included in the Balance Sheet Working Capital, unless a matter has been resolved or settled.

Schedule 1.3(b)

Excluded Liabilities

Credit Agreement, dated as of December 9, 2004, among American Community Newspapers LLC, as Borrower, Bank of Montreal, Chicago Branch, as Administrative Agent, Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Documentation Agent and Co-Lead Arranger, General Electric Capital Corporation, as Syndication Agent and Co-Lead Arranger, Harris Nesbitt, as Co-Lead Arranger and the Lenders and LC Issuer from time to time party thereto.

Business Secured Loan Agreement (#359146) between Amendment I, Inc. and Loudoun National Bank dated September 27, 2005.

Interest Rate Cap Agreement between the Seller and Merrill Lynch dated March 18, 2005.

Liabilities and obligations arising under the Administrative Services Agreement, between the Seller and Martin Benefit Administrators, Inc. dated January 1, 1999.

Liabilities and obligations arising under the Assurant Dental Plan DHMO (Texas only).

Liabilities and obligations arising under the Assurant Dental Plan PPO (all locations).

Liabilities and obligations arising under the Met Life – Basic Life and Ad&d, Supplemental Life and Ad&d, Long Term Disability Insurance and Short Term Disability Insurance Plans.

Liabilities and obligations arising under the Aetna Health Insurance PPO Plan – Virginia (Amendment I).

Liabilities and obligations arising under the Blue Cross and Blue Shield of Minnesota PPO Plan – Virginia, Texas and Minnesota Group (#CN475).

Liabilities and obligations arising under the Employment Agreement, dated December 9, 2004, between the Seller and Gene M. Carr.

Liabilities and obligations arising under the Employment Agreement, dated December 9, 2004, between the Seller and Jeffrey B. Coolman.

Liabilities and obligations arising under the Employment Agreement, dated December 9, 2004, between the Seller and Daniel J. Wilson.

All surviving indemnification obligations, if any, set forth in the following agreements: (i) Asset Purchase Agreement, dated December 9, 2004, between ACN Acquisition LLC and American Community Newspapers, Inc.; (ii) Asset Purchase Agreement, dated May 31, 2005, between American Community Newspapers LLC, Monticello Times, Inc., and Donald Q. Smith and Nancy R. Smith; (iii) Asset Purchase Agreement, dated August 31, 2005, among American Community Newspapers LLC, Suburban Washington Newspapers, Inc. The Better Built Group, Inc. and Rupert Phillips and Clint Daws; (iv) Asset Purchase Agreement, dated July 29, 2005, among American Community Newspapers LLC, Hartman Newspapers, L.P., and J. William Hartman and Fred B. Hartman; and (v) Asset Purchase Agreement, dated as of December 16, 2005, between American Community Newspapers LLC and NPG Newspapers, Inc.

Schedule 1.4

Allocation of Purchase Price

Land $ Buildings	$
Other Tangible Assets	$
Stock of Amendment I, Inc.	$
Intangible Assets	$
$

[TO BE COMPLETED PRIOR TO CLOSING]

Schedule 1.6

NCF Earnout

If Combined Company Achieves 2008 NCF of:	Then 2008 NCF Earnout is:
$ 19,000,000	$1,000,000
19,100,000	1,400,000
19,200,000	1,800,000
19,300,000	2,200,000
19,400,000	2,600,000
19,500,000	3,000,000
19,600,000	3,800,000
19,700,000	4,600,000
19,800,000	5,400,000
19,900,000	6,200,000
20,000,000	7,000,000
20,100,000	7,800,000
20,200,000	8,600,000
20,300,000	9,400,000
20,400,000	10,200,000
20,500,000	11,000,000
20,600,000	11,800,000
20,700,000	12,600,000
20,800,000	13,400,000
20,900,000	14,200,000
21,000,000 and greater	15,000,000

Schedule 1.6(a)

Corporate Expenses Excluded from Calculation of NCF Earnout

Corporate overhead expenses, as currently reported by the Company and as may be reported by the Company in the future including, but not limited to:

1.	Regular Wages of Chief Executive Officer, Chief Financial Officer, Internet / New Media Business Development Manager, Financial Analyst, Recruiter and similar corporate positions

2.	Bonuses, health care benefits, other benefits, payroll taxes and similar items on positions listed in #1 above

3.	Mileage reimbursement, car allowances, travel & lodging, meals and entertainment and similar items on positions listed in #1 above

4.	Board of Director expenses

5.	Corporate office supplies, postage, dues, subscriptions, recruitment, telephone, banking and similar items

6.	Corporate office rent, utilities and items of a similar nature

7.	Professional services including legal fees, audit fees, tax fees, SEC reporting costs and related items and consulting fees

8.	Directors and Officers / Employment Practices insurance premiums

9.	Any costs associated with being a public company

SCHEDULE 2

COMPANY SCHEDULE

(Information Furnished Separately)

Schedule 2.1	–	Organization and Qualification

Schedule 2.2	–	Subsidiaries

Schedule 2.3	–	Capitalization

Schedule 2.4	–	Required Consents

Schedule 2.5	–	Compliance

Schedule 2.7	–	No Undisclosed Liabilities

Schedule 2.8	–	Absence of Certain Changes or Events

Schedules 2.9(a), (b)	–	Litigation

Schedules 2.10(a), (b)	–	Employee Benefit Plans

Schedule 2.12	–	Restrictions on Business Activities

Schedule 2.13(a)	–	Title to Property

Schedule 2.14	–	Taxes

Schedules 2.15(a), (d)	–	Environmental Matters

Schedule 2.16	–	Brokers; Third Party Expenses

Schedule 2.17	–	Intellectual Property

Schedules 2.18(a), (c)	–	Agreements, Contracts and Commitments

Schedule 2.19	–	Insurance

Schedules 2.20(a), (b)	–	Governmental Actions/Filings

Schedule 2.21	–	Interested Party Transactions

SCHEDULE 3

PARENT SCHEDULE

(Information Furnished Separately)

Schedule 3.3(b)	–	Capitalization

Schedule 3.7(b)	–	SEC Filings; Financial Statements

Schedule 3.8	–	No Undisclosed Liabilities

Schedule 3.9	–	Absence of Certain Changes or Events

Schedule 3.13	–	Restrictions on Business Activities

Schedule 3.14	–	Title to Property

Schedule 3.15	–	Taxes

Schedule 3.17	–	Brokers

Schedule 3.19	–	Agreements, Contracts and Commitments

Schedule 3.21	–	Interested Party Transactions

Schedule 3.26	–	Governmental Filings

SCHEDULE 4.1

SELLER AND PURCHASER PERMITTED ACTIONS

SELLER PERMITTED ACTIONS:

A.	Sale of the following properties owned by Seller:

140 13th Street
Albany, MN 56307
(Land and Building)

303 North Galloway Avenue
Mesquite, TX 75149
(Land and Building)

B.	Omitted.

C.	Seller Contracts in the process of being negotiated:

1.	Lease Agreement, dated January , 2007, between Amendment I, Inc. and Saul Holdings Limited Partnership.

2.	Lease Agreement dated January , 2007 between the Seller and Allied Companies, LLC.

3.	Master Services Agreement, dated , 2006, between McClatchy Resources, Inc. and Seller (covers purchases from Bowater America, Inc. and Tembec)

4.	Lease Agreement, dated September 1, 2005, between the Seller and
Phillips Properties, Inc., as amended June 27, 2006 and August 8,
2006. Lease is scheduled to expire on March 31, 2007 and Seller plans to enter into a replacement lease in potentially a new location.

5.	Commercial Printing Agreement between the Seller and Gannett Offset dated May 31, 2006 is scheduled to expire June 30, 2007 and Seller plans to enter into a replacement agreement with Gannett Offset or another commercial printer.

6.	Health care, dental and other benefit annual renewals occurring on the February 1, 2007 renewal date.

7.	Lease Agreement dated March 24, 2006 between Amendment I, Inc. and One Market St. Real Estate Holdings, LLC is scheduled to expire on March 24, 2007 and Seller may extend this lease on a short term basis or enter into other arrangements if the office space at Lansdowne Town Center is not completed by such date.

8.	Commercial insurance annual renewals occurring on the April 30, 2007 renewal date.

D.	Employees:

1.	Hiring of Bill Weaver as Dallas Group Publisher

2.	Potential Hiring of Jack Bick as Collin County Publisher and Executive Editor

3.	Salary increases to managers as included in Seller’s 2007 budget

4.	Minor modifications to the Employee Handbook relating to safety, paid time off utilization and dress code

5.	Salary increases to key employees, consistent with past practices, to retain employment services

E.	Other:

Amendment of ACN Holding LLC agreement relating to the redemption provisions of the Senior Preferred Units which would result in a change in accounting for the accretion on the Senior Preferred Units

PURCHASER PERMITTED ACTIONS:

Purchaser may enter into definitive agreements with respect to the financing commitments referred to in Section 3.27.

Purchaser may borrow moneys from its officers to finance its operations through the Closing and issue notes to the lenders to evidence such borrowings.

May 2, 2007

American Community Newspapers LLC
ACN Holding LLC
14875 Landmark Boulevard, Suite 110
Addison, Texas 78254

Ladies and Gentlemen:

Reference is made to (i) the Asset Purchase Agreement by and among Courtside Acquisition Corp. (‘‘Courtside’’), American Community Newspapers LLC (‘‘ACN’’) and, solely for purposes of Section 2.22 thereof, ACN Holding LLC, dated as of January 24, 2007 (the ‘‘Courtside Agreement’’) and (ii) the Asset Purchase Agreement among ACN and C.M. Media, Inc. (‘‘CM’’) and, for purposes of Section 6.1 and Article VIII thereof, Max S. Brown and Lenore Brown, dated April 30, 2007 (the ‘‘CM Agreement’’). This will confirm the agreement of the parties to the Courtside Agreement, as follows.

1.    All assets of CM acquired by ACN pursuant to the CM Agreement shall be deemed to be ‘‘Acquired Assets’’ for purposes of the Courtside Agreement (as such term is defined in Section 1.1 of the Courtside Agreement).

2.    All liabilities of CM assumed by ACN pursuant to the CM Agreement shall be deemed to be ‘‘Assumed Liabilities’’ for purposes of the Courtside Agreement (as such term is defined in Section 1.3 of the Courtside Agreement).

3.    The Purchase Price (as defined in Section 1.4 of the Courtside Agreement) to be paid by Courtside to ACN pursuant to the Courtside Agreement shall be equal to the sum of (a) (i) $147,500,000, as adjusted pursuant to Section 4 hereof, payable in cash (the ‘‘Cash Component’’) less (ii) one-half of the ‘‘HSR Filing Fee’’ (as defined in Section 13 hereof), if any, plus (iii) 2,192,982 shares (equitably adjusted for stock splits, stock dividends and the like) of Purchaser Common Stock (as defined in Section 3.3(a) of the Courtside Agreement; as adjusted pursuant to Section 4 hereof, the ‘‘Stock Component’’), plus (b) (i) $43,762,997, the Purchase Price (as defined in Section 2.1 of the CM Agreement) paid by ACN to CM prior to the closing of the transactions contemplated by the Courtside Agreement (the ‘‘Courtside Closing’’) plus (ii) capitalized expenses to the extent paid in cash prior to the closing of the transactions contemplated by the Courtside Agreement. Courtside and ACN agree that (x) any additional Purchase Price paid to CM pursuant to Section 2.3 of the CM Agreement after the Courtside Closing and (y) any unpaid capitalized expenses incurred by ACN in connection with the acquisition contemplated by the CM Agreement shall be paid by Courtside and excluded from the calculation of ‘‘Closing Working Capital’’ and ‘‘Balance Sheet Working Capital’’ for purposes of the Courtside Agreement.

4.     The number of shares of Purchaser Common Stock constituting the Stock Component shall be decreased by that number of shares of Purchaser Common Stock equal to the number of shares of Purchaser Common Stock purchased by ACN Holding LLC or any member of ACN Holding LLC or any affiliate of any member of ACN Holding LLC in the open market or in private transactions with holders of shares of Purchaser Common Stock prior to or concurrently with the closing of the transactions contemplated by the Courtside Agreement (‘‘Purchased Shares’’). The amount of the Cash Component shall be increased by an amount equal to the number of Purchased Shares multiplied by $5.70 per Purchased Share.

5.    The shares of Purchaser Common Stock constituting the Stock Component shall be delivered at the Courtside Closing to or as directed by ACN Holding LLC. In addition, the Initial Payment Amount (as defined in Section 1.4(b)(i) of the Courtside Agreement) to be paid pursuant to Section 1.4(b)(i) of the Courtside Agreement shall be equal to (a) the Cash Component, plus, (b) one-half of the HSR Filing Fee, if any, less (c) the Escrow Funds (as defined in Section 1.4(b)(ii) of the Courtside Agreement), less (d) $700,000 (the Deposit, as defined in Section 1.8 of the Courtside Agreement) plus or minus, as the case may be, (e) the adjustments set forth in Section 1.5 of the Courtside Agreement.

6.    For purposes of the Courtside Agreement, the Target Working Capital (as defined in Section 1.5(a) of the Courtside Agreement) shall be adjusted by the CM Working Capital Adjustment (as defined below); provided, however, that for purposes of determining the payment to be made pursuant to Section 1.5(a) of the Courtside Agreement at the Courtside Closing, the Target Working Capital shall be increased by $1,886,245 (the amount of the estimated CM Working Capital Adjustment paid at the closing of the CM Agreement), unless the CM Working Capital Adjustment has been finally determined prior to the Courtside Closing, in which event such finally determined CM Working Capital Adjustment shall be used. For purposes hereof, the ‘‘CM Working Capital Adjustment’’ shall be deemed to be equal to the sum of the ‘‘Accounts Receivable Amount,’’ the ‘‘Inventory Amount’’ and the ‘‘Other Current Asset Amount’’ less the amount of ‘‘Subscription and Advertising Obligations’’ (as such terms are defined in the CM Agreement), as of the closing of the transactions contemplated by the CM Agreement, less the amount of any other accrued liabilities of CM assumed by ACN under Section 1.3 of the CM Agreement and as set forth on Schedule 2.1 of the CM Agreement.

7.    For purposes of the Courtside Agreement, no matters arising out of the transactions contemplated by the CM Agreement shall be considered in connection with the representations and warranties of ACN in the Courtside Agreement for purposes of disclosure (including pursuant to Section 5.9 of the Courtside Agreement) or determining whether or not there has been a breach of any such representations and warranties.

8.    For purposes of the Courtside Agreement, information required to be furnished by ACN pursuant to Article V thereunder shall include information (including financial information) relating to CM and other matters arising out of the transactions contemplated by the CM Agreement.

9.    To the extent the obligations of ACN pursuant to the CM Agreement (including under Section 6.7 thereof) with respect to Continuing Employees (as defined in the CM Agreement) are beyond those owed by Courtside to ACN employees pursuant to the terms of the Courtside Agreement, then Courtside acknowledges and agrees that it will comply with the provisions of the CM Agreement, which shall prevail with respect to such Continuing Employees.

10.    Courtside agrees that the CM Agreement, the escrow agreement entered into in connection with the CM Agreement, the Transition Services Agreement referred to in Section 7.3(d)(vi) of the CM Agreement, the Lease referred to in Section 7.2(h)(x) of the CM Agreement, the Employment Agreements referred to in Section 7.3(d)(v) of the CM Agreement and each other document entered into in accordance with the terms of the CM Agreement (the ‘‘CM Documents’’) are Seller Contracts (as defined in the Courtside Agreement) and at the Courtside Closing, they shall be assigned to and assumed by Courtside.

11.    The parties agree that the provisions of Article VII (Indemnification) of the Courtside Agreement shall not apply to matters arising out of the transactions contemplated by the CM Documents and that the only remedies available to Courtside following the Courtside Closing in respect of claims arising under the CM Documents or otherwise relating to the business acquired pursuant to the CM Agreement shall be those set forth in the CM Agreement.

12.    If a filing with respect to the transactions contemplated by the Courtside Agreement is required to be made pursuant to the HSR Act (as defined in Section 2.4(b) of the Courtside Agreement) because the transactions contemplated by the CM Agreement preclude the application of exemptions from such filing that would have otherwise been available to Courtside and ACN, the filing fee to be paid with respect to such filing (the ‘‘HSR Filing Fee’’) shall be paid in the first instance from the Deposit and ACN and Courtside shall jointly direct the Deposit Escrow Agent (as defined in Section 1.8 of the Courtside Agreement) to release an amount equal to the HSR Filing Fee from amounts placed in escrow with the Deposit Escrow Agent pursuant to the Deposit Escrow Agreement (as defined in Section 1.8 of the Courtside Agreement) to Courtside to be used in making such payment. In such event, the Deposit shall be deemed to be reduced to an amount (the ‘‘Reduced Deposit Amount’’) equal to (i) $700,000 less (ii) an amount equal to the HSR Filing Fee. If the Courtside Agreement is terminated, for purposes of Section 8.3(a) thereof, the amount of the Deposit shall be deemed to be (a) the Reduced Deposit Amount plus (b) an amount equal to one-half of the

HSR Filing Fee, if any, to be paid by ACN and, for purposes of Section 8.3(b) thereof, the amount to be returned to ACN shall be the sum of (x) the Reduced Deposit Amount plus (y) an amount equal to one-half of the HSR Filing Fee, if any, to be paid by Courtside.

13.    For purposes of the Courtside Agreement, ‘‘Material Adverse Event’’ (as defined in Section 10.2(a) thereof) shall be deemed to include changes, events, violations, circumstances and effects arising out of the operation by ACN of the business, assets and operations acquired by it under the CM Agreement.

14.    At the Courtside Closing, (a) ACN shall represent to Courtside that as of such date it is in compliance with the CM Agreement in all material respects, (b) ACN shall assign to Courtside all of ACN’s rights under the CM Agreement, including ACN’s rights to indemnification thereunder, and (c) Courtside shall assume all of ACN’s liabilities and obligations thereunder, including ACN’s rights and obligations under the CM Documents.

15.    The date ‘‘June 30, 2007’’ stated in Section 8.1(b) of the Courtside Agreement is hereby changed to read ‘‘July 7, 2007’’.

16.    At the Courtside Closing, Courtside agrees that it will execute and deliver and ACN Holding LLC shall either execute and deliver, or cause any person or entity to whom a portion of the Stock Component has been delivered under Section 5 hereof to execute and deliver, substantially in the form of the Registration Rights Agreement attached hereto as Exhibit A.

17.    The Courtside Agreement is hereby deemed amended and supplemented to reflect the provisions of this letter agreement. This letter agreement hereby supersedes all prior understandings and agreements of the parties relating to the matters addressed herein; provided that nothing herein shall be deemed to modify or vitiate in any manner the provisions of Section 5.8 of the Courtside Agreement.

Please sign a copy of this letter agreement in the place provided below to confirm your agreement to the foregoing and return it to the undersigned.

Very truly yours,
COURTSIDE ACQUISITION CORP.
		By:	/s/ Richard D. Goldstein
Richard D. Goldstein Chairman and CEO
AGREED:
AMERICAN COMMUNITY NEWSPAPERS LLC
By:	/c/ Bruce M. Hernandez
Chairman
ACN HOLDING LLC
By:	/c/ Bruce M. Hernandez
Chairman

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COURTSIDE ACQUISITION CORP.

Pursuant to Section 102 of the

Delaware General Corporation Law

COURTSIDE ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the ‘‘Corporation’’), by its Chief Executive Officer, hereby certifies as follows:

1.    The name of the Corporation is ‘‘Courtside Acquisition Corp.’’

2.    The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 18, 2005.

3.    This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4.    This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware (‘‘GCL’’).

5.    The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is American Community Newspapers Inc. (hereinafter sometimes referred to as the ‘‘Corporation’’).

SECOND: The registered office of the Corporation is to be located at 615 South DuPont Highway, Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 51,000,000 of which 50,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.    Preferred Stock.    The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a ‘‘Preferred Stock Designation’’) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.    Common Stock.    Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Jeffrey M. Gallant	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174

SIXTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The term of the Class A directors elected at the special meeting in lieu of annual meeting of stockholders held in 2007 shall expire on the date of the annual meeting of stockholders in 2008. The term of the Class B directors elected at the special meeting in lieu of annual meeting of stockholders held in 2007 shall expire on the date of the annual meeting of stockholders in 2009. The term of the Class C directors elected at the special meeting in lieu of annual meeting of stockholders held in 2007 shall expire on the date of the annual meeting of stockholders in 2010. At these annual meetings, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.    The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Richard D. Goldstein, its Chief Executive Officer, as of the      day of                     , 2007.

/s/ Richard D. Goldstein Name: Richard D. Goldstein Title: Chief Executive Officer

Annex C

AMERICAN COMMUNITY NEWSPAPERS INC.
(formerly known as Courtside Acquisition Corp.)

2007 Long-Term Incentive Equity Plan

Section 1.    Purpose; Definitions.

1.1.    Purpose.    The purpose of the 2007 Long-Term Incentive Equity Plan (‘‘Plan’’) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    ‘‘Agreement’’ means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b)    ‘‘Board’’ means the Board of Directors of the Company.

(c)    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended from time to time.

(d)    ‘‘Committee’’ means the Compensation Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to ‘‘Committee’’ shall mean the Board.

(e)    ‘‘Common Stock’’ means the Common Stock of the Company, par value $.0001 per share.

(f)    ‘‘Company’’ means American Community Newspapers Inc., a corporation organized under the laws of the State of Delaware under the name ‘‘Courtside Acquisition Corp.’’

(g)    ‘‘Deferred Stock’’ means Common Stock to be received under an award made pursuant to Section 8 at the end of a specified deferral period.

(h)    ‘‘Disability’’ means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i)    ‘‘Effective Date’’ means the date set forth in Section 12.1.

(j)    ‘‘Fair Market Value’’, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq Global Market or Nasdaq Capital Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq Global Market or Nasdaq Capital Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k)    ‘‘Holder’’ means a person who has received an award under the Plan.

(l)    ‘‘Incentive Stock Option’’ means any Stock Option intended to be and designated as an ‘‘incentive stock option’’ within the meaning of Section 422 of the Code.

(m)    ‘‘Non-qualified Stock Option’’ means any Stock Option that is not an Incentive Stock Option.

(n)    ‘‘Normal Retirement’’ means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as ‘‘retirement age’’ for any particular Holder. If no age is designated, it shall be 65.

(o)    ‘‘Other Stock-Based Award’’ means an award under Section 9 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p)    ‘‘Parent’’ means any present or future ‘‘parent corporation’’ of the Company, as such term is defined in Section 424(e) of the Code.

(q)    ‘‘Plan’’ means the American Community Newspapers Inc. 2007 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(r)    ‘‘Repurchase Value’’ shall mean the Fair Market Value if the award to be settled under Section 2.2(h) or repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s)    ‘‘Restricted Stock’’ means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(t)    ‘‘SAR Value’’ means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u)    ‘‘Stock Appreciation Right’’ means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v)    ‘‘Stock Option’’ or ‘‘Option’’ means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w)     ‘‘Subsidiary’’ means any present or future ‘‘subsidiary corporation’’ of the Company, as such term is defined in Section 424(f) of the Code.

(x)    ‘‘Vest’’ means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2.    Administration.

2.1.    Committee Membership.    The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be ‘‘non-employee directors’’ as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (‘‘Exchange Act’’), and ‘‘outside directors’’ within the meaning of Section 162(m) of the Code.

2.2.    Powers of Committee.    The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)    to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)    to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d)    to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan;

(e)    to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

(f)    to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder;

(g)    to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms; and

(h)    to make payments and distributions with respect to awards (i.e., to ‘‘settle’’ awards) through cash payments in an amount equal to the Repurchase Value.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 600,000 shares in the aggregate.

2.3.    Interpretation of Plan.

(a)    Committee Authority.    Subject to Section 11, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)    Incentive Stock Options.    Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3.    Stock Subject to Plan.

3.1.    Number of Shares.    The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,750,000 shares, of which 100,000 shares shall be available exclusively for awards to eligible directors who are not employed by the Company at the time of the grant and the remaining 1,650,000 shares shall be available exclusively for awards to all other categories of eligible persons; provided, that no reduction in the number of shares of Common Stock outstanding shall cause a reduction in the number of shares of Common Stock subject to awards then granted and outstanding under the Plan. Shares of Common Stock under the Plan (‘‘Shares’’) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Deferred Stock award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then, in the Committee’s discretion, the number of shares available under the Plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2.    Adjustment Upon Changes in Capitalization, Etc.    In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4.    Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not a director or employee of the Company or an employee of a Subsidiary at the time of grant. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5.    Stock Options.

5.1.    Grant and Exercise.    Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option.

5.2.    Terms and Conditions.    Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)    Option Term.    The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (‘‘10% Stockholder’’)).

(b)    Exercise Price.    The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder will not be less than 110% of the Fair Market Value on the date of grant.

(c)    Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.

(d)    Method of Exercise.    Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise).

(e)    Stock Payments.    Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(f)    Transferability.    Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s ‘‘Immediate Family’’ (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term ‘‘Immediate Family’’ shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

(g)    Termination by Reason of Death.    If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h)    Termination by Reason of Disability.    If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)    Termination by Reason of Normal Retirement.    Subject to the provisions of Section 13.3, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of one year after termination of employment (or such other greater or lesser period as the Committee may specify in the Agreement) or the balance of such Stock Option’s term.

(j)    Other Termination.    Subject to the provisions of Section 13.3, and unless otherwise determined by the Committee and set forth in the Agreement, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

(k)    Additional Incentive Stock Option Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(l)    Buyout and Settlement Provisions.    The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

Section 6.    Stock Appreciation Rights.

6.1.    Grant and Exercise.    The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2.    Terms and Conditions.    Stock Appreciation Rights shall be subject to the following terms and conditions:

(a)    Exercisability.    Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b)    Termination.    A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

(c)    Method of Exercise.    Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d)    Shares Affected Upon Plan.    The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7.    Restricted Stock.

7.1.    Grant.    Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (‘‘Restriction Period’’), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2.    Terms and Conditions.    Each Restricted Stock award shall be subject to the following terms and conditions:

(a)    Certificates.    Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)    Rights of Holder.    Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (‘‘Retained Distributions’’) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)    Vesting; Forfeiture.    Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8.    Deferred Stock.

8.1.    Grant.    Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (‘‘Deferral Period’’) during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

8.2.    Terms and Conditions.    Each Deferred Stock award shall be subject to the following terms and conditions:

(a)    Certificates.    At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d), where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b)    Rights of Holder.    A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c)    Vesting; Forfeiture.    Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

(d)    Additional Deferral Period.    A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (‘‘Additional Deferral Period’’). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9.    Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10.    Accelerated Vesting and Exercisability.

10.1.    Non-Approved Transactions.    If any ‘‘person’’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the ‘‘beneficial owner’’ (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

10.2.    Approved Transactions.    The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award.

10.3.    Code Section 409A.    Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 11.    Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 12.    Term of Plan.

12.1.    Effective Date.    The Plan shall be effective as of the date of the closing of the acquisition of substantially all of the assets, and the assumption of certain liabilities, of American Community Newspapers LLC (‘‘ACN’’), pursuant to the Asset Purchase Agreement, dated as of January 24, 2007, among the Company, ACN and ACN Holding LLC, provided that the Plan has been approved by the Company’s stockholders prior to such closing.

12.2.    Termination Date.    Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

Section 13.    General Provisions.

13.1.    Written Agreements.    Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

13.2.    Unfunded Status of Plan.    The Plan is intended to constitute an ‘‘unfunded’’ plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

13.3.    Employees.

(a)    Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information.    If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award (profit) that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b)    Termination for Cause.    The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award (profit) that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c)    No Right of Employment.    Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

13.4.    Investment Representations; Company Policy.    The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

13.5.    Additional Incentive Arrangements.    Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6.    Withholding Taxes.    Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

13.7.    Governing Law.    The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

13.8.    Other Benefit Plans.    Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

13.9.    Non-Transferability.    Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

13.10. Applicable Laws.    The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the ‘‘Securities Act’’), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.11. Conflicts.    If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.12. Certain Awards Deferring or Accelerating the Receipt of Compensation.    To the extent applicable, all awards granted, and all agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this section. The Board may amend the Plan to comply with Code Section 409A in the future.

13.13. Non-Registered Stock.    The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq Global Market and Nasdaq Capital Market.

Plan Amendments

Date Approved by Board	Date Approved by Stockholders, if necessary	Sections Amended	Description of Amendments	Initials of Attorney Effecting Amendment

Annex D

DEPOSIT ESCROW AGREEMENT

This DEPOSIT ESCROW AGREEMENT (‘‘Agreement’’) is dated January 24, 2007, by and among COURTSIDE ACQUISITION CORP., a Delaware corporation (‘‘Purchaser’’), AMERICAN COMMUNITY NEWSPAPERS LLC, a Delaware limited liability company (‘‘Seller’’), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the ‘‘Deposit Escrow Agent’’).

WHEREAS, Purchaser and Seller are the parties to an Asset Purchase Agreement dated as of January 24, 2007 (the ‘‘Purchase Agreement’’); and

WHEREAS, pursuant to Section 1.8 of the Purchase Agreement, Purchaser and Seller agreed to enter into this Agreement, pursuant to which Purchaser has deposited, concurrently with the execution hereof, the sum of $700,000 (the ‘‘Deposit Escrow Principal’’) in escrow with Deposit Escrow Agent.

NOW THEREFORE, the parties agree as follows:

1.    Appointment of Deposit Escrow Agent.    (a) Upon the terms and subject to the conditions set forth in this Agreement, Purchaser and Seller hereby appoint Deposit Escrow Agent as their agent and custodian to hold, invest and distribute the Deposit Escrow Principal and interest and earnings thereon (the ‘‘Deposit Escrow Interest,’’ and with the Deposit Escrow Principal, collectively, the ‘‘Deposit Escrow Funds’’) in accordance with this Agreement, and Deposit Escrow Agent hereby accepts such appointment and agrees to perform all duties expressly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, all Deposit Escrow Interest shall be held in escrow by Deposit Escrow Agent in accordance with the terms of this Agreement and distributed as provided for in Sections 3(a) through 3(f), below, as appropriate.

(b) Deposit Escrow Agent agrees to accept delivery of, hold and disburse the Deposit Escrow Funds in accordance with the terms and conditions of this Agreement. Deposit Escrow Agent hereby acknowledges receipt thereof.

2.    Termination of Agreement.    The Deposit Escrow Funds shall continue in existence during the period from the date hereof to the earliest to occur of (a) the disbursement or release of the entire amounts of the Deposit Escrow Funds by Deposit Escrow Agent in accordance with the terms hereof and (b) payment of the entire amount of the Deposit Escrow Funds into a court of competent jurisdiction in accordance with Sections 5(f) or (g).

3.    Payment of Deposit Escrow Principal.

(a)    Payment upon Closing.    In connection the closing of the transactions contemplated by the Purchase Agreement, Purchaser shall instruct Deposit Escrow Agent in writing (i) to pay the Deposit Escrow Principal to the account designated by Seller pursuant to the Purchase Agreement (which account shall be specified in the instruction from Purchaser to Deposit Escrow Agent) and (ii) to pay the Deposit Escrow Interest to the account of Purchaser (or its designee) specified in the instruction. Such payments shall be made by wire transfers of immediately available funds.

(b)    Termination Payment to Purchaser.    Upon the occurrence of an event specified in Section 8.3(a) of the Purchase Agreement requiring the payment to Purchaser of all or part of the Deposit Escrow Principal, Purchaser may instruct Deposit Escrow Agent to make payment to it of the amount of the Deposit Escrow Principal to be paid to it by means of an Instruction Notice, substantially in the form attached hereto as Exhibit A, delivered to Deposit Escrow Agent (with a copy to Seller). Such Instruction Notice shall specify (i) the sub-paragraph of Section 8.3(a) of the Purchase Agreement under which it claims it is entitled to receive such payment and (ii) if less than all of the Deposit Escrow Principal is to be paid to Purchaser, the amount to be so paid. Purchaser also shall deliver to Deposit Escrow Agent (with a copy to Seller), concurrently with its delivery to Deposit Escrow Agent of the Instruction Notice, a certification as to the date on which the Instruction Notice was delivered to Seller. Unless a Dispute Notice is issued by Seller in accordance with Section 3(d), Deposit Escrow Agent shall pay to Purchaser, upon the expiration of the 30-day period referred to in Section 3(d), and Purchaser’s written request, the amount of Deposit Escrow Principal specified in the Instruction Notice together with Deposit Escrow Interest attributable to such amount (as specified in the Instruction Notice).

(c)    Termination Payment to Seller.    Upon the occurrence of an event specified in Section 8.3(b) of the Purchase Agreement requiring the payment to Seller of all or part of the Deposit Escrow Principal, Seller may instruct Deposit Escrow Agent to make payment to it of the amount of the Deposit Escrow Principal to be paid to it by means of an Instruction Notice delivered to Deposit Escrow Agent (with a copy to Purchaser). Such Instruction Notice shall specify (i) the sub-paragraph of Section 8.3(b) of the Purchase Agreement under which it claims it is entitled to receive such payment and (ii) if less than all of the Deposit Escrow Principal is to be paid to Seller, the amount to be so paid. Seller also shall deliver to Deposit Escrow Agent (with a copy to Purchaser), concurrently with its delivery to Deposit Escrow Agent of the Instruction Notice, a certification as to the date on which the Instruction Notice was delivered to Purchaser. Unless a Dispute Notice is issued by Purchaser in accordance with Section 3(d), Deposit Escrow Agent shall pay to Seller, upon the expiration of the 30-day period referred to in Section 3(d), and Seller’s written request, the amount of Deposit Escrow Principal specified in the Instruction Notice together with Deposit Escrow Interest attributable to such amount (as specified in the Instruction Notice).

(d)    Dispute.    If, upon delivery by either Purchaser or Seller of an Instruction Notice, the other party disputes the amount of the Deposit Escrow Principal that is to be delivered to the delivering party, it shall give a notice to Deposit Escrow Agent (with a copy to the other party), substantially in the form attached hereto as Exhibit B (a ‘‘Dispute Notice’’), within 30 days following the date of delivery of the Instruction Notice (as specified in certification delivered by the other party pursuant to Section 3(a) or Section 3(b), above) specifying the amount of the Deposit Escrow Principal that it claims the delivering party is entitled to receive. Upon issuance of a Dispute Notice, Purchaser and Seller shall attempt to resolve such dispute. If such dispute is not resolved within 30 days after the Dispute Notice has been delivered, either Seller or Purchaser may initiate an arbitration proceeding to resolve such dispute in accordance with Section 3(e).

(e)    Arbitration Award.    Any dispute between Purchaser and Seller as to whether or not a party is entitled to payment of Deposit Escrow Funds hereunder, or the amount thereof, shall be resolved by arbitration in accordance with the provisions of Section 10.12 of the Purchase Agreement. If the arbitrators in any such proceeding make a monetary award of Deposit Escrow Funds to either Purchaser or Seller then the party so awarded shall deliver to Deposit Escrow Agent a written certificate in substantially the form of Exhibit C attached hereto, instructing Deposit Escrow Agent to deliver to Purchaser or Seller, as applicable, Deposit Escrow Principal in the amount of such award. Such certificate shall state the amount of the Deposit Escrow Principal that Deposit Escrow Agent shall deliver and be accompanied by a true, correct and complete copy of the award. Deposit Escrow Agent shall deliver the stated amount of Deposit Escrow Principal (together with the portion of Deposit Escrow Interest attributable to such amount, as specified in the certificate) to Purchaser or Seller, as applicable, on the tenth (10th) business day after it receives such certificate.

(f)    Resolution by Mutual Agreement.    If Purchaser and Seller mutually agree that a payment should be made from the Deposit Escrow Funds, then Purchaser and Seller shall deliver to Deposit Escrow Agent a written certificate in substantially the form of Exhibit D attached hereto, instructing Deposit Escrow Agent to deliver to the specified party or parties, the amount of Deposit Escrow Funds as mutually agreed upon by Purchaser and Seller. Such certificate shall state the amount of Deposit Escrow Funds that Deposit Escrow Agent shall deliver to each specified party and the date upon which such delivery shall be made. Deposit Escrow Agent shall deliver the stated amount of Deposit Escrow Funds to the specified party or parties, in accordance with such certificate.

4.    Cooperation.    Deposit Escrow Agent, Purchaser and Seller shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Purchaser and Seller in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5.    Duties; Liabilities.

(a) Deposit Escrow Agent hereby accepts its obligations under this Agreement, and represents that it has the legal power and authority to enter into this Agreement and to perform its obligations hereunder. Deposit Escrow Agent agrees that all Deposit Escrow Funds held by Deposit Escrow Agent under this Agreement shall be segregated from all other property held by Deposit Escrow Agent, shall be designated under the account name ‘‘Courtside Deposit Escrow Account’’ and otherwise be identified as being held in connection with this Agreement. Segregation may be accomplished by appropriate identification on the books and records of Deposit Escrow Agent. Deposit Escrow Agent agrees that its documents and records with respect to the transactions contemplated by this Agreement shall be available for examination by authorized representatives of Purchaser and Seller. Deposit Escrow Agent agrees to deliver to Purchaser and Seller written statements not less than quarterly summarizing any activity with respect to the Deposit Escrow Funds (including all Deposit Escrow Interest) and detailing the balance thereof. Deposit Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that Deposit Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) Deposit Escrow Agent shall invest and reinvest the Deposit Escrow Funds in a JPMorgan Chase Money Market Checking Account, or in such other investments as Purchaser and Seller may from time to time mutually agree upon in writing executed by Purchaser and Seller and delivered to Deposit Escrow Agent. All investments of the Deposit Escrow Funds shall be held by, or registered in the name of, Deposit Escrow Agent or its nominee.

(c) Deposit Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Deposit Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by Deposit Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Deposit Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to Deposit Escrow Agent signed by the proper party or parties and, if the duties or rights of Deposit Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(d) Deposit Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment pursuant to the terms of this Agreement, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay the amounts specified in such notice, and Deposit Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice. In the event fund transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, Deposit Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 attached hereto, and Deposit Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Deposit Escrow Agent.

(e) Deposit Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(h), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(f) Deposit Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that Deposit Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by Purchaser and Seller. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, Deposit Escrow Agent may deposit the Escrow Fund with any court in the Southern District of New York it deems reasonably appropriate.

(g) In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, Deposit Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund into the United States District Court for the Southern District of New York and, upon giving notice to Purchaser and Seller of such action, shall thereupon be relieved of all further responsibility and liability; provided, however, that any such action of interpleader shall not be deemed to modify the manner in which Deposit Escrow Agent is entitled to make disbursements of the Deposit Escrow Funds as set forth in this Agreement other than to tender the Deposit Escrow Funds into the registry of such court.

(h) Deposit Escrow Agent shall be indemnified and held harmless by Purchaser from and against any expenses, including counsel fees and disbursements, or loss suffered by Deposit Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of Deposit Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of Deposit Escrow Agent. Promptly after the receipt by Deposit Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, Deposit Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, Deposit Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund or it may deposit the Escrow Fund with the clerk of any appropriate court and be relieved of any liability with respect thereto or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund are to be disbursed and delivered.

(i) Deposit Escrow Agent shall be entitled to reasonable compensation from Purchaser for all services rendered by it hereunder. Deposit Escrow Agent shall also be entitled to reimbursement from Purchaser for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(j) From time to time on and after the date hereof, Purchaser and Seller shall deliver or cause to be delivered to Deposit Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as Deposit Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(k) Notwithstanding anything herein to the contrary, Deposit Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.    No Implied Duties.    This Agreement expressly sets forth all the duties of Deposit Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Deposit Escrow Agent. Deposit Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Purchase Agreement.

7.    Successors; Amendments.    This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives and shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by Purchaser, Seller and Deposit Escrow Agent.

8.    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.    If to Purchaser, to it at:

Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, New York 10019
Telecopier No.: 212-651-5050
Attention: Richard D. Goldstein

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

B.    If to Seller, to it at:

American Community Newspapers LLC
c/o Spire Capital Partners LLC
30 Rockefeller Plaza, Suite 4200
New York, New York 10112
Attention:
Telecopier No.:

with a copy to:

Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Paul A. Gajer, Esq.
Telephone No.: 212 398-5293
Telecopier No.: 212 768-6800

C.    If to Deposit Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004
Attention: Steven G. Nelson
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

9.    Miscellaneous.

(a) None of the parties may assign this Agreement or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of law, without the written consent of the other parties, and any attempted assignment without such consent shall be void and without legal effect.

(b) There are no third-party beneficiaries of this Agreement. Nothing contained in this Agreement shall be deemed to confer upon any other person or entity other than the parties hereto any right or remedy under or by reason of this Agreement.

(c) No waiver by any party of any of the provisions hereof shall be effective unless expressly set forth in writing and executed by the party so waiving. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d) This Agreement (including the exhibits and schedules attached hereto), together with the Purchase Agreement, supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter. There have been and are no agreements, representations or warranties among the parties other than those set forth or provided for in this Agreement, the Purchase Agreement and the other agreements and documents contemplated thereby. This Agreement is not intended to modify, and shall not be construed as modifying the Purchase Agreement.

(e) If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof, or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

(f) The headings of the sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

(g) This Agreement may be executed by facsimile signature pages and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

[Signatures Continued on Following Page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

COURTSIDE ACQUISITION CORP.
By: /s/ Richard D. Goldstein Name: Richard D. Goldstein Title: Chairman and Chief Executive Officer
AMERICAN COMMUNITY NEWSPAPERS LLC
By: /s/ Gene Carr Name: Gene Carr Title: Chief Executive Officer
ESCROW AGENT
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By: /s/ Steven G. Nelson Name: Steven G. Nelson Title: Chairman

SCHEDULE 1
AUTHORIZED SIGNATORIES

For Purchaser, the following persons, with the titles and specimen signatures shown below:

Name	Title	Specimen Signature	Telephone Number
Richard D. Goldstein	Authorized Signatory
Authorized Signatory

For Seller, the following persons, with the titles and specimen signatures shown below:

For Purchaser, the following persons, with the titles and specimen signatures shown below:

Name	Title	Specimen Signature	Telephone Number
Authorized Signatory
Authorized Signatory

EXHIBIT A

INSTRUCTION NOTICE

TO:

This Instruction Notice is issued pursuant to that certain Deposit Escrow Agreement, dated as of                          , 2007, Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Deposit Escrow Agent. Capitalized terms used but not otherwise defined in this Instruction Notice shall have the meanings ascribed to them in the Deposit Escrow Agreement.

The undersigned hereby certifies that, pursuant to Section              [specify either Section 8.3(a) or 8.3(b) and applicable paragraph thereof] of the Purchase Agreement, it has a good faith belief that it is entitled to receive Deposit Escrow Principal in the amount of $                             under the Deposit Escrow Agreement.

Accordingly, you are hereby instructed to distribute, on the thirtieth (30th) day after your receipt of this Instruction Notice, the sum of $                                         from the Deposit Escrow Principal and $                                      from the Deposit Escrow Interest to the undersigned by wire transfer to the following account:

Bank:

Account:

Routing Number:

A copy of this Instruction Notice has been given to [Seller/Purchaser] in accordance with the applicable provisions of the Deposit Escrow Agreement.

Dated:                     , 200    .

PURCHASER:
COURTSIDE ACQUISITION CORP.
By: Name: Title: Authorized Signatory
-or-
SELLER
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title: Authorized Signatory

EXHIBIT B

DISPUTE NOTICE

TO:

This Dispute Notice is issued pursuant to that certain Deposit Escrow Agreement, dated as of                                                  , 2007, among Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Deposit Escrow Agent. Capitalized terms used but not otherwise defined in this Dispute Notice shall have the meanings ascribed to them in the Deposit Escrow Agreement.

The undersigned hereby object to the claim for Deposit Escrow Principal that [Seller/Purchaser] asserted in the amount of $                                         and/or the Claim for Deposit Escrow Interest so asserted in the amount of $                                 under that certain Instruction Notice, dated                                          , 200    , delivered by [Purchaser/Seller] to you.

[Seller/Purchaser] disputes such claim in [whole][part]. The material facts and circumstances of such dispute are summarized on Schedule I attached hereto. Accordingly, you are hereby instructed [to deliver $                                                             of such amount to [Purchaser/Seller], together with accrued Deposit Escrow Interest thereon and not to deliver $                                         of Deposit Escrow Principal or any Deposit Escrow Interest accrued thereon to any person].

A copy of this Dispute Notice has been given to [Purchaser/Seller] in accordance with the applicable provisions of the Deposit Escrow Agreement.

Dated:                     , 200    .

SELLER:
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title: Authorized Signatory
-or-
PURCHASER
COURTSIDE ACQUISITION CORP.
By: Name: Title:

EXHIBIT C

ARBITRATION AWARD
CERTIFICATE

TO:

This Certificate is issued pursuant to that certain Deposit Escrow Agreement, dated as of                                                  , 2007, among Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Deposit Escrow Agent. Capitalized terms used but not otherwise defined in this Certificate shall have the meanings ascribed to them in the Deposit Escrow Agreement.

The undersigned [Purchaser/Seller, as applicable] hereby certifies that (a) it has received an arbitration award (‘‘Award’’) in its favor pursuant to the Deposit Escrow Agreement; (b) a true, correct and complete copy of the Award accompanies this Certificate; and (c) pursuant to the Award, it is entitled to receive Deposit Escrow Principal in the amount of $                             and Deposit Escrow Interest in the amount of $                             under the Deposit Escrow Agreement.

Accordingly, you are hereby instructed to distribute [immediately] [on                          , 200        ] $                                         of Deposit Escrow Principal and $                                 Deposit Escrow Interest to the undersigned [Purchaser/Seller, as applicable] by wire transfer of immediately available funds to the following account:

Bank:

Account:

Routing Number:

A copy of this Certificate has been given to the other parties to the Escrow Agreement in accordance with the applicable provisions of the Deposit Escrow Agreement.

Dated:                                         , 200    .

PURCHASER:
COURTSIDE ACQUISITION CORP.
By: Name: Title: Authorized Signatory
-or-
SELLER
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title: Authorized Signatory

EXHIBIT D

MUTUALLY AGREED DISTRIBUTION OF DEPOSIT ESCROW FUNDS
CERTIFICATE

TO:

This Certificate is issued pursuant to that certain Deposit Escrow Agreement, dated as of                                                  , 2007, among Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Deposit Escrow Agent. Capitalized terms used but not otherwise defined in this Certificate shall have the meanings ascribed to them in the Deposit Escrow Agreement.

Purchaser and Seller have agreed that $                             of the Deposit Escrow Funds are to be delivered to [Purchaser/Seller, as applicable].

Accordingly, you are hereby instructed to distribute [immediately] [on                      , 200        ] $                                             from the Deposit Escrow Funds to [Purchaser/Seller, as applicable] by wire transfer of immediately available funds to the following account:

Bank:

Account:

Routing Number:

Dated:                             , 200    .

PURCHASER:
COURTSIDE ACQUISITION CORP.
By: Name: Title: Authorized Signatory
SELLER
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title: Authorized Signatory

Annex E

Capitalink, L.C. One Alhambra Plaza Suite 1410 Coral Gables, Florida 33134 Phone 305-446-2026 Fax 305-446-2926 www.capitalinklc.com

January 22, 2007

The Board of Directors
Courtside Acquisition Corp.
1700 Broadway
New York, NY 10019

Ladies and Gentlemen:

We have been advised that, pursuant to the Asset Purchase Agreement, draft dated January 18, 2007 (the ‘‘APA’’), between Courtside Acquisition Corp. (‘‘Courtside’’) and American Community Newspapers LLC (‘‘ACN’’), Courtside has agreed to acquire certain assets and assume certain liabilities of ACN (the ‘‘Transaction’’). Pursuant to the APA, Courtside will pay (i) $165 million in cash, (ii) an earnout based on ACN reaching certain cash flow targets in 2008, and (iii) an additional payment upon Courtside’s stock price reaching certain price levels (items (i), (ii) and (iii) are hereinafter, the ‘‘Purchase Price’’). The terms and conditions of the Transaction are more specifically set forth in the APA.

We have been retained to render an opinion as to whether, on the date of such opinion, (i) the Purchase Price is fair, from a financial point of view, to Courtside’s stockholders, and (ii) the fair market value of ACN is at least equal to 80% of the net assets of Courtside.

We have not been requested to opine as to, and our opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for Courtside, the decision of whether Courtside should complete the Transaction, and other alternatives to the Transaction that might exist for Courtside. The financial terms and other terms of the Transaction were determined pursuant to negotiations between Courtside and ACN, and not pursuant to our recommendations.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the APA.

•	Reviewed publicly available financial information and other data with respect to the Courtside that we deemed relevant, including the Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Quarterly Report on Form 10-QSB for the nine months ended September 30, 2006.

Mergers & Acquisitions | Fairness Opinions & Valuations | Restructuring | Capital Raising | Financial Advisory

The Board of Directors
Courtside Acquisition Corp.
January 22, 2007

•	Reviewed non-public information and other data with respect to ACN, including audited and pro forma financial statements for the five years ended December 31, 2005, unaudited financial statements for the eleven months ended November 30, 2006, financial projections for the five years ending December 31, 2010, and other internal financial information and management reports.

•	Considered the historical financial results and present financial condition of ACN.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for Courtside’s common stock and units.

•	Reviewed and analyzed ACN’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to ACN.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of ACN.

•	Reviewed and compared the net asset value of Courtside to the indicated enterprise value range of ACN.

•	Reviewed and discussed with representatives of Courtside and ACN management certain financial and operating information furnished by them, including financial projections and analyses with respect to ACN’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of Courtside and ACN management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of Courtside or ACN under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not made a physical inspection of the properties and facilities of ACN and have not made or obtained any evaluations or appraisals of ACN’s assets and liabilities (contingent or otherwise). In addition, we have not attempted to confirm whether Courtside and ACN have good title to their respective assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth in the APA, without any further amendments thereto, and without waiver by Courtside of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to Courtside or its stockholders in any material respect.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, January 22, 2006. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

The Board of Directors
Courtside Acquisition Corp.
January 22, 2007

Our opinion is for the use and benefit of the Board of Directors of Courtside in connection with its consideration of the Transaction and is not intended to be and does not constitute an opinion or recommendation to any stockholder of Courtside as to how such stockholder should vote with respect to the Transaction. We do not express any opinion as to the underlying valuation or future performance of Courtside or ACN, or the price at which Courtside’s or ACN’s securities might trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, (i) the Purchase Price is fair, from a financial point of view, to Courtside’s stockholders, and (ii) the fair market value of ACN is at least equal to 80% of the net assets of Courtside.

In connection with our services, we have previously received a retainer and will receive the balance of our fee when we notify Courtside that we are prepared to deliver the opinion. Our fee for providing the fairness opinion is not contingent on the completion of the Transaction. Neither Capitalink nor its principals beneficially own any interest in Courtside or ACN. Further, Capitalink has not provided any other services to Courtside or ACN in the past. In addition, Courtside has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Board of Directors of Courtside and is rendered in connection with its consideration of the Transaction and may not be used by Courtside for any other purpose or reproduced, disseminated, quoted or referred to by Courtside at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full in, and references to the opinion and to us and our relationship with Courtside may be included in filings made by Courtside with the Securities and Exchange Commission, if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to stockholders if required by the Securities and Exchange Commission rules.

Very truly yours,

Capitalink, L.C.

Capitalink, L.C. One Alhambra Plaza Suite 1410 Coral Gables, Florida 33134 Phone 305-446-2026 Fax 305-446-2926 www.capitalinklc.com

May 2, 2007

The Board of Directors
Courtside Acquisition Corp.
1700 Broadway
New York, NY 10019

Ladies and Gentlemen:

We have been advised that, pursuant to the Asset Purchase Agreement, dated January 24, 2007 and amendment thereto, draft dated May 1, 2007 (collectively, the ‘‘APA’’), between Courtside Acquisition Corp. (‘‘Courtside’’) and American Community Newspapers LLC (‘‘ACN’’), Courtside has agreed to acquire certain assets and assume certain liabilities of ACN (the ‘‘Transaction’’). Furthermore, ACN has agreed to acquire certain assets and assume certain liabilities of C.M. Media, Inc. (‘‘CM Media’’).

Pursuant to the APA, Courtside will pay (i) $160 million in cash, of which $12.5 million may be paid in Courtside stock (ii) an earnout based on ACN reaching certain cash flow targets in 2008, (iii) an additional payment upon Courtside’s stock price reaching certain price levels, and (iv) the purchase price paid by ACN to the sellers of CM Media (items (i), (ii), (iii) and (iv) are hereinafter, the ‘‘Purchase Price’’). The terms and conditions of the Transaction are more specifically set forth in the APA.

We have been retained to render an opinion as to whether, on the date of such opinion, (i) the Purchase Price is fair, from a financial point of view, to Courtside’s stockholders, and (ii) the fair market value of ACN is at least equal to 80% of the net assets of Courtside.

We have not been requested to opine as to, and our opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for Courtside, the decision of whether Courtside should complete the Transaction, and other alternatives to the Transaction that might exist for Courtside. The financial terms and other terms of the Transaction were determined pursuant to negotiations between Courtside and ACN, and not pursuant to our recommendations.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the APA.

Mergers & Acquisitions | Fairness Opinions & Valuations | Restructuring | Capital Raising | Financial Advisory

The Board of Directors
Courtside Acquisition Corp.
May 2, 2007

•	Reviewed publicly available financial information and other data with respect to the Courtside that we deemed relevant, including the Annual Report on Form 10-KSB for the year ended December 31, 2006 and the draft Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

•	Reviewed non-public information and other data with respect to ACN, including audited and pro forma financial statements for the six years ended December 31, 2006, financial projections for the four years ending December 31, 2010, and other internal financial information and management reports. Projections utilized by Capitalink include the CM Media acquisition and have been updated to take into account ACN’s actual performance for December 2006 and the first four months of 2007.

•	Considered the historical financial results and present financial condition of ACN.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for Courtside’s common stock and units.

•	Reviewed and analyzed ACN’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to ACN.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of ACN.

•	Reviewed and compared the net asset value of Courtside to the indicated enterprise value range of ACN.

•	Reviewed and discussed with representatives of Courtside and ACN management certain financial and operating information furnished by them, including financial projections and analyses with respect to ACN’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of Courtside and ACN management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of Courtside or ACN under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not made a physical inspection of the properties and facilities of ACN and have not made or obtained any evaluations or appraisals of ACN’s assets and liabilities (contingent or otherwise). In addition, we have not attempted to confirm whether Courtside and ACN have good title to their respective assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth in the APA, without any further amendments thereto, and without waiver by Courtside of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to Courtside or its stockholders in any material respect.

The Board of Directors
Courtside Acquisition Corp.
May 2, 2007

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, May 2, 2007. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Board of Directors of Courtside in connection with its consideration of the Transaction and is not intended to be and does not constitute an opinion or recommendation to any stockholder of Courtside as to how such stockholder should vote with respect to the Transaction. We do not express any opinion as to the underlying valuation or future performance of Courtside or ACN, or the price at which Courtside’s or ACN’s securities might trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, (i) the Purchase Price is fair, from a financial point of view, to Courtside’s stockholders, and (ii) the fair market value of ACN is at least equal to 80% of the net assets of Courtside.

In connection with our services, we have previously received a retainer and will receive the balance of our fee when we notify Courtside that we are prepared to deliver the opinion. Our fee for providing the fairness opinion is not contingent on the completion of the Transaction. Neither Capitalink nor its principals beneficially own any interest in Courtside or ACN. Further, Capitalink has not provided any other services to Courtside or ACN in the past, except that Capitalink previously provided a fairness opinion to Courtside on January 22, 2007 in connection with its proposed acquisition of ACN. In addition, Courtside has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Board of Directors of Courtside and is rendered in connection with its consideration of the Transaction and may not be used by Courtside for any other purpose or reproduced, disseminated, quoted or referred to by Courtside at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full in, and references to the opinion and to us and our relationship with Courtside may be included in filings made by Courtside with the Securities and Exchange Commission, if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to stockholders if required by the Securities and Exchange Commission rules.

Very truly yours,

Capitalink, L.C.

Annex F

ESCROW AGREEMENT

This ESCROW AGREEMENT (‘‘Agreement’’) is dated                                     , 2007, by and among COURTSIDE ACQUISITION CORP., a Delaware corporation (‘‘Purchaser’’), AMERICAN COMMUNITY NEWSPAPERS LLC, a Delaware limited liability company (‘‘Seller’’), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the ‘‘Escrow Agent’’).

WHEREAS, Purchaser and Seller are the parties to an Asset Purchase Agreement dated as of January         , 2007 (the ‘‘Purchase Agreement’’);

WHEREAS, pursuant to the terms of the Purchase Agreement, Purchaser has the right to be indemnified by Seller in certain instances; and

WHEREAS, pursuant to Section 1.7 of the Purchase Agreement, Purchaser and Seller agreed to enter into this Agreement, pursuant to which Purchaser shall deposit, at the Closing, an amount equal to $12,500,000 (the ‘‘Escrow Principal’’) in escrow with the Escrow Agent in order to secure the payment of and as the sole source for Seller’s obligation to satisfy any of its indemnification obligations under the Purchase Agreement, as provided therein.

NOW THEREFORE, the parties agree as follows:

1.    Appointment of Escrow Agent.    (a)    Upon the terms and subject to the conditions set forth in this Agreement, Purchaser and Seller hereby appoint Escrow Agent as their agent and custodian to hold, invest and distribute the Escrow Principal and interest and earnings thereon (the ‘‘Escrow Interest,’’ and with the Escrow Principal, collectively, the ‘‘Escrow Funds’’) in accordance with this Agreement, and Escrow Agent hereby accepts such appointment and agrees to perform all duties expressly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, all Escrow Interest shall be held in escrow by Escrow Agent in accordance with the terms of this Agreement and distributed as follows: contemporaneously with the distribution by Escrow Agent to or for the account of Purchaser or Seller of any portion of the Escrow Principal, Escrow Agent shall include in such distribution the accrued Escrow Interest, if any, attributable to the portion of the Escrow Principal so distributed.

(b)    Escrow Agent agrees to (i) accept delivery of the Escrow Principal and hold the Escrow Funds in escrow as funds available to secure the indemnification obligations owed by Seller to Purchaser pursuant to the Purchase Agreement and (ii) hold and disburse the Escrow Funds in accordance with the terms and conditions of this Agreement including for the uses and purposes stated in clause (i) above. Upon receipt of the Escrow Principal, Escrow Agent shall acknowledge receipt thereof by written notice to Purchaser and Seller.

2.    Termination of Agreement.    The Escrow Fund shall continue in existence during the period from the Closing Date to earliest to occur of (a) the disbursement or release of the entire amounts of the Escrow Funds by Escrow Agent in accordance with the terms hereof and (b) payment of the entire amount of the Escrow Funds into a court of competent jurisdiction in accordance with Sections 6(e) or (f).

3.    Distributions to Purchaser.

(a)    Purchaser Claim.    At any time prior to the later of (i) the first anniversary of the Closing Date and (ii) earlier of the forty fifth day after (A) the date on which the Purchaser files its Annual Report on Form 10-K for the year ended December 31, 2007 and (B) the date on which the audited financial statements for the fiscal year ending December 31, 2007 have been completed (the ‘‘Escrow Period’’), Purchaser may make a claim for indemnification pursuant to the Purchase Agreement (‘‘Indemnity Claim’’) against the Escrow Fund by giving notice (a ‘‘Notice’’), substantially in the form attached hereto as Exhibit A, to Escrow Agent (with a copy to Seller) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Purchase Agreement which it asserts has been breached or otherwise entitles Purchaser to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnity Claim, and (iii) whether the Indemnity Claim results from a Third Party Claim against Purchaser. Purchaser also shall deliver to the Escrow Agent (with a copy to Seller), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to Seller.

(b)    Seller Dispute.    If Seller shall give a notice to Escrow Agent (with a copy to the Purchaser), substantially in the form attached hereto as Exhibit B (a ‘‘Counter Notice’’), within 30 days following the date of receipt (as specified in Purchaser’s certification) by Seller of a copy of the Notice, disputing whether the Indemnity Claim is indemnifiable under the Purchase Agreement, Purchaser and Seller shall attempt to resolve such dispute. If no Counter Notice with respect to an Indemnity Claim is received by the Escrow Agent from Seller within such 30-day period, the Indemnity Claim shall be deemed to be accepted by the Seller for purposes of this Agreement and the amount of the Indemnity Claim shall be paid as set forth in the Notice.

(c)    Judgment.    If a court of competent jurisdiction awards a judgment which is not subject to further appeal relating to an Indemnity Claim submitted pursuant to Section 3(a), then Purchaser or Seller shall deliver to Escrow Agent a written certificate in substantially the form of Exhibit C attached hereto, instructing Escrow Agent to deliver to Purchaser or Seller, as applicable, Escrow Funds in the amount of such judgment. Such certificate shall state the amount of the Escrow Principal that Escrow Agent shall deliver and be accompanied by a true, correct and complete copy of the order or other evidence of judgment. Escrow Agent shall deliver the stated amount of Escrow Funds to Purchaser or Seller, as applicable, on the tenth (10th) business day after it receives such certificate.

(d)    Resolution by Mutual Agreement.    If Purchaser and Seller mutually agree to settle an Indemnity Claim, then Purchaser and Seller shall deliver to Escrow Agent a written certificate in substantially the form of Exhibit D attached hereto, instructing Escrow Agent to deliver to the specified party or parties, the amount of Escrow Funds as mutually agreed upon by Purchaser and Seller. Such certificate shall state the amount of Escrow Funds that Escrow Agent shall deliver to each specified party and the date upon which such delivery shall be made. Escrow Agent shall deliver the stated amount of Escrow Funds to the specified party or parties, in accordance with such certificate.

4.    Distributions to Seller.    On the first business day after the expiration of the Escrow Period, the Escrow Agent shall distribute and deliver to Seller the Escrow Fund, less the total amount of any Indemnity Claims (or amended Indemnity Claims) that Escrow Agent shall have received from Purchaser, on or before such date, which have not been withdrawn in writing by Purchaser or finally resolved as contemplated by Section 3(c) or Section 3(d) of this Agreement (collectively, ‘‘Pending Claims’’), without any further action by Purchaser or the Seller. If any Pending Claim is resolved, Purchaser and Seller shall deliver to the Escrow Agent a Joint Notice in the form of Exhibit D directing the Escrow Agent to pay the specified therein.

5.    Cooperation.    The Escrow Agent, Purchaser and Seller shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Purchaser and Seller in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

6.    Duties; Liabilities.    (a)    Escrow Agent hereby accepts its obligations under this Agreement, and represents that it has the legal power and authority to enter into this Agreement and to perform its obligations hereunder. Escrow Agent agrees that all Escrow Funds held by Escrow Agent under this Agreement shall be segregated from all other property held by Escrow Agent, shall be designated under the account name ‘‘ACN Escrow Account’’ and otherwise be identified as being held in connection with this Agreement. Segregation may be accomplished by appropriate identification on the books and records of Escrow Agent. Escrow Agent agrees that its documents and records with respect to the transactions contemplated by this Agreement shall be available for examination by authorized representatives of Purchaser and the Seller. Escrow Agent agrees to deliver to Purchaser and the Seller written statements not less than quarterly summarizing any activity with respect to the

Escrow Funds (including all Escrow Interest) and detailing the balance thereof. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)    Escrow Agent shall invest and reinvest the Escrow Funds in a                          Money Market Account, or in such other investments as Purchaser and the Seller may from time to time mutually agree upon in writing executed by Purchaser and the Seller and delivered to Escrow Agent. All investments of the Escrow Funds shall be held by, or registered in the name of, Escrow Agent or its nominee.

(c)    The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(d)    The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment pursuant to the terms of this Agreement, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay the amounts specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice. In the event fund transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 attached hereto, and Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent.

(e)    The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 6(h), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(f)    The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by Purchaser and Seller. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court in the Southern District of New York it deems reasonably appropriate.

(g)    In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund into the United States District Court for the Southern District of New York and, upon giving notice to Purchaser and Seller of such action, shall thereupon be relieved of all further responsibility and liability; provided, however, that any such action of interpleader shall not be deemed to modify the manner in which Escrow Agent is entitled to make disbursements of the Escrow Funds as set forth in this Agreement other than to tender the Escrow Funds into the registry of such court.

(h)    The Escrow Agent shall be indemnified and held harmless by Purchaser from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow

Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund or it may deposit the Escrow Fund with the clerk of any appropriate court and be relieved of any liability with respect thereto or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund are to be disbursed and delivered.

(h)    The Escrow Agent shall be entitled to reasonable compensation from Purchaser for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Purchaser for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(i)    From time to time on and after the date hereof, Purchaser and Seller shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(j)    Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

7.    No Implied Duties.    This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Purchase Agreement.

8.    Successors; Amendments.    This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives and shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by Purchaser, Seller and the Escrow Agent.

9.    Jurisdiction.    Purchaser and Seller each hereby consents to the exclusive jurisdiction of the New York state courts sitting in New York County and federal courts sitting in the Southern District of New York with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against Purchaser or Seller in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 10, with a copy delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174-1901, Attention: David Alan Miller, Esq.

10.    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.    If to Purchaser, to him at:

[Name]
c/o Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, New York 10019
Telecopier No.:

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

B.    If to Seller, to it at:

American Community Newspapers LLC
c/o Spire Capital Partners LLC
30 Rockefeller Plaza, Suite 4200
New York, New York 10112
Attention:
Telecopier No.:

with a copy to:

Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Paul A. Gajer, Esq.
Telephone number: (212) 398-5293
Telecopier number: (212) 768-6800

C.    If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004
Attention: Steven G. Nelson
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

11.    Miscellaneous.

(a)    None of the parties may assign this Agreement or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of law, without the written consent of the other parties, and any attempted assignment without such consent shall be void and without legal effect.

(b)    There are no third-party beneficiaries of this Agreement. Nothing contained in this Agreement shall be deemed to confer upon any other person or entity other than the parties hereto any right or remedy under or by reason of this Agreement.

(c)    No waiver by any party of any of the provisions hereof shall be effective unless expressly set forth in writing and executed by the party so waiving. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d)    This Agreement (including the exhibits and schedules attached hereto), together with the Purchase Agreement, supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter. There have been and are no agreements, representations or warranties among the parties other than those set forth or provided for in this Agreement, the Purchase Agreement and the other agreements and documents contemplated thereby. This Agreement is not intended to modify, and shall not be construed as modifying the Purchase Agreement.

(e)    If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof, or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

(f)    The headings of the sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

(g)    This Agreement may be executed by facsimile signature pages and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)    Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

[Signatures Continued on Following Page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

COURTSIDE ACQUISITION CORP.
By: Name: Title:
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title:
ESCROW AGENT CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By: Name: Steven G. Nelson Title: Chairman

SCHEDULE 1
AUTHORIZED SIGNATORIES

For Purchaser, the following persons, with the titles and specimen signatures shown below:

Name	Title	Specimen Signature	Telephone Number
Authorized Signatory
Authorized Signatory

For the Seller, the following persons, with the titles and specimen signatures shown below:

Name	Title	Specimen Signature	Telephone Number
Authorized Signatory
Authorized Signatory

EXHIBIT A

NOTICE
CERTIFICATE

TO:

This Certificate is issued pursuant to that certain Escrow Agreement, dated as of                                     , 2007, Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Escrow Agent (the ‘‘Escrow Agreement’’). Capitalized terms used but not otherwise defined in this Certificate shall have the meanings ascribed to them in the Escrow Agreement.

The undersigned hereby certifies that it has a good faith belief that it is entitled to receive Escrow Principal in the amount of $                                         under the Escrow Agreement by virtue of an Indemnity Claim under the Purchase Agreement. The material facts and circumstances of such Indemnity Claim (to the extent known to Purchaser as of the date hereof) are summarized on Schedule I attached hereto.

Accordingly, you are hereby instructed to distribute, on the thirtieth (30th) day after your receipt of this Certificate, the sum of $                                             from the Escrow Principal (plus all Escrow Interest accrued on such portion of the Escrow Principal) to the undersigned by wire transfer to the following account:

Bank:

Account:

Routing Number:

A copy of this Certificate has been given to the Seller in accordance with the provisions of Section 10 of the Escrow Agreement.

Dated:                        , 200    .

PURCHASER:
COURTSIDE ACQUISITION CORP.
By: Name: Title: Authorized Signatory

EXHIBIT B

COUNTER NOTICE
CERTIFICATE

TO:

This Certificate is issued pursuant to that certain Escrow Agreement, dated as of                                          , 2006, among Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Escrow Agent (the ‘‘Escrow Agreement’’). Capitalized terms used but not otherwise defined in this Certificate shall have the meanings ascribed to them in the Escrow Agreement.

The undersigned hereby object to the claim for Escrow Principal that Purchaser asserted in the amount of $                                     under that certain Notice Certificate, dated                              , 200    , delivered by Purchaser to you.

The Seller dispute such claim in [whole] [part]. The material facts and circumstances of such dispute are summarized on Schedule I attached hereto. Accordingly, you are hereby instructed [to deliver $                             of such amount to Purchaser, together with accrued Escrow Interest thereon (the ‘‘Agreed Portion’’) and not to deliver $                             of such amount or any Escrow Interest accrued thereon (the ‘‘Disputed Portion’’)] [not to deliver any of such amount to Purchaser].

A copy of this Certificate has been given to Purchaser in accordance with the provisions of Section 10 of the Escrow Agreement.

Dated:                        , 200    .

SELLER:
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title: Authorized Signatory

EXHIBIT C

JUDGMENT
CERTIFICATE

TO:

This Certificate is issued pursuant to that certain Escrow Agreement, dated as of                                          , 2006, among Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Escrow Agent (the ‘‘Escrow Agreement’’). Capitalized terms used but not otherwise defined in this Certificate shall have the meanings ascribed to them in the Escrow Agreement.

The undersigned hereby certifies that (a) it has received a judgment (‘‘Judgment’’) by a court of competent jurisdiction that includes an award to the undersigned; (b) a true, correct and complete copy of the Judgment accompanies this Certificate; and (c) pursuant to the Judgment, it is entitled to receive Escrow Principal in the amount of $                     under the Escrow Agreement.

Accordingly, you are hereby instructed to distribute [immediately] [on                              , 200    ] $                                 of Escrow Principal (plus all Escrow Interest accrued in respect thereof) to the undersigned by wire transfer of immediately available funds to the following account:

Bank:

Account:

Routing Number:

A copy of this Certificate has been given to the other parties to the Escrow Agreement in accordance with the provisions of Section 10 of the Escrow Agreement.

Dated:                        , 200    .

PURCHASER:
COURTSIDE ACQUISITION CORP.
By: Name: Title: Authorized Signatory
-or-
SELLER:
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title: Authorized Signatory

EXHIBIT D

MUTUALLY AGREED DISTRIBUTION OF ESCROW FUNDS
CERTIFICATE

TO:

This Certificate is issued pursuant to that certain Escrow Agreement, dated as of                                          , 2006, among Courtside Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), American Community Newspapers LLC, a Delaware limited liability company (‘‘Seller’’), and you, as Escrow Agent (the ‘‘Escrow Agreement’’). Capitalized terms used but not otherwise defined in this Certificate shall have the meanings ascribed to them in the Escrow Agreement.

Purchaser has previously issued to you an Indemnity Claim Certificate, dated                          , 200    , pursuant to which it claimed that it had a good faith belief that it was entitled to Escrow Funds pursuant to the terms of the Escrow Agreement by virtue of an Indemnity Claim arising under the Purchase Agreement. The matters giving rise to such Indemnity Claim Certificate have been the subject of settlement negotiations between Purchaser and the Seller, and such parties have now settled such matters pursuant to a mutually satisfactory settlement agreement.

Accordingly, you are hereby instructed to distribute [immediately] [on                                  , 200    ] $                                     from the Escrow Funds to [Purchaser/the Seller, as applicable] by wire transfer of immediately available funds to the following account:

Bank:

Account:

Routing Number:

Dated:                        , 200    .

PURCHASER:
COURTSIDE ACQUISITION CORP.
By: Name: Title: Authorized Signatory
SELLER:
AMERICAN COMMUNITY NEWSPAPERS LLC
By: Name: Title: Authorized Signatory

Annex G

, 2007

Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, NY 10019

Re: Acquisition of American Community Newspapers LLC

Dear Sirs:

We have acted as counsel to Courtside Acquisition Corp. (‘‘Courtside’’), a Delaware corporation, in connection with its proposed acquisition of substantially all of the assets of American Community Newspapers LLC (‘‘ACN’’) for cash and the assumption of certain liabilities of ACN. You have requested our opinion in connection with the federal income tax consequences of the acquisition to Courtside and the stockholders of Courtside.

FACTS

The relevant facts are set forth in the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on             ,                         2007, File No.             , as amended (the ‘‘Proxy Statement’’), and the Asset Purchase Agreement, dated as of January 24, 2007, between Courtside and ACN. For purposes of this opinion we have assumed and rely upon the truth and accuracy of the facts as set forth in the aforesaid documents.

In summary, under the Asset Purchase Agreement, Courtside is to acquire substantially all of the assets of ACN, a community newspaper publisher in the United States, for $165.0 million and assume certain liabilities. In addition, there are two contingent cash earn-out payments which, if paid, would increase the purchase price.

THE LAW

Section 61 of the Internal Revenue Code of 1986, as amended (‘‘IRC’’) provides that gross income includes ‘‘gains derived from dealings in property.’’ IRC Section 1001 provides that gain or loss shall be recognized on ‘‘the sale or exchange of property’’ and gain shall be the excess of the amount realized from the sale or other disposition of property over the adjusted basis’’ of the property. IRC Section 1221 defines a ‘‘capital asset’’ as property held by the taxpayer other than stock in trade, inventory, property held primarily for sale to customers, depreciable property, real property used in trade or business, and certain other specified types of property. IRC Section 1222(3) defines ‘‘long-term capital gain’’ as gain from the sale or exchange of a capital asset held for more than one year

OPINION

Assuming that the above factual statements are the same on the date that the transactions contemplated by the Asset Purchase Agreement are consummated, our opinion of the Federal income tax consequences of the proposed merger to Courtside and Courtside stockholders, based upon existing provisions of the IRC, is:

G-1

1. No gain or loss will be recognized by Courtside upon its purchase of substantially all of the assets of ACN for cash.

2. No gain or loss will recognized by stockholders of Courtside if their conversion rights are not exercised.

3. A stockholder of Courtside who exercises conversion rights and effects a termination of the stockholder’s interest in Courtside will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Courtside for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Courtside common stock. This gain or loss will generally be a capital gain or loss if such shares were held as a capital asset on the date of the merger and will be a long-term capital gain or loss if the holding period for the share of Courtside common stock is more than one year.

This opinion is furnished to you and your stockholders for your and their benefit in connection with the transactions contemplated by the Asset Purchase Agreement and may not be relied upon by any other person or used for any other purpose without our prior written consent.

We consent to the inclusion of a copy of this opinion as an Annex to the Proxy Statement and to the references to this opinion and to this firm in the Proxy Statement.

Very truly yours, /s/ Graubard Miller

G-2

Annex H

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this ‘‘AGREEMENT’’), dated as of January 24, 2007, between Courtside Acquisition Corp., a Delaware corporation (the ‘‘COMPANY’’) and Eugene Carr (‘‘EXECUTIVE’’).

WHEREAS, Executive is currently employed as Chief Executive Officer of American Community Newspapers LLC (‘‘LLC’’) and ACN Holding LLC, the sole member of LLC (‘‘Holding’’), pursuant to an employment agreement dated as of December 9, 2004 (the ‘‘ORIGINAL AGREEMENT’’);

WHEREAS, the Company has entered into an Asset Purchase Agreement (the ‘‘PURCHASE AGREEMENT’’) dated as of January 24, 2007, by and among the Company, American Community Newspapers, LLC (‘‘ACN’’) and Holding pursuant to which the Company will purchase certain of the assets, and assume certain of the liabilities, of ACN (the ‘‘ACQUISITION’’);

WHEREAS, the Company desires to enter into a new employment agreement with Executive to take effect upon consummation of the Acquisition (the ‘‘COMMENCEMENT DATE’’); and

WHEREAS, Executive is willing to enter into such employment agreement on the terms, conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereby agree as follows:

1.    Employment and Duties.

(a)    During the Term (as defined in Section 4), the Company shall employ Executive in the position of Chairman of the Board and Chief Executive Officer of the Company and Operating Sub (as defined below) and such other positions as shall be given to Executive by the Board of Directors of the Company or Operating Sub (defined below) (as applicable, the ‘‘BOARD’’). In addition, Executive agrees to serve as Chairman of the Board and Chief Executive Officer of the Company’s to-be-formed operating subsidiary which will hold the assets of ACN upon consummation of the Acquisition (referred to herein as ‘‘Operating Sub’’). Executive shall have such responsibilities, duties and authorities reasonably accorded to and expected of such positions, as well as those that may be established by the Board, which responsibilities, duties and authorities will be generally consistent with those of a chairman of the board and chief executive officer or president. Executive hereby accepts this employment upon the terms and conditions contained herein and agrees to devote his full business time, attention and efforts to promote and further the business of the Company and Operating Sub, and Executive shall not, during the Term, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Board. However, the foregoing limitations shall not be construed as prohibiting Executive from making personal passive investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made, nor violate the terms of Section 3 hereof. Notwithstanding the foregoing, Executive shall also be able to devote occasional business time to charitable and community activities, so long as such activities do not interfere with the discharge of his duties and responsibilities to the Company and Operating Sub.

(b)    Executive faithfully shall adhere to, execute and fulfill all policies established by the Board.

(c)    Executive shall be located at the Company’s Addison, Texas office, or such other location in the greater Dallas/Ft. Worth, Texas metropolitan area or as the Executive and the Board may mutually determine, from which Executive shall execute his responsibilities hereunder. Executive understands and agrees that he shall be required to travel for business reasons to and from the principal offices of, and on behalf of the Company and Operating Sub, and Executive agrees that none of such travel requirements shall constitute Good Reason (as defined below).

(d)    So long as Executive’s employment hereunder shall be continuing, and provided that Executive shall not be in material breach of any of his obligations hereunder, Executive shall be entitled to one seat on the Board of the Company and the Board of Operating Sub, if any.

2.    Compensation.    For all services rendered by Executive in any capacity required hereunder, the Company shall compensate Executive as follows:

(a)    Base Salary.    During the Term, Executive shall be paid a base salary at the rate of $295,000 per year (the ‘‘BASE SALARY’’), payable on a regular basis in accordance with the Company’s standard payroll procedures, but not less frequently than monthly. The Base Salary shall be subject to annual increases, commencing at the beginning of each calendar year, at the discretion of the Board.

(b)    Incentive Bonus Plan.    Commencing for the calendar year in which the consummation of the Acquisition occurs and thereafter during the Term, Executive shall be eligible to receive a fiscal year-end performance cash bonus equal to up to fifty percent (50%) of the Base Salary (the ‘‘BONUS’’). The amount of such bonus, if any, shall be determined after the audited financial statements of the Company are prepared and shall be based upon the Company’s and the Executive’s level of achievement of preestablished performance goals which shall be determined by the Board, in its sole discretion, and such other factors as may be determined by the Board, in its sole discretion.

(c)    Benefits and Other Compensation.    Executive shall be entitled to receive additional benefits and compensation from the Company as follows:

(i)    Payment of such premiums for coverage for Executive under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, on the same terms generally provided to other executive employees from time to time, together with enhanced long term disability and term life insurance on substantially the same terms as in effect under the plans covering Executive and maintained by ACN on the date hereof (so long as such terms are available without unreasonable increase in cost).

(ii)    Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company’s expense reporting policy.

(iii)    The Company shall provide Executive with other executive perquisites as maybe available to, or deemed appropriate for, Executive by the Board and shall allow Executive to participate in all other company-wide employee benefits, including a defined contribution pension plan and 401 (k) plan, as may be made available generally to executive employees from time to time.

(iv)    Executive shall be entitled to five (5) weeks of paid vacation per calendar year (pro rated for partial calendar years worked), such vacation to be taken at such times and intervals as shall be determined by Executive. Vacation shall not be cumulative. In addition, Executive shall be entitled to sick pay and personal days (e.g., bereavement, jury duty, etc.), if any, as may be made generally available to Company employees from time to time.

(v)    During the Term, Executive shall receive a car allowance of $1,000 per month.

(d)    No Other Compensation or Benefits; Payment.    The compensation and benefits specified in this Section 2 shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(e)    Equity Plan.    Prior to the Commencement Date at the special meeting of its stockholders called to approve the Acquisition, the Company will request approval of an

Incentive Equity Plan (the ‘‘Equity Plan’’) providing for an aggregate of 1,650,000 shares of the Company’s common stock to be reserved for issuance thereunder. The Executive will be eligible to participate in the Equity Plan and will receive an initial grant, effective upon the Commencement Date, comprised of 544,500 non-qualified stock options (the ‘‘OPTIONS’’), all vesting in eight (8) equal installments on each of December 31, 2007, June 30, 2008, December 31, 2008, June 30, 2009, December 31, 2009, June 30, 2010, December 31, 2010 and on the fourth (4th) anniversary of the Commencement Date, and otherwise subject to the terms of the Equity Plan. The non-qualified stock options will have an exercise price equal to the fair market value of the Company’s common stock on the Commencement Date.

(f)    Cessation of Employment.    In the event Executive shall cease to be employed by the Company for any reason, then Executive’s compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

3.    Non-Competition.

(a)    Executive shall not during the period of his employment by or with the Company and for the Applicable Period (defined below), for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership, limited liability company, corporation or business of whatever nature:

(i)    engage, as an officer, director, manager, member, shareholder, owner, partner, joint venturer, trustee, or in a managerial capacity, whether as an employee, independent contractor, agent, consultant or advisor, or as a sales representative, in any newspaper publishing business that is located within 75 miles of any market in the United States and any other country in which the Company operates, that the Company either does business in, or has plans to do business in, at the time of termination;

(ii)    call upon any person who is at that time, or within the preceding twelve (12) months has been, an employee of the Company, for the purpose, or with the intent, of enticing such employee away from, or out of, the employ of the Company or for the purpose of hiring such person for Executive or any other person or entity, unless any such person was terminated by the Company more than six (6) months prior thereto;

(iii)    call upon any person who, or entity that is then or that has been within one year prior to that time, a customer of the Company, for the purpose of soliciting or selling products or services in competition with the Company; or

(iv)    call upon any prospective acquisition or investment candidate, on the Executive’s own behalf or on behalf of any other person or entity, which candidate was known by Executive to have, within the previous twelve (12) months, been called upon by the Company or for which the Company made an acquisition or investment analysis or contemplated a joint marketing or joint venture arrangement with, for the purpose of acquiring or investing or enticing such entity into a joint marketing or joint venture arrangement.

For purposes of this Section 3:

•	the term ‘‘COMPANY’’ shall be deemed to include Operating Sub; and

•	the term ‘‘APPLICABLE PERIOD’’ shall mean (A) the one (1) year period following termination of Executive’s employment with the Company under Section 4(b) or Section 4(c)(i), or (B) in the case of a termination of Executive’s employment by the Company under Section 4(c)(ii) or by Executive under Section 4(d), a period of time equal to the Severance Period (defined in Section 4(f) below).

(b)    Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by the Company in the event of breach by him, by injunctions and restraining orders.

(c)    It is agreed by the parties that the foregoing covenants in this Section 3 impose a reasonable restraint on Executive in light of the activities, business and plans of the Company; it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with any change in the activities, business or plans of the Company throughout the Term.

(d)    The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

(e)    All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants; provided, however, that the Company’s failure to make payments to Executive under Section 2 or Section 4 of this Agreement shall constitute such a defense.

(f)    Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Executive shall be prohibited from engaging in any competitive activity described in Section 3(a) hereof, the period of time for which Executive shall be prohibited pursuant to Section 3(a) hereof shall be the maximum time permitted by law.

(g)    The Company acknowledges and agrees that no term or condition set forth in this Section 3 is binding upon any adult children or step-children of Executive, so long as Executive does not render any services to or hold any equity interest in any business with whom such children are employed or hold an equity interest in and which are engaged in activities falling within the scope of Section (3)(a)(i).

4.    Term; Termination; Rights on Termination.    The term of this Agreement shall begin on the Commencement Date and continue until the fourth (4th) anniversary thereof (the ‘‘TERM’’). This Agreement shall become null and void in the event of the termination of the Purchase Agreement prior to the consummation of the Acquisition contemplated thereby. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become effective only upon consummation of the Acquisition. This Agreement may also be terminated by Executive, if Executive is not issued the Options on the Commencement Date, such termination to be effected by written notice given by Executive to the Company within ten (10) days after the Commencement Date (upon which this Agreement shall be null and void). In addition, this Agreement and Executive’s employment may be terminated in any one of the following ways:

(a)    Death.    The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive’s estate.

(b)    Disability.    If, as a result of Executive’s incapacity due to physical or mental illness, Executive shall not have performed his duties hereunder on a full-time basis for one hundred twenty (120) days or more in any one hundred fifty (150) day period, Executive’s employment under this Agreement may be terminated by the Company upon thirty (30) days written notice if Executive is unable to resume his full time duties at the conclusion of such notice period. Executive’s compensation during any period of disability prior to the effective date of such termination shall be the amounts normally payable to him in accordance with his then current annual base salary, reduced by the amounts of disability pay, if any, paid to Executive under any Company disability program. Executive shall not be entitled to any further compensation from the Company for any period subsequent to the effective date of such termination, except for a prorated portion of the targeted Bonus for the current fiscal year and pay or benefits, if any, in accordance with then existing severance policies of the Company and the severance terms of Company benefit plans.

(c)    Termination by the Company.

(i)    For Cause.    The Company may terminate this Agreement immediately upon written notice to Executive for cause, which shall be: (1) Executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; (2) Executive’s breach of any fiduciary duty owed to the Company or Operating Sub or their affiliates, or breach of the provisions of Section 3 or Section 6 hereof that is not cured within ten (10) days of written notice to Executive, (3) any other material breach by Executive of this Agreement that is not cured within twenty (20) days of written notice to Executive, or (4) Executive’s commission of (A) any act of willful dishonesty or fraud, (B) any act of embezzlement or other misappropriation of Company assets, or (C) gross negligence or intentional nonperformance of duties, so long as such breach or matter is not corrected or cured to the Company’s reasonable satisfaction within ten (10) days of notice to Executive thereof. In the event of a termination for Cause, as enumerated above, Executive shall have no right to any severance compensation.

(ii)    Without Cause.    In addition to the provisions of Section 4(c)(i), the Company may, at any time, terminate this Agreement upon written notice to Executive, if such termination is approved by a majority of the Board of the Company. In the event of such a termination ‘‘Without Cause,’’ Executive shall have the right to receive severance compensation as set forth below in Section 4(f).

(d)    Termination by Executive For Good Reason.    Executive may terminate this Agreement upon thirty (30) days’ written notice to the Company in the event of (1) a material breach by the Company of the terms of this Agreement, (2) the Board assigning Executive duties that are not commensurate with the positions of chairman of the board and chief executive officer or president, (3) a reduction in Executive’s Base Salary or Bonus percentage set forth in Section 2 above, or a material change in the aggregate benefits provided to Executive (other than reductions in benefits which apply to all employees of the Company, generally), or (4) the office of the Company to which Executive is assigned is moved out of the greater Dallas/Ft. Worth, Texas metropolitan area, so long as such breach or matter is not corrected or cured within such thirty (30) day period. Such events shall hereinafter be referred to as ‘‘FOR GOOD REASON.’’ In the event of a termination For Good Reason, Executive shall have the right to receive severance compensation as set forth below in Section 4(f). If Executive resigns or otherwise terminates his employment for any reason other than For Good Reason, Executive shall receive no severance compensation.

(e)    Payment Through Termination.    Upon termination of this Agreement for any reason provided above, Executive (or Executive’s estate, as applicable) shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave) due through the effective date of termination. Additional compensation subsequent to termination, if any, shall be due and payable to Executive only to the extent, and in the manner, expressly provided above. All other rights and obligations under this Agreement shall cease as of the effective date of termination, except that Executive’s obligations under Sections 3, 5, 6, 7 and 9 shall survive such termination in accordance with their terms.

(f)    Severance.    If Executive’s employment is terminated by the Company pursuant to Section 4(c)(ii) Without Cause, or by Executive pursuant to Section 4(d) For Good Reason, the Company shall, subject to Executive’s execution of a general release of all claims and rights that Executive may have against the Company and its related entities and their respective officers, directors, and employees, including but not limited to all claims and rights relating to Executive’s employment and/or termination, in a form reasonably acceptable to the Company and Executive (a ‘‘RELEASE’’), continue to pay Executive (the ‘‘SEVERANCE’’) his then current Base Salary plus the targeted Bonus for the remainder of the term (the ‘‘SEVERANCE PERIOD’’). Notwithstanding anything herein to the contrary, the Severance payments shall terminate twenty (20) days after the Company provides notice to Executive that the Company intends to terminate such payments because Executive has breached a provision of Sections 3, 5, or 6 of this

Agreement. It is understood and agreed that the Release shall not release or affect (x) any right of Executive to indemnification in his capacity as an officer of the Company or Operating Sub or member of the Board, on the same terms available to other officers or members of the Board generally or (y) any remaining obligations of the Company under this Agreement to be performed from and after the date of such Release.

(g)    Non-Disparagement.    Each of the Company and Executive agrees that, during the Term and following the expiration or early termination thereof, it or he, as the case may be, will not make any derogatory comments, either written or oral, which could be construed as negative or derogatory concerning the other, to any persons including, but not limited to, clients, customers, potential clients, potential customers, vendors, employees, or financial or credit institutions.

(h)    Vesting.    Following termination of Executive’s employment with the Company under Section 4(a), Section 4(b), Section 4(c)(ii) or Section 4(d), all options scheduled to vest on the vesting date immediately following the date of such termination shall automatically vest.

5.    Inventions.    Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries (‘‘INVENTIONS’’), whether patentable or not, that are conceived or made by Executive, solely or jointly with another, during the period of employment and that are directly related to the business or activities of the Company and that Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests in the Inventions to the Company or its nominee. Executive agrees that all Inventions that he develops or conceives and/or documents during such period shall be deemed works made-for-hire for the Company within the meaning of the copyright laws of the United States or any similar or analogous law or statute of any other jurisdiction, and accordingly, the Company shall be the sole and exclusive owner for all purposes for the distribution, exhibition, advertising and exploitation of the Inventions or any part of them in all media and by all means now known or that may hereafter be devised, throughout the universe in perpetuity. Executive agrees that in furtherance of the foregoing, he shall disclose, deliver and assign to the Company all Inventions and shall execute all such documents, including patent and copyright applications, as the Company reasonably shall deem necessary to further document the Company’s ownership rights therein and to provide the Company the full and complete benefit thereof. Should any arbitrator or court of competent jurisdiction ever hold that the materials derived from Executive’s contributions to the Company do not constitute works made-for-hire, Executive hereby irrevocably assigns to the Company, and agrees that the Company shall be the sole and exclusive owner of, all right, title and interest in and to all Inventions, including the copyrights and any other proprietary rights arising therefrom. Executive reserves no rights with respect to any Inventions, and hereby acknowledges the adequacy and sufficiency of the compensation paid and to be paid by the Company to Executive for the Inventions and the contributions he will make to the development of any such information or Inventions. Executive agrees to cooperate with all lawful efforts of the Company to protect the Company’s rights in and to any or all of such information and Inventions and will, at the request of the Company, execute any and all instruments or documents necessary or desirable in order to register, establish, acquire, prosecute, maintain, perfect or defend the Company’s rights in and to the Inventions. Any such Inventions that were developed by Executive prior to his employment with ACN (and its predecessors) shall not be covered by the terms of this Section 5. However, to the extent that any such Inventions are deemed owned by Executive and Executive has permitted the Company (or ACN or its predecessors) to use such Inventions, the Company shall have a perpetual, non-exclusive, royalty-free license to use such Inventions, which license shall survive the termination of this Agreement.

6.    Confidential Information and Trade Secrets.    Executive acknowledges and agrees that all Confidential Information, Trade Secrets and other property delivered to or compiled by Executive by or on behalf of the Company or its representatives, vendors or customers that pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Executive agrees that he shall maintain strictly the confidentiality of, and shall not, during, or for a period of five (5) years after, the expiration of the Term, disclose, any such Confidential Information or Trade Secrets.

For purposes hereof, ‘‘CONFIDENTIAL INFORMATION’’ means and includes:

•	All business or financial information, plans, processes and strategies, market research and analyses, projections, financing arrangements, consulting and sales methods and techniques, expansion plans, forecasts and forecast assumptions, business practices, operations and procedures, marketing and merchandising information, distribution techniques, customer information and other business information, including records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other documentation respecting the Company, Operating Sub and its affiliates;

•	All information and materials that are proprietary and confidential to a third party and that have been provided to the Company by such third party for Company use; and

•	All information derived from such Confidential Information.

Confidential Information shall not include information and materials that are already, or otherwise become, known by or generally available to the public without restriction on disclosure, other than as a result of an act or omission by Executive in breach of the provisions of this Agreement or any other applicable agreement between Executive and the Company.

For purposes hereof, the term ‘‘TRADE SECRET’’ shall have the meaning given in the Delaware enactment of the Uniform Trade Secrets Act, and shall include, without limitation, the whole or any portion or phase of any scientific or technical information, design, process, formula, concept, data organization, manual, other system documentation, or any improvement of any thereof, in any case that is valuable and secret (in the sense that it is not generally known to the Company’s competitors). Any such Confidential Information and Trade Secrets that were developed by Executive prior to his employment with ACN (and its predecessors) shall not be covered by the terms of this Section 6.

7.    Return of Company Property; Termination of Employment.    At such time, if ever, as Executive’s employment with the Company is terminated, he shall be required to participate in an exit interview for the purpose of assuring a proper termination of his employment and his obligations hereunder. On or before the actual date of such termination, Executive shall return to the Company all records, materials and other physical objects relating to his employment with the Company (and Operating Sub), including, without limitation, all Company credit cards and access keys and all materials relating to, containing or derived from any Trade Secrets or Confidential Information.

8.    No Prior Agreements.    Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company (and Operating Sub) and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company and Operating Sub for, and hold the Company and Operating Sub harmless from, and against, all claims, including, but not limited to, attorneys’ fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company or Operating Sub based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Executive and such third party that was in existence as of the date of this Agreement.

9.    Binding Effect; Assignment.    This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. Executive understands that he has been selected for employment by the Company (and Operating Sub) on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. In addition, the Company may not assign this Agreement except to Operating Sub or another subsidiary of the Company, without the prior written consent of Executive.

10.    Complete Agreement.    Except as specifically provided herein, this Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company, Operating Sub, or any of their officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive regarding the subject matter contained herein and of all the terms of this Agreement, it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. The Original Agreement and any rights granted to Executive thereby are superseded by this Agreement, effective as of the Commencement Date.

11.    Notice.    Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company or Operating Sub:

Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, NY 10119
Attention: Richard D. Goldstein
Fax No.: (212) 641-5050

with a copy to:

Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attn: David Alan Miller, Esq.
Fax No.: (212) 818-8881

To Executive:

Eugene Carr

3119 Briarwood Lane
Frisco, Texas 75034
Fax No.: (972) 801-3496

with a copy to:

Paul A. Gajer
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: Paul A. Gajer, Esq.
Fax No.: (212) 768-6800

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 11.

12.    Severability; Headings.    It is the intention of the parties that the provisions herein shall be enforceable to the fullest extent permitted under applicable law and that the unenforceability of any provision or provisions hereof, or any portion thereof, shall not render unenforceable or otherwise impair any other provisions or portions thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, void or invalid in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions or portions thereof and to alter the bounds thereof, including specifically, any time, place and manner restrictions contained in any of the restrictive covenants contained herein, in order to render it valid and enforceable. In any event, the balance of this Agreement shall be enforced to the fullest extent possible without regard to such unenforceable, void or invalid provisions or part thereof. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

13.    Arbitration.    Any unresolved dispute or controversy arising under or in connection with this Agreement (excluding specifically, however, claims and counterclaims of the Company or Operating Sub arising out of any breach by Executive of the provisions of Sections 3, 5, 6, and 7) shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect, as modified hereby. Notwithstanding anything contained in the rules to the contrary, however, the arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive or special damages to any injured party. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The arbitration proceeding shall be held in Dallas, Texas.

14.    Governing Law.    This Agreement shall in all respects be construed according to the laws of the State of Texas without reference to its conflicts of laws provisions.

15.    Counterparts.    This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.    Modifications.    This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought, or his or its duly authorized representative or officer. No waiver by Executive or the Company of any breach of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. The failure of Executive or the Company to exercise any right provided herein will not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to either of them

17.    EXECUTIVE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE WAS GIVEN AN OPPORTUNITY TO READ IT, CAREFULLY EVALUATE IT, AND ASK ANY QUESTIONS HE MAY HAVE HAD REGARDING IT OR ITS PROVISIONS. EXECUTIVE ALSO ACKNOWLEDGES THAT HE HAD THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS CHOOSING AND THAT THE COMPANY GAVE HIM A REASONABLE PERIOD OF TIME TO DO SO IF HE SO WISHED. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE IS NOT BOUND BY ANY AGREEMENT THAT WOULD PREVENT HIM FROM PERFORMING HIS DUTIES AS SET FORTH HEREIN, NOR DOES HE KNOW OF ANY OTHER REASON WHY HE WOULD NOT BE ABLE TO PERFORM HIS DUTIES AS SET FORTH HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COURTSIDE ACQUISITION CORP.
By: /s/ Richard D. Goldstein
Name: Richard D. Goldstein Title: Chairman
EXECUTIVE
/s/ Eugene Carr
EUGENE CARR

Annex I

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this ‘‘AGREEMENT’’), dated as of January 24, 2007, between Courtside Acquisition Corp., a Delaware corporation (the ‘‘COMPANY’’) and Daniel J. Wilson (‘‘EXECUTIVE’’).

WHEREAS, Executive is currently employed as Chief Financial Officer of American Community Newspapers LLC (‘‘LLC’’) and ACN Holding LLC, the sole member of LLC (‘‘Holding’’), pursuant to an employment agreement dated as of December 9, 2004 (the ‘‘ORIGINAL AGREEMENT’’);

WHEREAS, the Company has entered into an Asset Purchase Agreement (the ‘‘PURCHASE AGREEMENT’’) dated as of January 24, 2007, by and among the Company, American Community Newspapers, LLC (‘‘ACN’’) and Holding pursuant to which the Company will purchase certain of the assets, and assume certain of the liabilities, of ACN (the ‘‘ACQUISITION’’);

WHEREAS, the Company desires to enter into a new employment agreement with Executive to take effect upon consummation of the Acquisition (the ‘‘COMMENCEMENT DATE’’); and

WHEREAS, Executive is willing to enter into such employment agreement on the terms, conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereby agree as follows:

1.    Employment and Duties.

(a)    During the Term (as defined in Section 4), the Company shall employ Executive in the position of Chief Financial Officer of the Company and Operating Sub (as defined below) and such other positions as shall be given to Executive by the Board of Directors of the Company or Operating Sub (defined below) (as applicable, the ‘‘BOARD’’) or the Company’s Chief Executive Officer (the ‘‘CEO’’) and Executive shall report directly to the CEO. In addition, Executive agrees to serve as Chief Financial Officer of the Company’s to-be-formed operating subsidiary which will hold the assets of ACN upon consummation of the Acquisition (referred to herein as ‘‘Operating Sub’’). Executive shall have such responsibilities, duties and authorities reasonably accorded to and expected of such positions, as well as those that may be established by the Board or the CEO, which responsibilities, duties and authorities will be generally consistent with those of a chief financial officer or treasurer. Executive shall report to the Chairman of the Board and Chief Executive Officer of the Company and to the Board (and the Audit Committee thereof). Executive hereby accepts this employment upon the terms and conditions contained herein and agrees to devote his full business time, attention and efforts to promote and further the business of the Company and Operating Sub, and Executive shall not, during the Term, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Board. However, the foregoing limitations shall not be construed as prohibiting Executive from making personal passive investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made, nor violate the terms of Section 3 hereof. Notwithstanding the foregoing, Executive shall also be able to devote occasional business time to charitable and community activities, so long as such activities do not interfere with the discharge of his duties and responsibilities to the Company and Operating Sub.

(b)    Executive faithfully shall adhere to, execute and fulfill all policies established by the Board.

(c)    Executive shall be located at the Company’s Addison, Texas office, or such other location in the greater Dallas/Ft. Worth, Texas metropolitan area or as the Executive and the Board may mutually determine, from which Executive shall execute his responsibilities hereunder. Executive understands and agrees that he shall be required to travel for business reasons to and from the principal offices of, and on behalf of the Company and Operating Sub, and Executive agrees that none of such travel requirements shall constitute Good Reason (as defined below).

2.    Compensation.    For all services rendered by Executive in any capacity required hereunder, the Company shall compensate Executive as follows:

(a)    Base Salary.    During the Term, Executive shall be paid a base salary at the rate of $235,000 per year (the ‘‘BASE SALARY’’), payable on a regular basis in accordance with the Company’s standard payroll procedures, but not less frequently than monthly. The Base Salary shall be subject to annual increases, commencing at the beginning of each calendar year, at the discretion of the Board.

(b)    Incentive Bonus Plan.    Commencing for the calendar year in which the consummation of the Acquisition occurs and thereafter during the Term, Executive shall be eligible to receive a fiscal year-end performance cash bonus equal to up to fifty percent (50%) of the Base Salary (the ‘‘BONUS’’). The amount of such bonus, if any, shall be determined after the audited financial statements of the Company are prepared and shall be based upon the Company’s and the Executive’s level of achievement of preestablished performance goals which shall be determined by the Board, in its sole discretion, and such other factors as may be determined by the Board, in its sole discretion.

(c)    Benefits and Other Compensation.    Executive shall be entitled to receive additional benefits and compensation from the Company as follows:

(i)    Payment of such premiums for coverage for Executive under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, on the same terms generally provided to other executive employees from time to time, together with enhanced long term disability and term life insurance on substantially the same terms as in effect under the plans covering Executive and maintained by ACN on the date hereof (so long as such terms are available without unreasonable increase in cost).

(ii)    Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company’s expense reporting policy.

(iii)    The Company shall provide Executive with other executive perquisites as maybe available to, or deemed appropriate for, Executive by the Board and shall allow Executive to participate in all other company-wide employee benefits, including a defined contribution pension plan and 401 (k) plan, as may be made available generally to executive employees from time to time.

(iv)    Executive shall be entitled to five (5) weeks of paid vacation per calendar year (pro rated for partial calendar years worked), such vacation to be taken at such times and intervals as shall be determined by Executive. Vacation shall not be cumulative. In addition, Executive shall be entitled to sick pay and personal days (e.g., bereavement, jury duty, etc.), if any, as may be made generally available to Company employees from time to time.

(v)    During the Term, Executive shall receive a car allowance of $1,000 per month.

(d)    No Other Compensation or Benefits; Payment.    The compensation and benefits specified in this Section 2 shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(e)    Equity Plan.    Prior to the Commencement Date at the special meeting of its stockholders called to approve the Acquisition, the Company will request approval of an Incentive Equity Plan (the ‘‘Equity Plan’’) providing for an aggregate of 1,650,000 shares of the Company’s common stock to be reserved for issuance thereunder. The Executive will be eligible to participate in the Equity Plan and will receive an initial grant, effective upon the Commencement Date, comprised of 330,000 non-qualified stock options (the ‘‘OPTIONS’’), all vesting in eight (8) equal installments on each of December 31, 2007, June 30, 2008, December 31, 2008, June 30, 2009, December 31, 2009, June 30, 2010, December 31, 2010 and on the fourth (4th) anniversary of the Commencement Date, and otherwise subject to the terms of the Equity Plan. The non-qualified stock options will have an exercise price equal to the fair market value of the Company’s common stock on the Commencement Date.

(f)    Cessation of Employment.    In the event Executive shall cease to be employed by the Company for any reason, then Executive’s compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

3.    Non-Competition.

(a)    Executive shall not during the period of his employment by or with the Company and for the Applicable Period (defined below), for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership, limited liability company, corporation or business of whatever nature:

(i)    engage, as an officer, director, manager, member, shareholder, owner, partner, joint venturer, trustee, or in a managerial capacity, whether as an employee, independent contractor, agent, consultant or advisor, or as a sales representative, in any newspaper publishing business that is located within 75 miles of any market in the United States and any other country in which the Company operates, that the Company either does business in, or has plans to do business in, at the time of termination;

(ii)    call upon any person who is at that time, or within the preceding twelve (12) months has been, an employee of the Company, for the purpose, or with the intent, of enticing such employee away from, or out of, the employ of the Company or for the purpose of hiring such person for Executive or any other person or entity, unless any such person was terminated by the Company more than six (6) months prior thereto;

(iii)    call upon any person who, or entity that is then or that has been within one year prior to that time, a customer of the Company, for the purpose of soliciting or selling products or services in competition with the Company; or

(iv)    call upon any prospective acquisition or investment candidate, on the Executive’s own behalf or on behalf of any other person or entity, which candidate was known by Executive to have, within the previous twelve (12) months, been called upon by the Company or for which the Company made an acquisition or investment analysis or contemplated a joint marketing or joint venture arrangement with, for the purpose of acquiring or investing or enticing such entity into a joint marketing or joint venture arrangement.

For purposes of this Section 3:

•	the term ‘‘COMPANY’’ shall be deemed to include Operating Sub; and

•	the term ‘‘APPLICABLE PERIOD’’ shall mean (A) the one (1) year period following termination of Executive’s employment with the Company under Section 4(b) or Section 4(c)(i), or (B) in the case of a termination of Executive’s employment by the Company under Section 4(c)(ii) or by Executive under Section 4(d), a period of time equal to the Severance Period (defined in Section 4(f) below).

(b)    Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by the Company in the event of breach by him, by injunctions and restraining orders.

(c)    It is agreed by the parties that the foregoing covenants in this Section 3 impose a reasonable restraint on Executive in light of the activities, business and plans of the Company; it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with any change in the activities, business or plans of the Company throughout the Term.

(d)    The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

(e)    All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants; provided, however, that the Company’s failure to make payments to Executive under Section 2 or Section 4 of this Agreement shall constitute such a defense.

(f)    Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Executive shall be prohibited from engaging in any competitive activity described in Section 3(a) hereof, the period of time for which Executive shall be prohibited pursuant to Section 3(a) hereof shall be the maximum time permitted by law.

4.    Term; Termination; Rights on Termination.    The term of this Agreement shall begin on the Commencement Date and continue until the fourth (4th) anniversary thereof (the ‘‘TERM’’). This Agreement shall become null and void in the event of the termination of the Purchase Agreement prior to the consummation of the Acquisition contemplated thereby. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become effective only upon consummation of the Acquisition. This Agreement may also be terminated by Executive, if Executive is not issued the Options on the Commencement Date, such termination to be effected by written notice given by Executive to the Company within ten (10) days after the Commencement Date (upon which this Agreement shall be null and void). In addition, this Agreement and Executive’s employment may be terminated in any one of the following ways:

(a)    Death.    The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive’s estate.

(b)    Disability.    If, as a result of Executive’s incapacity due to physical or mental illness, Executive shall not have performed his duties hereunder on a full-time basis for one hundred twenty (120) days or more in any one hundred fifty (150) day period, Executive’s employment under this Agreement may be terminated by the Company upon thirty (30) days written notice if Executive is unable to resume his full time duties at the conclusion of such notice period. Executive’s compensation during any period of disability prior to the effective date of such termination shall be the amounts normally payable to him in accordance with his then current annual base salary, reduced by the amounts of disability pay, if any, paid to Executive under any Company disability program. Executive shall not be entitled to any further compensation from the Company for any period subsequent to the effective date of such termination, except for a prorated portion of the targeted Bonus for the current fiscal year and pay or benefits, if any, in accordance with then existing severance policies of the Company and the severance terms of Company benefit plans.

(c)    Termination by the Company.

(i)    For Cause.    The Company may terminate this Agreement immediately upon written notice to Executive for cause, which shall be: (1) Executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; (2) Executive’s breach of any fiduciary duty owed to the Company or Operating Sub or their affiliates, or breach of the provisions of Section 3 or Section 6 hereof that is not cured within ten (10) days of written notice to Executive, (3) any other material breach by Executive of this Agreement that is not cured within twenty (20) days of written notice to Executive, or (4) Executive’s commission of (A) any act of willful dishonesty or fraud, (B) any act of embezzlement or other misappropriation of Company assets, or (C) gross negligence or intentional nonperformance of duties, so long as such breach or matter is not corrected or cured to the

Company’s reasonable satisfaction within ten (10) days of notice to Executive thereof. In the event of a termination for Cause, as enumerated above, Executive shall have no right to any severance compensation.

(ii)    Without Cause.    In addition to the provisions of Section 4(c)(i), the Company may, at any time, terminate this Agreement upon written notice to Executive, if such termination is approved by a majority of the Board of the Company. In the event of such a termination ‘‘Without Cause,’’ Executive shall have the right to receive severance compensation as set forth below in Section 4(f).

(d)    Termination by Executive For Good Reason.    Executive may terminate this Agreement upon thirty (30) days’ written notice to the Company in the event of (1) a material breach by the Company of the terms of this Agreement, (2) the Board assigning Executive duties that are not commensurate with the position of chief financial officer, (3) a reduction in Executive’s Base Salary or Bonus percentage set forth in Section 2 above, or a material change in the aggregate benefits provided to Executive (other than reductions in benefits which apply to all employees of the Company, generally), or (4) the office of the Company to which Executive is assigned is moved out of the greater Dallas/Ft. Worth, Texas metropolitan area, so long as such breach or matter is not corrected or cured within such thirty (30) day period. Such events shall hereinafter be referred to as ‘‘FOR GOOD REASON.’’ In the event of a termination For Good Reason, Executive shall have the right to receive severance compensation as set forth below in Section 4(f). If Executive resigns or otherwise terminates his employment for any reason other than For Good Reason, Executive shall receive no severance compensation.

(e)    Payment Through Termination.    Upon termination of this Agreement for any reason provided above, Executive (or Executive’s estate, as applicable) shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave) due through the effective date of termination. Additional compensation subsequent to termination, if any, shall be due and payable to Executive only to the extent, and in the manner, expressly provided above. All other rights and obligations under this Agreement shall cease as of the effective date of termination, except that Executive’s obligations under Sections 3, 5, 6, 7 and 9 shall survive such termination in accordance with their terms.

(f)    Severance.    If Executive’s employment is terminated by the Company pursuant to Section 4(c)(ii) Without Cause, or by Executive pursuant to Section 4(d) For Good Reason, the Company shall, subject to Executive’s execution of a general release of all claims and rights that Executive may have against the Company and its related entities and their respective officers, directors, and employees, including but not limited to all claims and rights relating to Executive’s employment and/or termination, in a form reasonably acceptable to the Company and Executive (a ‘‘RELEASE’’), continue to pay Executive (the ‘‘SEVERANCE’’) his then current Base Salary plus the targeted Bonus for the remainder of the Term (the ‘‘Severance Period’’). Notwithstanding anything herein to the contrary, the Severance payments shall terminate twenty (20) days after the Company provides notice to Executive that the Company intends to terminate such payments because Executive has breached a provision of Sections 3, 5, or 6 of this Agreement. It is understood and agreed that the Release shall not release or affect (x) any right of Executive to indemnification in his capacity as an officer of the Company or Operating Sub or member of the Board, on the same terms available to other officers or members of the Board generally or (y) any remaining obligations of the Company under this Agreement to be performed from and after the date of such Release.

(g)    Non-Disparagement.    Each of the Company and Executive agrees that, during the Term and following the expiration or early termination thereof, it or he, as the case may be, will not make any derogatory comments, either written or oral, which could be construed as negative or derogatory concerning the other, to any persons including, but not limited to, clients, customers, potential clients, potential customers, vendors, employees, or financial or credit institutions.

(h)    Vesting.    Following termination of Executive’s employment with the Company under Section 4(a), Section 4(b), Section 4(c)(ii) or Section 4(d) all options scheduled to vest on the vesting date immediately following the date of such termination shall automatically vest.

5.    Inventions.    Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries (‘‘INVENTIONS’’), whether patentable or not, that are conceived or made by Executive, solely or jointly with another, during the period of employment and that are directly related to the business or activities of the Company and that Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests in the Inventions to the Company or its nominee. Executive agrees that all Inventions that he develops or conceives and/or documents during such period shall be deemed works made-for-hire for the Company within the meaning of the copyright laws of the United States or any similar or analogous law or statute of any other jurisdiction, and accordingly, the Company shall be the sole and exclusive owner for all purposes for the distribution, exhibition, advertising and exploitation of the Inventions or any part of them in all media and by all means now known or that may hereafter be devised, throughout the universe in perpetuity. Executive agrees that in furtherance of the foregoing, he shall disclose, deliver and assign to the Company all Inventions and shall execute all such documents, including patent and copyright applications, as the Company reasonably shall deem necessary to further document the Company’s ownership rights therein and to provide the Company the full and complete benefit thereof. Should any arbitrator or court of competent jurisdiction ever hold that the materials derived from Executive’s contributions to the Company do not constitute works made-for-hire, Executive hereby irrevocably assigns to the Company, and agrees that the Company shall be the sole and exclusive owner of, all right, title and interest in and to all Inventions, including the copyrights and any other proprietary rights arising therefrom. Executive reserves no rights with respect to any Inventions, and hereby acknowledges the adequacy and sufficiency of the compensation paid and to be paid by the Company to Executive for the Inventions and the contributions he will make to the development of any such information or Inventions. Executive agrees to cooperate with all lawful efforts of the Company to protect the Company’s rights in and to any or all of such information and Inventions and will, at the request of the Company, execute any and all instruments or documents necessary or desirable in order to register, establish, acquire, prosecute, maintain, perfect or defend the Company’s rights in and to the Inventions. Any such Inventions that were developed by Executive prior to his employment with ACN (and its predecessors) shall not be covered by the terms of this Section 5. However, to the extent that any such Inventions are deemed owned by Executive and Executive has permitted the Company (or ACN or its predecessors) to use such Inventions, the Company shall have a perpetual, non-exclusive, royalty-free license to use such Inventions, which license shall survive the termination of this Agreement.

6.    Confidential Information and Trade Secrets.    Executive acknowledges and agrees that all Confidential Information, Trade Secrets and other property delivered to or compiled by Executive by or on behalf of the Company or its representatives, vendors or customers that pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Executive agrees that he shall maintain strictly the confidentiality of, and shall not, during, or for a period of five (5) years after, the expiration of the Term, disclose, any such Confidential Information or Trade Secrets.

For purposes hereof, ‘‘CONFIDENTIAL INFORMATION’’ means and includes:

•	All business or financial information, plans, processes and strategies, market research and analyses, projections, financing arrangements, consulting and sales methods and techniques, expansion plans, forecasts and forecast assumptions, business practices, operations and procedures, marketing and merchandising information, distribution techniques, customer information and other business information, including records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other documentation respecting the Company, Operating Sub and its affiliates;

•	All information and materials that are proprietary and confidential to a third party and that have been provided to the Company by such third party for Company use; and o All information derived from such Confidential Information.

Confidential Information shall not include information and materials that are already, or otherwise become, known by or generally available to the public without restriction on disclosure, other than as a result of an act or omission by Executive in breach of the provisions of this Agreement or any other applicable agreement between Executive and the Company.

For purposes hereof, the term ‘‘TRADE SECRET’’ shall have the meaning given in the Delaware enactment of the Uniform Trade Secrets Act, and shall include, without limitation, the whole or any portion or phase of any scientific or technical information, design, process, formula, concept, data organization, manual, other system documentation, or any improvement of any thereof, in any case that is valuable and secret (in the sense that it is not generally known to the Company’s competitors). Any such Confidential Information and Trade Secrets that were developed by Executive prior to his employment with ACN (and its predecessors) shall not be covered by the terms of this Section 6.

7.    Return of Company Property; Termination of Employment.    At such time, if ever, as Executive’s employment with the Company is terminated, he shall be required to participate in an exit interview for the purpose of assuring a proper termination of his employment and his obligations hereunder. On or before the actual date of such termination, Executive shall return to the Company all records, materials and other physical objects relating to his employment with the Company (and Operating Sub), including, without limitation, all Company credit cards and access keys and all materials relating to, containing or derived from any Trade Secrets or Confidential Information.

8.    No Prior Agreements.    Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company (and Operating Sub) and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company and Operating Sub for, and hold the Company and Operating Sub harmless from, and against, all claims, including, but not limited to, attorneys’ fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company or Operating Sub based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Executive and such third party that was in existence as of the date of this Agreement.

9.    Binding Effect; Assignment.    This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. Executive understands that he has been selected for employment by the Company (and Operating Sub) on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. In addition, the Company may not assign this Agreement except to Operating Sub or another subsidiary of the Company, without the prior written consent of Executive.

10.    Complete Agreement.    Except as specifically provided herein, this Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company, Operating Sub, or any of their officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive regarding the subject matter contained herein and of all the terms of this Agreement, it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. The Original Agreement and any rights granted to Executive thereby are superseded by this Agreement, effective as of the Commencement Date.

11.    Notice.    Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company or Operating Sub:

Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, NY 10119
Attention: Richard D. Goldstein
Fax No.: (212) 641-5050

with a copy to:

Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attn: David Alan Miller, Esq.
Fax No.: (212) 818-8881

To Executive:

Daniel J. Wilson
5416 Wateka Drive
Dallas, Texas 75209
Fax No.: (972) 801-3499

with a copy to:

Paul A. Gajer, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: Paul A. Gajer
Fax No.: (212) 768-6800

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 11.

12.    Severability; Headings.    It is the intention of the parties that the provisions herein shall be enforceable to the fullest extent permitted under applicable law and that the unenforceability of any provision or provisions hereof, or any portion thereof, shall not render unenforceable or otherwise impair any other provisions or portions thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, void or invalid in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions or portions thereof and to alter the bounds thereof, including specifically, any time, place and manner restrictions contained in any of the restrictive covenants contained herein, in order to render it valid and enforceable. In any event, the balance of this Agreement shall be enforced to the fullest extent possible without regard to such unenforceable, void or invalid provisions or part thereof. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

13.    Arbitration.    Any unresolved dispute or controversy arising under or in connection with this Agreement (excluding specifically, however, claims and counterclaims of the Company or Operating Sub arising out of any breach by Executive of the provisions of Sections 3, 5, 6, and 7) shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect, as modified hereby. Notwithstanding anything contained in the rules to the contrary, however, the arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive or special damages to any injured party. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The arbitration proceeding shall be held in Dallas, Texas.

14.    Governing Law.    This Agreement shall in all respects be construed according to the laws of the State of Texas without reference to its conflicts of laws provisions.

15.    Counterparts.    This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.    Modifications.    This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought, or his or its duly authorized representative or officer. No waiver by Executive or the Company of any breach of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. The failure of Executive or the Company to exercise any right provided herein will not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to either of them.

17.    EXECUTIVE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE WAS GIVEN AN OPPORTUNITY TO READ IT, CAREFULLY EVALUATE IT, AND ASK ANY QUESTIONS HE MAY HAVE HAD REGARDING IT OR ITS PROVISIONS. EXECUTIVE ALSO ACKNOWLEDGES THAT HE HAD THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS CHOOSING AND THAT THE COMPANY GAVE HIM A REASONABLE PERIOD OF TIME TO DO SO IF HE SO WISHED. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE IS NOT BOUND BY ANY AGREEMENT THAT WOULD PREVENT HIM FROM PERFORMING HIS DUTIES AS SET FORTH HEREIN, NOR DOES HE KNOW OF ANY OTHER REASON WHY HE WOULD NOT BE ABLE TO PERFORM HIS DUTIES AS SET FORTH HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COURTSIDE ACQUISITION CORP.
By: /s/ Richard D. Goldstein
Name: Richard D. Goldstein Title: Chairman
EXECUTIVE
/s/ Daniel J. Wilson
DANIEL J. WILSON

Annex J

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this ‘‘AGREEMENT’’), dated as of January 24, 2007, between Courtside Acquisition Corp., a Delaware corporation (the ‘‘COMPANY’’) and Jeffrey Coolman (‘‘EXECUTIVE’’).

WHEREAS, Executive is currently employed as Vice President Group Publisher of American Community Newspapers LLC (‘‘LLC’’) pursuant to an employment agreement dated as of December 9, 2004 (the ‘‘ORIGINAL Agreement’’);

WHEREAS, the Company has entered into an Asset Purchase Agreement (the ‘‘PURCHASE AGREEMENT’’) dated as of January 24, 2007, by and among the Company, American Community Newspapers, LLC (‘‘ACN’’) and ACN Holding LLC, the sole member of LLC (‘‘Holding’’), pursuant to which the Company will purchase certain of the assets, and assume certain of the liabilities, of ACN (the ‘‘ACQUISITION’’);

WHEREAS, the Company desires to enter into a new employment agreement with Executive to take effect upon consummation of the Acquisition (the ‘‘COMMENCEMENT DATE’’); and

WHEREAS, Executive is willing to enter into such employment agreement on the terms, conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereby agree as follows:

1.    Employment and Duties.

(a)    During the Term (as defined in Section 4), the Company shall employ Executive in the position of Vice President Group Publisher of the Company and Operating Sub (as defined below) and such other positions as shall be given to Executive by the Board of Directors (the ‘‘BOARD’’) or the Company’s Chairman of the Board and Chief Executive Officer (the ‘‘CEO’’). Executive shall report to the CEO. Executive shall have such responsibilities, duties and authorities reasonably accorded to and expected of such positions, as well as those that may be established by the Board or the CEO, which responsibilities, duties and authorities will be generally consistent with those of a vice president. Executive hereby accepts this employment upon the terms and conditions contained herein and agrees to devote his full business time, attention and efforts to promote and further the business of the Company and the Company’s to-be-formed operating subsidiary which will hold the assets of ACN upon consummation of the Acquisition (referred to herein as ‘‘Operating Sub’’), and Executive shall not, during the Term, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Board. However, the foregoing limitations shall not be construed as prohibiting Executive from making personal passive investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made, nor violate the terms of Section 3 hereof. Notwithstanding the foregoing, Executive shall also be able to devote occasional business time to charitable and community activities, so long as such activities do not interfere with the discharge of his duties and responsibilities to the Company and Operating Sub.

(b)    Executive faithfully shall adhere to, execute and fulfill all policies established by the Board.

(c)    Executive shall be located at the Company’s Eden Prairie, Minnesota office, or such other location in the greater Minneapolis/St. Paul, Minnesota metropolitan area or as the Executive and the Board may mutually determine, from which Executive shall execute his responsibilities hereunder. Executive understands and agrees that he shall be required to travel frequently for business reasons to and from the principal offices of, and on behalf of the Company and Operating Sub, and Executive agrees that none of such travel requirements shall constitute Good Reason (as defined below).

2.    Compensation.    For all services rendered by Executive in any capacity required hereunder, the Company shall compensate Executive as follows:

(a)    Base Salary.    During the Term, Executive shall be paid a base salary at the rate of $175,000 per year (the ‘‘BASE SALARY’’), payable on a regular basis in accordance with the Company’s standard payroll procedures, but not less frequently than monthly. The Base Salary shall be subject to annual increases, commencing at the beginning of each calendar year, at the discretion of the Board.

(b)    Incentive Bonus Plan.    Commencing for the calendar year in which the consummation of the Acquisition occurs and thereafter during the Term, Executive shall be eligible to receive a fiscal year-end performance cash bonus equal to up to $80,000 (the ‘‘BONUS’’). The amount of such bonus, if any, shall be determined after the audited financial statements of the Company are prepared and shall be based upon the Company’s and the Executive’s level of achievement of preestablished performance goals which shall be determined by the Board, in its sole discretion, and such other factors as may be determined by the Board, in its sole discretion.

(c)    Benefits and Other Compensation.    Executive shall be entitled to receive additional benefits and compensation from the Company as follows:

(i)    Payment of such premiums (or such portion thereof as is provided by the Company’s plans) for coverage for Executive under health, hospitalization, dental, life and other insurance plans that the Company may have in effect from time to time, on the same terms generally provided to other executive employees in similar positions from time to time.

(ii)    Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company’s expense reporting policy.

(iii)    The Company shall provide Executive with other executive perquisites as may be available to, or deemed appropriate for, Executive by the Board and shall allow Executive to participate in all other company-wide employee benefits, including a defined contribution pension plan and 401 (k) plan, as may be made available generally to executive employees from time to time.

(iv)    Executive shall be entitled to four (4) weeks of paid vacation per calendar year (pro rated for partial calendar years worked), such vacation to be taken at such times and intervals as shall be determined by Executive. Vacation shall not be cumulative.

(v)    During the Term, Executive shall receive a car allowance of $1,000 per month.

(d)    No Other Compensation or Benefits; Payment.    The compensation and benefits specified in this Section 2 shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(e)    Equity Plan.    Prior to the Commencement Date at the special meeting of its stockholders called to approve the Acquisition, the Company will request approval of an Incentive Equity Plan (the ‘‘Equity Plan’’) providing for an aggregate of 1,650,000 shares of the Company’s common stock to be reserved for issuance thereunder. The Executive will be eligible to participate in the Equity Plan and will receive an initial grant, effective upon the Commencement Date, comprised of 247,500 non-qualified stock options (the ‘‘OPTIONS’’), all vesting in eight (8) equal installments on each of December 31, 2007, June 30, 2008, December 31, 2008, June 30, 2009, December 31, 2009, June 30, 2010, December 31, 2010 and on the fourth (4th) anniversary of the Commencement Date, and otherwise subject to the terms of the Equity Plan. The non-qualified stock options will have an exercise price equal to the fair market value of the Company’s common stock on the Commencement Date.

(f)    Cessation of Employment.    In the event Executive shall cease to be employed by the Company for any reason, then Executive’s compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

3.    Non-Competition.

(a)    Executive shall not during the period of his employment by or with the Company and for the Applicable Period (defined below), for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership, limited liability company, corporation or business of whatever nature:

(i)    engage, as an officer, director, manager, member, shareholder, owner, partner, joint venturer, trustee, or in a managerial capacity, whether as an employee, independent contractor, agent, consultant or advisor, or as a sales representative, of or to any business of selling advertising for any publication, direct mail advertiser, newspaper, radio, or cable television, that is located within 75 miles of any market in the United States and any other country in which the Company operates, that the Company either does business in, or intends to do business in, at the time of termination;

(ii)    call upon any person who is at that time, or within the preceding twelve (12) months has been, an employee of the Company, for the purpose, or with the intent, of enticing such employee away from, or out of, the employ of the Company or for the purpose of hiring such person for Executive or any other person or entity, unless any such person was terminated by the Company more than six (6) months prior thereto;

(iii)    call upon any person who, or entity that is then or that has been within one year prior to that time, a customer of the Company, for the purpose of soliciting or selling products or services in competition with the Company; or

(iv)    call upon any prospective acquisition or investment candidate, on the Executive’s own behalf or on behalf of any other person or entity, which candidate was known by Executive to have, within the previous twelve (12) months, been called upon by the Company or for which the Company made an acquisition or investment analysis or contemplated a joint marketing or joint venture arrangement with, for the purpose of acquiring or investing or enticing such entity into a joint marketing or joint venture arrangement.

For purposes of this Section 3,

•	the term ‘‘COMPANY’’ shall be deemed to include Operating Sub.

•	the term ‘‘APPLICABLE PERIOD’’ shall mean (A) the one (1) year period following termination of Executive’s employment with the Company under Section 4(b) or Section 4(c)(i), or (B) in the case of a termination of Executive’s employment by the Company under Section 4(c)(ii) or by Executive under Section 4(d), a period of time equal to the Severance Period (defined in Section 4(f) below).

(b)    Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by the Company in the event of breach by him, by injunctions and restraining orders.

(c)    It is agreed by the parties that the foregoing covenants in this Section 3 impose a reasonable restraint on Executive in light of the activities, business and plans of the Company; it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with any change in the activities, business or plans of the Company throughout the Term.

(d)    The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

(e)    All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants; provided, however, that the Company’s continued failure to make payments to Executive under Section 2 or Section 4 of this Agreement shall constitute such a defense.

(f)    Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Executive shall be prohibited from engaging in any competitive activity described in Section 3(a) hereof, the period of time for which Executive shall be prohibited pursuant to Section 3(a) hereof shall be the maximum time permitted by law.

4.    Term; Termination; Rights on Termination.    The term of this Agreement shall begin on the Commencement Date and until the fourth (4th) anniversary thereof (the ‘‘TERM’’). This Agreement shall become null and void in the event of the termination of the Purchase Agreement prior to the consummation of the Acquisition contemplated thereby. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become effective only upon consummation of the Acquisition. This Agreement may also be terminated by Executive, if Executive is not issued the Options on the Commencement Date, such termination to be effected by written notice given by Executive to the Company within ten (10) days after the Commencement Date (upon which this Agreement shall be null and void). In addition, this Agreement and Executive’s employment may be terminated in any one of the following ways:

(a)    Death.    The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive’s estate.

(b)    Disability.    If, as a result of Executive’s incapacity due to physical or mental illness, Executive shall not have performed his duties hereunder on a full-time basis for one hundred twenty (120) days or more in any one hundred fifty (150) day period, Executive’s employment under this Agreement may be terminated by the Company upon thirty (30) days written notice if Executive is unable to resume his full time duties at the conclusion of such notice period. Executive’s compensation during any period of disability prior to the effective date of such termination shall be the amounts normally payable to him in accordance with his then current annual base salary, reduced by the amounts of disability pay, if any, paid to Executive under any Company disability program. Executive shall not be entitled to any further compensation from the Company for any period subsequent to the effective date of such termination, except for a prorated portion of the targeted Bonus for the current fiscal year and pay or benefits, if any, in accordance with then existing severance policies of the Company and the severance terms of Company benefit plans.

(c)    Termination by the Company.

(i)    For Cause.    FOR CAUSE.    The Company may terminate this Agreement immediately upon written notice to Executive for cause, which shall be: (1) Executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; (2) Executive’s breach of any fiduciary duty owed to the Company or Operating Sub or their affiliates, or breach of the provisions of Section 3 or Section 6 hereof that is not cured within ten (10) days of written notice to Executive, (3) any other material breach by Executive of this Agreement that is not cured within twenty (20) days of written notice to Executive, or (4) Executive’s commission of (A) any act of willful dishonesty or fraud, (B) any act of embezzlement or other misappropriation of Company assets, or (C) gross negligence or intentional nonperformance of duties, so long as such breach or matter is not corrected or cured to the Company’s reasonable satisfaction within ten (10) days of notice to Executive thereof. In the event of a termination for Cause, as enumerated above, Executive shall have no right to any severance compensation.

(ii)    Without Cause.    In addition to the provisions of Section 4(c)(i), the Company may, at any time, terminate this Agreement upon written notice to Executive, if such termination is approved by a majority of the Board of the Company. In the event of such a termination ‘‘Without Cause,’’ Executive shall have the right to receive severance compensation as set forth below in Section 4(f).

(d)    Termination by Executive For Good Reason.    Executive may terminate this Agreement upon thirty (30) days’ written notice to the Company in the event of (1) a material breach by the Company of the terms of this Agreement, (2) the Board assigning Executive duties that are not commensurate with the position of vice president, (3) a reduction in Executive’s Base Salary or Bonus percentage set forth in Section 2 above, or a material change in the aggregate benefits provided to Executive (other than reductions in benefits which apply to all employees of the Company, generally), or (4) the office of the Company to which Executive is assigned is moved out of the greater Minneapolis/St. Paul, Minnesota metropolitan area, so long as such breach or matter is not corrected or cured within such thirty (30) day period. Such events shall hereinafter be referred to as ‘‘FOR GOOD REASON.’’ In the event of a termination For Good Reason, Executive shall have the right to receive severance compensation as set forth below in Section 4(f). If Executive resigns or otherwise terminates his employment for any reason other than For Good Reason, Executive shall receive no severance compensation.

(e)    Payment Through Termination.    Upon termination of this Agreement for any reason provided above, Executive (or Executive’s estate, as applicable) shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave) due through the effective date of termination. Additional compensation subsequent to termination, if any, shall be due and payable to Executive only to the extent, and in the manner, expressly provided above. All other rights and obligations under this Agreement shall cease as of the effective date of termination, except that Executive’s obligations under Sections 3, 5, 6, 7 and 9 shall survive such termination in accordance with their terms.

(f)    Severance.    If Executive’s employment is terminated by the Company pursuant to Section 4(c)(ii) Without Cause, or by Executive pursuant to Section 4(d) For Good Reason, the Company shall, subject to Executive’s execution of a general release of all claims and rights that Executive may have against the Company and its related entities and their respective officers, directors, and employees, including but not limited to all claims and rights relating to Executive’s employment and/or termination, in a form reasonably acceptable to the Company and Executive (a ‘‘RELEASE’’), continue to pay Executive (the ‘‘SEVERANCE’’) his then current Base Salary plus the targeted Bonus for the remainder of the Term (the ‘‘SEVERANCE PERIOD’’). Notwithstanding anything herein to the contrary, the Severance payments shall terminate twenty (20) days after the Company provides notice to Executive that the Company intends to terminate such payments because Executive has breached a provision of Sections 3, 5, or 6 of this Agreement. It is understood and agreed that the Release shall not release or affect (x) any right of Executive to indemnification in his capacity as an officer of the Company or Operating Sub or member of the Board, on the same terms available to other officers or members of the Board generally or (y) any remaining obligations of the Company under this Agreement to be performed from and after the date of such Release.

(g)    Non-Disparagement.    Each of the Company and Executive agrees that, during the Term and following the expiration or early termination thereof, it or he, as the case may be, will not make any derogatory comments, either written or oral, which could be construed as negative or derogatory concerning the other, to any persons including, but not limited to, clients, customers, potential clients, potential customers, vendors, employees, or financial or credit institutions.

(h)    Vesting.    Following termination of Executive’s employment with the Company under Section 4(a), Section 4(b), Section 4(c)(ii) or Section 4(d), all options scheduled to vest on the vesting date immediately following the date of such termination shall automatically vest.

5.    Inventions.    Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries (‘‘INVENTIONS’’), whether patentable or not, that are conceived or made by Executive, solely or jointly with another, during the period of employment and that are directly related to the business or activities of the Company and that Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests in the Inventions to the Company or its nominee. Executive agrees that all Inventions that he develops or conceives and/or documents during such period shall be deemed works made-for-hire for the Company within the meaning of the copyright laws of the United States or any similar or analogous law or statute of any other jurisdiction, and accordingly, the Company shall be the sole and exclusive owner for all purposes for the distribution, exhibition, advertising and exploitation of the Inventions or any part of them in all media and by all means now known or that may hereafter be devised, throughout the universe in perpetuity. Executive agrees that in furtherance of the foregoing, he shall disclose, deliver and assign to the Company all Inventions and shall execute all such documents, including patent and copyright applications, as the Company reasonably shall deem necessary to further document the Company’s ownership rights therein and to provide the Company the full and complete benefit thereof. Should any arbitrator or court of competent jurisdiction ever hold that the materials derived from Executive’s contributions to the Company do not constitute works made-for-hire, Executive hereby irrevocably assigns to the Company, and agrees that the Company shall be the sole and exclusive owner of, all right, title and interest in and to all Inventions, including the copyrights and any other proprietary rights arising therefrom. Executive reserves no rights with respect to any Inventions, and hereby acknowledges the adequacy and sufficiency of the compensation paid and to be paid by the Company to Executive for the Inventions and the contributions he will make to the development of any such information or Inventions. Executive agrees to cooperate with all lawful efforts of the Company to protect the Company’s rights in and to any or all of such information and Inventions and will, at the request of the Company, execute any and all instruments or documents necessary or desirable in order to register, establish, acquire, prosecute, maintain, perfect or defend the Company’s rights in and to the Inventions. Any such Inventions that were developed by Executive prior to his employment with ACN (and its predecessors) shall not be covered by the terms of this Section 5. However, to the extent that any such Inventions are deemed owned by Executive and Executive has permitted the Company (or ACN or its predecessors) to use such Inventions, the Company shall have a perpetual, non-exclusive, royalty-free license to use such Inventions, which license shall survive the termination of this Agreement.

6.    Confidential Information and Trade Secrets.    Executive acknowledges and agrees that all Confidential Information, Trade Secrets and other property delivered to or compiled by Executive by or on behalf of the Company or its representatives, vendors or customers that pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Executive agrees that he shall maintain strictly the confidentiality of, and shall not, during, or for a period of five (5) years after, the expiration of the Term, disclose, any such Confidential Information or Trade Secrets.

For purposes hereof, ‘‘CONFIDENTIAL INFORMATION’’ means and includes:

•	All business or financial information, plans, processes and strategies, market research and analyses, projections, financing arrangements, consulting and sales methods and techniques, expansion plans, forecasts and forecast assumptions, business practices, operations and procedures, marketing and merchandising information, distribution techniques, customer information and other business information, including records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other documentation respecting the Company, Operating Sub and its affiliates;

•	All information and materials that are proprietary and confidential to a third party and that have been provided to the Company by such third party for Company use; and o All information derived from such Confidential Information.

Confidential Information shall not include information and materials that are already, or otherwise become, known by or generally available to the public without restriction on disclosure, other than as a result of an act or omission by Executive in breach of the provisions of this Agreement or any other applicable agreement between Executive and the Company.

For purposes hereof, the term ‘‘TRADE SECRET’’ shall have the meaning given in the Delaware enactment of the Uniform Trade Secrets Act, and shall include, without limitation, the whole or any portion or phase of any scientific or technical information, design, process, formula, concept, data organization, manual, other system documentation, or any improvement of any thereof, in any case that is valuable and secret (in the sense that it is not generally known to the Company’s competitors). Any such Confidential Information and Trade Secrets that were developed by Executive prior to his employment with ACN (and its predecessors) shall not be covered by the terms of this Section 6.

7.    Return of Company Property; Termination of Employment.    At such time, if ever, as Executive’s employment with the Company is terminated, he shall be required to participate in an exit interview for the purpose of assuring a proper termination of his employment and his obligations hereunder. On or before the actual date of such termination, Executive shall return to the Company all records, materials and other physical objects relating to his employment with the Company (and Operating Sub), including, without limitation, all Company credit cards and access keys and all materials relating to, containing or derived from any Trade Secrets or Confidential Information.

8.    No Prior Agreements.    Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company (and Operating Sub) and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company and Operating Sub for, and hold the Company and Operating Sub harmless from, and against, all claims, including, but not limited to, attorneys’ fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company or Operating Sub based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Executive and such third party that was in existence as of the date of this Agreement.

9.    Binding Effect; Assignment.    This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. Executive understands that he has been selected for employment by the Company (and Operating Sub) on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. In addition, the Company may not assign this Agreement except to Operating Sub or another subsidiary of the Company, without the prior written consent of Executive.

10.    Complete Agreement.    Except as specifically provided herein, this Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company, Operating Sub, or any of their officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive regarding the subject matter contained herein and of all the terms of this Agreement, it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. The Original Agreement and any rights granted to Executive thereby are superseded by this Agreement, effective as of the Commencement Date.

11.    Notice.    Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company or Operating Sub:

Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, NY 10119
Attention: Richard D. Goldstein
Fax No.: (212) 641-5050

with a copy to:

Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attn: David Alan Miller, Esq.
Fax No.: (212) 818-8881

To Executive:

Jeffrey Coolman
8628 Langley Court
Eden Prairie, MN 55347

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 11.

12.    Severability; Headings.    It is the intention of the parties that the provisions herein shall be enforceable to the fullest extent permitted under applicable law and that the unenforceability of any provision or provisions hereof, or any portion thereof, shall not render unenforceable or otherwise impair any other provisions or portions thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, void or invalid in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions or portions thereof and to alter the bounds thereof, including specifically, any time, place and manner restrictions contained in any of the restrictive covenants contained herein, in order to render it valid and enforceable. In any event, the balance of this Agreement shall be enforced to the fullest extent possible without regard to such unenforceable, void or invalid provisions or part thereof. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

13.    Arbitration.    Any unresolved dispute or controversy arising under or in connection with this Agreement (excluding specifically, however, claims and counterclaims of the Company or Operating Sub arising out of any breach by Executive of the provisions of Sections 3, 5, 6, and 7) shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect, as modified hereby. Notwithstanding anything contained in the rules to the contrary, however, the arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive or special damages to any injured party. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The arbitration proceeding shall be held in Minneapolis, Minnesota.

14.    Governing Law.    This Agreement shall in all respects be construed according to the laws of the State of Minnesota without reference to its conflicts of laws provisions.

15.    Counterparts.    This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.    Modifications.    This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought, or his or its duly authorized representative or officer. No waiver by Executive or the Company of any breach of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. The failure of

Executive or the Company to exercise any right provided herein will not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to either of them

17.    EXECUTIVE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE WAS GIVEN AN OPPORTUNITY TO READ IT, CAREFULLY EVALUATE IT, AND ASK ANY QUESTIONS HE MAY HAVE HAD REGARDING IT OR ITS PROVISIONS. EXECUTIVE ALSO ACKNOWLEDGES THAT HE HAD THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS CHOOSING AND THAT THE COMPANY GAVE HIM A REASONABLE PERIOD OF TIME TO DO SO IF HE SO WISHED. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE IS NOT BOUND BY ANY AGREEMENT THAT WOULD PREVENT HIM FROM PERFORMING HIS DUTIES AS SET FORTH HEREIN, NOR DOES HE KNOW OF ANY OTHER REASON WHY HE WOULD NOT BE ABLE TO PERFORM HIS DUTIES AS SET FORTH HEREIN.

[Signature Page Follows\]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COURTSIDE ACQUISITION CORP.
By: /s/ Richard D. Goldstein
Name: Richard D. Goldstein Title: Chairman
EXECUTIVE
/s/ Jeffrey Coolman
JEFFREY COOLMAN

Annex K

Comparative Analysis

(US$ in millions, except per share data)

Company	01/19/07 Stock Price	Mkt. Value of Equity	Enterprise Value	EV / EBITDA(1)			(EV /EBITDA) / Long Term Growth Rate			Historical EBITDA Growth Rate(2)	Long Term Growth Rate(3)
				2006E	2007E	2008E	2006E	2007E	2008E
Lee Enterprises	$31.58	$1,454	$2,998	9.5x	10.0x	10.0x	1.9x	2.0x	2.0x	0.5%	5.0%
GateHouse Media	18.31	717	1,273	14.5x	12.7x	11.3x	2.2x	2.0x	1.7x	3.7%	6.5%
Journal Register	6.91	270	1,007	8.4x	8.7x	9.7x	2.4x	2.5x	2.8x	(11.0)%	3.5%

Mean				10.8x	10.5x	10.3x	2.2x	2.1x	2.2x	(2.3)%	5.0%
Median				9.5x	10.0x	10.0x	2.2x	2.0x	2.0x	0.5%	5.0%

ACN(4)			$165	12.8x	11.3x	9.9x	0.7x	0.6x	0.5x	20.6%	18.2%

All estimates are presented on a calendar basis.
Balance Sheet data as of 9/30/06. Presented on a fully-diulted basis.
(1)	Revenue and EBITDA estimates based on IBES consensus. GHS estimates based on Wall Street research.
(2)	2004 - 2006 Compound Annual Growth Rate (CAGR).
(3)	Source: Factset; median IBES consensus estimate as of 1/21/2006.
(4)	Long term growth rate based on average of 2006-2008 projected EBITDA growth.

K-1

Multiple Analysis

Comparative Analysis(1)

5/1 Share Price		EV / EBITDA			EV / EBITDA / LTGR			LTGR(2)
	Ent Value	2006	2007	2008	2006	2007	2008
Lee Enterprise	$2,746	8.8x	8.9x	9.0x	2.2x	2.2x	2.3x	4%
Journal Register	$911	8.1x	8.8x	9.0x	2.5x	2.7x	2.8x	3.25
Gatehouse Media(4)	$1,811	14.1x	12.6x	11.8x	2.4x	2.2x	2.0x	5.75
ACN including Columbus	$206	12.1x	10.9x	9.3x	0.8x	0.8x	0.6x	14.4
ACN Adjusted For Earnout(3)	$218	12.9x	11.5x	9.8x	0.9x	0.8x	0.7x	14.4

(1)	ACN and Comparable company results are pro forma in all periods as if any acquisition/dispositions occurred on the first day of the earliest period presented. Comparable company operating figures and pro forma adjustments are per recent Wall Street Research and comparable company public filings
(2)	ACN Long Term Growth Rate equals average of projected EBITDA growth rates for 2007 and 2008. Comparable company growth rates are per recent Wall Street Research and Comparable company filings
(3)	ACN Enterprise Value is analyzed both using just the Day 1 Purchase Price and also with the $15mm Earnout assumed to be paid in 2009 discounted to present value using WACC of 10%
(4)	Enterprise value adjusted for pending acquisitions except for Gannett transaction

K-2

PROXY

Courtside Acquisition Corp.
1700 Broadway, 17th Floor
New York, New York 10019

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COURTSIDE ACQUISITION CORP.

The undersigned appoints                  ,                   and                  , as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Courtside Acquisition Corp. (‘‘Courtside’’) held of record by the undersigned on                    , 2007, at the Special Meeting of Stockholders to be held on                    , 2007, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE ASSET PURCHASE AGREEMENT IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSAL NUMBERS 1, 2, 3, 4, 5 AND 6. THE COURTSIDE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSAL NUMBERS 1, 2, 3 4, 5 AND 6. THE COURTSIDE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE FOLLOWING PROPOSALS.

1.	To adopt the Asset Purchase Agreement, among Courtside, American Community Newspapers LLC (‘‘ACN’’), and ACN Holding LLC, which provides for the acquisition of substantially all of the assets, and assumption of certain liabilities, of ACN.	FOR	AGAINST	ABSTAIN	If you voted ‘‘AGAINST’’ Proposal Number 1 and you hold shares of Courtside common stock issued in the Courtside initial public offering, you may exercise your conversion rights and demand that Courtside convert your shares of common stock onto a pro rata portion of the trust account by marking the ‘‘Exercise Conversion Rights’’ box below. If you exercise your conversion rights, then you will be exchanging your shares of Courtside common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisition is completed and you affirmatively vote against the acquisition, continue to hold these shares through the effective time of the merger and deliver your stock certificate to Courtside’s transfer agent. Failure to (a) vote against adoption of the Asset Purchase Agreement, (b) check the following box, (c) deliver your stock certificate to Courtside’s transfer agent promptly after the special meeting, or (d) submit this proxy in a timely manner will result in the loss of your conversion rights.
I HEREBY EXERCISE MY CONVERSION RIGHTS
2.	To approve an amendment to the Certificate of Incorporation of Courtside to change the name of Courtside from Courtside Acquisition Corp. to American Community Newspapers Inc.
3.	To approve an amendment to the Certificate of Incorporation of Courtside to remove the preamble and sections A through D, inclusive, of Article Sixth from the Certificate of Incorporation from and after the closing of the acquisition, and to redesignate section E of Article Sixth as Article Sixth.
4.	To approve the Courtside 2007 Long-Term Incentive Equity Plan.
5.	Election of the following directors:	FOR all nominees listed below except as marked to the contrary below			WITHHOLD AUTHORITY to vote for all nominees listed below
Eugene Carr, Richard D. Goldstein, Bruce M. Greenwald, Dennis H. Leibowitz, Peter R. Haje, Robert H. Bloom and John A. Erickson
6.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR	AGAINST	ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.